                                                                    EXHIBIT TC3



                            HUNTWAY PARTNERS, L.P.,
                                   as Issuer

                                       TO

                              FLEET NATIONAL BANK
                                   as Trustee






================================================================================


                    AMENDED AND RESTATED COLLATERALIZED NOTE

                                   INDENTURE

                          Dated as of __________, 1996


================================================================================











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                               TABLE OF CONTENTS*




PRELIMINARY STATEMENT...........................................   1

GRANTING CLAUSES................................................   1



                                  ARTICLE ONE


   DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION......   2

Section 101.  Definitions.......................................   2

              "Act".............................................   2

              "Affiliate".......................................   2

              "Aggregate Outstanding Amount"....................   3

              "Authorized Officer"..............................   3

              "Business Day"....................................   3

              "Capital Lease,"..................................   3

              "Cash Equivalents"................................   3

              "CDSA"............................................   3

              "Class"...........................................   4

              "Closing Date"....................................   4

              "Collateral Agent"................................   4

              "Collateral Documents"............................   4

              "Commission"......................................   4

              "Common Units"....................................   4

              "Company".........................................   4

---------------
* This table of contents shall not, for any purpose, be deemed to be a part of this Indenture

              "Company Request" or "Company Order"..........................  4

              "Compliance Certificate"......................................  4

              "Consolidated Capital Expenditures"...........................  4

              "Consolidated Current Assets..................................  5

              "Consolidated Current Liabilities"............................  5

              "Consolidated EBITDA".........................................  5

              "Consolidated Interest Expense"...............................  5

              "Consolidated Net Income".....................................  5

              "Consolidated Net Working Capital"............................  6

              "Consolidated Principal and Interest Payments"................  6

              "Contingent Obligation........................................  6

              "Corporate Trust Office"......................................  6

              "Deeds of Trust"..............................................  7

              "Defaulted Interest"..........................................  7

              "Depository Institution"......................................  7

              "Environmental Claim".........................................  7

              "Environmental Laws"..........................................  7

              "ERISA".......................................................  8

              "ERISA Affiliate..............................................  8

              "Event of Default"............................................  8

              "Excess Cash".................................................  8

              "Facilities"..................................................  8

              "FASB".................................................  8

              "GAAP".................................................  8

              "General Partner"......................................  8

              "Governmental Authorization"...........................  8

              "Grant"................................................  8

              "Hazardous Materials"..................................  9

              "Holder"...............................................  9

              "Huntway General Partners".............................  9

              "Huntway Partnership Agreement"........................  9

              "IDB Letter of Credit".................................  9

              "Indebtedness,"........................................  9

              "Indenture"............................................ 10

              "Intercreditor Agreement".............................. 10

              "Interest Accrual Period".............................. 10

              "Interest Payment Date"................................ 10

              "Interest Rate"........................................ 10

              "Junior Subordinated Debentures"....................... 10

              "Junior Subordinated Debenture Indenture".............. 10

              "Letter of Credit Agreement"........................... 10

              "Lien"................................................. 10

              "Material Adverse Effect".............................. 11

              "Maturity,"............................................ 11

              "Multiemployer Plan".......................................  11

              "Officers' Certificate"....................................  11

              "Opinion of Counsel".......................................  11

              "Outstanding"..............................................  11

              "Paying Agent".............................................  12

              "Pension Plan".............................................  12

              "Permitted Encumbrances"...................................  12

              "Person"...................................................  13

              "Potential Event of Default"...............................  13

              "Predecessor Security".....................................  13

              "Proceeding"...............................................  14

              "Redeemable Securities"....................................  14

              "Redemption Date,".........................................  14

              "Redemption Price,"........................................  14

              "Regular Record Date,".....................................  14

              "Release"..................................................  14

              "Replacement Letter of Credit Agreement"...................  14

              "Reprise"..................................................  14

              "Requisite Holders"........................................  14

              "Responsible Officer"......................................  14

              "Restricted Junior Payment"................................  14

              "Secondary Securities".....................................  15





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
              "Securities" ................................................  15

              "Security Register" and "Security Registrar" ................  15

              "Senior Notes" ..............................................  15

              "Senior Notes (Other)" ......................................  15

              "Senior Notes (Sunbelt IDB)" ................................  15

              "Special General Partner" ...................................  15

              "Special Record Date," ......................................  15

              "Stated Maturity,"  .........................................  15

              "Subsidiary" ................................................  15

              "Sunbelt"  ..................................................  16

              "Sunbelt Bonds" .............................................  15

              "Sunbelt General Partner" ...................................  16

              "Sunbelt Managing General Partner" ..........................  16

              "Sunbelt Partnership Agreement" .............................  16

              "Tax Exempt Bond Interest Rate" .............................  16

              "Termination Event" .........................................  16

              "Trust Estate" ..............................................  16

              "Trust Indenture Act" .......................................  16

              "Trustee" ...................................................  16

              "UCC"  ......................................................  17

Section 102.  Compliance Certificates and Opinions  .......................  17


Section 103.  Form of Documents Delivered to Trustee ......................  17



                                       v

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Section 104.  Acts of Holders  ...........................................  18

Section 105.  Notices to Trustee and Company .............................  18

Section 106.  Notice to Holders; Waiver ..................................  19

Section 107.  Conflict with Trust Indenture Act ..........................  19

Section 108.  Effect of Headings and Table of Contents ...................  20

Section 109.  Successors and Assigns .....................................  20

Section 110.  Separability Clause ........................................  20

Section 111.  Benefits of Indenture ......................................  20

Section 112.  Governing Laws .............................................  20

Section 113.  Legal Holidays .............................................  20

Section 114.  Amendment and Restatement  .................................  21

Section 115.  Obligations Non-recourse ...................................  21




                                  ARTICLE TWO




                   SECURITY FORMS ........................................  21

Section 201.  Forms Generally ............................................  21

Section 202.  Forms of Securities and Certificate of Authentication ......  21


                                 ARTICLE THREE




                   THE SECURITIES ........................................  22

Section 301.  Title and Terms  ...........................................  22

Section 302.  Denominations ..............................................  22

Section 303.  Execution, Authentication, Delivery and Dating .............  23

Section 304.  Registration, Registration of Transfer and Exchange ........  23





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Section 305.  Mutilated, Destroyed, Lost and Stolen Securities ...........  24

Section 306.  Persons Deemed Owners ......................................  25

Section 307.  Payment of Principal and Interest; Preservation
              of Rights; Application of CDSA and Excess Cash  ............  25

Section 308.  Cancellation ...............................................  30

Section 309.  Computation of Interest ....................................  31

Section 310.  Special Exchange Provision  ................................  31


                                  ARTICLE FOUR



                    COVENANTS ............................................  32

Section 401.  Payment of Principal and Interest  .........................  32

Section 402.  Maintenance of Office or Agency ............................  32

Section 403.  Money for Security Payments to be Held in Trust  ...........  32

Section 404.  Maintenance of Existence; Compliance with Laws  ............  33

Section 405.  Payment of Taxes and Other Claims ..........................  34

Section 406.  Limitation on Indebtedness .................................  34

Section 407.  Limitation on Restricted Junior Payments ...................  35

Section 408.  Limitation on Restrictions Affecting Subsidiaries ..........  35

Section 409.  Financial Statements and Other Reports .....................  36

Section 410.  Limitation on Liens ........................................  39

Section 411.  Restrictions on Acquisition of Subsidiaries ................  40

Section 412.  Inspection .................................................  40

Section 413.  Maintenance of Properties and Insurance ....................  40

Section 414.  Transactions with Partners and Affiliates ..................  41



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Section 415.  Financial Covenants  ........................................  41

Section 416.  Waiver of Stay, Extension or Usury Laws .....................  41

Section 417.  Limitation on Investments, Loans and Advances ...............  41

Section 418.  Limitation on Consolidated Capital Expenditures .............  42

Section 419.  Fundamental Changes Only on Certain Terms ...................  42

Section 420.  Contingent Obligations  .....................................  44

Section 421.  Conduct of Business .........................................  44

Section 422.  Intentionally Omitted .......................................  44

Section 423.  Environmental Covenants .....................................  45

Section 424.  Amendments of Other Indentures ..............................  46

Section 425.  Letter of Credit Agreement and Replacement
              Letter of Credit Agreement ..................................  47

Section 426.  Listing of Units  ...........................................  47


                                  ARTICLE FIVE


                    DEFAULTS AND REMEDIES .................................  47

Section 501.  Events of Default ...........................................  47

Section 502.  Acceleration of Maturity; Rescission
              and Annulment  ..............................................  51

Section 503.  Collection of Indebtedness and Suits for
              Enforcement by Trustee  .....................................  52

Section 504.  Trustee May File Proofs of Claim  ...........................  53


Section 505.  Trustee May Enforce Claims Without
              Possession of Securities  ...................................  54


Section 506.  Application of Money Collected  .............................  54

Section 507.  Limitation on Suits .........................................  55

Section 508.  Unconditional Right of Holders to Receive
              Principal and Interest  .....................................  56




                                      viii
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Section 509.  Restoration of Rights and Remedies  .........................  56

Section 510.  Rights and Remedies Cumulative ..............................  56

Section 511.  Delay or Omission Not Waiver ................................  57

Section 512.  Control by Holders ..........................................  57

Section 513.  Waiver of Past Defaults .....................................  57

Section 514.  Undertaking for Costs .......................................  57

Section 515.  Remedies  ...................................................  58

Section 516.  Sale of Trust Estate ........................................  59

Section 517.  Action on Securities ........................................  59


                                  ARTICLE SIX




                   THE TRUSTEE ............................................  60

Section 601.  Certain Duties and Responsibilities .........................  60

Section 602.  Notice of Defaults ..........................................  61

Section 603.  Certain Rights of Trustee ...................................  61

Section 604.  Not Responsible for Recitals or Issuance
              of Securities ...............................................  62

Section 605.  May Hold Securities .........................................  63

Section 606.  Money Held in Trust .........................................  63

Section 607.  Compensation and Reimbursement  .............................  63

Section 608.  Eligibility; Disqualification  ..............................  63

Section 609.  Resignation and Removal; Appointment of Successor ...........  64

Section 610.  Acceptance of Appointment by Successor  .....................  65

Section 611.  Merger, Conversion, Consolidation or Succession
              to Business  ................................................  65





                                       ix

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Section 612.  Preferential Collection of Claims Against Company  ..........  65

Section 613.  Co-Trustees and Separate Trustee ............................  66

Section 614.  Representations and Warranties of the Trustee ...............  67


                                 ARTICLE SEVEN


                     HOLDERS' LISTS AND REPORTS BY TRUSTEE ................  68

Section 701.  Company to Furnish Trustee Names and
              Addresses of Holders ........................................  68

Section 702.  Preservation of Information; Communications
              to Holders ..................................................  68

Section 703.  Reports by Trustee  .........................................  69


                                 ARTICLE EIGHT


                    SUPPLEMENTAL INDENTURES  ..............................  70

Section 801.  Supplemental Indentures without Consent of Holders ..........  70

Section 802.  Supplemental Indentures with Consent of Holders .............  71

Section 803.  Execution of Supplemental Indentures ........................  72

Section 804.  Effect of Supplemental Indentures ...........................  72

Section 805.  Conformity with Trust Indenture Act .........................  73

Section 806.  Reference in Securities to Supplemental Indentures ..........  73


                                  ARTICLE NINE


                    REDEMPTION OF SECURITIES ..............................  73

Section 901.  Right of Redemption .........................................  73

Section 902.  Applicability of Article  ...................................  73

Section 903.  Election to Redeem; Notice to Trustee .......................  73

Section 904.  Selection by Trustee of Securities to be Redeemed ...........  73







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Section 905.  Notice of Redemption  .......................................  74

Section 906.  Deposit of Redemption Price  ................................  75

Section 907.  Securities Payable on Redemption Date .......................  75

Section 908.  Securities Redeemed in Part  ................................  75


                                  ARTICLE TEN


                    SINKING FUNDS .........................................  76

Section 1001.  Mandatory Sinking Fund Payments ............................  76

Section 1002.  Redemption of Securities for Sinking Fund  .................  76


                                 ARTICLE ELEVEN


                    HOLDERS' RELATIONS ....................................  76

Section 1101.  Standard of Conduct  .......................................  76

Section 1102.  Improper Payments ..........................................  77


                                 ARTICLE TWELVE


                    COLLATERAL AND SECURITY AND INTERCREDITOR AGREEMENT....  77

Section 1201.  Collateral Documents .......................................  77

Section 1202.  Recording and Opinions .....................................  78

Section 1203.  Release of Collateral ......................................  79

Section 1204.  Certificates of the Company ................................  79

Section 1205.  Certificates Regarding Ordinary Collateral .................  79

Section 1206.  Conflicts ..................................................  79


SIGNATURES

EXHIBIT A  Description of Trust Estate

EXHIBIT B  Form of 12% Senior Secured Note (Sunbelt IDB) Due 2005

EXHIBIT C  Form of 12% Senior Secured Note (Other) Due 2005

EXHIBIT D  Security Documents

EXHIBIT E  Guaranties

     AMENDED AND RESTATED COLLATERALIZED NOTE INDENTURE (this "Indenture"), dated as of _________, 1996 between Huntway Partners, L.P., a Delaware limited partnership (the "Company"), and Fleet National Bank, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT

     The Company has duly authorized the creation of an issue of its Senior Notes (which include Senior Notes (Other) and Senior Notes (Sunbelt IDB)) of substantially the tenor and amount hereinafter set forth, and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary have been done to make the Securities (as hereinafter defined), when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms. All covenants and agreements made by the Company herein are for the equal and proportionate benefit and security of the Holders (as hereinafter defined) of Securities within the same Class (as hereinafter defined). The Company is entering into this Indenture and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     The Trustee, the Collateral Agent, the Holders and Bankers Trust, as issuer of letters of credit under the Letter of Credit Agreement have entered into that certain Amended and Restated Intercreditor and Collateral Trust Agreement dated as of __________________, 1996 (the "Intercreditor Agreement"), setting forth their respective rights with regard to their claims against the assets of the Company and of Sunbelt Refining Company, L.P.

                                GRANTING CLAUSE

     The Company hereby Grants to the Collateral Agent, for the benefit and security of the Holders, all of its right, title and interest in and to (a) the real estate owned in fee simple by the Company described in Exhibit A hereto as the Benicia Property, (b) the leasehold real estate interests of the Company described in Exhibit A hereto as the Wilmington Property, (c) the leasehold real estate interests of Sunbelt described in Exhibit A hereto as the Pinal
Property, (d)   all personalty of the Company and of Sunbelt Refining Company,
L.P. described in Exhibit A hereto as Personal Property, including, without limitation, the Company's Operating Agreements and the Southern Pacific Licenses and Agreements of the Company described in such exhibit, and (e) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other property and the income thereon (the "Trust Estate"). Such Grants are made, however, in trust, to secure the Securities within each Class equally and ratably without prejudice, priority or distinction among Securities within the same Class, and to secure, subject to the Intercreditor Agreement,
(i) the payment of all amounts due on the Securities in accordance with their terms, (ii) the payment of all other sums payable under this

Indenture, and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture and subject to the Intercreditor Agreement.

     The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the end that the interests of the Holders may be adequately and effectively protected.

                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 101.  Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

           (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

           (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

           (c) except as otherwise expressly provided in this Indenture, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP; financial statements and other information required to be delivered by the Company to the Trustee and the Holders pursuant to this Indenture shall be prepared in accordance with GAAP as in effect at the time of such preparation; calculations in connection with the definitions, covenants and other provisions of this Indenture, shall utilize accounting principles and policies in conformity with those used to prepare the financial statements contained in the Company's Annual Report on Form 10-K, for the year ended December 31, 1995; and

           (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     Certain terms, used principally in Articles Three, Four and Six, are defined in those Articles.

     "Act" when used with respect to any Holder has the meaning specified in
Section 104(a).

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified

Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Aggregate Outstanding Amount" means the aggregate principal amount of all the Securities of a Class or all Classes as the case may be, Outstanding at the date of determination.

     "Authorized Officer" means, (i) with respect to the Company, any president, vice president, secretary, treasurer, assistant vice president, assistant secretary or assistant treasurer of the Company or any partner or designated officer of the General Partner who is authorized to act for the Company in matters relating to, and binding upon, the Company and (ii) with respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Responsible Officer.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, California or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

     "Capital Lease," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which would, in conformity with GAAP, be accounted for as a capital lease on the balance sheet of that Person.

     "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within six months from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service; (iii) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Services; and
(iv) time deposits, certificates of deposit (whether or not Eurodollar in nature), bankers' acceptances, repurchase agreements, reverse repurchase agreements, Eurodollar time deposits maturing within one year or similar investments maturing within 12 months from the date of acquisition thereof issued by Bankers Trust Company.

     "CDSA" means Cash Available for Debt Service and Amortization, for a specified period, which is calculated as the sum of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, amortization expense, depreciation expense, and other non-cash expenses, (iii) the decrease, if any, in Consolidated Net Working Capital on the final day of such period from Consolidated Net Working Capital on the final day of the immediately preceding quarter or year, as the case may be, and (iv) Consolidated Interest Expense, minus the sum of (a) non-cash items increasing Consolidated Net Income, (b) Consolidated Principal and Interest Payments during such period, (c) the increase, if any, in Consolidated Net Working Capital on the final day of such period from Consolidated Net Working Capital on the final day of the immediately preceding quarter or year, as the case may be, and (d) Consolidated Capital Expenditures paid in cash during such year (which shall in no event exceed the amount permitted for such year pursuant to Section 418 for purposes of calculating CDSA), all as determined on a consolidated basis for such period no later than 45 days after the end of each of the first three quarters of each year, and no later than 90 days after the end of each year, for the Company and its Subsidiaries in conformity with GAAP.

     "Class" means all of the Securities having the same designation, E.G., Senior Notes (Other) or Senior Notes (Sunbelt IDB).

     "Closing Date" means the date of the initial issuance of the Securities.

     "Collateral Agent" means United States Trust Company of New York (or its successor), the entity named in the Intercreditor Agreement as collateral agent under this Indenture and the Letter of Credit Agreement.

     "Collateral Documents" means each of the security agreements, mortgages and other documents attached hereto as Exhibit D, each of the guaranties attached hereto as Exhibit E and any other documents, instruments and agreements executed by the Company or any of its Affiliates in favor of the Collateral Agent in order to grant to the Collateral Agent a Lien on any real, personal or mixed property as security for the obligations of the Company hereunder and under the Securities shall also include any guarantees delivered by any of the Company's Affiliates in connection therewith, and any and all financing statements and amendments and continuation statements filed in connection therewith and any and all filings and recordings and any other amendments thereto.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Units" means units representing a fractional part of the partnership interests of the limited partners in the Huntway Partnership Agreement.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument, until a successor corporation or partnership shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation or partnership.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by two Authorized Officers of the Company.

     "Compliance Certificate" means a certificate executed by Authorized Officers of the Company who are authorized to certify as to the matters contained in such certificate.

     "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including that portion of Capital Leases capitalized on the consolidated balance sheet of the Company and its Subsidiaries, excluding (i) the interest portion of Capitalized Leases to the extent not required to be capitalized and
(ii) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds received from third party insurers paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced) by the Company and its Subsidiaries during the relevant period that, in conformity with GAAP, should be included in the property, plant or equipment reflected in the consolidated balance sheet of the Company and its Subsidiaries.

     "Consolidated Current Assets" means, as at any date of determination, the total assets of the Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP; provided that inventory shall continue to be valued on a last-in first-out basis and excluding non-current assets of Sunbelt which become current assets under GAAP solely by reason of the Company's decision to sell Sunbelt or its assets.

     "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of the Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, but in no event shall accrued interest be included in Consolidated Current Liabilities except for current portions of Indebtedness evidenced by Securities.

     "Consolidated EBITDA" means, for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) to the extent Consolidated Net Income has been reduced thereby, amortization expense, depreciation expense and other non-cash expenses, and (v) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

     "Consolidated Interest Expense" means, for any period, interest expense with respect to all outstanding Indebtedness of the Company and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that Consolidated Interest Expense shall not include (i) letter of credit fees and commissions on letters of credit issued by Bankers Trust Company (other than the letter of credit issued by Bankers Trust Company to support the Sunbelt Bonds), (ii) amortization of original issue discount or
(iii) for purposes of Section 415, any interest not paid in cash.

     "Consolidated Net Income" means, for any period, the net income (or loss) determined in conformity with GAAP of the Company and its Subsidiaries on a consolidated basis, consolidated in conformity with GAAP for such period taken as a single accounting period; provided that there shall be excluded (i) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, (ii) the income (or loss) related to (x) any merger, consolidation, liquidation, winding up or dissolving of the Company or any of its Subsidiaries or (y) any conveyance, sale, lease, sub-lease, transfer or other disposition of all or any substantial part of the Company's or any Subsidiary's business or rights related thereto, property (whether leased or owned in fee) or fixed assets outside the ordinary course of business and (iii) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; and provided further, that letter of credit fees and commissions on letters of credit issued by Bankers Trust Company (other than the letter of credit issued by Bankers Trust Company to support the Sunbelt Bonds) shall be treated as an operating expense in calculating Consolidated Net Income.

     "Consolidated Net Working Capital" means, as at any date of determination, the excess of Consolidated Current Assets excluding cash and Cash Equivalents over Consolidated Current Liabilities.

     "Consolidated Principal and Interest Payments" means, for any period, the total of all payments of principal and interest made in cash during such period on the Securities.

     "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another Person, including, without limitation, any such obligation directly or indirectly guarantied, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or sold on a recourse basis by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation, (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet item, level of income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, or to provide collateral to secure payment of such obligation, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at One Federal Street, Boston, Massachusetts 02211, Attention: Corporate Trust Administration.

     "Deeds of Trust" means the deeds of trust relating to the real estate interests of the Company and Sunbelt that are described in Exhibit A hereto and in which the Company and Sunbelt have granted to the Collateral Agent, on behalf of the Trustee and the Holders, a security interest to secure the obligations of the Company under this Indenture and the Securities.

     "Defaulted Interest" has the meaning specified in Section 307(h).

     "Depository Institution" means a depository institution as that term is defined at 12 U.S.C. Section 461(b)(1)(A), as amended, or any successor provision.

     "Disclosure Statement" means the Consent Solicitation and Disclosure Statement dated October 10, 1996 relating to the Plan.

     "Effective Date" means the "Effective Date" as defined in the Plan.

     "Environmental Claim" means any written accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to the Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

     "Environmental Laws" means all statutes, ordinances, orders, rules, regulations, or decrees and similar provisions having the force and effect of law relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or safety, in any manner applicable to the Company or any of its Subsidiaries or any or their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate," as applied to any Person, means (i) any corporation that is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that person is, or was at any time, a member, (ii) any trade or business (whether or not incorporated) that is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member and
(iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

     "Event of Default" has the meaning specified in Section 501.

     "Excess Cash" means an amount of cash equal to the excess, if any, of (i)
(x) the amount of cash and Cash Equivalents of the Company on December 31, 1996 minus (y) the amount of all unfunded commitments of the Company to incur Consolidated Capital Expenditures described in and permitted under Section 418(a) (but all such Consolidated Capital Expenditures shall not exceed $4,150,000) over (ii) $6,000,000.

     "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

     "FASB" means Statements of the Financial Accounting Standards Board.

     "GAAP" means generally accepted accounting principles in the United States as in effect from time to time. Calculations in connection with definitions, covenants and other provisions of this Indenture shall utilize accounting principles and policies in conformity with those used to prepare the audited financial statements of the Company and its Subsidiaries for the year ended December 31, 1995.

     "General Partner" means Huntway Managing Partner, L.P., a Delaware limited partnership, and its permitted successors and assigns.

     "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

     "Grant" means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.

     "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws;
(ii) any oil, petroleum, petroleum fraction or petroleum derived substance;
(iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

     "Holder" means a Person in whose name a Security is registered in the Security Register.

     "Huntway General Partners" means the General Partner, the Special General Partner, and any other Person made a general partner pursuant to the terms of the Huntway Partnership Agreement.

     "Huntway Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Huntway Partners, L.P. dated as of November 9, 1988, among the General Partner and each of the other partners named therein or bound thereby, as amended through and including the date hereof and as further amended or restated from time to time to the extent permitted under Section 419.

     "IDB Letter of Credit" means that certain Irrevocable Letter of Credit No. S04377 dated October 5, 1988 in the original stated amount of $9,510,411.00 issued by Bankers Trust Company to the trustee under that certain Indenture of Trust, dated August 1, 1988, pursuant to which the Sunbelt Bonds were issued.

     "Indebtedness," without duplication, means (a) any liability of any Person
(i) for borrowed money, or under any reimbursement obligation relating to a letter of credit or a bankers' acceptance, or (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation given in connection with the acquisition of any businesses, properties or assets of any kind, other than a trade payable or a current liability arising in the ordinary course of business), or (iii) for the payment of money with respect to a Capital Lease, or (iv) in respect of an interest rate, currency, commodity or other hedge or protection arrangement; (b) any guarantee with respect to Indebtedness (of the kind otherwise described in this definition) of another Person; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

     "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Intercreditor Agreement" has the meaning set forth in the Preliminary Statement of this Indenture.

     "Interest Accrual Period" means with respect to any Interest Payment Date, the period commencing on the immediately preceding Interest Payment Date (or commencing on January 1, 1996 in the case of the first Interest Payment Date) and ending on the day immediately preceding such Interest Payment Date.

     "Interest Drawing" means any drawing under the IDB Letter of Credit for the purpose of paying interest coming due on the Sunbelt Bonds. If any drawing under the IDB Letter of Credit is applied to the payment of both interest on the Sunbelt Bonds and principal, premium and other amounts other than interest, it shall be deemed a Principal Drawing to the extent that such drawing is applied to the payment of principal, premium and amounts other than interest and an Interest Drawing to the extent proceeds of such drawing are applied to pay interest on the Sunbelt Bonds.

     "Interest Payment Date" means March 31, June 30, September 30 or December 31, as the case may be, of each year commencing on the first such date to occur after the initial issuance of Securities.

     "Interest Rate" means the annual rate at which interest accrues on the Securities, as specified in Section 301 and in the terms of the Senior Notes.

     "Junior Subordinated Debentures" means the Company's 12% Junior Subordinated Debentures Due 2005 issued and outstanding pursuant to the Junior Subordinated Debenture Indenture.

     "Junior Subordinated Debenture Indenture" means the Amended and Restated Junior Subordinated Debenture Indenture of _________________, 1996 between the Company and the trustee named therein, pursuant to which the Junior Subordinated Debentures are issued, as such indenture may be amended, supplemented or modified from time to time to the extent permitted by Section 424.

     "Letter of Credit Agreement" means the Letter of Credit and Reimbursement Agreement, dated June 22, 1993, between the Company, Sunbelt Refining Company, L.P., and Bankers Trust Company, as amended by that certain First Amendment to Letter of Credit and

Reimbursement Agreement dated as of _____, 1996, and as such agreement may be further amended from time to time.

     "Lien" means any mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement), any Capital Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement (other than notice filings not perfecting a security interest) under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.

     "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (ii) the impairment of the ability of the Company to perform, or of the Trustee, the Collateral Agent or the Holders to enforce the obligations represented by this Indenture and the Securities.

     "Maturity," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether pursuant to Section 307, at the Stated Maturity thereof or by declaration of acceleration, call for redemption or otherwise.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of the Company or any ERISA Affiliate of the Company.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Authorized Officers.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

     "Outstanding" when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

           (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

           (b) Securities, or portions thereof, for whose redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities;

      provided that notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

           (c) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee that (i) the pledgee has a right to so act with respect to such Securities, (ii) the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, and (iii) the pledge is permitted hereunder.

     "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

     "Pension Plan" means any employee plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Company or any ERISA Affiliate of the Company, other than a Multiemployer Plan.

     "Permitted Encumbrances" means the following types of Liens:

           (i) Liens (other than any Lien imposed by ERISA) for taxes (including Liens for real property taxes), assessments or governmental charges or governmental claims the payment of which is not at the time required by Section 405;

           (ii) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

           (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

           (iv) Any attachment or judgment Lien not in excess of $100,000 (exclusive of any amount adequately covered by insurance as to which the insurance company has acknowledged coverage) and any other attachment or judgment lien unless the judgment it secures shall, within 45 days after the entry thereof, not have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 45 days after the expiration of any such stay;

           (v) Leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries;

           (vi) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

           (vii) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

           (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

           (ix) Liens securing obligations not in excess of $50,000 in aggregate outstanding amount arising from automobile and personal property leases; and

           (x) Liens arising from indebtedness permitted under Section 406(f).

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" means the Plan of Reorganization in the chapter 11 case of the Company confirmed by the Honorable _____, United States Bankruptcy Judge for the United States Bankruptcy Court for the District of __________, in case no. _____, by order entered ______, 1996, as such plan has been amended prior to the Effective Date.

     "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 305 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

     "Principal Drawing" means any drawing under the IDB Letter of Credit for the purpose of paying the principal, premium, if any or other amounts coming due and payable on the IDB Bonds, other than interest. If any drawing under the IDB Letter of Credit is applied to the payment of both interest on the Sunbelt Bonds and principal, premium and other amounts other than interest, it shall be deemed a Principal Drawing to the extent that such drawing is applied to the payment of principal, premium and amounts other than interest and an Interest Drawing to the extent proceeds of such drawing are applied to pay interest on the Sunbelt Bonds.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Redeemable Securities" means any Securities that are by their terms or otherwise required to be repurchased or redeemed prior to the Stated Maturity of the Securities, or are repurchaseable or redeemable at the option of the Company at any time prior to the Stated Maturity of the Securities.

     "Redemption Date," when used with respect to any Securities to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Regular Record Date," for the interest payable on any Interest Payment Date, means the March 1, June 1, September 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

     "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

     "Replacement Letter of Credit Agreement" has the meaning given to that term in Section 425.

     "Reprise" means Reprise Holdings, Inc., a Texas corporation, or any successor corporation, the sole general partner of the General Partner and the sole general partner of the Special General Partner.

     "Requisite Holders" means the Holders of in excess of two-thirds of the Aggregate Outstanding Amount of Securities.

     "Responsible Officer" when used with respect to the Trustee means any officer assigned to the Corporate Trust Office and also means, with respect to any particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Junior Payment" means any distribution, direct or indirect, whether in cash or other property on account of (i) the units of ownership in the Company or any other partnership interest in the Company or dividend, distribution or similar payment, redemption, purchase, retirement or other acquisition for value, direct or indirect, of any units of ownership in the Company or any other partnership interest in the Company, (ii) the Junior Subordinated Debentures for the payment or prepayment of principal or interest or the redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to such securities, and (iii) warrants, options or other rights to acquire units of ownership in the Company in order to retire, or to obtain the surrender of, such securities.

     "Secondary Securities" has the meaning set forth in Section 307.

     "Securities" means the Senior Notes.

     "Security Register" and "Security Registrar" have the meanings specified in Section 304.

     "Senior Notes" means the Senior Notes (Other) and the Senior Notes (Sunbelt IDB).

     "Senior Notes (Other)" means the Company's 12% Senior Secured Notes (Other) Due 2005 issued and outstanding pursuant to this Indenture (including any Secondary Securities, but excluding the Senior Notes (Sunbelt IDB)).

     "Senior Notes (Sunbelt IDB)" means the Company's 12% Senior Secured Notes (Sunbelt IDB) Due 2005 issued and outstanding pursuant to this Indenture.

     "Special General Partner" means Huntway Holdings, L.P., a Delaware limited partnership.

     "Special Record Date," for the payment of any Defaulted Interest, means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security (disregarding any mandatory redemption payments required by the terms of this Indenture) or such installment of interest is due and payable (or accrued and added to principal, as herein provided).

     "Subsidiary" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of stock or partnership interests entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof, and references herein to Subsidiaries of the Company, the Company and its Subsidiaries or other similar references shall include Sunbelt unless otherwise excluded.

     "Sunbelt" means Sunbelt Refining Company, L.P., a Delaware limited partnership, the sole general partner of which is the Company.

     "Sunbelt Bonds" means the $8,600,000 aggregate principal amount of Variable/Fixed Rate Demand Industrial Development Revenue Bonds, Series 1988 (Sunbelt Refining Company, L.P. Project) issued pursuant to that certain Indenture of Trust, dated as of August 1, 1988, between The Industrial Development Authority of the County of Pinal and Dai-Ichi Kangyo Bank of California.

     "Sunbelt General Partner" means the Company, the Sunbelt Managing General Partner and any other Person made a general partner pursuant to the terms of the Sunbelt Partnership Agreement.

     "Sunbelt Managing General Partner" means the general partner of Sunbelt which (i) owns at least 51% of the profit participation percentages of Sunbelt, and (ii) exercises management powers with respect to Sunbelt.

     "Sunbelt Partnership Agreement" means that certain agreement of limited partnership dated as of October 5, 1988 between the Sunbelt General Partner and the limited partners named therein, as such agreement may be amended from time to time to the extent permitted by Section 419, or otherwise with the consent of the Requisite Holders, which consent in such other cases will not be unreasonably withheld.

     "Tax Exempt Bond Interest Rate" means the weighted average interest rate or rates on the Sunbelt Bonds for the applicable Interest Accrual Period.

     "Termination Event" means (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provisions for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of the Company or any of their ERISA Affiliates from a

Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, or (v) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

     "Trust Estate" has the meaning set forth in the Granting Clause of this Indenture.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in
Section 805.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "UCC" means the Uniform Commercial Code of the States of New York, California or Arizona, as the context requires.


     Section 102.  Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee a Compliance Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants the compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

           (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

           (b) a brief statement as to the nature and scope of the examination or investigation, if any, upon which the statements or opinions contained in such certificate or opinion are based;

           (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with and, in the case of any statement regarding compliance with Section 415 of this Indenture or the calculation of CDSA or Excess Cash, detailed computations in support of the statements made; and

           (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 103.  Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 104.  Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein or therein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.
Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments.

Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (c) The ownership of Securities shall be proved by the Security Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     Section 105.  Notices to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

           (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at its Corporate Trust Office, Attention:
      Office, Corporate Trust Administration (with a copy thereof to the Company at the address specified in Section 105(b)), or at any other address previously furnished in writing to the Company and each Holder by the Trustee; or

           (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as provided in Section 501(b)) hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 25129 The Old Road, Suite 322, Newhall, California 91381,
      Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.

     Section 106.  Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 107.  Conflict with Trust Indenture Act.

     From such time as the Trust Indenture Act is applicable hereto, if any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     Section 108.  Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 109.  Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     Section 110.  Separability Clause.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 111.  Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 112.  Governing Laws.

     This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

     Section 113.  Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal payable in cash need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided, however, that interest shall accrue with respect to any such principal payment (at the rate applicable to the Securities during the period of such extension as herein provided) for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day, and shall be payable on such next succeeding Business Day.

     Section 114.  Amendment and Restatement.

     This Indenture amends, restates and supersedes in its entirety the Collateralized Note Indenture dated as of June 22, 1993, as amended, between the Company and the Trustee (then known as Shawmut Bank, N.A.). The Securities issued hereunder represent a continuation of certain indebtedness outstanding under such Collateralized Note Indenture.

     Section 115.  Obligations Non-recourse.

     Except as may be otherwise agreed in writing, the Huntway General Partners shall not be liable for the obligations of the Company under this Indenture and the Securities.


                                  ARTICLE TWO

                                 SECURITY FORMS

     Section 201.  Forms Generally.

     The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article and attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Authorized Officer of the Company executing such Securities, as evidenced by his or her execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the Authorized Officer of the Company executing such Securities, as evidenced by his or her execution of such Securities.

     Section 202.  Forms of Securities and Certificate of Authentication.

     The Senior Notes (Sunbelt IDB) and the Senior Notes (Other) shall be in substantially the forms attached hereto as Exhibits B and C, respectively, and the form of the Trustee's certificate of authentication shall be in the form provided in such Exhibits, which are incorporated in, and made a part of, this Indenture.


                                 ARTICLE THREE

                                 THE SECURITIES

     Section 301.  Title and Terms.

     The aggregate original principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $23,500,000 except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities (including Secondary Securities) pursuant to Section 304, 305, 307, 806 or 908. Such aggregate principal amount of Securities shall be divided among the Classes of notes known as the Senior Notes (Sunbelt IDB) and the Senior Notes (Other) having original principal amounts and Stated Maturities as follows:




                                    Original
                                    Principal        Stated
               Designation          Amount           Maturity
               -------------     ---------------  ------------------
               Senior Notes
               (Sunbelt IDB)     $9,100,000.00    December 31, 2005

               Senior Notes
               (Other)           $14,400,000.00   December 31, 2005



     The Interest Rate (prior to default) on the Senior Notes (Sunbelt IDB) shall be equal to 12% per annum less the Tax Exempt Bond Interest Rate (as supplied to the Trustee by the Company at least five Business Days prior to each Interest Payment Date), but in no event less than 1.75% per annum. The Interest Rate (prior to default) on the Senior Notes (Other) shall be equal to 12% per annum. The Interest Rate in effect with respect to the Securities is subject to increase as provided in Sections 503 and 515. The Securities shall be redeemable as provided in Article Nine.


     Section 302.  Denominations.

     The Securities shall be issuable in registered form in minimum denominations (except for Secondary Securities) of $100,000 and integral multiples of $100,000 in excess thereof and one or more Securities of each Class in such denomination as may be necessary to represent the remainder of the initial aggregate principal amount of the Securities of each Class. In each case, such principal amounts shall be expressed in terms of the principal amounts thereof at the Closing Date.

     Section 303.  Execution, Authentication, Delivery and Dating.

     The Securities shall be executed on behalf of the Company by an Authorized Officer of the Company. The signature of such Authorized Officer on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signature of any individual who at the time of execution of the Securities was authorized to act on behalf of the Company in executing instruments shall bind the Company, notwithstanding that such individual may have ceased to be authorized to act in such capacity prior to the authentication and delivery of such Securities or did not possess such authorization at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

     Each Security authenticated and delivered by the Trustee upon a Company Order on the Closing Date shall be dated as of the Closing Date. All other Securities that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an Authorized Officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     Section 304.  Registration, Registration of Transfer and Exchange.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 402 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. Upon any resignation or removal of the Security Registrar, the Company shall promptly appoint a successor with the approval of the Requisite Holders or, in the absence of such approval, assume the duties of Security Registrar until a successor shall have been approved, and notify the Holders of such action.

     If a Person other than the Trustee is appointed by the Company as Security Registrar, the Company will give the Trustee prompt written notice of the appointment of such Security Registrar and of the location, and any change in the location, of the Security Register, and the Trustee shall have the right to inspect the Security Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Security Registrar by an Authorized Officer thereof as to the names, addresses, wiring instructions and taxpayer identification numbers of the Holders of the Securities and the principal amounts and numbers of such Securities.

     Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 402, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.

     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 806 or 908 not involving any transfer.

     The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 904 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

     Section 305.  Mutilated, Destroyed, Lost and Stolen Securities.

     If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon the Company's written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities of the same Class duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 306.  Persons Deemed Owners.

     Prior to, and at the time of, due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 307. Payment of Principal and Interest; Preservation of Rights; Application of CDSA and Excess Cash.

           (a) The Securities of each Class shall accrue interest (prior to default) during each Interest Accrual Period at the Interest Rate for such Class specified in Section 301. Accrued interest on each Senior Note (Other) during the period from January 1, 1996 to December 31, 1996 shall be paid through the issuance on December 31, 1996 of an additional Senior Note (Other) with a principal amount equal to the accrued but unpaid interest (such Securities as issued from time to time for accrued but unpaid interest being referred to herein as "Secondary Securities"). Each issuance of Secondary Securities in lieu of the payment of interest in cash on the Securities shall be made pro rata with respect to the Outstanding Securities of such Class; provided, that the Company may at its option pay cash in lieu of issuing Secondary Securities in any denomination of less than $100 as selected by the Company. Any such Secondary Securities shall be governed by this Indenture and shall be identical in all respects to the Senior Notes (Other) initially issued hereunder (except with respect to the issuance date and aggregate principal amount). The issuance of Secondary Securities in accordance with this Section 307 shall not relieve the Company of its obligations under Section 401. To the extent lawful and enforceable, interest on Defaulted Interest on and interest on the principal amount of Securities of any Class of Securities shall accrue at the applicable Interest Rate, as increased pursuant to Sections 503 and 515.

           (b) Except as set forth below, interest accrued on each Security (including interest on Secondary Securities) after December 31, 1996 shall be due and payable on each Interest Payment Date until payment in full of such Security as follows:

                 (1) 66.67% of the interest that shall accrue during the first calendar quarter of each year shall be due and payable in cash on March 31 of such year.

                 (2) 66.67% of the interest that shall accrue during the second calendar quarter of each year shall be due and payable in cash on June 30 of such year.

                 (3) All interest that shall accrue during the third calendar quarter of each year plus 33.33% of the interest that shall accrue during the first calendar quarter of such year shall be due and payable in cash on September 30 of such year.

                 (4) All interest that shall accrue during the fourth calendar quarter of each year, plus 33.33% of the interest that shall accrue during the second calendar quarter of such year shall be due and payable in cash on December 31 of such year.

           The amount of interest that shall accrue during the first and second quarter of each year but that is not payable until the second and third quarter of each year shall not accrue interest, unless and until such interest that shall have accrued during the first and second quarters of each calendar year becomes Defaulted Interest.

           (c) The principal of the Securities of each Class shall be payable as follows unless the unpaid principal of such Securities becomes due and payable at an earlier date by declaration of acceleration or in accordance with this Section 307:

                 (1) The principal amount of the Senior Notes, shall be due and payable in full on December 31, 2005, unless payment is required before the date pursuant to Sections 307(d) or 307(e).

                 (2) In addition to the principal payments required by Section
            307(c)(1) above, the principal amount of the Senior Notes shall be payable annually in amounts contemplated by Sections 307(d) and 307(e) below.

                 (3) Upon the occurrence of either (i) a Principal Drawing
            under the IDB Letter of Credit, (ii) an unreimbursed Interest Drawing under the IDB Letter of Credit or (iii) an acceleration of the obligations under the Letter of Credit Agreement pursuant to
            Section 6.02 of the Letter of Credit Agreement, Senior Notes (Other) shall be issued in exchange for Senior Notes (Sunbelt IDB) pursuant to Section 310. The Company shall notify the Trustee in writing upon the occurrence of any event described in the preceding clause (iii).

                 (4) Except as set forth above with respect to payments on
            Secondary Securities, all payments of principal on the Securities of each Class made pursuant to this subsection shall be allocated ratably in accordance with the outstanding principal amount of the Securities without preference or priority within each Class of Outstanding Securities.

           (d) The Company shall apply 50% of CDSA for calendar year 1997 to the payment of the Senior Notes as follows:

                 (1) Pursuant to Section 409(e), the Company shall deliver to the Trustee and the Holders within 45 days after the end of each of the first three quarters in each year (and within 90 days after the end of each year) detailed calculations of the amount of CDSA for such calendar quarter and for the period from the first day of the year to which such calculation relates through the end of such calendar quarter.

                 (2) Within 45 days after the end of each calendar quarter (in the case of the first three calendar quarters of 1997) and within 90 days after the end of each calendar quarter (in the case of the fourth quarter of 1997), the Company shall deposit into the CDSA Account an amount equal to the excess, if any, of (i) an amount equal to 50% of cumulative CDSA from the beginning of 1997 through the end of the such calendar quarter (the "Cumulative CDSA Amount") over (ii) the amount in the CDSA Account on the end of such calendar quarter. The "CDSA Account" shall be a bank account maintained with the Collateral Agent that shall have limited withdrawal rights as described below and shall be subject to a Lien for the benefit of the Securities and the Letter of Credit Agreement and included in the Trust Estate.

                 (3) If the amount in the CDSA Account on end of any calendar quarter exceeds the Cumulative CDSA Amount for such calendar quarter, the Company may request, as set forth below, that such excess ("Excess CDSA") be released from the CDSA Account to the Company. In order to obtain a release of Excess CDSA, the Company shall furnish to the Collateral Agent, the Trustee, and the Holders an Officers' Certificate setting forth the calculation of CDSA for such quarter along with the CDSA calculations for each prior quarter in such year, and calculating the Cumulative CDSA Amount. If the Officers' Certificate indicates Excess CDSA, the Company may request the return of the Excess CDSA and upon approval of the CDSA calculations by the Requisite Holders, such amount shall be released from the CDSA Account to the Company.

                 (4) After the calculation of the Cumulative CDSA Amount has been made for the fourth calendar quarter in 1997 and the Company has made any payments to the CDSA Account that may be required in accordance with clause (2) of this Section 307(d), (i) the Collateral Agent shall release to the Company the Excess CDSA, if any, for such quarter upon the Company's written request and compliance with clause (3) of this Section 307(d) and (ii) the Collateral Agent shall apply the funds in the CDSA Account (including any interest thereon) (but not to exceed the Cumulative CDSA Amount for 1997) in the following priorities: first, to pay accrued but unpaid interest (excluding Secondary Securities issued to evidence such interest) on the Senior Notes, and second, an amount equal to any excess shall be applied to pay unpaid principal of the Senior Notes.

                 (5) Payments made with respect to interest on or toward the
            Outstanding principal amount of the Senior Notes pursuant to this subsection (d) shall be applied ratably in accordance with the outstanding principal amount of the Securities without preference or priority of any kind within each Class of Securities to reduce the amount of interest due or the principal owed on all Securities within the same Class.

           (e) The Company shall apply the amount of Excess Cash on December 31, 1996, to the payment of the Senior Notes (and notify the Trustee thereof) as follows:

                 (1) The Company shall, on or before January 15, 1997, apply the amount of Excess Cash in the following priorities: first, to pay accrued but unpaid interest (excluding Secondary Securities issued to evidence such interest) on the Senior Notes ratably in accordance with the outstanding principal amount of such Outstanding Securities within each Class of Outstanding Securities; and second, an amount equal to any excess shall be applied to pay unpaid principal of the Senior Notes ratably in accordance with the outstanding principal amount of such Outstanding Securities within each Class of Outstanding Securities.

                 (2) Payments made with respect to interest on or toward the
            Outstanding principal amount of the Senior Notes pursuant to this subsection (e) shall be applied ratably in accordance with the outstanding principal amount of the Securities without preference or priority of any kind within each Class of Securities to reduce the amount of interest due or the principal owed on all Securities within the same Class.

           (f) Except as set forth above with respect to payment by issuance of Secondary Securities, interest and principal on each Security shall be payable by wire transfer to a United States dollar account maintained by the Holder of such Security at a Depository Institution in the United States as reflected on the Security Register. Interest and principal on each Security shall be paid by the Paying Agent from the amounts made available therefor by the Company. In the case of the Maturity of a Security, the Trustee, in the name and at the expense of the Company, shall notify the Person entitled thereto at its address as it appears on the Security Register that such Security is to be paid in full. Such notice shall be mailed as soon as practicable, and in any event no later than the tenth day prior to the Maturity of such Security and shall specify the place where such Security may be presented and surrendered for final payment. The Company, with the prior consent of the Trustee, may, but shall not be obligated to, adopt any other method of payment requested by a Holder.

           (g) Subject to Section 307(a), the Holders as of the Regular Record Date in respect of an Interest Payment Date shall be entitled to the interest accrued and payable and principal payable, if any, on such Interest Payment Date. Payments of principal (and interest, in cases where the amount of interest which is being paid on a Class of Securities is less than the amount of interest which has accrued) to such Holders shall be made in the proportion that the unpaid principal balance of the Securities registered in the name of each such Holder on such Regular Record Date bears to the Aggregate Outstanding Amount of all Securities of such Class on such Regular Record Date. Any such payments that are returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Company to be maintained as provided in Section 402.

           (h) Any interest on any Security which is payable, but is not punctually paid or duly provided for (including, without limitation, provision by issuance of Secondary Securities), on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may, unless the Trustee shall have made demand therefor as provided in the Securities and Section 503 hereof and fixed a Special Record Date for payment thereof, be paid by the Company, at its election in each case, as provided in subsection (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted
            Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited is to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this subsection. The Company shall be entitled to any interest earned on the amounts so deposited. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection
            (2).

                 (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

      The provisions of this Section 307(h) shall only become operative at such time as this Indenture becomes subject to the requirements of the Trust Indenture Act.

           (i) All Secondary Securities permitted or required to be issued under the terms of this Indenture in lieu of the cash payment of accrued interest shall be issued and delivered to the Holders entitled thereto no later than the Interest Payment Date on which such accrued interest is due.

     Section 308.  Cancellation.

     All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.
The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

     Section 309.  Computation of Interest.

     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days which have elapsed.

     Section 310.  Special Exchange Provision.

     Under the Letter of Credit Agreement, the Company has agreed that upon any Principal Drawing under the IDB Letter of Credit, the Senior Notes (Sunbelt
IDB) shall thereupon be automatically exchanged for Senior Notes (Other) in the principal amount of such drawing. The Holder of the Senior Notes (Sunbelt IDB) may surrender to the Trustee the certificate representing the Senior Notes (Sunbelt IDB) accompanied by a certificate of the Holder stating that an Principal Drawing under the IDB Letter of Credit has occurred, and setting forth the amount of such drawing, and the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the Holder, Senior Notes (Other) in the amount of the drawing, and shall issue, authenticate and deliver to the Holder a new certificate representing the principal amount of the Senior Note (Sunbelt IDB) certificate not so exchanged.

     On or after any Principal Drawing under the IDB Letter of Credit if for any reason Senior Notes (Sunbelt IDB) are not exchanged for Senior Notes (Other) in accordance with the provisions of this Section, then from and after the date of such Principal Drawing a principal amount of the Senior Notes (Sunbelt IDB) equal to the amount drawn under the IDB Letter of Credit shall, for all purposes, be deemed to be represented by a Senior Note (Other) in such principal amount. The preceding sentence shall apply regardless of the reason Senior Notes (Sunbelt IDB) are not exchanged for Senior Notes (Other), including the failure of the Holder of the Senior Notes (Sunbelt IDB) to tender such notes for exchange, or the failure of the Trustee to authenticate and deliver Senior Notes (Other) in accordance with this Section. In addition, upon the occurrence of an event of default under the Letter of Credit Agreement and to the extent that the obligations under the Letter of Credit Agreement are accelerated pursuant to Section 6.02 of the Letter of Credit Agreement, the principal amount of the Senior Notes (Sunbelt IDB) shall be automatically converted into Senior Notes (Other); provided that if after such acceleration, the IDB Letter of Credit expires or terminates, the Senior Notes (Other) issued in exchange for the principal amount of Senior Notes (Sunbelt IDB) (but excluding any Senior Notes (Sunbelt IDB) Secondary Securities) shall be cancelled to the extent of the undrawn amount under the IDB Letter of Credit. For purposes of determining whether any Principal Drawing under the IDB Letter of Credit or an Event of Default under the Letter Credit Agreement has occurred, the Trustee may rely on a notice to such effect from the Holder or Holders of the Senior Notes (Sunbelt IDB). The Holder or Holders delivering such notice to the Trustee will deliver a copy of such notice to the Company. However, the failure to deliver such notice to the Company shall not affect the validity of the notice to the Trustee.


                                  ARTICLE FOUR

                                   COVENANTS

     Section 401.  Payment of Principal and Interest.

     The Company will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.

     Section 402.  Maintenance of Office or Agency.

     The Company will maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities may be served. The office of the Trustee at the Corporate Trust Office of the Trustee shall be such office or agency of the Company.

     Section 403.  Money for Security Payments to be Held in Trust.

     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure to so act. Such sum shall be maintained in one of the Company's Disbursing Accounts (as defined in the Collateral Accounts Security Agreement of even date herewith among the Company, Sunbelt, Bankers Trust Company and United States Trust Company of New York).

     If the Company is not the Paying Agent, the Company will, on or before 12:00 noon, Eastern time, on each due date of the principal of or interest on, any Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure to so act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

           (a) hold all sums held by it for the payment of the principal of or interest on Securities in trust for the benefit of the persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

           (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest; and

           (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent and the Company shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall, subject to any applicable escheat laws, be paid to the Company, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     Section 404.  Maintenance of Existence; Compliance with Laws.

     The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its partnership existence and the corporate or partnership existence, as the case may be, of each Subsidiary and all rights, privileges, franchises, permits, licenses, patents, patent rights and other authority which if not so preserved or kept in full force and effect would have a material adverse effect on the business of the Company and its Subsidiaries taken as a whole, provided that the foregoing provisions of this
Section 404 shall not prevent any transaction permitted by Section 419. The Company and its Subsidiaries will at all times conduct their business in an orderly manner without voluntary interruption and shall exercise all reasonable diligence in order to comply with the requirements of all material applicable laws, rules, regulations, licenses, permits and orders of any governmental authority, noncompliance with which could materially and adversely affect the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

     Section 405.  Payment of Taxes and Other Claims.

           (a) The Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, material and supplies) of sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereof; provided that no such charge or claim need be paid if being contested in good faith by appropriate Proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

           (b) The Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than its Subsidiaries and Reprise).

     Section 406.  Limitation on Indebtedness.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

           (a) The Company may become and remain liable with respect to the Letter of Credit Agreement;

           (b) The Company may become and remain liable with respect to the Junior Subordinated Debentures;

           (c) The Company and its Subsidiaries may become and remain liable with respect to the Securities;

           (d) The Company and its Subsidiaries may become and remain liable with respect to intercompany loans and advances among the Company and its wholly-owned Subsidiaries, between the Company and Sunbelt in an aggregate amount not to exceed $100,000;

           (e) The Company and its Subsidiaries may become and remain liable with respect to additional letters of credit issued to support crude oil purchases and exchanges; provided that the crude oil or other asset so acquired shall be subject to a Lien for the benefit of the Securities and shall be included in the Trust Estate; and provided further that each such letter of credit shall state that the issuer of such letter of credit has no Lien on any assets of the Company or its Subsidiaries except for cash collateral, if any, relating to such letter of credit;

           (f) The Company and its Subsidiaries may become and remain liable with respect to hedging agreements relating to the price of crude oil in an amount not to exceed $1,500,000;

           (g) Sunbelt may remain liable with respect to the Sunbelt Bonds so long as it continues to own the property described in Exhibit A hereto as the Pinal Property;

           (h) The Company may become liable with respect to Capitalized Leases to the extent otherwise permitted hereunder;

           (i) The Company may become and remain liable with respect to Indebtedness in an aggregate principal amount not exceeding $4,150,000 the proceeds of which are used solely to pay for Consolidated Capital Expenditures permitted under Section 418(a);

           (j) On or after (i) the cancellation or expiration of all commitments to issue, renew or extend letters of credit under the Letter of Credit Agreement (other than with respect to the IDB Letter of Credit), (ii) the cancellation or termination of all letters of credit issued under the Letter of Credit Agreement (other than the IDB Letter of Credit) and (iii) the payment in full of all amounts owed under or in respect of all letters of credit issued under the Letter of Credit Agreement (other than the IDB Letter of Credit), the Company may become and remain liable with respect to the Replacement Letter of Credit Agreement;

           (k) The Company may become and remain liable with respect to unsecured Indebtedness in an aggregate principal amount not to exceed $2,000,000; provided that all such Indebtedness is repaid in full by December 31, 1996; and

           (l) in addition to Indebtedness permitted by clauses (a) through (k) above, the Company and its Subsidiaries may become and remain liable with respect to Indebtedness in an amount not to exceed $500,000 in the aggregate at any one time.

     Section 407.  Limitation on Restricted Junior Payments.

     The Company and its Subsidiaries will not, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment prior to the payment in full of the principal of and interest on the Senior Notes.

     Section 408.  Limitation on Restrictions Affecting Subsidiaries.

     The Company will not, and will not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay dividends or make any other distribution on any of such Subsidiary's capital stock or partnership interests owned by the Company or any Subsidiary of the Company, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (c) make loans or advances to the Company or any other Subsidiary of the Company or (d) transfer any of its property or assets to the Company or any other Subsidiary of the Company.

     Section 409.  Financial Statements and Other Reports.

     The Company will maintain a system of accounting established and administered in accordance with past sound business practices to permit preparation of financial statements in conformity with GAAP. The Company will deliver to the Trustee and the Holders:

           (a) as soon as practicable, and in any event within 30 days after the end of each of the first two calendar months of each quarter (except 50 days in the case of January and 40 days in the case of February) in each year, consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated (and, as to statements of income only, consolidating) statements of income, cash flows and partners' equity of the Company and its

      Subsidiaries for such month, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustment; and within 10 days after the end of each calendar month in each year, a "flash report" (substantially in the form presently prepared by the Company) setting forth the number of barrels sold, revenues and gross margins for such month;

           (b) as soon as practicable, and in any event within 45 days after the end of each of the first three quarters in each year, consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated (and, as to statements of income only, consolidating) statements of income, cash flows and partners' equity of the Company and its Subsidiaries for such month and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustment;

           (c) as soon as practicable, and in any event within 90 days after the end of each year, consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated (and, as to statements of income only, consolidating) statements of income, cash flows and partners' equity of the Company and its Subsidiaries for such year with a report thereon by the independent public accountants of the Company, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated;

           (d) As soon as practicable, and in any event within 30 days after the end of January and February of each year, preliminary consolidated and consolidating balance sheets of the Company as at the end of such period and the related preliminary consolidated and consolidating statements of income of the Company and its subsidiaries for such month, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year;

           (e) together with each delivery of financial statements of the Company and its Subsidiaries pursuant to subsections (a), (b) and (c) above, (i) an Officers' Certificate stating that the signers have reviewed the terms of this Indenture and the Securities and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and (ii) a Compliance Certificate demonstrating in reasonable detail compliance at the end of each applicable accounting period with the restrictions contained in Section 415, and specifying the aggregate amount of interest paid (in cash and in kind) or accrued by the Company and its Subsidiaries, the sources of deposits into, and uses of withdrawals from, the aggregate amount of depreciation and amortization charged on the books of the Company and its Subsidiaries, and, if applicable to such accounting period, the detailed calculation of CDSA and the distribution of payments thereof to the priorities identified in
      Section 307(d) or to the CDSA Account, for such accounting period and, if applicable to such accounting period, detailed calculation of the amount of Excess Cash to be distributed and the distribution of payments thereof to the priorities identified in Section 307(e) for such accounting period; provided that a Compliance Certificate need not be delivered with delivery of financial statements of the Company and its Subsidiaries pursuant to subsection (a) above;

           (f) promptly upon receipt thereof, copies of all reports submitted to the Company or its Subsidiaries by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company and its Subsidiaries made by such accountants, including, without limitation, the management letter submitted by such accountants in connection with their annual audit;

           (g) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements, if any, sent or made available generally by the Company to its security holders or by any Subsidiary of the Company to its security holders other than the Company or another Subsidiary, of all regular and periodic reports (including, Forms 10-Q, 10-K and 8-K), all registration statements and prospectuses, if any, and all other information and documents filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission or any governmental authority succeeding to any of its functions, and of all press releases and other statements made available generally by the Company or any Subsidiary of the Company to the public concerning material developments in the business of the Company and its Subsidiaries;

           (h) promptly upon any officer of the Company obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Potential Event of Default, (ii) that any Person has given any notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 501(d), (iii) of a material adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, or event or condition, and what action the Company or such Subsidiary, as the case may be, has taken, is taking and proposes to take with respect thereto, or (iv) that any holder of a Lien permitted by
      Section 410(g) has given any notice to the Company or any Subsidiary of the Company or taken any other action with respect to such Lien that could result in the foreclosure or enforcement of such Lien against the assets of the Company or any Subsidiary;

           (i) promptly upon any officer of the Company obtaining knowledge of
      (i) the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or materially and adversely affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries, which constitutes a claim with a reasonable likelihood of success and which has not previously been disclosed by the Company to the Holders, or (ii) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which if adversely determined, might materially and adversely affect the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, the Company shall promptly given notice thereof to the Holders and provide such other information as may be reasonably available to the Company to enable the Holders and their counsel to evaluate such matters;

           (j) promptly upon becoming aware of the occurrence of any (i) Termination Event, or (ii) "prohibited transaction," as such terms are defined in Section 4975 of the Internal Revenue Code, in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect thereto;

           (k) with reasonable promptness copies of (i) all notices received by the Company or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (ii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; and (iii) all notices received by the Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

           (l) as soon as practicable, and in any event within 10 days after the end of each month, a report setting forth a list of letters of credit outstanding, the issue date, the expiration date, the beneficiary and the use of each letter of credit outstanding as of such date;

           (m) on or before November 1 of each year draft, and on or before November 30 of each year final, projections for the Company for the next year containing balance sheets, income statements and cash flow statements for the year and for each month of the year;

           (n) at least 30 days prior to the end of each quarter, a projected statement of weekly cash flows for the next quarter; and

           (o) with reasonable promptness, such other information and data with respect to the Company or its Subsidiaries as from time to time may be reasonably requested by the Trustee or the Holders.

     Section 410.  Limitation on Liens.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of its properties or assets or the properties or assets of any of its Subsidiaries, respectively, whether now owned or hereafter acquired, or any income or profits therefrom, except:

           (a) Permitted Encumbrances;

           (b) Liens existing with respect to the Trust Estate and transferred as security for the benefit of the Holders of the Securities hereunder;

           (c) Liens on assets acquired with the proceeds of Indebtedness permitted under Section 406(i) to secure the payment of such Indebtedness;

           (d) Liens securing obligations under the Letter of Credit Agreement;

           (e) If the Company shall be permitted to become liable with respect to the Replacement Letter of Credit Agreement, Liens or Replacement LOC Collateral (as such term is defined in the Intercreditor Agreement);

           (f) Liens on cash collateral in an aggregate amount not exceeding $2,000,000 at any one time securing letters of credit permitted by
      Section 406(e); and

           (g) Liens which have previously been consented to by the Requisite Holders.

     Neither the Company nor any of its Subsidiaries will enter into any agreement prohibiting the creation or assumption of any Lien upon any of their properties or assets, whether now owned or hereafter acquired, to secure payment of the Securities.

     Section 411.  Restrictions on Acquisition of Subsidiaries.

     The Company will not, nor will it permit any Subsidiary to, acquire or form any Subsidiaries without the express prior written consent of the Requisite Holders, which consent shall not be unreasonably withheld; provided that in all cases the Holders shall obtain a Lien with respect to the stock and assets of such Subsidiaries. Reference to "Subsidiaries" in this Indenture shall not be applicable until any such Subsidiaries are formed.

     Section 412.  Inspection.

     The Company will permit authorized representatives designated by any of the Holders, at the expense of such Holder, to visit and inspect properties of the Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice to the Company and at such reasonable times during normal business hours and as often as may be reasonably requested.

     Section 413.  Maintenance of Properties and Insurance.

     The Company will cause all material properties owned by or leased to it or any Subsidiary and used or useful in the conduct of its business or the business of such Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times. The Company will provide or cause to be provided, for itself and the Subsidiaries, insurance against loss or damage of the kinds customarily insured against by entities similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts with such deductibles and by such methods as shall be customary for entities similarly situated in the industry.

     Section 414.  Transactions with Partners and Affiliates.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of the total partnership interests in the Company, or with an Affiliate of the Company or of any such holder, on terms that are less favorable to the Company or that Subsidiary, as the case may be, than those which might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) transactions with a partner or its Affiliate pursuant to or permitted by the relevant agreement of limited partnership; or (ii) any transaction between the Company and any of its wholly-owned Subsidiaries or between any of the Company's wholly-owned Subsidiaries or any transaction with a Person who holds Common Units received under the Plan or the agreements executed in connection with the Plan.

     Section 415.  Financial Covenants.

     The Company will not permit Consolidated EBITDA as of the last day of each quarter for the four consecutive quarter period ended on such day to be less than $3,000,000.

     Section 416.  Waiver of Stay, Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 417.  Limitation on Investments, Loans and Advances.

     The Company will not, nor will it permit any Subsidiary to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person, except (a) extensions of trade credit in the ordinary course of business and investments in Cash Equivalents; (b) advances to employees in the ordinary course of business which shall not exceed $5,000 to any single employee and $25,000 in the aggregate to all employees at any time outstanding; and (c) hedging transactions relating to crude oil purchases otherwise permitted hereunder.

     Section 418.  Limitation on Consolidated Capital Expenditures.

     The Company will not, and will not permit any of its Subsidiaries to make, in the aggregate, Consolidated Capital Expenditures, except:

           (a) Consolidated Capital Expenditures in an aggregate amount not in excess of $4,150,000 used to build a 92,000 barrel asphalt tank located in Benicia, California, to expand the storage capacity of two existing asphalt storage tanks located in Benicia, California, by a combined amount of approximately 19,000 barrels and to build three 3,500 barrel polymer asphalt tanks and associated hardware located in Benicia, California in 1996 and 1997; and

           (b) other Consolidated Capital Expenditures in an amount not in excess of $1,250,000 during each calendar year.

     With respect to the capital expenditure limitations set forth above, the Holders, in connection with their review of the information required by Section 409(m) will discuss with the Company any necessary increases to the permitted level of capital expenditures as a result of presently unanticipated remedial actions required by regulation or law.

     Section 419.  Fundamental Changes Only on Certain Terms.

     The Company will not, and will not permit any of its Subsidiaries to, (i) amend the Partnership Agreement or the Sunbelt Partnership Agreement other than to add additional limited partners or general partners pursuant to the terms thereof, alter the obligations of the Huntway General Partners under the Partnership Agreement or the Sunbelt General Partner under the Sunbelt Partnership Agreement, allow the General Partner or the Special General Partner to withdraw from the Partnership Agreement or the related partnership or to sell or otherwise transfer any of their partnership interests in the Company to any Person such that they cease to be the sole Huntway General Partners, allow Reprise to withdraw from either the General Partner partnership or the Special General Partner partnership, add any Person as a general partner to the General Partner partnership or the Special General Partner partnership or allow the Company to withdraw from the Sunbelt partnership or to sell or otherwise transfer any of its Sunbelt partnership interests to any Person such that the Company ceases to be the Sunbelt Managing General Partner, or add any person as a general partner such that the Company ceases to be the Sunbelt Managing General Partner, without the express prior written consent of the Requisite Holders of Securities; provided, however, that the Company or any of its Subsidiaries may alter the existence of the limited partners of the Company in accordance with the provisions of the Partnership Agreement and that Sunbelt may alter the existence of the limited partners in accordance with the provisions of Articles V and VI of the Sunbelt Partnership Agreement, or (ii) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or rights related thereto, property (whether leased or owned in fee) or fixed assets outside of the ordinary course of business consistent with past practices, whether now owned or hereafter acquired or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person except:

           (a) the Company may transfer its Sunbelt partnership interests or Sunbelt may transfer its interest in the underlying assets of Sunbelt if it receives at least the fair market value of such transferred interests or assets and the proceeds from such transfer are applied to the Securities in the priorities set forth in Section 307(d) as if such proceeds were CDSA;

           (b) Subject to subsection (a) above, any Subsidiary of the Company may be merged or consolidated with or into the Company or any of its wholly-owned Subsidiaries, or be liquidated, wound up or dissolved, or all or substantially all of its business, property or assets may be conveyed, sold, leased, exchanged, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company or any wholly-owned Subsidiary of the Company; provided that, in the case of such a merger or consolidation, the Company or such wholly-owned Subsidiary shall be the continuing and surviving corporation;

           (c) the Company and its Subsidiaries may sell or otherwise dispose of any of their other assets outside of the ordinary course of business; provided that (i) any such sale or other disposition is made for at least the fair market value of such assets; (ii) the fair market value of assets sold in any transaction or transactions otherwise permitted by this subsection (c) shall not exceed $250,000 in the aggregate in any calendar year (except as permitted in subsection (a) above);

           (d) the Company may merge or be consolidated with or transfer substantially all of its business, property and assets to a corporation; provided that (i) such corporation has at the time of such merger, consolidation or transfer no liabilities other than those transferred to it by the Company, (ii) on or before such merger, consolidation or transfer, such corporation shall assume all obligations of the Company hereunder and under the Collateral Documents (as "Collateral Documents" is defined in the Intercreditor Agreement) pursuant to an assumption agreement in form and substance satisfactory to Requisite Holders and
      (iii) on or before such merger, consolidation or transfer, the definitions, covenants and other provisions of this Indenture (including, without limitation, the definition of "Restricted Junior Payment" and Sections 414, 426, 501(e), 501(f) and 501(l)) shall have been amended by a supplemental indenture executed by Requisite Holders in accordance with the provisions of Article 8 in order to provide the Holders with the same scope and degree of protections hereunder after such merger, consolidation or transfer that would exist hereunder had such merger, consolidation or transfer not occurred; and

           (e) acquisitions of assets or stock permitted by Section 414.

     Section 420.  Contingent Obligations.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation with respect to the Trust Estate, except:

           (a) guarantees resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

           (b) the Company and its Subsidiaries may become liable with respect to Contingent Obligations in an aggregate amount not in excess of $100,000 outstanding at any one time;

           (c) the Company may remain liable with respect to that certain Equipment Lease Guaranty executed by the Company in favor of GECC Leasing in an amount not to exceed $860,000;

           (d) the Company and its Subsidiaries may become and remain liable with respect to additional letters of credit permitted under Section 406(e);

           (e) the Company and its Subsidiaries may become and remain liable with respect to hedging agreements relating to the price of crude oil in an amount not to exceed $1,500,000;

           (f) the Company may become and remain liable with respect to its guarantee of letters of credit issued on behalf of Sunbelt under the Letter of Credit Agreement and other obligations solely as a result of the Company being the general partner of Sunbelt;

           (g) obligations arising under the Letter of Credit Agreement; and

           (h) if the Company shall be permitted under Section 406(j) to become liable with respect to the Replacement Letter of Credit Agreement, obligations arising under the Replacement Letter of Credit Agreement.

     Section 421.  Conduct of Business.

     The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the business engaged in by the Company and its Subsidiaries on the Closing Date and substantially similar or related businesses and any other businesses which in the aggregate are not material to the Company and its Subsidiaries taken as a whole.

     Section 422.  Intentionally Omitted.

     Section 423.  Environmental Covenants.

     (a) The Company shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and
(ii) all other Persons on or occupying such property, to comply with all Environmental Laws in all material respects.

     (b) The Company agrees that the Holders may, from time to time and in their sole and absolute discretion (provided such action is approved by the Requisite Holders), upon obtaining knowledge of a Release of Hazardous Materials or any violation of any Environmental Laws which has a reasonable possibility of creating a liability to the Company or adversely impacting the value of any real property owned, operated or used by the Company, retain, at the Company's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for the Company and to conduct its own investigation of any Facility currently owned, leased, operated or used by the Company or any of its Subsidiaries, and the Company agrees to use its best efforts to obtain permission for such professional consultant to conduct its own investigation of any Facility previously owned, leased, operated or used by the Company or any of its Subsidiaries. The Company hereby grants to each Holder and its agents, employees, consultants and contractors, the right to enter into or on the Facilities currently owned, leased, operated or used by the Company or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by the Company and such Holder, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Any report of any investigation conducted at the request of any Holder pursuant to this Section 423(b) will be obtained and shall be used by such Holder for the Holder's internal business purposes, to monitor compliance with this Indenture and the Securities and to protect the Holder's security interests created by this Indenture. A copy of any such report shall be delivered to the Company with the understanding that the Company acknowledges and agrees that (i) it will indemnify and hold harmless each Holder from any costs, losses or liabilities relating to the Company's use of or reliance on such report, (ii) no Holder makes any representation or warranty with respect to such report, and (iii) by delivering such report to the Company, the Holder is not requiring or recommending the implementation of any suggestions or recommendations contained in such report.

     (c) The Company shall promptly advise the Holders in writing and in reasonable detail of (i) any Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable probability of giving rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by the Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable probability of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could have a Material Adverse Effect, (iv) the Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any written request for information from any governmental agency relating to the Company's or any of its Subsidiaries' potential responsibility for a Release of Hazardous Materials.

     (d) The Company shall promptly notify the Trustee and the Holders of (i) any proposed acquisition of stock, assets, or property by the Company or any of its Subsidiaries that could reasonably be expected to expose the Company or any of its Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by the Company or any of its Subsidiaries and (ii) any proposed action to be taken by the Company or any of its Subsidiaries to commence new and substantially different manufacturing, industrial or other operations that could reasonably be expected to subject the Company or any of its Subsidiaries to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

     (e) The Company shall, at its own expense, provide copies of such documents or information as the Trustee or a Holder may reasonably request in relation to any matters disclosed pursuant to this Section 423.

     (f) The Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations in all material respects. In the event the Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, the Company or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities, in each case in all material respects, except when, and only to the extent that, the Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by the Company or such Subsidiary.

     Section 424.  Amendments of Other Indentures.

     The Company will not, without the consent of the Requisite Holders, amend the Junior Subordinated Debenture Indenture if any such amendment would either
(i) amend or otherwise change the terms of the Indebtedness represented by such indenture, or make any payment consistent with an amendment or change thereto, if the effect of such amendment, change or payment is to increase the interest rate on such Indebtedness, change the dates upon which payments of principal or interest are due thereon, change any event default or condition to an event of default (such as the giving of notice or expiration of applicable grace periods) with respect to such Indebtedness, change the redemption provisions thereof, change the subordination provisions thereof (or of any guaranty thereof) or which, together with all other amendments or changes made, increase materially the obligations of the Company or other obligor or confer additional rights on the holders of such Indebtedness which would be adverse to the Company or the Holders; or (ii) defease, or make any payments the effect of which is to defease (whether pursuant to the defeasance provisions of such indenture or the terms of the securities issued thereunder or otherwise), such Indebtedness in whole or in part.

     Section 425. Letter of Credit Agreement and Replacement Letter of Credit Agreement.

     Upon the expiration or termination of the commitment of Bankers Trust Company to issue letters of credit under the Letter of Credit Agreement, the Company shall enter into a new letter of credit facility (the "Replacement Letter of Credit Agreement") providing for a commitment to issue letters of credit used to support purchases of crude oil and to support hedging obligations in an aggregate stated amount not to exceed $17,500,000 at any one time for a period of not less than 12 months from the effective date thereof. The Company will not, without the consent of the Requisite Holders, amend the Letter of Credit Agreement or any Replacement Letter of Credit Agreement if any such amendment would shorten the term of, or increase or decrease the amount of credit under, the Letter of Credit Agreement or such Replacement Letter of Credit Agreement.

     Section 426.  Listing of Units.

     The Company will take all actions necessary, including obtaining the approval of the outstanding Common Units, if necessary, to list the Common Units issued to the Holders on the New York Stock Exchange, NASDAQ or any other comparable securities exchange or market system on which the Common Units are then listed or traded.


                                  ARTICLE FIVE

                             DEFAULTS AND REMEDIES

     Section 501.  Events of Default.

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (a) default in the payment of (i) any interest on any Security when it becomes due and payable, and continuance of such default for a period of three days or (ii) the principal of any Security at its Maturity, in each case including payments from CDSA and from Excess Cash; provided, however, a default in the payment of principal or interest with respect to a Security: (x) relating to a payment required to be made by issuance of Secondary Securities in accordance with Section 307 shall constitute an Event of Default for purposes of this Indenture to the extent that such default arises from failure to issue such securities in the amount, at the time and in the manner required by Sections 307(a) and 307(i); (y) relating to a payment required to be made from CDSA shall constitute an Event of Default for purposes of this Indenture if such payment is not made on the date required notwithstanding the failure of the Company to calculate CDSA for the relevant period; and (z) relating to a payment required to be made from Excess Cash shall constitute an Event of Default for purposes of this Indenture if such payment is not made on the date required notwithstanding the failure of the Company to calculate Excess Cash for the relevant date; or

           (b) default in the performance, or breach, of any covenant, obligation or agreement of the Company in this Indenture (other than a covenant, a default in the performance of which or breach of which is specifically dealt with elsewhere in this Section and except for a default or breach under Sections 406, 407, 410, 417, 418, 419 or 420) and such default or breach shall continue for a period of 15 days from the earlier of (i) actual knowledge thereof by an Authorized Officer of the Company, and (ii) written notice, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by at least the Requisite Holders, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

           (c) default in the performance, or breach, of any covenant, obligation or agreement of the Company in Sections 406, 407, 410, 417, 418, 419 or 420 of this Indenture or if any representation or warranty of the Company made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect when the same shall have been made;

           (d) (i) failure of the Company or any of its Subsidiaries to pay or any default in the payment of any principal or interest on any other Indebtedness in the outstanding principal amount of $250,000 or more, or in the payment of any Contingent Obligation the outstanding principal amount of which is $250,000 or more in each case beyond any period of grace provided; or (ii) breach or default with respect to any other term of any evidence of any other Indebtedness the outstanding principal amount of which is $250,000 or more or of any loan agreement, mortgage, indenture or other material agreement relating thereto, if the effect of such default or breach is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise);

      provided, however, that in the case of failure or default as described in
      (i) and (ii) above with respect to the Securities on the part of any Person, such default shall constitute an Event of Default hereunder without regard to amount; or

           (e) (i) a court having jurisdiction in the premises shall enter a decree which has not been stayed or order for relief in respect of the Company, Sunbelt or any of their respective Subsidiaries or partners of the Company holding in excess of 51% of the units of ownership of the Company (the "Units") (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company which are subject to an order or have taken action described in Section 501(f) exceeds 51% of the total Units) in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case is instituted against the Company, Sunbelt or any of their respective Subsidiaries or partners of the Company holding in excess of 51% of the Units (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company which are subject to an order or have taken action described in Section 501(f) exceeds 51% of the total Units) under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company, Sunbelt or any of their respective Subsidiaries or partners of the Company holding in excess of 51% of the Units (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company which are subject to an order or have taken action described in Section 501(f) exceeds 51% of the total Units); or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Company, Sunbelt or any of their respective Subsidiaries or partners of the Company holding in excess of 51% of the Units (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company which are subject to an order or have taken action described in Section 501(f) exceeds 51% of the total Units) for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company, Sunbelt or any of their respective Subsidiaries or partners of the Company holding in excess of 51% of the Units (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company which are subject to an order or have taken action described in Section 501(f) exceeds 51% of the total Units) and the continuance of any such events in clause (ii) for 30 days unless dismissed, bonded or discharged; or

           (f) the Company, Sunbelt or any of their respective Subsidiaries or partners of the Company holding in excess of 51% of the Units (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company which are subject to an order or have taken action described in this Section exceeds 51% of the total Units) shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company, Sunbelt or any of their respective Subsidiaries or partners of the Company holding in excess of 51% of the Units (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company which are subject to an order or have taken action described in this Section exceeds 51% of the total Units) of any assignment for the benefit of creditors; or the inability or failure of the Company, Sunbelt or any of their respective Subsidiaries or partners of the Company holding in excess of 51% of the Units (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company which are subject to an order or have taken action described in this Section exceeds 51% of the total Units) or the admission by the Company, Sunbelt or any of their respective Subsidiaries or partners of the Company holding in excess of 51% of the Units (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company which are subject to an order or have taken action described in this Section exceeds 51% of the total Units) in writing of its inability to pay its debts as such debts become due; or the governing body of the Company, Sunbelt or any of their respective material Subsidiaries (or any committee thereof) or partners of the Company holding in excess of 51% of the Units (or partners of the Company holding a lesser percentage of Units which together with the Units of other partners of the Company holding a lesser percentage of Units which are subject to an order or have taken action described in this Section exceeds 51% of the total Units) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

           (g) except as otherwise agreed to by the Requisite Holders, any money judgement, writ or warrant of attachment, or similar process involving in any case an amount in excess of $350,000 not adequately covered by insurance shall be entered or filed against the Company or any of its material Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder; or

           (h) any order, judgment or decree shall be entered against the Company or any of its material Subsidiaries, decreeing the dissolution or split up of the Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

           (i) any Pension Plan maintained by the Company or any of its respective ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any

      Pension Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute Proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan if as of the date thereof the Company's liability or any such ERISA Affiliate's liability (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor thereto) for unfunded guaranteed vested benefits under the Pension Plans exceeds the then current fair market value of assets accumulated in such Pension Plan by more than $250,000, in the aggregate (or in the case of a termination involving the Company or any of its ERISA Affiliates as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such excess shall exceed such amount); or

           (j) the Company or any of its ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $100,000; or

           (k) this Indenture and the Securities shall be revoked by the Company or shall cease to be in full force and effect or the protection or security afforded the Holders in any portion of the Trust Estate is thereby in any material respect impaired for any reason; or for any reason the Holders shall fail to have a valid, perfected and enforceable first priority security interest in (subject to the Liens permitted by Section 410) the Company's or Sunbelt's right, title and interest in the Trust Estate or, the Company shall contest in any manner that this Indenture or the Securities constitute its valid and enforceable agreements or the Company shall assert in any manner that it has no further obligation or liability under such documents; or

           (l) the General Partner and the Special General Partner shall cease to be the sole general partners of the Company; or the Company shall cease to be the Sunbelt Managing General Partner; provided that the General Partner may transfer its general partnership interest in the Company to a corporation or a limited partnership formed and owned by the Company's senior management if such transfer will not result in the loss of limited liability for the Company's limited partners, cause the Company to be treated as a corporation for federal income tax purposes or result in adverse tax consequences to the Holders of Securities.

Upon the occurrence of an Event of Default, the Company shall promptly notify in writing the Trustee. Upon receipt of such notification from the Company or if a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default, the Trustee shall promptly notify the Holders in writing of the occurrence of such Event of Default. The Company shall promptly notify in writing the Trustee of any Event of Default which has occurred and has continued uncured for a period of ten calendar days. Upon receipt of such notification from the Company or if a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default that has not been cured within ten calendar days, the Trustee shall promptly notify the Holders and the Collateral Agent in writing of such Event of Default.

     Section 502.  Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default occurs and is continuing, then and in every such case, subject to the Intercreditor Agreement, the Trustee or the Requisite Holders may, and the Trustee, upon the request of the Requisite Holders, shall, declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) and, if the Letter of Credit Agreement is in effect, to Bankers Trust Company (at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: Carl O. Roark) and to the trustee under the Junior Subordinated Debenture Indenture (at [One State Street, New York, New York 10004, Attention: Corporate Trust Administration]) and upon any such declaration such principal, together with interest accrued thereon, shall become due and payable; provided that if an Event of Default specified in subsections 501(e) or (f) occurs, then such principal, together with interest accrued thereon, shall become immediately due and payable without any such declaration or notice or any other action and references in this Indenture to "declaration of acceleration" shall include such automatic acceleration.

     At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Requisite Holders, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

           (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                 (1) all overdue interest on all Securities,

                 (2) the principal of any Securities which have become due
            otherwise than by such declaration of acceleration and interest thereon at the rate stipulated by Section 503 and 515,

                 (3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate stipulated by Section 503 and 515, and

                 (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
            and

           (b) all Events of Default, other than the nonpayment of interest on or principal of Securities (which have become due solely by such declaration of acceleration), have been cured or waived as provided in
      Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Section 503.  Collection of Indebtedness and Suits for Enforcement by
Trustee.

     The Company covenants that if

           (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of three days, or

           (b) default is made in the payment of the principal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, with interest upon the overdue principal and upon overdue installments of interest, at the rate then borne by the Securities plus 5% per annum; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated, and the Company shall reimburse and indemnify the Trustee for any expenses incurred in connection with such Proceeding as provided in Section 607.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate Proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

     Section 504.  Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other Proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

           (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such Proceeding, and

           (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     In any Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such Proceedings.

     Section 505.  Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be applied as set forth in Section 506.

     Section 506.  Application of Money Collected.

     Subject to Article Eleven and the provisions of the Intercreditor Agreement, any money collected by the Trustee pursuant to this Article or turned over to the Trustee pursuant to Article Ten of the Junior Subordinated Debenture Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, subject to Section 307, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

           FIRST: To the payment of all taxes, assessments or liens with respect to the Trust Estate that are prior to the lien of this Indenture, except those taxes, assessments or liens as to which any sale of the Trust Estate shall have been subject, and to the payment of all costs and expenses of sale of or other realization upon the Trust Estate pursuant to the provisions of this Article, and all expenses, liabilities and advances incurred or made by the Trustee, the Collateral Agent or their agents, attorneys and counsel in connection with the sale or other realization upon the Trust Estate or otherwise due to the Trustee pursuant to Section 607;

           SECOND: To the payment of amounts then due and unpaid on the Outstanding Senior Notes for interest (excluding Secondary Securities issued with respect thereto), pro rata, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes with respect to interest;

           THIRD: After application in accordance with clauses FIRST and SECOND of this Section 506, any remaining funds shall be applied to pay any unpaid principal of the Senior Notes, pro rata, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes with respect to principal; and

           FOURTH: The balance, if any, to the Person or Persons entitled thereto.

     Section 507.  Limitation on Suits.

     No Holder of any Securities shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

           (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

           (b) the Requisite Holders shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder;

           (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

           (d) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

           (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Requisite Holders;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of the same Class.

     In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Securities, each representing less than the Requisite Holders, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Indenture. In such event, the Trustee shall give notice of such conflicting or inconsistent requests to the Holders.

     The requirements of this Section 507 shall only become operative at such time as this Indenture becomes subject to the requirements of the Trust Indenture Act.

     Section 508. Unconditional Right of Holders to Receive Principal and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of and interest on such Security on the respective Stated Maturities, subject to the provisions of
Section 501(a), expressed in such Security and this Indenture (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     Section 509.  Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such

Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such Proceeding had been instituted.

     Section 510.  Rights and Remedies Cumulative.

     Except as provided in Section 305, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. The Company acknowledges and agrees that no adequate remedy at law exists for breach of its obligations under Article Four. In the event that the Company fails to comply with the terms of the provisions set forth in said Article, the Requisite Holders shall have the right to obtain specific performance of the Company's obligations pursuant to said Article.

     Section 511.  Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 512.  Control by Holders.

     The Requisite Holders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee (including directing the Trustee to engage counsel of such Holders' choice at the direction of such Holders), provided that

           (a) such direction shall not be in conflict with any rule of law or with this Indenture, and

           (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 513.  Waiver of Past Defaults.

     Prior to the time a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article, the Requisite Holders may on behalf of the

Holders of all the Securities waive any past Event of Default hereunder and its consequences, except an Event of Default

           (a) in the payment of the principal of or interest on any Security, excluding principal or interest which has become due as a result of acceleration, or

           (b) in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Section 514.  Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after any Redemption Date).

     Section 515.  Remedies.

     (a) Subject to the terms of the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, and the Securities have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Trustee or the Collateral Agent may do one or more of the following:

           (i) institute Proceedings for the collection of all amounts then payable on the Securities or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Trust Estate monies adjudged due;

           (ii) sell all or a portion of the Trust Estate or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 516;

           (iii) institute Proceedings from time to time for the complete or partial foreclosure of the Lien of this Indenture with respect to the Trust Estate;

           (iv) exercise any remedies of a secured party under the UCC and, subject to the UCC, take any other appropriate action to protect and enforce the rights and remedies of the Trustee or the Holders of the Securities hereunder; or

           (v) exercise any remedies available to it under the Deeds of Trust;

provided, however, that the Collateral Agent may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless either (i) the Requisite Holders consent thereto, or (ii) the Trustee determines that the proceeds of such sale or liquidation distributable to the Holders are sufficient to discharge in full the amounts then due and unpaid upon the Securities for principal and interest and the amounts due and payable pursuant to clause FIRST of Section 506 and the Requisite Holders agree with such determination.

     (b) If an Event of Default as described in Section 501(b) or (c) hereof shall have occurred and be continuing, the Trustee may, and at the request of the Requisite Holders shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section; the Trustee may enforce any equitable decree or order arising from such Proceeding.

     (c) Upon the occurrence and during the continuance of an Event of Default, the interest rate payable with respect to the outstanding principal amount of the Securities (including Secondary Securities), and interest payments thereon not paid when due, shall be increased to a rate which is 5% per annum in excess of the rate of interest otherwise payable with respect to such Securities.

     Section 516.  Sale of Trust Estate.

     (a) The power to effect any sale of any portion of the Trust Estate pursuant to Section 515 (a "Sale") shall not be exhausted by any one or more Sales as to any portion of such Trust Estate remaining unsold but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Securities and any other amounts due under this Indenture with respect thereto shall have been paid. The Trustee or the Collateral Agent may from time to time postpone any Sale by public announcement made at the time and place of such Sale.

     (b) The Trustee may bid for and acquire any portion of the Trust Estate in connection with a Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Securities or other amounts secured by this Indenture, all or part of the net proceeds of such Sale after deducting the costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 607. The Securities need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Securities. The Trustee shall hold, lease, operate, manage or otherwise deal with any property so acquired in accordance with this Indenture in any manner permitted by law.

     (c) The Collateral Agent and, if necessary, the Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof. In addition, the Collateral Agent is hereby irrevocably appointed the agent and attorney-in-fact for the Company and its Subsidiaries to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

     Section 517.  Action on Securities.

     The Trustee's right to seek and recover judgment on the Securities or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Trustee or the Holders shall be impaired by the recovery of any judgment by the Trustee against the Company or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Company.


                                  ARTICLE SIX

                                  THE TRUSTEE

     Section 601.  Certain Duties and Responsibilities.

     The Trustee, for itself and its successors, hereby accepts the trusts created by this Indenture upon the terms and conditions set forth herein, including the terms and conditions set forth in this Section 601.

     (a) Except during the continuance of an Event of Default,

           (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

           (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture except as otherwise provided in clause (e) hereof.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

           (1) this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section;

           (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

           (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Requisite Holders (or such lesser percentage as may be herein specified with respect thereto) relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture and the Trustee shall act in accordance with the instructions of the Requisite Holders; and

           (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     (e) The Trustee shall have no duty, responsibility or obligation to review, determine or evaluate the contents of any financial statements or other report submitted to it pursuant to Section 409.

     Section 602.  Notice of Defaults.

     Within five Business Days after the occurrence of any Event of Default hereunder, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such default actually known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

     Section 603.  Certain Rights of Trustee.

     Subject to the provisions of Section 601:

           (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties;

           (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order;

           (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

           (d) the Trustee may consult with independent counsel, accountants or other experts in connection with the fulfillment of its duties hereunder, and the Trustee shall be entitled to rely on the written opinion of such counsel, accountants or other experts in connection with any action taken, omitted to be taken or suffered by the Trustee in fulfilling its duties hereunder. The Trustee shall have the right at any time to seek instructions concerning the administration of this Indenture from any court of competent jurisdiction;

           (e) the Trustee shall be under no obligation to take any action or omit to take any action to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless the Trustee shall have been provided adequate security and indemnity against the costs, expenses and


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


      liabilities which might be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Trustee;

           (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney-in-fact; and

           (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney-in-fact appointed with due care by it hereunder.

     Section 604.  Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Securities, except the Trustee's certificate of authentication in the form set forth in Exhibits B and C to this Indenture, shall be taken as the statements of the Company, and the Trustee shall not be responsible in any manner whatsoever for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any Securities or the proceeds thereof.

     Section 605.  May Hold Securities.

     The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, and, subject to Sections 608 and 612, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

     Section 606.  Money Held in Trust.

     Except as otherwise expressly provided herein, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder.


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


     Section 607.  Compensation and Reimbursement.

     The Company agrees

           (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

           (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, attorneys-in-fact and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

           (c) to indemnify the Trustee (in its individual capacity and as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and to hold each of such Persons harmless against, any loss, liability or expense incurred without negligence or bad faith on such Person's part, arising out of or in connection with the acceptance or administration of this Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder (if incurred without gross negligence or bad faith).

     Section 608.  Eligibility; Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a)(1) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $500,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with
Section 310(b) of the Trust Indenture Act.

     Section 609.  Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 610.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 45 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.


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


     (c) The Trustee may be removed at any time by an Act of the Requisite Holders, delivered to the Trustee and to the Company.

     (d) If at any time:

           (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder, or

           (2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any such Holder, or

           (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property of affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Company Order may remove the Trustee, or (ii) subject to Section 514, any Holder may, on behalf of itself and all other similarly situated Holders, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Order, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Requisite Holders delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, any Holder may, subject to Section 514, on behalf of itself and all other similarly situated Holders, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Section 610.  Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such

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


successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     Section 611.  Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such successor corporation shall give written notice to the Company, in the manner provided for in Section 105(b), that it is the successor by merger, conversion or consolidation, as the case may be, to the Trustee, such notice to specify the new name and address, if applicable, of such successor corporation. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

     Section 612.  Preferential Collection of Claims Against Company.

     From such time as the Trust Indenture Act is applicable hereto (i) the Trustee shall be subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act, and (ii) a Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act.

     Section 613. Co-Trustees and Separate Trustee.

     At any time or times, (i) for the purpose of meeting the legal requirements of any jurisdiction in which any part of a Trust Estate may at the time be located, or (ii) if the Trustee deems it to be necessary to protect the interests of the Holders of the Securities, the Company and the Trustee shall have power to appoint, and upon the written request of the Trustee or of the Holders of Securities representing at least 25% of the Aggregate Outstanding Amount of Securities of either Class, the Company shall for such purpose join with the Trustee in the

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








execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons (who shall not be Holders) approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment which shall expressly designate the property affected and the capacity of the appointee as either a co-trustee or separate trustee, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.

     Should any written instrument from the Company be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

     Every co-trustee or separate trustee shall, to the extent permitted by law, but only to such extent, be appointed subject to the following terms:

           (a) the Securities shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of cash held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee, and all rights, powers, duties and obligations hereunder in respect of the custody of securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent hereunder, shall be exercised solely by the Collateral Agent;

           (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee or separate trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

           (c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Company Order, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 6.13, and in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the

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


      Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal; a successor to any co-trustee or separate trustee which has resigned or has been removed may be appointed in the manner provided in this Section 6.13;

           (d) no co-trustee or separate trustee hereunder shall be personally solely liable by reason of any act or omission of the Trustee, or any other such Trustee hereunder;

           (e) the Trustee shall not be liable solely by reason of any act or omission of a co-trustee or separate trustee selected, if selected by the Trustee, with due care; and

           (f) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.


           Section 614.Representations and Warranties of the Trustee.

           The Trustee represents and warrants that:


           (a) Organization and Good Standing. The Trustee has been duly organized, and is validly existing and in good standing as a banking corporation under the laws of the United States of America and has the power to conduct its business and affairs as a trustee.

           (b) Authorization; Binding Obligations. The Trustee has the corporate power and authority to perform the duties and obligations of trustee under this Indenture. The Trustee has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required pursuant hereto. Upon execution and delivery by the Company, this Indenture will constitute the legal, valid and binding obligation of the Trustee enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers), from time to time in effect. The enforceability of the Trustee's obligations under this Indenture is subject to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.


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



                                 ARTICLE SEVEN

                     HOLDERS' LISTS AND REPORTS BY TRUSTEE

     Section 701.  Company to Furnish Trustee Names and Addresses of Holders.

     The Company will furnish or cause to be furnished to the Trustee

           (a) semi-annually, not more than five days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

           (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

     Section 702.  Preservation of Information; Communications to Holders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

     (b) If any Holder (hereinafter referred to as "applicant") applies in writing to the Trustee, and furnishes to the Trustee reasonable proof that such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicant desires to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicant proposes to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

           (1) afford such applicant access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

           (2) inform such applicant as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

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


     If the Trustee shall elect not to afford such applicant access to such information, the Trustee shall, upon the written request of such applicant, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicant and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender, otherwise the Trustee shall be relieved of any obligation or duty to such applicant respecting its application.

     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

     Section 703.  Reports by Trustee.

     (a) Within 90 days after May 15 of each year commencing with May 15, 1996, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of May 15 with respect to:

           (1) its eligibility and qualifications under Section 608, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Section, a written statement to such effect;

           (2) the character and amount of any advances (and the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee;

           (3) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its

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


      individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 311(b)(2), (3), (4) or (6) of the Trust Indenture Act;

           (4) the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

           (5) any additional issue of Securities which the Trustee has not previously reported; and

           (6) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities.

     (b) A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and also with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.


                                 ARTICLE EIGHT

                            SUPPLEMENTAL INDENTURES

     Section 801.  Supplemental Indentures without Consent of Holders.

     Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

           (a) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

           (b) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that, in each case, such provisions shall not adversely affect the interests of the Holders in any material respect; or

           (c) to further secure the Securities; or

           (d) from such time as the Securities are subject to the Trust Indenture Act, to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this Indenture was executed or any corresponding provision provided for in any similar federal statute hereafter enacted.

     Section 802.  Supplemental Indentures with Consent of Holders.

     With the consent of the Requisite Holders, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

           (a) extend the Stated Maturity of, or of any installment of interest on, any Security, or reduce the principal amount thereof or the Interest Rate thereon, or change the provisions of this Indenture relating to the application of proceeds of the Trust Estate to the payment of principal of or interest on the Securities or change any place where, or the manner in which, any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after any Redemption Date); or

           (b) reduce the percentage of the Aggregate Outstanding Amount of Securities, the consent of whose Holders is required for any such supplemental indenture, or whose consent is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

           (c) impair or adversely affect the Trust Estate except as otherwise permitted herein;

           (d) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Security of the security afforded by the Lien of this Indenture;

           (e) change the percentage of the Aggregate Outstanding Amount of Securities, the consent of whose Holders is required pursuant to Sections 502, 510, 512 or 515;

           (f) modify, directly or indirectly, the definition of the terms "Aggregate Outstanding Amount," "Requisite Holders" and "Outstanding";

           (g) modify any of the provisions of this Section, Section 801 or
      Section 513, except to increase any such percentage or to provide that certain or other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

           (h) modify the provisions of this Indenture relating to CDSA, to Excess Cash or to Article 10 the extent any such amendment would adversely affect the amount of any payment of principal of, or interest on, the Securities, or the timing of any such payments; or

           (j) modify any of the provisions of Sections 501(d), 508 or 904.

     After such time as the provisions of the Trust Indenture Act apply to this Indenture, it shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to this Section 802, the Trustee shall mail to the Holders at their respective addresses set forth on the Security Register, a notice setting forth in general the terms and substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Any solicitation of Holders of a Class of Securities to any consent, waiver or amendment under this Indenture involving consideration (whether in connection with a sale of Securities to the Company or any of its Affiliates or
not) shall provide that such consideration be paid equally to all Holders of Securities of such Class regardless of whether or not such Holders agree to such consent, waiver or amendment.

     Section 803.  Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 804.  Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form

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


a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 805.  Conformity with Trust Indenture Act.

     From such time as the Trust Indenture Act is applicable hereto, every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

     Section 806.  Reference in Securities to Supplemental Indentures.

     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


                                  ARTICLE NINE

                            REDEMPTION OF SECURITIES

     Section 901.  Right of Redemption.

     The Securities may be redeemed at the election of the Company, at any time after the Closing Date, as a whole or from time to time in part, subject to the conditions and at the Redemption Prices specified in the form of Security, together in each case with accrued interest to the Redemption Date.

     Section 902.  Applicability of Article.

     Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

     Section 903.  Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Securities pursuant to Section 901 shall be evidenced by a Company Order. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

     Section 904.  Selection by Trustee of Securities to be Redeemed.

     If less than all the Securities are to be redeemed in full, the Trustee shall select for redemption, not more than 60 days prior to the Redemption Date, portions of all Outstanding Securities not previously called for redemption, pro rata (subject to the next succeeding paragraph), and the amounts to be redeemed may be equal to $100,000 or any integral multiple thereof.

     In the event that any Securities are registered for sale and sold under the Securities Act of 1933, the Company shall by notice in writing to the Trustee direct that redemptions of the Securities shall be allocated pro rata between the Securities which have been so registered and sold ("registered Securities") and all other Securities and that the particular registered Securities to be redeemed shall be selected pro rata, and in such event, (i) the Trustee shall make such allocation and so select the registered Securities to be redeemed, and (ii) all other Securities shall be redeemed in part pro rata.

     The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

     Section 905.  Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his, her or its address appearing in the Security Register.

     All notices of redemption shall state:

           (a) the Redemption Date;

           (b) the Redemption Price;

           (c) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a Security to be redeemed in part, the principal amount) of the particular Securities to be redeemed;

           (d) whether the redemption is through the sinking fund described in
      Article 10;

           (e) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon shall cease to accrue on and after said date; and

           (f) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     Section 906.  Deposit of Redemption Price.

     On or one Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section
403) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

     Section 907.  Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 307.

     If any Security called for redemption shall not be so paid on any Redemption Date, the principal and interest then due in respect thereof shall, until paid, bear interest from the Redemption Date at the rate specified in
Section 503.

     Section 908.  Securities Redeemed in Part.

     Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 402 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the

Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                  ARTICLE TEN

                                 SINKING FUNDS

     Section 1001. Mandatory Sinking Fund Payments.

     As a mandatory sinking fund for the retirement of the Senior Notes, the Company will pay to the Trustee, on or prior to 12:00 noon, New York City time on September 30 and December 31 of each year commencing with September 30, 1998, an amount of same day funds equal to the Sinking Fund Payment Amount (as defined below) for such date. The "Sinking Fund Payment Amount" means, with respect to the sinking fund payment due on each date set forth below, an amount equal to the aggregate principal amount of all Securities Outstanding on the September 1 immediately preceding such date multiplied by the percentage set forth opposite such date; provided, however, that the amount paid by the Company pursuant to Section 307(e) shall be applied against the Sinking Fund Payment Amounts due in 1998 in inverse order of occurrence:

                    Sinking Fund
                    Payment Date         Percentage
                    ------------------  -----------

                    September 30, 1998       5%
                    December 31, 1998        7.5%
                    September 30, 1999       5.714%
                    December 31, 1999        8.571%
                    September 30, 2000       6.667%
                    December 31, 2000        10.00%
                    September 30, 2001       8.00%
                    December 30, 2001        12.00%
                    September 30, 2002       10.00%
                    December 30, 2002        15.00%
                    September 30, 2003       13.333%
                    December 30, 2003        20.00%
                    September 30, 2004       20.00%
                    December 30, 2004        30.00%
                    September 30, 2005       40.00%
                    December 30, 2005        60.00%

The Trustee shall apply the sinking fund payments received by it toward the redemption of the Senior Notes as provided herein.

     Section 1002.  Redemption of Securities for Sinking Fund.

     Not less than 60 days prior to each sinking fund payment date, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment. The Trustee shall apply an amount equal to the amount of the sinking fund payments received by it toward the redemption of the Senior Notes. Not later than 30 days before each date set forth in
Section 1001, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 904 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 905. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 907 and 908.


                                 ARTICLE ELEVEN

                               HOLDERS' RELATIONS

     Section 1101.  Standard of Conduct.

     In exercising any of its voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, no Holder shall have any obligation or duty to any Person or to consider or take into account the interests of any Person nor shall any Holder be liable to any Person for any action taken by it or at its direction or with its consent, or for any failure by it to act or to direct or to consent that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder or the Company or any other person, except for any liability to which such Holder may be subject as a result of taking such an action, or failing to take such an action, in bad faith.

     Section 1102.  Improper Payments.

     Each Holder, by acceptance of its Security, agrees with the Company and with each other Holder that in the event that, notwithstanding the provisions of this Indenture, it receives any payment or distribution in respect of its Security contrary to the provisions of this Indenture or the Intercreditor Agreement, such payment or distribution shall, for a period of 45 days after such payment was made, be received and held in trust for the benefit of, and shall, upon demand of the Company or the Trustee received within such 45 day period, be forthwith paid over and delivered to the Trustee, which shall pay and deliver such amount to the Persons then entitled thereto in accordance with the provisions of this Indenture. The Company agrees to indemnify any Holder for any cost or expense incurred by virtue of an improper payment required to be returned.

                                 ARTICLE TWELVE

                            COLLATERAL AND SECURITY
                          AND INTERCREDITOR AGREEMENT

        Section 1201.  Collateral Documents

        The due and punctual payment of the principal of, premium, if any, and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents. Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Trustee to enter into the Intercreditor Agreement and to perform its obligations and exercise its respective rights thereunder in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Collateral Agent, for the benefit and security of the Holders, the security interest in the Collateral contemplated hereby and by the Collateral Documents including, the Trust Estate, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed, subject to the Intercreditor Agreement. The Company shall take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the obligations of the Company under this Indenture and the Securities, valid and enforceable, perfected (except as expressly provided therein) Liens in and on all the Collateral and such property, in favor of the Collateral Agent, for the benefit and security of the Holders, superior to and prior to the rights of all third persons, and subject to no other Liens, other than as provided herein, in the Collateral Documents, and in the Intercreditor Agreement.

        Section 1202.  Recording and Opinions.

                (a) The Company shall furnish to the Trustee promptly after the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Liens intended to be created by the Collateral Documents, and reciting the details of such action or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective.

                (b) The Company shall furnish to the Trustee within 3 months after each anniversary of the date of this Indenture, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Collateral Documents and reciting the details of such action or (ii) in the opinion of such Counsel, no such action is necessary to maintain such Liens.

        Section 1203.  Release of Collateral.

        The release of any Collateral from the terms hereof and of the Collateral Documents or the Intercreditor Agreement will not be deemed to impair the security under this Indenture in contraventions of the provisions hereof if and to the extent the Collateral is released pursuant to the Collateral Documents or the Intercreditor Agreement. The Trustee and each of the Holders acknowledge that a release of Collateral in accordance with the terms of the Collateral Documents will not be deemed for any purpose to be an impairment of the security under this Indenture. Without limiting the foregoing, the release of any of the Collateral consisting of (i) inventory sold to buyers in the ordinary course of business, (ii) cash used by the Company in the ordinary course of business, or (iii) accounts receivable collected, sold, exchanged, or otherwise disposed of in the ordinary course of business, in each case in compliance with the terms of this Indenture and the Collateral Documents, will not be deemed to impair the security under this Indenture and will not require compliance with Trust Indenture Act Section 314(d).

        Section 12.04.  Certificates of the Company.

        Subject to Section 1205, to the extent applicable the Company shall comply with (a) Trust Indenture Act Section 314(b), relating to Opinions of Counsel regarding the Lien of the Collateral Documents and (b) Trust Indenture Act Section 314(d), relating to the release of Collateral from the Lien of the Collateral Documents and Officers' Certificates or other documents regarding fair value of the Collateral. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an Officer of the Company or any other obligor upon the Securities, as applicable, to the extent permitted by Trust Indenture Act Section 314(d).

        Section 1205.  Certificates Regarding Ordinary Collateral.

        Notwithstanding anything contained in this Indenture to the contrary,
(a) the provisions of Section 1204 will not be applicable to any release or withdrawal of Collateral as described in clauses (i), (ii) or (iii) of Section 1203 (the "Ordinary Collateral") pursuant to the terms of the Collateral Documents and (b) the fair value of Ordinary Collateral released pursuant to this Section 1205 need not be considered in determining whether the aggregate fair value of Collateral and Ordinary Collateral released in any calendar year exceeds the 10% threshold specified in Section 314(d) of the Trust Indenture Act; provided, that the Company's right to rely on this Section 1205 will be conditioned upon the Company's delivering to the Trustee, within 30 calendar days following the end of each six-month period beginning on April 1 and October 1 of any year, an Officers' Certificate to the effect that all such releases and withdrawals of Ordinary Collateral during such six-month period in respect of which the provisions of Section 1205 were not complied with were to make payments or investments in the ordinary course of the Company's business not prohibited by this Indenture.

        Section 1206.  Conflicts.

        Each of this Indenture and the Collateral Documents is expressly made subject to the Intercreditor Agreement.

                               *   *   *   *   *

     This Indenture may be signed in counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Indenture.

     IN WITNESS WHEREOF, we have set our hands as of the day and year first above written.


                                    HUNTWAY PARTNERS, L.P.,
                                    a Delaware limited partnership

                                    By HUNTWAY MANAGING PARTNER, L.P.,
                                         its Managing General Partner

                                         By The Huntway Division of
                                         Reprise Holdings, Inc.,
                                               its Sole General Partner

                                         By:_____________________________
                                               Name:
                                               Title: President


                                    FLEET NATIONAL BANK,
                                    a national banking association,
                                    as Trustee



                                    By: ____________________________
                                    Name:
                                    Title: Assistant Vice President

The undersigned joins in the execution of this Indenture as of the day and year first above written with respect to the provisions of the "Granting Clause" set forth above.

                                    SUNBELT REFINING COMPANY, L.P.,
                                    a Delaware limited partnership

                                    By HUNTWAY PARTNERS, L.P.,
                                         its Sole General Partner

                                         By Huntway Managing Partner,
                                           L.P.,
                                         its Managing General Partner

                                         By The Huntway Division of
                                          Reprise Holdings, Inc.,
                                            its Sole General Partner

                                         By:_____________________________
                                             Name:
                                             Title: President

                                   EXHIBIT A

                          DESCRIPTION OF TRUST ESTATE



(a) The real estate owned in fee simple by the Company, described in Appendix A hereto under the heading "Legal Description of Benicia Property" (the "Benicia Property").

(b)  The leasehold real estate interests of the Company described in Appendix
     B hereto under the heading "Legal Description of Wilmington Property" (the "Wilmington Property").

(c) The leasehold real estate interests of Sunbelt described in Appendix C hereto under the heading "Project Description" (the "Pinal Property").

(d) All personalty of the Company and Sunbelt in each case whether now or hereafter existing or in which the Company and/or Sunbelt now have or hereafter acquire an interest and wherever the same may be located (the "Personal Property") including, but not limited to, the following:

           (1) All items of "equipment" and "fixtures" (as such terms are defined in the UCC and including all equipment, machinery, furnishings, fixtures, tools, supplies, automotive equipment, motor vehicles and other equipment of any kind and nature, together with all replacements, substitutions, attachments, parts (including spare parts), modifications, additions, improvements, upgrades and accessions of, to or upon such items of equipment or fixtures;

           (2) All inventory in all of its forms, wherever located, now or hereafter existing including, but not limited to, (i) all raw materials and work in progress therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof; (ii) inventory, including the flow of oil through pipes into the refineries, in which the Company and/or Sunbelt have any interest in mass or a joint or other interest or right of any kind; (iii) goods which are returned to or repossessed by the Company and/or Sunbelt; and (iv) all additions and accessions thereto and replacement therefor and products thereof;

           (3) All accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind, whether long-term or short-term, now or hereafter existing, to the extent arising out of or in connection with the sale or lease of goods, and all rights now or hereafter existing in and to all security agreements and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper and instruments, to the extent arising out of or in connection with the sale of goods, including, without limitation, all rights and claims to the payment or receipt of money or other forms of consideration of any kind included in this clause (3) and all of the Company's and/or Sunbelt's operating agreements and licenses and agreements with Southern Pacific Transportation Company and/or Southern Pacific Railroad Company;

           (4) To the extent not included in paragraphs (2) and (3) above, all documents, instruments, and general intangibles, and all ledger sheets, files and other documents and records relating to the Personal Property, in each case wherever located and whether now owned or hereafter acquired by the Company or Sunbelt;

           (5) All trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, designs, logos, indicia, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, renewals and extensions thereof, whether now owned or hereafter acquired or issued, all common law and other rights in and to the foregoing and the accompanying goodwill and other like business property rights and the right (but not the obligation) to register claim under trademark and to renew and extend such trademarks, and the right (but not the obligation) to sue in the name of the Company and/or Sunbelt for past, present or future infringement of trademark;

           (6) All common law and/or statutory copyrights, rights and interests of every kind and nature in copyrights and works protectable by copyright, whether now owned or hereafter created or acquired and renewals and extensions of copyrights, and the right (but not the obligation) to make publication thereof for copyright purposes, to register claim upon copyright and the right (but not the obligation) to renew and extend such copyrights, and the right (but not the obligation) to sue in the name of the Company and/or Sunbelt for past, present and future infringements of copyright;

           (7) All United States and foreign patents and patent applications now owned or hereafter acquired from time to time, and licenses and rights in, and the right (but not the obligation) to sue in the name of Company and/or Sunbelt or in the name of the Collateral Agent for, all past, present and future infringements of any such properties;

           (8) All cash, money, currency and all deposit accounts, including demand, time, savings, passbooks or similar accounts maintained with Bankers Trust Company or other banks, savings and loan associations or similar entities; and

           (9) All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by the Company and/or Sunbelt or in which Company and/or Sunbelt have an interest) that at any time evidence or contain information relating to the Trust Estate or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(e) All proceeds of any and all of the foregoing, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent, the Trustee or any
                                      A-2

      Holder is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing. The term "proceeds" includes whatever is receivable or received when components of the Trust Estate or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and incudes, without limitation, all rights to payment, including returned premiums, with respect to any insurance relating thereto.

                                   EXHIBIT B

                               (FACE OF SECURITY)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED OR QUALIFIED, AS THE CASE MAY BE, PURSUANT TO THE RELEVANT PROVISIONS OF THE FEDERAL AND STATE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REQUIREMENTS IS APPLICABLE, AND RIGHTS WITH RESPECT TO, AMONG OTHER THINGS, PRIORITY OF PAYMENT AND COLLATERAL WITH RESPECT TO THE SECURITY ARE SUBJECT TO AND GOVERNED BY THE TERMS OF AN AMENDED AND RESTATED INTERCREDITOR AGREEMENT, DATED AS OF _______, 1996, BY AND AMONG CERTAIN CREDITORS OF THE COMPANY AND THE COLLATERAL AGENT.

                             HUNTWAY PARTNERS, L.P.

                     12% SENIOR SECURED NOTE (SUNBELT IDB)
                                    DUE 2005

No. ______                                                        $_________

     HUNTWAY PARTNERS, L.P., a Delaware limited partnership (herein called the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to____________________
_______________________________________________________________________________
or registered assigns, the principal sum of ___________________________________ _______________________________________________________________ Dollars when and as due under the terms of this Security and the Indenture, in the manner referred to below, and to pay interest prior to default thereon from the later of January 1, 1996 or the most recent date through which interest has been paid hereon at the rate of 12% per annum less the Tax Exempt Bond Interest Rate, but in no event less than 1.75% per annum (the "Interest Rate"). Although the periodic payments with respect to this Security are characterized for convenience as interest hereunder, such payments are a commission payable as compensation for maintaining the IDB Letter of Credit. Interest shall accrue and be payable as follows: (i) from January 1, 1996 to December 31, 1996, interest shall be paid through the issuance on December 31, 1996 of an additional Senior Note (Other) with a principal amount equal to the accrued but unpaid interest (such Securities as issued from time to time for accrued but unpaid interest being referred to herein as "Secondary Securities"), and (ii) except as set forth below, interest accrued on each Security (including interest on Secondary Securities issued in payment of interest) after December 31, 1996 shall be due and payable until payment in full of such Security as follows: (a) 66.67% of the interest that shall accrue during the first calendar quarter of each year shall be due and payable in cash on March 31 of such year,
(b) 66.67% of the interest that shall accrue during the second calendar quarter of each year shall be due and payable in cash on June 30 of such year, (c) all interest that shall accrue during the third calendar quarter of each year plus 33.33% of the interest that shall have accrued during the first calendar quarter of such year shall be due and payable in cash on September 30 of such year and (d) all interest that shall accrue during the fourth calendar quarter of each year, plus 33.33% of the interest that shall have accrued during the second calendar quarter of such year shall be due and payable in cash on December 31 of such year. The amount of interest that shall accrue during the first and second quarter of each year but that is not payable until the second and third quarter of each year shall not accrue interest, unless and until such interest that shall have accrued during the first and second quarters of each calendar year becomes Defaulted Interest. Each issuance of Secondary Securities in lieu of the payment of interest in cash on the Securities shall be made pro rata with respect to the Outstanding Securities of such Class; provided that the Company may at its option pay cash in lieu of issuing Secondary Securities in any denomination of less than $100 as selected by the Company. Any such Secondary Securities shall be governed by the Indenture and shall be identical in all respects to the Senior Notes (Other) initially issued hereunder (except, as the case may be, with respect to the title, issuance date and aggregate principal amount). The Interest Rate is subject to increase upon default in accordance with Sections 503 and 515 of the Indenture. The unpaid principal of this Security will be due and payable in full on December 31, 2005. In addition, all or a portion of the principal of this Security may be paid from CDSA and from Excess Cash, as determined in accordance with the Indenture. Principal payments may be accelerated upon the occurrence of certain events specified in Section 307 and Article 5 of the Indenture. The interest payable on this Security on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1, June 1, September 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. After the provisions of the Indenture become subject to the requirements of the Trust Indenture Act, any such interest not so punctually paid shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Except as provided in clause (i) of the first sentence of this paragraph, payment of the principal of and interest on this Security will be made by wire transfer to a United States dollar account maintained by the Holder of this Security at a Depository Institution in the United States as reflected on the Security Register.

     Upon the occurrence of a Principal Drawing under the IDB Letter of Credit, an aggregate principal amount of Outstanding Securities in this Class in the principal amount of such drawing shall be automatically exchanged for Senior Notes (Other) in the principal amount of such drawing, in accordance with the Indenture. In addition, upon the occurrence of an event of default under the Letter of Credit Agreement and to the extent that the obligations under the Letter of Credit Agreement are accelerated pursuant to Section 6.02 of the Letter of Credit Agreement, an aggregate principal amount of Outstanding Securities of this Class shall be automatically converted into Senior Notes (Other) in accordance with and subject to the terms of the Indenture.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.


Dated:  __, 1996                  HUNTWAY PARTNERS, L.P.,
                                  a Delaware limited partnership

                                  By HUNTWAY MANAGING PARTNER, L.P.,
                                   its Managing General Partner

                                   By The Huntway Division of
                                   Reprise Holdings, Inc.,
                                   its Sole General Partner


                                   By: _________________________
                                       Name: _____________________
                                       Title: ____________________


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the 12% Senior Secured Notes (Sunbelt IDB) Due 2005 described in the within-mentioned Indenture.


                                   FLEET NATIONAL BANK,
                                   a national banking association,
                                   as Trustee



                                   By: ____________________________
                                       Authorized Signatory
                                       Name: ______________________

DATED: __, 1996

                               (BACK OF SECURITY)

     This Security is one of a duly authorized issue of Securities of the Company designated as its 12% Senior Secured Notes (Sunbelt IDB) Due 2005 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate original principal amount to $9,100,000, which may be issued under an indenture (herein called the "Indenture"), dated as of _________, 1996 between the Company and FLEET NATIONAL BANK, trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms and conditions of the Indenture are incorporated herein by this reference, and by acceptance hereof, the Holder of this Security assents to all of the terms and conditions of the Indenture. Also issued and to be issued under the Indenture are the Company's Senior Notes (Other). Certain capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     The Securities of this Class are subject to redemption upon not less than 30 nor more than 60 days' notice by first-class mail, at any time, as a whole or in part, at the election of the Company, at Redemption Prices (expressed in percentages of principal amount) set forth below, together in the case of any such redemption with accrued interest thereon to the Redemption Date (excluding interest evidenced by Secondary Securities), if redeemed during the calendar years indicated below:


       Year                             Percentage
       ----                             ----------
       [S]                                [C]
       1996 . . . . . . . . . . . . . . . 112.0%
       1997 . . . . . . . . . . . . . . . 109.6%
       1998 . . . . . . . . . . . . . . . 107.2%
       1999 . . . . . . . . . . . . . . . 104.8%
       2000 . . . . . . . . . . . . . . . 102.4%
       2001 and thereafter. . . . . . . . 100.0%


     In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date fixed for redemption.

     The Securities of this Class are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, on December 31 in any year commencing with the year 1998 through operation of the sinking fund for this Class at a Redemption Price equal to 100% of the principal amount.

     In the event of redemption (whether through operation of the sinking fund or otherwise) of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared, or may become, due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Requisite Holders. The Indenture also contains provisions permitting the Requisite Holders, on behalf of the Holders of all of the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and the consequences of such defaults. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the manner, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in Boston, Massachusetts, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Secretary, Huntway Partners, L.P., 25129 The Old Road, Suite 322, Newhall, California 91321.

     I/We assign and transfer this Security to:

     _______________________________________________________

     Insert assignee's soc. sec. or tax ID no.:_____________

     ______________________________________________________

     ______________________________________________________

     ______________________________________________________
     (Print or type assignee's name, address and zip code)



and irrevocably appoint_________________________________________

_______________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Dated: ______________  Signed:_____________________________

________________________________________________________________
(Sign exactly as your name appears on the other side of this Security)

                                   EXHIBIT C

                               (FACE OF SECURITY)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED OR QUALIFIED, AS THE CASE MAY BE, PURSUANT TO THE RELEVANT PROVISIONS OF THE FEDERAL AND STATE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REQUIREMENTS IS APPLICABLE, AND RIGHTS WITH RESPECT TO, AMONG OTHER THINGS, PRIORITY OF PAYMENT AND COLLATERAL WITH RESPECT TO THE SECURITY ARE SUBJECT TO AND GOVERNED BY THE TERMS OF AN AMENDED AND RESTATED INTERCREDITOR AGREEMENT, DATED AS OF _______, 1996, BY AND AMONG CERTAIN CREDITORS OF THE COMPANY AND THE COLLATERAL AGENT.

                             HUNTWAY PARTNERS, L.P.

                        12% SENIOR SECURED NOTE (OTHER)
                                    DUE 2005

No. ______                                                       $_________

     HUNTWAY PARTNERS, L.P., a Delaware limited partnership (herein called the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to____________________
----------------_______________________________________________________________
or registered assigns, the principal sum of ___________________________________ _______________________________________________________________ Dollars when and as due under the terms of this Security and the Indenture, in the manner referred to below, and to pay interest prior to default thereon from the later of [January 1, 1996] [the date hereof] or the most recent date through which interest has been paid hereon at the rate of 12% per annum (the "Interest Rate"), which interest shall accrue and be payable as follows: (i) from January 1, 1996 to December 31, 1996, interest shall be paid through the issuance on each Interest Payment Date of an additional Senior Note (Other) with a principal amount equal to the accrued but unpaid interest (such Securities as issued from time to time for accrued but unpaid interest being referred to herein as "Secondary Securities"), and (ii) except as set forth below, interest accrued on each Security (including interest on Secondary Securities issued in payment of interest) after December 31, 1996 shall be due and payable until payment in full of such Security as follows: (a) 66.67% of the interest that shall accrue during the first calendar quarter of each year shall be due and payable in cash on March 31 of such year, (b) 66.67% of the interest that shall accrue during the second calendar quarter of each year shall be due and payable in cash on June 30 of such year, (c) all interest that shall accrue during the third calendar quarter of each year plus 33.33% of the interest that shall have accrued during the first calendar quarter of such year shall be due and payable in cash on September 30 of such year and (d) all interest that shall accrue during the fourth calendar quarter of each year, plus 33.33% of the interest that shall have accrued during the second calendar quarter of such year shall be due and payable in cash on December 31 of such year. The amount of interest that shall accrue during the first and second quarter of each year, but that is not payable until the second and third quarter of each year shall not accrue interest, unless and until such interest that shall have accrued during the first and second quarters of each calendar year becomes Defaulted Interest. Each issuance of Secondary Securities in lieu of the payment of interest in cash on the Securities shall be made pro rata with respect to the Outstanding Securities of such Class; provided that the Company may at its option pay cash in lieu of issuing Secondary Securities in any denomination of less than $100 as selected by the Company. Any such Secondary Securities shall be governed by the Indenture and shall be identical in all respects to the Senior Notes (Other) initially issued hereunder (except, as the case may be, with respect to the title, issuance date and aggregate principal amount). The Interest Rate is subject to increase upon default in accordance with Sections 503 and 515 of the Indenture. The unpaid principal of this Security will be due and payable in full on December 31, 2005. In addition, all or a portion of the principal of this Security may be paid from CDSA and from Excess Cash, as determined in accordance with the Indenture. Principal payments may be accelerated upon the occurrence of certain events specified in Section 307 and Article 5 of the Indenture. The interest payable on this Security on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1, June 1, September 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. After the provisions of the Indenture become subject to the requirements of the Trust Indenture Act, any such interest not so punctually paid shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Except as provided in clause (i) of the first sentence of this paragraph, payment of the principal of and interest on this Security will be made by wire transfer to a United States dollar account maintained by the Holder of this Security at a Depository Institution in the United States as reflected on the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.


Dated:  __, 1996                 HUNTWAY PARTNERS, L.P.,
                                  a Delaware limited partnership

                                  By HUNTWAY MANAGING PARTNER, L.P.,
                                   its Managing General Partner

                                   By The Huntway Division of
                                   Reprise Holdings, Inc.,
                                   its Sole General Partner


                                   By: _________________________
                                       Name: _____________________
                                       Title: ____________________



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the 12% Senior Secured Notes (Other) Due 2005 described in the within-mentioned Indenture.


                                   FLEET NATIONAL BANK,
                                   a national banking association,
                                   as Trustee



                                   By: ____________________________
                                       Authorized Signatory
                                       Name: ______________________

DATED: __, 1996

                               (BACK OF SECURITY)

     This Security is one of a duly authorized issue of Securities of the Company designated as its 12% Senior Secured Notes (Other) Due 2005 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate original principal amount to $14,400,000, which may be issued under an indenture (herein called the "Indenture"), dated as of _________, 1996 between the Company and FLEET NATIONAL BANK, a national banking association, trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms and conditions of the Indenture are incorporated herein by this reference, and by acceptance hereof, the Holder of this Security assents to all of the terms and conditions of the Indenture. Also issued and to be issued under the Indenture are the Company's Senior Notes (Sunbelt IDB). Certain capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     The Securities of this Class are subject to redemption upon not less than 30 nor more than 60 days' notice by first-class mail, at any time, as a whole or in part, at the election of the Company, at Redemption Prices (expressed in percentages of principal amount) set forth below, together in the case of any such redemption with accrued interest thereon to the Redemption Date (excluding interest evidenced by Secondary Securities), if redeemed during the calendar years indicated below:



            Year                                Percentage
            ----                                ----------
            1996 . . . . . . . . . . . . . . . 112.0%
            1997 . . . . . . . . . . . . . . . 109.6%
            1998 . . . . . . . . . . . . . . . 107.2%
            1999 . . . . . . . . . . . . . . . 104.8%
            2000 . . . . . . . . . . . . . . . 102.4%
            2001 and thereafter  . . . . . . . 100.0%



     In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date fixed for redemption.


     The Securities of this Class are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, on December 31 in any year commencing with the year 1998 through operation of the sinking fund for this Class at a Redemption Price equal to 100% of the principal amount.

     In the event of redemption (whether through operation of the sinking fund or otherwise) of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared, or may become, due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Requisite Holders. The Indenture also contains provisions permitting the Requisite Holders, on behalf of the Holders of all of the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and the consequences of such defaults. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the manner, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in Boston, Massachusetts, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Secretary, Huntway Partners, L.P., 25129 The Old Road, Suite 322, Newhall, California, 91381.

     I/We assign and transfer this Security to:

     _______________________________________________________

     Insert assignee's soc. sec. or tax ID no.:_____________

     ______________________________________________________

     ______________________________________________________

     ______________________________________________________
     (Print or type assignee's name, address and zip code)



and irrevocably appoint_________________________________________

_______________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Dated: ______________  Signed:_____________________________

________________________________________________________________
(Sign exactly as your name appears on the other side of this Security)

                                   EXHIBIT D

                               SECURITY DOCUMENTS

                                                                     EXHIBIT D-1


RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:

O'MELVENY & MYERS
400 South Hope Street
Los Angeles, California  90071-2899
Attention:  F. Thomas Muller
45,710-230


                       SECOND AMENDMENT TO DEED OF TRUST
                            WITH ASSIGNMENT OF RENTS
                          AND OTHER SECURITY DOCUMENTS

                 THIS SECOND AMENDMENT TO DEED OF TRUST WITH ASSIGNMENT OF RENTS AND OTHER SECURITY DOCUMENTS (this "AMENDMENT") is made as of December 12, 1996 by and between SUNBELT REFINING COMPANY, L.P., a Delaware limited partnership ("TRUSTOR"), whose address is 23822 West Valencia Boulevard, Suite 210, Valencia, California 91355, and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as collateral agent ("BENEFICIARY"), having an office at 114 West 47th Street, New York, New York 10036.

                                R E C I T A L S:

                 WHEREAS, on August 1, 1988, Bankers Trust Company, a New York banking corporation ("BANKERS"), Trustor and Huntway Partners, L.P., a Delaware limited partnership ("HUNTWAY") entered into a certain Amended and Restated Credit Agreement (as subsequently amended and restated from time to time, the "INITIAL SUNBELT CREDIT AGREEMENT"), pursuant to which Bankers agreed, among other things, to issue certain letters of credit on behalf of, and make certain loans to, Trustor; and

                 WHEREAS, Trustor's obligations under the Initial Sunbelt Credit Agreement and instruments collateral thereto were secured by, among other things, that certain Deed of Trust (With Assignment of Rents) dated as of October 5, 1988, made by Trustor to First American Title Insurance Agency of Pinal, as trustee, for the benefit of Bankers, as beneficiary, which Deed of Trust was recorded in the Official Records of the County of Pinal, State of Arizona, on October 5, 1988, as Instrument Number 923540, Docket 1558, Page 863, and which was heretofore modified by (i) that certain Modification of Deed of Trust, between Sunbelt and Assignor, dated as of June 8, 1989, which was recorded in the Official Records of the County of Pinal, State of Arizona, on June 21, 1989, as Instrument

Number 948783, Docket 1613, Page 322, and (ii) that certain Second Modification of Deed of Trust, between Sunbelt and Assignor, dated as of November, 1990, which was recorded in the Official Records of the County of Pinal, State of Arizona, on November 21, 1989, in Docket 1710, Page 502 (as so modified, the "ORIGINAL DEED OF TRUST") and encumbers the real property described on Exhibit A attached hereto and by this reference made a part hereof; and

                 WHEREAS, the Initial Sunbelt Credit Agreement was subsequently amended and restated by that certain Third Amended and Restated Credit Agreement dated as of May 18, 1990, as amended by that certain First Amendment dated as of September 26, 1990, that certain Second Amendment dated as of November 16, 1990, that certain Third Amendment dated as of November 20, 1990, that certain Fourth Amendment dated as of March 29, 1991, that certain Fifth Amendment dated as of April 29, 1991, that certain Sixth Amendment dated as of May 31, 1991, that certain Seventh Amendment dated as of June 28, 1991, that certain Eighth Amendment dated as of July 30, 1991, that certain Ninth Amendment dated as of August 30, 1991, that certain Tenth Amendment and Limited Waiver dated October 28, 1991, and that certain Eleventh Amendment and Limited Waiver dated as of March 23, 1992 in each case, by and among Huntway, Sunbelt and Bankers (as so amended and restated, the "CREDIT AGREEMENT"); and

                 WHEREAS, by an Assignment of Notes and Deeds of Trust dated as of June 22, 1993, which was recorded in the Official Records of the County of Pinal, State of Arizona, on September 10, 1993 as Instrument Number 090864, Docket 1914, Page 225, Bankers assigned to Beneficiary all of its right, title and interest in and to the Original Deed of Trust and the obligations secured thereby; and

                 WHEREAS, pursuant to a "General Restructuring Agreement" dated as of June 22, 1993 (the "GENERAL RESTRUCTURING AGREEMENT"), the parties hereto, among others, reached agreement regarding a general restructuring of the existing obligations of Huntway, Sunbelt and their affiliates owed to Bankers and certain other creditors; and

                 WHEREAS, pursuant to the General Restructuring Agreement, the Credit Agreement and the various notes and other instruments executed pursuant thereto are were amended and restated by and as the instruments listed on Exhibit B to this Amendment (the "EXISTING INSTRUMENTS");

                 WHEREAS, pursuant to an Amendment to Deed of Trust with Assignment of Rents and other Security Documents dated as of June 22, 1993, which was recorded in the Official Records of the County of Pinal, State of Arizona, on September 10, 1993 as Instrument Number 090864, Docket 1914, Page 234, Trustor amended the Original Deed of Trust for the purpose of, among other things, providing that all references therein to the Credit Agreement and certain related documents were amended to be references to the Existing Instruments, and providing that Trustor's obligations under the Credit Agreement and the notes and other instruments executed and delivered pursuant thereto would continue to be secured by the Original Deed of Trust as amended thereby (as so amended, the "DEED OF TRUST");

                 WHEREAS, as of the date hereof there are approximately $7,000,000 in aggregate principal amount of secured loans and $9,099,726 in aggregate stated amount of letters of credit outstanding to Sunbelt under the Existing Instruments secured by the Deed of Trust; and

                 WHEREAS, Huntway Partners, L.P., a Delaware limited partnership ("Huntway") is a debtor and debtor in possession under chapter 11 of Title 11 of the United States Code, having commenced a bankruptcy case on November 12, 1996;

                 WHEREAS, on November 12, 1996, Huntway submitted to the United States Bankruptcy Court for the District of Delaware (the "Court") a Plan of Reorganization dated November 12, 1996 (the "Plan"), and on December 12, 1996, the Court confirmed the Plan;

                 WHEREAS, pursuant to the Plan, Huntway will, among other things, (i) amend and restate the Existing Collateralized Note Indenture (as such term is defined on Exhibit B hereto) pursuant to the Amended and Restated Collateralized Note Indenture with Fleet National Bank of Massachusetts, as indenture trustee, dated as of December 12, 1996 (said indenture, as it may be amended, supplemented, restated or otherwise modified from time to time, being the "Collateralized Note Indenture"), (ii) issue Senior Notes (Other) in an original principal amount of $14,400,000.00 and a Senior Note (Sunbelt IDB) in the original principal amount of $9,100,000.00 pursuant to the Collateralized
Note Indenture, (iii) amend that certain Letter of Credit and Reimbursement Agreement dated as of June 22, 1993, by and among Huntway, Trustor, and Bankers Trust Company, as letter of credit bank, pursuant to the First Amendment to Letter of Credit Agreement dated as of December 12, 1996 (said letter of credit agreement, as so amended and as it may hereafter be further amended, supplemented, restated, or otherwise modified from time to time being the "Letter of Credit Agreement") and (iv) amend the Deed of Trust pursuant to this Amendment;

                 WHEREAS, the obligations evidenced by the Senior Notes (Other) and the Senior Notes (Sunbelt IDB) constitute a continuation of obligations previously evidenced by the Existing Secured Notes;

                 WHEREAS, pursuant to the Plan, the holders of the Senior Notes, Bankers Trust Company, as letter of credit bank under the Letter of Credit Agreement and Beneficiary have entered into that certain Amended and Restated Intercreditor and Collateral Trust Agreement dated as of December 12, 1996 (said agreement, as it may hereafter be amended, supplemented, restated, or otherwise modified from time to time being the "Intercreditor Agreement"; capitalized terms used herein without definition have the meanings assigned thereto in the Intercreditor Agreement) pursuant to which the parties thereto have set forth their agreement regarding the decision making process with respect to exercise of remedies under the Deed of Trust as amended hereby and the other Collateral Documents;

                 WHEREAS, Trustor and Beneficiary desire to amend the Deed of Trust in order to provide that it shall secure the payment and performance of all obligations under the documents and instruments listed on Exhibit C to this Amendment (the "New Instruments"), including, without limitation, all obligations in respect of the Collateralized Note Indenture, the Senior Notes and the Letter of Credit Agreement, and all obligations of Trustor hereunder;

                 WHEREAS, it is a condition precedent to the effectiveness of the Plan that the Trustor shall have executed this Amendment;

                 NOW, THEREFORE, with reference to the foregoing Recitals (which are incorporated herein by this reference) and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trustor and Beneficiary agree as follows:

                 1. Trustor's obligations under the Existing Instruments and the notes and other instruments executed and delivered pursuant thereto, as amended by and pursuant to the Plan and the New Instruments, shall continue to be secured by the Deed of Trust, which is hereby amended to conform to the terms thereof and to secure the obligations of Trustor thereunder. Notwithstanding anything to the contrary contained in the Deed of Trust, all obligations under the New Instruments shall be secured by the Deed of Trust without regard to the amount thereof. Except as amended by this Amendment, the Deed of Trust shall continue unmodified and in full force and effect. The parties hereto hereby ratify and confirm the Deed of Trust, as amended herein.

                 2. All references in the Deed of Trust to the Existing Instruments, or the Deed of Trust shall be deemed amended to refer to the New Instruments, as the same may be amended or modified from time to time.

                 3. This Amendment may be executed in any number of counterparts. Each counterpart shall be deemed an original and all counterparts shall be deemed the same instrument with the same effect as if all parties hereto had signed the same signature page. Any signature page of this Amendment may be detached from any identical counterpart of this Amendment having attached to it one or more additional signature pages.

                 4. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA.

                 5. Trustor shall pay all expenses, charges, costs and fees incurred in connection with this Amendment, including all fees, charges, and taxes in connection with recording or filing of this Amendment, appraisal fees and costs, title insurance premiums, and fees and expenses of Beneficiary counsel. Trustor hereby authorizes Beneficiary, in its discretion, to pay such expenses, charges, costs and fees at any time and add the same to the amounts secured by the Deed of Trust.

                 6.       Trustor represents and warrants to Beneficiary that
(i) the leasehold estate constituting a portion of the Trust Estate (as such term is defined in the Deed of Trust) remains valid and in full force and effect, Trustor is not in default thereunder, and the execution of this Amendment shall not cause the occurrence of a default thereunder; (ii) Trustor has not directly or indirectly transferred any interest in the Trust Estate except as may be permitted pursuant to Section 1.13 of the Deed of Trust; and (iii) Trustor owns the Trust Estate free and clear of all liens and encumbrances except for the Permitted Exceptions (as such term is defined in Section 4.17 of the Deed of Trust).

                 IN WITNESS WHEREOF, the duly authorized representatives of Trustor and Beneficiary have executed this Amendment as of the date first above written.

TRUSTOR:                          SUNBELT REFINING COMPANY, L.P.

                                  By:      HUNTWAY PARTNERS, L.P., its sole
                                           General Partner

                                        By:     Huntway Managing Partner, L.P.,
                                                  its Managing General Partner

                                        By:      The Huntway Division of
                                                  Reprise Holdings, Inc., its
                                                  sole General Partner


                                        By: ____________________________
                                              Title:


                                        By:     Huntway Holdings, L.P., its
                                                  Special General Partner

                                        By:      The Huntway Division of
                                                  Reprise Holdings, Inc., its
                                                  sole General Partner


                                        By: ____________________________
                                              Title:

BENEFICIARY:              UNITED STATES TRUST COMPANY OF NEW
                                  YORK, as Collateral Agent


                                  By: ____________________________
                                        Title:

STATE OF CALIFORNIA       )
                          ) SS.:
COUNTY OF LOS ANGELES     )


         The foregoing instrument was acknowledged before me this ____ day of ______ 1996 , by ____________________, the ____________________ of the Huntway
Division of Reprise Holdings, Inc., the sole general partner of Huntway Managing Partner, L.P., the managing general partner of Huntway Partners, L.P., the sole general partner of Sunbelt Refining Company, L.P., on behalf of Sunbelt Refining Company, L.P.

                 WITNESS my hand and official seal.



                                       Signature _______________________________

[SEAL]



STATE OF NEW YORK         )
                          ) SS.:
COUNTY OF NEW YORK        )


         The foregoing instrument was acknowledged before me this ____ day of _____ 1996, by ____________________, the ____________________ of United States
Trust Company of New York, on behalf of United States Trust Company of New
York.

                 WITNESS my hand and official seal.



                                       Signature _______________________________

[SEAL]

STATE OF CALIFORNIA       )
                          ) SS.:
COUNTY OF LOS ANGELES     )


         The foregoing instrument was acknowledged before me this ____ day of _____, 199_, by _________________________ the ____________________ of The
Huntway Division of Reprise Holdings, Inc., the sole general partner of Huntway Holdings, L.P., the Special General Partner of Huntway Partners, L.P., the sole general partner of Sunbelt Refining Company, L.P., on behalf of Sunbelt Refining Company, L.P.

                 WITNESS my hand and official seal.



                                       Signature _______________________________

[SEAL]

                                   EXHIBIT A

                     LEGAL DESCRIPTION OF THE REAL PROPERTY


                 A parcel of land situated in the N 1/2 of Section 10, Township 6 South, Range 8 East, Gila and Salt River Base and Meridian, Pinal County, Arizona, more particularly described as follows:

                 Commencing for a tie at an Arizona Department of Transportation (ADOT) Cap which is the North West section corner of said
Section 10 from whence a 1/2" I.P. which is the N 1/4 corner bears N 89#58'00"E a distance of 2631.89 feet, thence from said North West section corner N89#58'00"E along the North section line a distance of 1492.98 feet to a point which is the TRUE POINT OF BEGINNING;

                 Thence S0#10'05"W a distance of 33.00 feet to a point on the Pinal County road easement and Southern Pacific Railroad right- of-way;

                 Thence continuing S0#10'05"W along said railroad right-of-way a distance of 847.00 feet;

                 Thence N89#58'00"E a distance of 1820.00 feet to a point;

                 Thence N0#10'05"E a distance of 880.00 feet to a point on the North section line;

                 Thence S89#58'00"W along the North section line a distance of 1820.00 feet to the TRUE POINT OF BEGINNING.

                 Comprising 36.77 acres more or less.

                                   EXHIBIT B

                              EXISTING INSTRUMENTS


"Existing Instruments" shall mean and include the following instruments executed by Huntway Partners, L.P. ("Huntway") and/or Sunbelt Refining Company, L.P. ("Sunbelt"):

1. That certain Collateralized Note Indenture dated as of June 22, 1993 by and between Huntway, as issuer, and Shawmut Bank, N.A., as trustee, as it may be amended, amended and restated, supplemented or modified from time to time (the "Existing Collateralized Note Indenture"), together with (i) each of those certain 8% Priority Secured Notes due 1994 issued by Huntway to Bankers Trust Company ("Bankers"), Massachusetts Mutual Life Insurance Company ("Massachusetts Mutual"), Phoenix Home Life Insurance Company ("Phoenix Home Life"), Century Life of America ("Century America") and Century Life Insurance Company ("Century Life") pursuant to the Collateralized Note Indenture in the original aggregate principal amount of $3,994,542, and (ii) each of those certain 8% Senior Secured Notes due 2000 issued by Huntway to Bankers, Massachusetts Mutual, Phoenix Home Life, Crown Life Insurance Company ("Crown Life"), Century America and Century Life pursuant to the Collateralized Note Indenture in the original aggregate principal amount of $22,170,000.

2. That certain Increasing Rate Subordinated Secured Note Indenture dated as of June 22, 1993 by and between Huntway, as issuer, and Shawmut Bank of Connecticut, N.A., as trustee, as it may be amended, amended and restated, supplemented or modified from time to time (the "Subordinated Secured Note Indenture"), together with (i) each of those certain Increasing Rate Subordinated Secured Notes due 2008 (including the Subordinated Note (Sunbelt IDB)) issued by Huntway to Bankers, Massachusetts Mutual, Phoenix Home Life, Crown Life, Century America and Century Life pursuant to the subordinated Secured Note Indenture in the original aggregate principal amount of $49,135,724.16, and (ii) that certain Increasing Rate Subordinated Secured Note due 2008 issued by Huntway to Bankers (the "Subordinated Note (Sunbelt IDB)") pursuant to the Subordinated Secured Note Indenture in the original aggregate principal amount of $9,099,726.

3. That certain Letter of Credit and Reimbursement Agreement dated as of June 22, 1993 by and among Bankers as issuer of letters of credit (or any permitted successor to such facility), Huntway and Sunbelt, as it may be amended, amended and restated, supplemented or modified from time to time, providing for the issuance of letters of credit not to exceed $18,500,000 in aggregate face amount at any time, and for reimbursement by Huntway and Sunbelt of any amounts at any time drawn thereunder, with interest.

4. That certain Huntway Guaranty Agreement dated as of May 31, 1989, by Huntway in favor of and for the benefit of Bankers, as modified by the Modification of Huntway Guaranty Agreement dated as of June 22, 1993, and as further amended, amended and restated, supplemented or modified from time to time.

                                   EXHIBIT C

                                NEW INSTRUMENTS

"New Instruments" shall mean and include the following instruments executed by Huntway Partners, L.P. ("Huntway") and/or Sunbelt Refining Company, L.P. ("Sunbelt"):

1. That certain Amended and Restated Collateralized Note Indenture dated as of December 12, 1996 by and between Huntway, as issuer, and Fleet National Bank of Massachusetts, as trustee, as it may be amended, amended and restated, supplemented or modified from time to time (the "Collateralized Note Indenture"), together with (i) each of those certain 12% Senior Secured Notes (Sunbelt IDB) due 2005 issued by Huntway to Bankers Trust Company ("Bankers") pursuant to the Collateralized Note Indenture in the original aggregate principal amount of $9,100,000, and (ii) each of those certain 12% Senior Secured Notes (Other) due 2008 issued by Huntway to Bankers, Massachusetts Mutual Life Insurance Company ("Massachusetts Mutual") [NAME OTHER HOLDERS] pursuant to the Collateralized Note Indenture in the original aggregate principal amount of $14,400,000.

2. That certain Letter of Credit and Reimbursement Agreement dated as of June 22, 1993 by and among Bankers as issuer of letters of credit (or any permitted successor to such facility), Huntway and Sunbelt, as amended by that certain First Amendment to Letter of Credit and Reimbursement Agreement dated as of December 12, 1996 and as it may be further amended, amended and restated, supplemented or modified from time to time, providing for the issuance of letters of credit not to exceed $18,500,000 in aggregate face amount at any time, and for reimbursement by Huntway and Sunbelt of any amounts at any time drawn thereunder, with interest.

3. That certain Amended and Restated Huntway Guaranty Agreement dated as of December 12, 1996 by Huntway in favor of and for the benefit of United States National Trust Company of New York, as Collateral Agent for certain secured parties, and it may be amended, amended and restated, supplemented or modified from time to time.

4. That certain Amended and Restated Sunbelt Guaranty Agreement dated as of December 12, 1996 by Sunbelt in favor of and for the benefit of United States National Trust Company of New York, as Collateral Agent for certain secured parties, and it may be amended, amended and restated, supplemented or modified from time to time.

           REAL PARTIES IN INTEREST FOR WHICH BENEFICIARY IS TRUSTEE

Bankers Trust Company
One Bankers Trust Plaza, Mail Stop 2283
130 Liberty Street, 28th Floor
New York, NY 10006

Mass Mutual Life Insurance Company
1295 State Street
Springfield, MA 01111

Mellon Bank, N.A., as trustee for First Plaza Group Trust
c/o Contrarian Capital Management, L.L.C.
411 West Putnam, Suite 225
Greenwich, Connecticut 06830

Oppenheimer & Company, Inc. for itself and as agent for certain affiliates c/o Contrarian Capital Management, L.L.C.
411 West Putnam, Suite 225
Greenwich, Connecticut 06830

Ryback Management Corporation


         and their respective successors and permitted assigns

                                                                     EXHIBIT D-2

                   AMENDED AND RESTATED CURRENT ASSETS PLEDGE
                             AND SECURITY AGREEMENT



                 This AMENDED AND RESTATED CURRENT ASSETS PLEDGE AND SECURITY AGREEMENT (this "Agreement") is dated as of December 12, 1996 and is made by and between HUNTWAY PARTNERS, L.P., a Delaware limited partnership ("Pledgor"), and UNITED STATES TRUST COMPANY OF NEW YORK, as Collateral Agent for and representative of ("Collateral Agent") the Secured Parties (as defined in the Intercreditor Agreement referred to below).


                                    RECITALS

                 WHEREAS, Pledgor and Bankers Trust Company ("Bankers") entered into that certain Current Assets Pledge and Security Agreement (the "Original Security Agreement") dated as of May 31, 1989, pursuant to which Pledgor granted a security interest in certain of its assets to secure certain obligations owed to Bankers;

                 WHEREAS, the Original Security Agreement was amended pursuant to that certain Modification of Current Assets Pledge and Security Agreement dated as of June 22, 1993 by and among Pledgor, Bankers and Collateral Agent, pursuant to which Bankers assigned the security interest created by the Original Security Agreement to the Collateral Agent and substituted Collateral Agent for Bankers as the secured party thereunder (the Original Security Agreement, as so modified and assigned, being the "Existing Security Agreement");

                 WHEREAS, Pledgor is a debtor and debtor in possession under chapter 11 of Title 11 of the United States Code, having commenced a bankruptcy case on November 12, 1996;

                 WHEREAS, on November 12, 1996, Pledgor submitted to the United States Bankruptcy Court for the District of Delaware (the "Court") a Prepackaged Plan of Reorganization dated November 12, 1996 (the "Plan"), and on December 12, 1996, the Court confirmed the Plan;

                 WHEREAS, pursuant to the Plan, Pledgor will, among other things, (i) enter into the Collateralized Note Indenture and issue Senior Notes (Other) in an original aggregate principal amount of $14,400,000.00 and a Senior Note (Sunbelt IDB) in the original aggregate principal amount of $9,100,000.00 pursuant to the Collateralized Note Indenture, (ii) amend the Existing Letter of Credit Agreement pursuant to the First Amendment to Letter of Credit Agreement dated as of December 12, 1996 (said letter of credit agreement, as so amended and as it may hereafter be further amended, supplemented, restated, or otherwise modified from time to time being the "Letter of Credit Agreement") and (iii) amend and restate the Existing Security Agreement pursuant to this Agreement;

                 WHEREAS, Pledgor and Collateral Agent desire to amend and restate the Existing Security Agreement in order to provide that it shall secure the payment and performance of all Secured Obligations, including, without limitation, all obligations in respect of the Collateralized Note Indenture, the Senior Notes and the Letter of Credit Agreement;

                 WHEREAS, pursuant to the Plan, the holders of the Senior Notes, Bankers, as letter of credit bank under the Letter of Credit Agreement and Collateral Agent have entered into that certain Amended and Restated Intercreditor and Collateral Trust Agreement dated as of December 12, 1996 (said agreement, as it may hereafter be amended, supplemented, restated, or otherwise modified from time to time being the "Intercreditor Agreement"; capitalized terms used herein without definition have the meanings assigned thereto in the Intercreditor Agreement) pursuant to which the parties thereto have set forth their agreement regarding the decision making process with respect to exercise of remedies under this Agreement and the other Collateral Documents;

                 WHEREAS, it is a condition precedent to the effectiveness of the Plan that the parties hereto shall have entered into this Agreement;

                 NOW, THEREFORE, in consideration of the foregoing, and the agreements, covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby amend and restate the Existing Security Agreement as follows:

                 SECTION 1. GRANT OF SECURITY. Pledgor hereby assigns and pledges to Collateral Agent for its benefit and the ratable benefit of the Secured Parties, and hereby grants to Collateral Agent for its benefit and the ratable benefit of the Secured Parties a security interest in, the following and the proceeds thereof (the "Collateral"):

                 (a) All inventory in all of its forms, wherever located, now or hereafter existing including, but not limited to, (i) all raw materials and work in progress therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof;
         (ii) inventory, including the flow of oil through pipes into the refineries, in which Pledgor has any interest in mass or a joint or other interest or right of any kind; (iii) goods which are returned to or repossessed by Pledgor; and (iv) all additions and accessions thereto and replacements therefor and products thereof, (any and all such inventory, additions, accessions, replacements and products being the "Inventory"):

                 (b) All accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind, whether long-term or short-term, now or hereafter existing, to the extent arising out of or in connection with the sale or lease of goods, and all rights now or hereafter existing in and to all security agreements and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper and instruments, to the extent arising out of or in connection with the sale of goods (any and all such accounts, contract rights, chattel paper and instruments being the "Receivables," and any and all such leases, security agreements and other contracts being the "Related Contracts");

                 (c) To the extent not included in paragraphs (a) and (b) above, all documents, instruments, and general intangibles, and all ledger sheets, files and other documents and records relating to the Collateral, in each case wherever located and whether now owned or hereafter acquired by Pledgor; and

                 (d) All proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, to the extent payable by reason of loss or damage to or otherwise with respect to any of the Inventory and Receivables. For purposes of this Agreement the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all right to payment, including returned premiums, with respect to any insurance relating thereto.

                 SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all Secured Obligations including, without limitation, all obligations under the Collateralized Note Indenture, the Senior Notes, the Letter of Credit Agreement, any Replacement Letter of Credit Agreement, and all reimbursement obligations in respect of letters of credit issued thereunder, whether for principal, interest (including, without limitation, interest, that but for the filing of a petition in bankruptcy with respect to Pledgor or Sunbelt Refining Company, L.P., a Delaware limited partnership ("Sunbelt"), would accrue on such obligations), fees, expenses or otherwise and all obligations of Pledgor now or hereafter existing under this Agreement (all such obligations are referred to herein as the "Secured Obligations").

                 SECTION 3. PLEDGOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) Pledgor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent of any of the rights hereunder shall not release Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) Collateral Agent shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                 SECTION 4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

                 (a) All of the Inventory of Pledgor is located at the addresses specified for Pledgor in Schedule I hereto. The chief place of business and chief executive office of Pledgor and the office where Pledgor keeps its records concerning the Receivables and all originals of all chattel paper which evidence Receivables are located at the addresses specified for Pledgor in Schedule II.

                 (b) Pledgor is the legal and beneficial owner of the Collateral located at the addresses set forth opposite its name on Schedules I and II, free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement and Liens permitted under the Collateralized Note Indenture. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral is on file in any recording office, except such as may have been filed in favor of Collateral Agent relating to this Agreement or for which duly executed termination statements have been delivered to Collateral Agent.

                 (c) The pledge of and grant of a security interest in the Collateral pursuant to this Agreement together with steps for perfection creates a valid and perfected first priority security interest in the Collateral securing the payment of the Secured Obligations, subject only to such Liens as are permitted under the Collateralized Note Indenture.

                 (d) Pledgor does not do business under any fictitious business names or trade names and, except as is permitted by subsection 5(d), will not do business under any fictitious business names or trade names.

                 (e) Except for the filing or recording of any UCC Financing Statements necessary to perfect the security interests created hereunder, or filings with the United States Copyright Office, the United States Patent and Trademark Office and any state or foreign trademark office necessary to perfect the security interest created hereunder, to Pledgor's best knowledge, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by Pledgor of the security interest in the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the perfection of such security interest or the exercise by Collateral Agent of the rights and remedies provided for in this Agreement.

                 SECTION 5. FURTHER ASSURANCES.

                 (a) Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, which Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) if an Event of Default shall have occurred and be continuing, at the request of Collateral Agent, mark conspicuously each chattel paper included in the Receivables and each Related Contract pertaining to the Collateral with a legend, in form and substance satisfactory to Collateral Agent, indicating that such chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, which Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and (iii) if any Receivable shall be evidenced by a promissory note or other instrument, deliver to Collateral Agent and pledge to Collateral Agent hereunder such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Collateral Agent. Notwithstanding any of the foregoing provisions of this Section 5(a), Pledgor shall not be required to give notice to any Person of the security interest created hereunder unless (i) an Event of Default shall have occurred and be continuing, or (ii) such notice shall be the only means available to perfect the security interest granted hereunder.

                 (b) Pledgor hereby authorizes Collateral Agent to file one or more financing or continuation statements, or fixture filings and amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor where permitted by law.

                 (c) Pledgor will furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

                 (d) Pledgor will not make any change in its partnership name or conduct its business operations under any fictitious business name or trade name without giving to Collateral Agent at least 30 days' prior written notice of such changed or new name.

                 SECTION 6. AS TO INVENTORY. Pledgor shall keep the Inventory (other than Inventory sold in the ordinary course of business) owned by each of them at the places therefor specified in Section 4(a) or, upon prior written notice to Collateral Agent, at such other places in jurisdictions where all action required by Section 5 shall have been taken with respect to the Inventory.

                 SECTION 7.  INSURANCE; CONDEMNATION AWARDS.

                 (a) Pledgor shall, at its own expense, maintain insurance with financially sound and reputable insurers against loss or damage to the Inventory (including liability insurance) of such types, against such risks and in such amounts as are customarily carried under similar circumstances by corporations of established reputation engaged in the same or similar businesses and similarly situated.
         Each policy of insurance with respect to the Inventory shall (i) name Pledgor and Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon Collateral Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Collateral Agent (except that reimbursement under any liability insurance may be paid directly to the person who shall have incurred liability covered by such insurance), notwithstanding any action, inaction or breach of representation or warranty by Pledgor, (iii) provide that there shall be no recourse against Collateral Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to Collateral Agent by the insurer. Pledgor shall furnish to Collateral Agent insurance certificates, in form and substance satisfactory to Collateral Agent, evidencing compliance by each of them with the terms of this Section 7, and, if so requested by Collateral Agent, shall deliver to Collateral Agent original or duplicate policies of such insurance and, as often as Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, Pledgor shall, at the request of Collateral Agent at any time after an Event of Default has occurred and is continuing, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5 and cause the respective insurers to acknowledge notice of such assignment.

                 (b) Prior to the expiration of each insurance policy with respect to the Inventory, upon written request of Collateral Agent, Pledgor shall furnish Collateral Agent with evidence satisfactory to Collateral Agent of the reissuance of a policy continuing insurance in force as required by this Agreement and at or prior to the date payment of the premium therefor is due, evidence satisfactory to Agent of such payment. In the event Pledgor fails to provide, maintain, keep in force or deliver and furnish to Collateral Agent the policies of insurance required by this Section 7, Collateral Agent, upon fifteen (15) days' prior written notice to Pledgor, may procure such insurance or single interest insurance for such risks covering Collateral Agent's interest, and Pledgor will pay all premiums thereon promptly upon demand by Collateral Agent, together with interest thereon at the Prime Rate plus 3-1/2% per annum, from the date of expenditure by Collateral Agent until reimbursement by Pledgor.

                 (c) Subject to the provisions of Section 7(a) hereof, all policies of insurance with respect to the Inventory required to be furnished by Pledgor pursuant to this Section 7 shall have attached thereto the Lender's Loss Payable Endorsement or its equivalent, or a loss payable clause acceptable to Collateral Agent, for the benefit of Collateral Agent.

                 (d) If, but only if, the proceeds of any insurance policies with respect to the Inventory provided for in this Section 7 are paid to Collateral Agent, the following provisions shall be applicable:

                          (i) Collateral Agent is hereby authorized to hold such proceeds in Investments permitted by the Collateralized
                 Note Indenture and to pay out such proceeds with interest as provided in this Section 7, all such interest to be the income of Pledgor who is the owner of the insurance policy paying such proceeds, to be held by Collateral Agent subject to the terms and conditions of this Agreement. Pledgor shall pay all taxes upon such income and indemnify Collateral Agent against and save Collateral Agent harmless from all liability, loss, cost, damage or expense, including reasonable attorneys' fees, in connection therewith. Collateral Agent is authorized to retain from the proceeds the necessary expenses incidental to the collection of any such funds, and a reasonable amount for its services in connection with the collection and disbursement of such funds.

                          (ii) in case of an Event of Default which is continuing the insurance proceeds shall be applied by Collateral Agent in accordance with Section 14 hereof. Otherwise, Collateral Agent shall disburse such insurance proceeds to Pledgor, so long as it is the owner of the Collateral for which such insurance proceeds were paid.

                          (iii) All insurance money received by Collateral Agent shall be held by Collateral Agent to secure the performance by Pledgor, the owner of the Collateral insured thereby, of its obligations under this Agreement: first to replace any portion of the Collateral that has been damaged, lost, stolen or destroyed; and the remainder, if any, to pay the Secured Obligations and indebtedness secured hereunder as herein provided.

                 SECTION 8.  AS TO RECEIVABLES.

                 (a) Pledgor shall keep its chief place of business and chief executive offices and the offices where it keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, at the location therefor specified in
         Section 4(a) or, upon 30 days' prior written notice to Collateral Agent, at such other locations in a jurisdiction where all action required by Section 5 shall have been taken with respect to the Receivables. Pledgor will hold and preserve such records and chattel paper and will permit representatives of Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

                 (b) Except as otherwise provided in this subsection (b), Pledgor shall continue to collect, at its own expense, all amounts due or to become due Pledgor under the Receivables. In connection with such collections, Pledgor may take (and, at Collateral Agent's reasonable direction, shall take) such action as Pledgor or Collateral Agent may deem necessary or advisable to enforce collection of the Receivables; provided, however, that Collateral Agent shall have the right at any time after the occurrence and during the continuation of an Event of Default to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to Pledgor thereunder directly to Collateral Agent and, upon such notification and at the expense of Pledgor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Pledgor might have done. After the occurrence and during the continuation of an Event of Default (i) all amounts and proceeds (including instruments) received by Pledgor in respect of the Receivables shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as provided by Section 14, and (ii) Pledgor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                 (c) Pledgor will not, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of their notes or accounts receivable; provided that Pledgor may offer discounts in the ordinary course of business for early payment of receivables and may negotiate settlements of bad debts and disputed receivables in the ordinary course of business, all in accordance with the historical practices of Pledgor and its Subsidiaries.

                 SECTION 9. TRANSFERS AND OTHER LIENS. Except as otherwise permitted by the Collateralized Note Indenture, Pledgor shall not:

                 (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral except, in respect of the Inventory, in the ordinary course of its business.

                 (b) create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure debt of any person or entity, except for the security interest created by this Agreement and only to the extent permitted by the Collateralized Note Indenture.

                 SECTION 10. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Collateral Agent its attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Collateral Agent or otherwise, from time to time in Collateral Agent's discretion upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of Pledgor under Section 8), including, without limitation:

                 (i) to obtain and adjust insurance required to be paid to Collateral Agent pursuant to Section 7,

                 (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                 (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause
         (i) and (ii) above, and

                 (iv) to file any claims or take any action or institute any proceedings which Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral.

                 SECTION 11. COLLATERAL AGENT MAY PERFORM. If Pledgor fails to perform any material agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses so incurred in connection therewith shall be payable by Pledgor pursuant to
Section 15(b).

                 SECTION 12. COLLATERAL AGENT'S DUTIES. The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve against prior parties or any other rights pertaining to any Collateral.

                 SECTION 13. REMEDIES. If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") (whether or not the Code applies to the affected Collateral) and also may (i) require Pledgor, and Pledgor hereby agrees that it will, at its expense and upon the reasonable written request of Collateral Agent forthwith, to assemble all or part of the Collateral owned by Pledgor as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent which is reasonably convenient to both parties, (ii) to the full extent permitted by law, without notice or demand or legal process, enter upon any premises of Pledgor and take possession of the Collateral, and (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as shall be commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. With respect to securities constituting Collateral, Collateral Agent shall be authorized at any such sale (to the extent it deems it advisable to do so, in its sole discretion or as may be required by applicable law) to restrict the prospective bidders or purchasers to persons who in the Collateral Agent's sole judgment are sufficiently sophisticated and who will represent and agree that they are purchasing the securities constituting Collateral then being sold for their own account and not with a view to the distribution or resale thereof, and upon consummation of any such sale Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the securities constituting Collateral so sold. If deemed necessary or appropriate by Collateral Agent in its sole discretion in the exercise of its rights under this Section 13, at any sale of Collateral, if permitted by law, Collateral Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for and purchase the Collateral or any portion thereof for the account of Collateral Agent. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 SECTION 14. APPLICATION OF PROCEEDS. All proceeds except for insurance proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Collateral Agent be held by Collateral Agent as Collateral for, and/or then or at any time thereafter applied in whole or in part by Collateral Agent against the Secured Obligations in the following order of priority:

                 FIRST: To the payment of the costs and expenses of such sale, collection or other realization, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, in accordance with Section 15;

                 SECOND: After payment in full of the amounts specified in the preceding subparagraph, to the payment of all of the Secured Obligations in accordance with the terms of the Intercreditor Agreement; and

                 THIRD: After payment in full of the amounts specified in the preceding subparagraphs, to the payment to or upon the order of Pledgor, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                 SECTION 15. INDEMNITY AND EXPENSES.

                 (a) Pledgor agrees to indemnify Collateral Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement

         (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from Collateral Agent's gross negligence or willful misconduct.

                 (b) Pledgor agrees to pay upon demand to Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of counsel and of any experts and agents, which Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

                 SECTION 16. AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 SECTION 17. ADDRESSES FOR NOTICES. All notices or other communications provided for hereunder shall be given in the manner, be delivered at the addresses and shall become effective as provided for in the notices provision contained in the Intercreditor Agreement.

                 SECTION 18. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Secured Obligations, the cancellation or expiration of all Letters of Credit and the cancellation or termination of all commitments to issue Letters of Credit, (ii) be binding upon Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of Collateral Agent and Secured Parties hereunder, to the benefit of Collateral Agent, Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), but subject to any restrictions on transfer of the Senior Notes contained in the Collateralized Note Indenture, each Secured Party may assign or otherwise transfer any Senior Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon the payment in full of the Secured Obligations, the cancellation or expiration of all Letters of Credit and the cancellation or termination of all commitments to issue Letters of Credit, Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                 SECTION 19. COLLATERAL AGENT. Collateral Agent has been appointed as Collateral Agent hereunder pursuant to the Intercreditor Agreement by the Secured Parties, and shall be entitled to the benefits of the Intercreditor Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Collateral) solely in accordance with this Agreement and the Intercreditor Agreement. Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as a Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement and shall deliver any Collateral in its possession to the successor Collateral Agent. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

                 SECTION 20. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. UNLESS OTHERWISE DEFINED HEREIN OR IN THE INTERCREDITOR AGREEMENT, TERMS USED IN ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE IN THE STATE OF NEW YORK ARE USED HEREIN AS THEREIN DEFINED.

                 SECTION 21. COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.


                   [Remainder of page intentionally omitted.]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                        HUNTWAY PARTNERS, L.P.

                                        BY:  HUNTWAY MANAGING PARTNER, L.P.,
                                               its Managing General Partner

                                        By:      Reprise Holdings, Inc., its
                                                 General Partner

                                        By:     The Huntway Division of Reprise
                                                Holdings, Inc.


                                        By: ___________________________

                                        Title: ________________________


                                        Notice Address:

                                        Huntway Refining Company
                                             25129 The Old Road, Suite 322
                                             Newhall, California 81381


                                        UNITED STATES TRUST COMPANY
                                        OF NEW YORK, as Collateral Agent


                                        By: ___________________________

                                        Title: ________________________

                                        Notice Address:

                                        114 West 47th Street
                                        New York, New York
                                        Attention: Corporate Trust Department

                                   SCHEDULE I

                                       TO

                      AMENDED AND RESTATED CURRENT ASSETS
                         PLEDGE AND SECURITY AGREEMENT


Locations of Inventory:

(1)      1601 N. Alameda Avenue, Wilmington, California

(2)      3001 Park Road, Benecia, California

(3)      GATX Terminal, Berth 172, Los Angeles, California

(4)      54145 East Randolph Road, Casa Grande, Arizona 85222

                                  SCHEDULE II

                                       TO

                      AMENDED AND RESTATED CURRENT ASSETS
                         PLEDGE AND SECURITY AGREEMENT


Chief Places of Business/Executive Offices of
Huntway/Locations of Receivables:

23822 West Valencia Boulevard
Suite 120
Valencia, California 91355

25129 The Old Road, Suite 322
Newhall, California  91381

                                                                     EXHIBIT D-3




           AMENDED AND RESTATED HUNTWAY PLEDGE AND SECURITY AGREEMENT

                 This AMENDED AND RESTATED HUNTWAY PLEDGE AND SECURITY AGREEMENT (this "Agreement") is dated as of December 12, 1996 and is made by and between HUNTWAY PARTNERS, L.P., a Delaware limited partnership ("Pledgor"), and UNITED STATES TRUST COMPANY OF NEW YORK, as Collateral Agent for and representative of ("Collateral Agent") the Secured Parties (as defined in the Intercreditor Agreement referred to below).


                                R E C I T A L S


                 WHEREAS, Pledgor and Bankers Trust Company ("Bankers") entered into that certain Huntway Pledge and Security Agreement (the "Original Security Agreement") dated as of May 31, 1989, pursuant to which Pledgor granted a security interest in certain of its assets to secure certain obligations owed to Bankers;

                 WHEREAS, the Original Security Agreement was amended pursuant to that certain Modification of Huntway Pledge and Security Agreement dated as of June 22, 1993 by and among Pledgor, Bankers and Collateral Agent, pursuant to which Bankers assigned the security interest created by the Original Security Agreement to the Collateral Agent and substituted Collateral Agent for Bankers as the secured party thereunder (the Original Security Agreement, as so modified and assigned, being the "Existing Security Agreement");

                 WHEREAS, Pledgor is a debtor and debtor in possession under chapter 11 of Title 11 of the United States Code, having commenced a bankruptcy case on November 12, 1996;

                 WHEREAS, on November 12, 1996, Pledgor submitted to the United States Bankruptcy Court for the District of Delaware (the "Court") a Plan of Reorganization dated November 12, 1996 (the "Plan") and on December 12, 1996, the Court confirmed the Plan;

                 WHEREAS, pursuant to the Plan, Pledgor will, among other things, (i) enter into the Collateralized Note Indenture and issue Senior Notes (Other) in an original aggregate principal amount of $14,400,000.00 and a Senior Note (Sunbelt IDB) in the original aggregate principal amount of $9,100,000.00 pursuant to the Collateralized Note Indenture, (ii) amend the Existing Letter of Credit Agreement pursuant to the First Amendment to Letter of Credit Agreement (said letter of credit agreement, as so amended and as it may hereafter be further amended, supplemented, restated, or otherwise modified from time to time being the "Letter of Credit Agreement") and (iii) amend and restate the Existing Security Agreement pursuant to this Agreement;

                 WHEREAS, Pledgor and Collateral Agent desire to amend and restate the Existing Security Agreement in order to provide that it shall secure the payment and performance of all Secured Obligations (as such term is defined in the Intercreditor Agreement), including, without limitation, all obligations in respect of the Collateralized Note Indenture, the Senior Notes and the Letter of Credit Agreement;

                 WHEREAS, pursuant to the Plan, the holders of the Senior Notes, Bankers, as letter of credit bank under the Letter of Credit Agreement and Collateral Agent have entered into that certain Amended and Restated Intercreditor and Collateral Trust Agreement dated as of December 12, 1996 (said agreement, as it may hereafter be amended, supplemented, restated, or otherwise modified from time to time being the "Intercreditor Agreement"; capitalized terms used herein without definition have the meanings assigned thereto in the Intercreditor Agreement) pursuant to which the parties thereto have set forth their agreement regarding the decision making process with respect to exercise of remedies under this Agreement and the other Collateral Documents;

                 WHEREAS, it is a condition precedent to the effectiveness of the Plan that the parties hereto shall have entered into this Agreement;

                 NOW, THEREFORE, in consideration of the foregoing, and the agreements, covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                 SECTION 1. PLEDGE. Pledgor hereby pledges to Collateral Agent for its benefit and the ratable benefit of the Secured Parties, and grants to Collateral Agent for its benefit and the ratable benefit of the Secured Parties a security interest in, the following and the proceeds thereof (the "Pledged Collateral"):

                 All of the general partnership interests of Sunbelt Refining Company, L.P., a Delaware limited partnership ("Sunbelt") in which Pledgor has any legal, equitable or beneficial interest (the "Pledged Huntway General Partnership Interests"), including, without limitation all of the general partnership interests of Sunbelt identified on Schedule A hereto, and the blank assignment representing the Pledged Huntway General Partnership Interests, and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Huntway General Partnership Interests.

                 SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under section

362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all Secured Obligations including, without limitation, all obligations under the Collateralized Note Indenture, the Senior Notes, the Letter of Credit Agreement, any Replacement Letter of Credit Agreement, and all reimbursement obligations in respect of letters of credit issued thereunder, whether for principal, interest (including, without limitation, interest, that but for the filing of a petition in bankruptcy with respect to Pledgor or Sunbelt, would accrue on such obligations), fees, expenses or otherwise and all obligations of Pledgor now or hereafter existing under this Agreement (all such obligations are referred to herein as the "Secured Obligations").

                 SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent. Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, without notice to Pledgor, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a). In addition, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                 SECTION 4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

                 (a) The Pledged Collateral has been duly authorized and validly issued and is fully paid and non-assessable. The Pledged Collateral represents all of the outstanding general partnership interests of Sunbelt.

                 (b) At the time of delivery of the Pledged Collateral to Collateral Agent pursuant to Section 3 of this Agreement, Pledgor will be the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

                 (c) The pledge of the Pledged Collateral pursuant to this Agreement and delivery of the certificates representing the Pledged Collateral creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations.

                 (d) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

                 SECTION 5. FURTHER ASSURANCES. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Pledgor further agrees that it will not permit any amendment or alteration to Sunbelt's limited partnership agreement without the express prior written consent of Collateral Agent.

                 SECTION 6. VOTING RIGHTS; DIVIDENDS; ETC. (a) So long as no Event of Default shall have occurred and be continuing:

                 (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Collateralized Note Indenture; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if, in Collateral Agent's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

                 (ii) Pledgor shall be entitled to receive and retain any and all distributions and interest paid in respect of the Pledged Collateral; provided, however, that any and all

                          (A) distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                          (B) distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                          (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,

         shall be, and shall be forthwith delivered to Collateral Agent to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                 (iii) Collateral Agent shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

         Any cash so held shall, pursuant to the written instructions of Pledgor, be invested by Collateral Agent in accordance with the terms of the Intercreditor Agreement.

                 (b) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
Section 6(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in Collateral Agent, so long as an Event of Default shall continue, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments. Collateral Agent shall execute and deliver such instruments evidencing Pledgor's right to exercise such voting rights as Pledgor may reasonably request.

                 SECTION 7. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Upon the occurrence and during the continuance of an Event of Default, Pledgor hereby appoints Collateral Agent as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Collateral Agent's discretion to take any action and to execute any instrument which Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

                 SECTION 8. COLLATERAL AGENT MAY PERFORM. If Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from Collateral Agent, Collateral Agent may itself act reasonably to perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 11.

                 SECTION 9. REASONABLE CARE. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which Collateral Agent accords its own property consisting of negotiable securities, it being understood that Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral unless so reasonably requested by Pledgor.

                 SECTION 10. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing:

                 (a) Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and Collateral Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 (b) Any cash held by Collateral Agent as Pledged Collateral and all cash proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall, as soon as reasonably practicable, be applied (after payment of any amounts payable to Collateral Agent pursuant to Section 11) in whole or in part by Collateral Agent against all or any part of the Secured Obligations in accordance with the terms of the Intercreditor Agreement. Any surplus of such cash or cash proceeds held by Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

                 SECTION 11. EXPENSES. Pledgor will, upon demand, pay to Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder or
(iv) the failure by Pledgor to perform or observe any of the provisions hereof.

                 SECTION 12. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

                 SECTION 13. ADDRESSES FOR NOTICES. All notices or other communications provided for hereunder shall be given in the manner, be delivered at the addresses and shall become effective as provided for in the notices provision contained in the Intercreditor Agreement.

                 SECTION 14. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Secured Obligations, the cancellation or expiration of all Letters of Credit and the cancellation or termination of all commitments to issue Letters of Credit, (ii) be binding upon Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of Collateral Agent and Secured Parties hereunder, to the benefit of Collateral Agent, Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), but subject to any restrictions on transfers of Senior Notes contained in the Collateralized Note Indenture, each Secured Party may assign or otherwise transfer any Senior Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon the payment in full of the Secured Obligations, the cancellation or expiration of all Letters of Credit and the cancellation or termination of all commitments to issue Letters of Credit, Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                 SECTION 15. COLLATERAL AGENT. Collateral Agent has been appointed as Collateral Agent hereunder pursuant to the Intercreditor Agreement by the Secured Parties, and shall be entitled to the benefits of the Intercreditor Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral) solely in accordance with this Agreement and the Intercreditor Agreement. Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as a Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement and shall deliver any Pledged Collateral in its possession to the successor Collateral Agent. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

                 SECTION 16. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. UNLESS OTHERWISE DEFINED HEREIN OR IN THE INTERCREDITOR AGREEMENT, TERMS DEFINED IN ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE IN THE STATE OF NEW YORK ARE USED HEREIN AS THEREIN DEFINED.


                   [Remainder of page intentionally omitted.]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                        HUNTWAY PARTNERS, L.P.

                                        BY:  HUNTWAY MANAGING PARTNER, L.P.,
                                               its Managing General Partner

                                             By:  Reprise Holdings, Inc., its
                                                  General Partner

                                                  By:  The Huntway Division of
                                                       Reprise Holdings, Inc.

                                        By: ___________________________

                                        Title: ________________________


                                        Notice Address:

                                        P.O. Box 7033
                                        Van Nuys, California 91409
                                        Attention:  Chief Financial Officer


                                        UNITED STATES TRUST COMPANY OF NEW
                                        YORK, as Collateral Agent


                                        By: ___________________________

                                        Title: ________________________

                                        Notice Address:

                                        114 West 47th Street
                                        New York, New York
                                        Attention:  Corporate Trust Department

                                   SCHEDULE A


              All of the General Partnership Interests of Sunbelt.

                                                                     EXHIBIT D-4

           AMENDED AND RESTATED SUNBELT PLEDGE AND SECURITY AGREEMENT


                 This AMENDED AND RESTATED SUNBELT PLEDGE AND SECURITY AGREEMENT (this "Agreement") is dated as of December 12, 1996 and is made by and between SUNBELT REFINING COMPANY, L.P., a Delaware limited partnership ("Pledgor"), and UNITED STATES TRUST COMPANY OF NEW YORK, as Collateral Agent for and representative of ("Collateral Agent") the Secured Parties (as defined in the Intercreditor Agreement referred to below).

                                    RECITALS

                 WHEREAS, Pledgor and Bankers Trust Company ("Bankers") entered into that certain Sunbelt Pledge and Security Agreement (the "Original Security Agreement") dated as of May 31, 1989, pursuant to which Sunbelt granted a security interest in certain of its assets to secure certain obligations owed to Bankers;

                 WHEREAS, the Original Security Agreement was amended pursuant to that certain Modification of Sunbelt Pledge and Security Agreement dated as of June 22, 1993 by and among Pledgor, Bankers and Collateral Agent, pursuant to which Bankers assigned the security interest created by the Original Security Agreement to the Collateral Agent and substituted Collateral Agent for Bankers the secured party thereunder (the Original Security Agreement, as so modified and assigned, being the "Existing Security Agreement");

                 WHEREAS, Huntway Partners, L.P., a Delaware limited partnership ("Huntway") is a debtor and debtor in possession under chapter 11 of Title 11 of the United States Code, having commenced a bankruptcy case on November 8, 1996;

                 WHEREAS, on November 12, 1996, Huntway submitted to the United States Bankruptcy Court for the District of Delaware (the "Court") a Plan of Reorganization dated November 12, 1996 (the "Plan"), and on December 12, 1996, the Court confirmed the Plan;

                 WHEREAS, pursuant to the Plan, Huntway will, among other things, (i) enter into the Collateralized Note Indenture and issue Senior Notes (Other) in an original aggregate principal amount of $14,400,000.00 and a Senior Note (Sunbelt IDB) in the original aggregate principal amount of $9,100,000.00 pursuant to the Collateralized Note Indenture, (ii) amend the Existing Letter of Credit Agreement pursuant to the First Amendment to Letter of Credit Agreement dated as of December 12, 1996 (said letter of credit agreement, as so amended and as it may hereafter be further amended, supplemented, restated, or otherwise modified from time to time being the "Letter of Credit Agreement") and (iii) amend and restate the Existing Security Agreement pursuant to this Agreement;

                 WHEREAS, Pledgor has entered into that certain Sunbelt Guaranty Agreement dated as of December 22, 1989 (the "Original Guaranty Agreement");

                 WHEREAS, the Original Guaranty Agreement was amended pursuant to that certain Modification of Sunbelt Guaranty Agreement dated as of June 22, 1993 by and between Pledgor and Bankers pursuant to which Bankers assigned its rights under the Original Guaranty Agreement to certain creditors and certain terms of the Original Guaranty Agreement were modified (the Original Guaranty Agreement, as so modified and assigned, being the "Existing Guaranty Agreement");

                 WHEREAS, Pledgor and Collateral Agent have agreed to amend and restate the Existing Guaranty Agreement pursuant to that certain Amended and Restated Sunbelt Guaranty Agreement dated as of the date hereof (said agreement, as so amended and restated and as it may hereafter be further amended, supplemented, restated or otherwise modified from time to time, being the "Guaranty") in order to provide that it shall guaranty the payment and performance of all Secured Obligations (as such term is defined in the Intercreditor Agreement) including, without limitation, all obligations in respect of the Collateralized Note Indenture, the Senior Notes and the Letter of Credit Agreement;

                 WHEREAS, Pledgor and Collateral Agent desire to amend and restate the Existing Security Agreement in order to provide that it shall secure the payment and performance of all obligations under the Guaranty and the Secured Obligations;

                 WHEREAS, pursuant to the Plan, the holders of the Senior Notes, Bankers, as letter of credit bank under the Letter of Credit Agreement and Collateral Agent have entered into that certain Intercreditor and Collateral Trust Agreement dated as of December 12, 1996 (said agreement, as it may hereafter be amended, supplemented, restated, or otherwise modified from time to time being the "Intercreditor Agreement"; capitalized terms used herein without definition have the meanings assigned thereto in the Intercreditor Agreement) pursuant to which the parties thereto have set forth their agreement regarding the decision making process with respect to exercise of remedies under this Agreement and the other Collateral Documents;

                 WHEREAS, it is a condition precedent to the effectiveness of the Plan that the parties hereto shall have entered into this Agreement;

                 NOW, THEREFORE, in consideration of the foregoing, and the agreements, covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                 SECTION 1. GRANT OF SECURITY. Pledgor hereby assigns and pledges to Collateral Agent for its benefit and the ratable benefit of the Secured Parties, grants to Collateral Agent for its benefit and the ratable benefit of the Secured Parties a security interest in, the following and the proceeds thereof (the "Collateral"):

                 (a) All inventory in all of its forms, wherever located, now or hereafter existing including, but not limited to, (i) all raw materials and work in progress therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof;
         (ii) inventory, including the flow of oil through pipes into the refineries, in which Sunbelt has any interest in mass or a joint or other interest or right of any kind; (iii) goods which are returned to or repossessed by Sunbelt; and (iv) all additions and accessions thereto and replacements therefor and products thereof, (any and all such inventory, additions, accessions, replacements and products being the "Inventory");

                 (b) All accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind, whether long-term or short-term, now or hereafter existing, to the extent arising out of or in connection with the sale or lease of goods, and all rights now or hereafter existing in and to all security agreements and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper and instruments, to the extent arising out of or in connection with the sale of goods (any and all such accounts, contract rights, chattel paper and instruments being the "Receivables," and any and all such leases, security agreements and other contracts being the "Related Contracts");

                 (c) To the extent not included in paragraphs (a) and (b) above, all documents, instruments, and general intangibles, and all ledger sheets, files and other documents and records relating to the Collateral, in each case wherever located and whether now owned or hereafter acquired by Sunbelt; and

                 (d) All proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, to the extent payable by reason of loss or damage to or otherwise with respect to any of the Inventory and Receivables. For purposes of this Agreement the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including returned premiums, with respect to any insurance relating thereto.

                 SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations under the Guaranty and all Secured Obligations (as such term is defined in the Intercreditor Agreement), whether now existing or hereafter arising, whether for principal, interest (including, without limitation, interest, that but for the filing of a petition in bankruptcy with respect to Huntway or Pledgor, would accrue on such obligations), fees, expenses or otherwise and all obligations of Pledgor now or hereafter existing under this Agreement (all such obligations are referred to herein as the "Secured Obligations").

                 SECTION 3. PLEDGOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) Pledgor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent of any of the rights hereunder shall not release Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) Collateral Agent shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                 SECTION 4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows.

                 (a) All of the Inventory of Pledgor is located at the addresses specified for Pledgor in Schedule I hereto. The chief place of business and chief executive office of Pledgor and the office where Pledgor keeps its records concerning the Receivables and all originals of all chattel paper which evidence Receivables are located at the addresses specified for Pledgor in Schedule II.

                 (b) Pledgor is the legal and beneficial owner of the Collateral located at the addresses set forth opposite its name on Schedules I and II, free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement and Liens permitted under the Collateralized Note Indenture. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral is on file in any recording office, except such as may have been filed in favor of Collateral Agent relating to this Agreement or for which duly executed termination statements have been delivered to Collateral Agent.

                 (c) The pledge of and grant of a security interest in the Collateral pursuant to this Agreement together with steps for perfection creates a valid and perfected first priority security interest in the Collateral securing the payment of the Secured Obligations, subject only to such Liens as are permitted under the Collateralized Note Indenture.

                 (d) Pledgor does not do business under any fictitious business names or trade names and, except as is permitted by subsection 5(d), will not do business under any fictitious business names or trade names.

                 (e) Except for the filing or recording of any UCC Financing Statements necessary to perfect the security interests created hereunder, or filings with the United States Copyright Office, the United States Patent and Trademark Office and any state or foreign trademark office necessary to perfect the security interest created hereunder, to Pledgor's best knowledge, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by Pledgor of the security interest in the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the perfection of such security interest or the exercise by Collateral Agent of the rights and remedies provided for in this Agreement.

                 SECTION 5.  FURTHER ASSURANCES.

                 (a) Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, which Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) if an Event of Default shall have occurred and be continuing, at the request of Collateral Agent, mark conspicuously each chattel paper included in the Receivables and each Related Contract pertaining to the Collateral with a legend, in form and substance satisfactory to Collateral Agent, indicating that such chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, which Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and (iii) if any Receivable shall be evidenced by a promissory note or other instrument, deliver to Collateral Agent and pledge to Collateral Agent hereunder such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Collateral Agent. Notwithstanding any of the foregoing provisions of this Section 5(a), Pledgor shall not be required to give notice to any Person of the security interest created hereunder unless (i) an Event of Default shall have occurred and be continuing, or (ii) such notice shall be the only means available to perfect the security interest granted hereunder.

                 (b) Pledgor hereby authorizes Collateral Agent to file one or more financing or continuation statements, or fixture filings and amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor where permitted by law.

                 (c) Pledgor will furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

                 (d) Pledgor will not make any change in its partnership name or conduct its business operations under any fictitious business name or trade name without giving to Collateral Agent at least 30 days' prior written notice of such changed or new name.

                 SECTION 6. AS TO INVENTORY. Pledgor shall keep the Inventory (other than Inventory sold in the ordinary course of business) owned by each of them at the places therefor specified in Section 4(a) or, upon prior written notice to Collateral Agent, at such other places in jurisdictions where all action required by Section 5 shall have been taken with respect to the Inventory.

                 SECTION 7.  INSURANCE: CONDEMNATION AWARDS.

                 (a) Pledgor shall, at its own expense, maintain insurance with financially sound and reputable insurers against loss or damage to the Inventory (including liability insurance) of such types, against such risks and in such amounts as are customarily carried under similar circumstances by corporations of established reputation engaged in the same or similar businesses and similarly situated.
         Each policy of insurance with respect to the Inventory shall (i) name Pledgor and Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon Collateral Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Collateral Agent (except that reimbursement under any liability insurance may be paid directly to the person who shall have incurred liability covered by such insurance), notwithstanding any action, inaction or breach of representation or warranty by Pledgor, (iii) provide that there shall be no recourse against Collateral Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to Collateral Agent by the insurer. Pledgor shall furnish to Collateral Agent insurance certificates, in form and substance satisfactory to Collateral Agent, evidencing compliance by each of them with the terms of this Section 7, and, if so requested by Collateral Agent, shall deliver to Collateral Agent original or duplicate policies of such insurance and, as often as Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, Pledgor shall, at the request of Collateral Agent at any time after an Event of Default has occurred and is continuing, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5 and cause the respective insurers to acknowledge notice of such assignment.

                 (b) Prior to the expiration of each insurance policy with respect to the Inventory, upon written request of Collateral Agent, Pledgor shall furnish Collateral Agent with evidence satisfactory to Collateral Agent of the reissuance of a policy continuing insurance in force as required by this Agreement and at or prior to the date payment of the premium therefor is due, evidence satisfactory to Agent of such payment. In the event Pledgor fails to provide, maintain, keep in force or deliver and furnish to Collateral Agent the policies of insurance required by this Section 7,

         Collateral Agent, upon fifteen (15) days' prior written notice to Pledgor, may procure such insurance or single interest insurance for such risks covering Collateral Agent's interest, and Pledgor will pay all premiums thereon promptly upon demand by Collateral Agent, together with interest thereon at the Prime Rate plus 3- 1/2% per annum, from the date of expenditure by Collateral Agent until reimbursement by Pledgor.

                 (c) Subject to the provisions of Section 7(a) hereof, all policies of insurance with respect to the Inventory required to be furnished by Pledgor pursuant to this Section 7 shall have attached thereto the Lender's Loss Payable Endorsement or its equivalent, or a loss payable clause acceptable to Collateral Agent, for the benefit of Collateral Agent.

                 (d) If, but only if, the proceeds of any insurance policies with respect to the Inventory provided for in this Section 7 are paid to Collateral Agent, the following provisions shall be applicable:

                          (i) Collateral Agent is hereby authorized to hold such proceeds in Investments permitted by the Intercreditor Agreement and to pay out such proceeds with interest as provided in this Section 7, all such interest to be the income of Pledgor who is the owner of the insurance policy paying such proceeds, to be held by Collateral Agent subject to the terms and conditions of this Agreement. Pledgor shall pay all taxes upon such income and indemnify Collateral Agent against and save Collateral Agent harmless from all liability, loss, cost, damage or expense, including reasonable attorneys' fees, in connection therewith. Collateral Agent is authorized to retain from the proceeds the necessary expenses incidental to the collection of any such funds, and a reasonable amount for its services in connection with the collection and disbursement of such funds.

                          (ii) in case of an Event of Default which is continuing the insurance proceeds shall be applied by Collateral Agent in accordance with Section 14 hereof. Otherwise, Collateral Agent shall disburse such insurance proceeds to Pledgor, so long as it is the owner of the Collateral for which such insurance proceeds were paid.

                          (iii) All insurance money received by Collateral Agent shall be held by Collateral Agent to secure the performance by Pledgor, the owner of the Collateral insured thereby, of its obligations under this Agreement: first to replace any portion of the Collateral that has been damaged, lost, stolen or destroyed; and the remainder, if any, to pay the Secured Obligations and indebtedness secured hereunder as herein provided.

                 SECTION 8.  AS TO RECEIVABLES.

                 (a) Pledgor shall keep its chief place of business and chief executive offices and the offices where it keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, at the location therefor specified in
         Section 4(a) or, upon 30 days' prior written notice to Collateral Agent, at such other locations in a jurisdiction where all action required by Section 5 shall have been taken with respect to the Receivables. Pledgor will hold and preserve such records and chattel paper and will permit representatives of Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

                 (b) Except as otherwise provided in this subsection (b), Pledgor shall continue to collect, at its own expense, all amounts due or to become due Pledgor under the Receivables. In connection with such collections, Pledgor may take (and, at Collateral Agent's reasonable direction, shall take) such action as Pledgor or Collateral Agent may deem necessary or advisable to enforce collection of the Receivables; provided, however, that Collateral Agent shall have the right at any time after the occurrence and during the continuation of an Event of Default to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to Pledgor thereunder directly to Collateral Agent and, upon such notification and at the expense of Pledgor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Pledgor might have done. After the occurrence and during the continuation of an Event of Default (i) all amounts and proceeds (including instruments) received by Pledgor in respect of the Receivables shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as provided by Section 14, and (ii) Pledgor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                 (c) Pledgor will not, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of their notes or accounts receivable; provided that Pledgor may offer discounts in the ordinary course of business for early payment of receivables and may negotiate settlements of bad debts and disputed receivables in the ordinary course of business, all in accordance with the historical practices of Pledgor and its Subsidiaries.

                 SECTION 9. TRANSFERS AND OTHER LIENS. Except as otherwise permitted by the Collateralized Note Indenture, Pledgor shall not:

                 (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral except, in respect of the Inventory, in the ordinary course of its business.

                 (b) create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure debt of any person or entity, except for the security interest created by this Agreement and only to the extent permitted by the Collateralized Note Indenture.

                 SECTION 10. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Collateral Agent its attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Collateral Agent or otherwise, from time to time in Collateral Agent's discretion upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of Pledgor under Section 8), including, without limitation:

                          (i) to obtain and adjust insurance required to be paid to Collateral Agent pursuant to Section 7,

                          (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                          (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) and (ii) above, and

                          (iv) to file any claims or take any action or institute any proceedings which Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral.

                 SECTION 11. COLLATERAL AGENT MAY PERFORM. If Pledgor fails to perform any material agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses so incurred in connection therewith shall be payable by Pledgor pursuant to
Section 15(b).

                 SECTION 12. COLLATERAL AGENT'S DUTIES. The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                 SECTION 13. REMEDIES. If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") (whether or not the Code applies to the affected Collateral) and also may (i) require Pledgor, and Pledgor hereby agrees that it will, at its expense and upon the reasonable written request of Collateral Agent forthwith, to assemble all or part of the Collateral owned by Pledgor as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent which is reasonably convenient to both parties, (ii) to the full extent permitted by law, without notice or demand or legal process, enter upon any premises of Pledgor and take possession of the Collateral, and (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as shall be commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. With respect to securities constituting Collateral, Collateral Agent shall be authorized at any such sale (to the extent it deems it advisable to do so, in its sole discretion or as may be required by applicable law) to restrict the prospective bidders or purchasers to persons who in the Collateral Agent's sole judgment are sufficiently sophisticated and who will represent and agree that they are purchasing the securities constituting Collateral then being sold for their own account and not with a view to the distribution or resale thereof, and upon consummation of any such sale Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the securities constituting Collateral so sold. If deemed necessary or appropriate by Collateral Agent in its sole discretion in the exercise of its rights under this Section 13, at any sale of Collateral, if permitted by law, Collateral Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for and purchase the Collateral or any portion thereof for the account of Collateral Agent. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 SECTION 14. APPLICATION OF PROCEEDS. All proceeds except for insurance proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Collateral Agent be held by Collateral Agent as Collateral for, and/or then or at any time thereafter applied in whole or in part by Collateral Agent against the Secured Obligations in the following order of priority:

                 FIRST: To the payment of the costs and expenses of such sale, collection or other realization, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, in accordance with Section 15;

                 SECOND: After payment in full of the amounts specified in the preceding subparagraph, to the payment of all of the Secured Obligations in accordance with the terms of the Intercreditor Agreement; and

                 THIRD: After payment in full of the amounts specified in the preceding subparagraphs, to the payment to or upon the order of Pledgor, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                 SECTION 15.  INDEMNITY AND EXPENSES.

                 (a) Pledgor agrees to indemnify Collateral Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from Collateral Agent's gross negligence or willful misconduct.

                 (b) Pledgor agrees to pay upon demand to Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of counsel and of any experts and agents, which Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

                 SECTION 16. AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 SECTION 17. ADDRESSES FOR NOTICES. All notices or other communications provided for hereunder shall be given in the manner, be delivered at the addresses and shall become effective as provided for in the notices provision contained in the Intercreditor Agreement.

                 SECTION 18. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Secured Obligations, the cancellation or expiration of all Letters of Credit and the cancellation or termination of all commitments to issue Letters of Credit, (ii) be binding upon Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of Collateral Agent and Secured Parties hereunder, to the benefit of Collateral Agent, Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), but subject to any restrictions on transfer of Senior Notes contained in the Collateralized Note

Indenture, each Secured Party may assign or otherwise transfer any Senior Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon the payment in full of the Secured Obligations, the cancellation or expiration of all Letters of Credit and the cancellation or termination of all commitments to issue Letters of Credit, Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                 SECTION 19. COLLATERAL AGENT. Collateral Agent has been appointed as Collateral Agent hereunder pursuant to the Intercreditor Agreement by the Secured Parties, and shall be entitled to the benefits of the Intercreditor Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Collateral) solely in accordance with this Agreement and the Intercreditor Agreement. Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as a Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement and shall deliver any Collateral in its possession to the successor Collateral Agent. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

                 SECTION 20. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. UNLESS OTHERWISE DEFINED HEREIN OR IN THE INTERCREDITOR AGREEMENT, TERMS USED IN ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE IN THE STATE OF NEW YORK ARE USED HEREIN AS DEFINED.

                 SECTION 21. COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.


                   [Remainder of page intentionally omitted.]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    SUNBELT REFINING COMPANY, L.P.

                                    BY:  HUNTWAY PARTNERS, L.P., its
                                           sole General Partner

                                         BY:  HUNTWAY MANAGING PARTNER, L.P.,
                                                its Managing General Partner

                                              By:  Reprise Holdings, Inc.,
                                                   its General Partner

                                                   By:  The Huntway Division of
                                                        Reprise Holdings, Inc.


                                                   By: _________________________
                                                   Title: ______________________

                                                   Notice Address:

                                                   25129 The Old Road
                                                   Suite 322
                                                   Newhall, California 91381
                                                   Attention: Mr. Warren Nelson

                                                   UNITED STATES TRUST
                                                   COMPANY OF NEW YORK, as
                                                   Collateral Agent


                                                   By: _________________________
                                                   Title: ______________________

                                                   Notice Address:

                                                   114 West 47th Street
                                                   New York, New York
                                                   Attention: Corporate Trust
                                                              Department

                                   SCHEDULE I

                                       TO

           AMENDED AND RESTATED SUNBELT PLEDGE AND SECURITY AGREEMENT




Location of Inventory:

         5415 E. Randolph Road
         Casa Grande, Arizona 85222

                                  SCHEDULE II

                                       TO

           AMENDED AND RESTATED SUNBELT PLEDGE AND SECURITY AGREEMENT



Chief Places of Business/Executive Offices of Sunbelt/Locations of Receivables:

         (1)     5415 E. Randolph Road
                 Casa Grande, Arizona 85222

         (2)     25129 The Old Road
                 Suite 322
                 Newhall, CA 91381

                                                                    EXHIBIT D-5

                 AMENDED AND RESTATED HUNTWAY MANAGING PARTNER
                         PLEDGE AND SECURITY AGREEMENT

                 This AMENDED AND RESTATED HUNTWAY MANAGING PARTNER PLEDGE AND SECURITY AGREEMENT (this "Agreement") is dated as of December 12, 1996 and is made by and between HUNTWAY MANAGING PARTNER, L.P., a Delaware limited partnership ("Pledgor"), and UNITED STATES TRUST COMPANY OF NEW YORK, as Collateral Agent for and representative of ("Collateral Agent") the Secured Parties (as defined in the Intercreditor Agreement referred to below).

                                R E C I T A L S

                 WHEREAS, Pledgor and Bankers Trust Company ("Bankers") entered into that certain Huntway Managing General Partner Pledge and Security Agreement (the "Original Security Agreement") dated as of May 31, 1989, pursuant to which Pledgor granted a security interest in certain of its assets to secure certain obligations owed to Bankers;

                 WHEREAS, the Original Security Agreement was amended pursuant to that certain Modification of Huntway Managing General Partner Pledge and Security Agreement dated as of June 22, 1993 by and among Pledgor, Bankers and Collateral Agent, pursuant to which Bankers assigned the security interest created by the Original Security Agreement to the Collateral Agent and substituted Collateral Agent for Bankers as the secured party thereunder (the Original Security Agreement, as so modified and assigned, being the "Existing Security Agreement");

                 WHEREAS, Huntway Partners, L.P., a Delaware limited partnership ("Huntway") is a debtor and debtor in possession under chapter 11 of Title 11 of the United States Code, having commenced a bankruptcy case on November 12, 1996;

                 WHEREAS, on November 12, 1996, Huntway submitted to the United States Bankruptcy Court for the District of Delaware (the "Court") a Plan of Reorganization dated November 12, 1996 (the "Plan") and on December 12, 1996, the Court confirmed the Plan;

                 WHEREAS, pursuant to the Plan, Huntway will, among other things, (i) enter into the Collateralized Note Indenture and issue Senior Notes (Other) in an original aggregate principal amount of $14,400,000.00 and a Senior Note (Sunbelt IDB) in the original aggregate principal amount of $9,100,000.00 pursuant to the Collateralized Note Indenture, (ii) amend the Existing Letter of Credit Agreement pursuant to the First Amendment to Letter of Credit Agreement dated as of December 12, 1996 (said letter of credit agreement, as so amended and as it may hereafter be further amended, supplemented, restated, or otherwise modified from time to time being the "Letter of Credit Agreement") and (iii) amend and restate the Existing Security Agreement pursuant to this Agreement;

                 WHEREAS, Pledgor has entered into that certain Huntway Managing General Partner Guaranty Agreement dated as of May 31, 1989 (the "Original Guaranty Agreement");

                 WHEREAS, the Original Guaranty Agreement was amended pursuant to that certain Modification of Huntway Managing General Partner Guaranty Agreement dated as of June 22, 1993 by and between Pledgor and Bankers pursuant to which Bankers assigned its rights under the Original Guaranty Agreement to certain creditors and certain terms of the Original Guaranty Agreement were modified (the Original Guaranty Agreement, as so modified and assigned, being the "Existing Guaranty Agreement");

                 WHEREAS, Pledgor and Collateral Agent have agreed to amend and restate the Existing Guaranty Agreement pursuant to that certain Amended and Restated Huntway Managing Partner Guaranty Agreement dated as of the date hereof (said agreement, as so amended and restated and as it may hereafter be further amended, supplemented, restated or otherwise modified from time to time, being the "Guaranty") in order to provide that it shall guaranty the payment and performance of all Secured Obligations including, without limitation, all obligations in respect of the Collateralized Note Indenture, the Senior Notes and the Letter of Credit Agreement;

                 WHEREAS, Pledgor and the Collateral Agent desire to amend and restate the Existing Security Agreement in order to provide that it shall secure the payment and performance of all obligations under the Guaranty;

                 WHEREAS, pursuant to the Plan, the holders of the Senior Notes, Bankers, as letter of credit bank under the Letter of Credit Agreement and Collateral Agent have entered into that certain Amended and Restated Intercreditor and Collateral Trust Agreement dated as of December 12, 1996 (said agreement, as it may hereafter be amended, supplemented, restated, or otherwise modified from time to time being the "Intercreditor Agreement"; capitalized terms used herein without definition have the meanings assigned thereto in the Intercreditor Agreement) pursuant to which the parties thereto have set forth their agreement regarding the decision making process with respect to exercise of remedies under this Agreement and the other Collateral Documents;

                 WHEREAS, it is a condition precedent to the effectiveness of the Plan that the parties hereto shall have entered into this Agreement;

                 NOW, THEREFORE, in consideration of the foregoing, and the agreements, covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                 SECTION 1. PLEDGE. Pledgor hereby pledges to Collateral Agent for its benefit and the ratable benefit of the Secured Parties, and grants to Collateral Agent for its benefit and the ratable benefit of the Secured Parties a security interest in, the following and the proceeds thereof (the "Pledged Collateral"):

                          All of the general partnership interests of Huntway in which Pledgor has any legal, equitable or beneficial interest (the "Pledged Huntway Managing General Partner General Partnership Interests"), including, without limitation all of the general partnership interests of Huntway identified on Schedule A hereto, and the blank assignment representing the Pledged Huntway Managing General Partner General Partnership Interests, and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Huntway Managing General Partner General Partnership Interests.

                 SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations of Pledgor under the Guaranty, whether now existing or hereafter arising, whether for principal, interest (including, without limitation, interest, that but for the filing of a petition in bankruptcy with respect to Huntway or Sunbelt Refining Company, L.P., a Delaware limited partnership ("Sunbelt"), would accrue on such obligations), fees, expenses or otherwise and all obligations of Pledgor now or hereafter existing under this Agreement (all such obligations are referred to herein as the "Secured Obligations").

                 SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent. Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, without notice to Pledgor, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a). In addition, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                 SECTION 4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

                 (a) The Pledged Collateral has been duly authorized and validly issued. The Pledged Collateral and the Pledged Huntway Special General Partner Partnership Interests represent all of the outstanding general partnership interests of Huntway.

                 (b) At the time of delivery of the Pledged Collateral to Collateral Agent pursuant to Section 3 of this Agreement, Pledgor will be the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

                 (c) The pledge of the Pledged Collateral pursuant to this Agreement and delivery of the certificates representing the Pledged Collateral creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations.

                 (d) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

                 SECTION 5. FURTHER ASSURANCES. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Pledgor further agrees that it will not permit any amendment or alteration to Huntway's limited partnership agreement that would result in a breach or violation of the Collateralized Note Indenture, without the express prior written consent of Collateral Agent.

                 SECTION 6. VOTING RIGHTS; DIVIDENDS; ETC. (a) So long as no Event of Default shall have occurred and be continuing:

                 (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Collateralized Note Indenture; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if, in Collateral Agent's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

                 (ii) Pledgor shall be entitled to receive and retain any and all distributions and interest paid in respect of the Pledged Collateral; provided, however, that any and all

                          (A) distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                          (B) distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                          (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,

         shall be, and shall be forthwith delivered to Collateral Agent to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                 (iii) Collateral Agent shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

         Any cash so held shall, pursuant to the written instructions of Pledgor, be invested by Collateral Agent in accordance with the terms of the Intercreditor Agreement.

                 (b) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
Section 6(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in Collateral Agent, so long as an Event of Default shall continue, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments. Collateral Agent shall execute and deliver such instruments evidencing Pledgor's right to exercise such voting rights as Pledgor may reasonably request.

                 SECTION 7. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Upon the occurrence and during the continuance of an Event of Default Pledgor hereby appoints Collateral Agent as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Collateral Agent's discretion to take any action and to execute any instrument which Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

                 SECTION 8. COLLATERAL AGENT MAY PERFORM. If Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from Collateral Agent, Collateral Agent may itself act reasonably to perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 11.

                 SECTION 9. REASONABLE CARE. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which Collateral Agent accords its own property consisting of negotiable securities, it being understood that Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral unless so reasonably requested by Pledgor.

                 SECTION 10. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing:

                 (a) Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and Collateral Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such prices or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 (b) Any cash held by Collateral Agent as Pledged Collateral and all cash proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall, as soon as reasonably practicable, be applied (after payment of any amounts payable to Collateral Agent pursuant to Section 11) in whole or in part by Collateral Agent against all or any part of the Secured Obligations in accordance with the terms of the Intercreditor Agreement. Any surplus of such cash or cash proceeds held by Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

                 SECTION 11. EXPENSES. Pledgor will, upon demand, pay to Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral,

(iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

                 SECTION 12. AMENDMENT, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

                 SECTION 13. ADDRESSES FOR NOTICES. All notices or other communications provided for hereunder shall be given in the manner, be delivered at the addresses and shall become effective as provided for in the notices provision contained in the Intercreditor Agreement.

                 SECTION 14. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Secured Obligations, the cancellation or expiration of all Letters of Credit and the cancellation or termination of all commitments to issue Letters of Credit, (ii) be binding upon Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of Collateral Agent and Secured Parties hereunder, to the benefit of Collateral Agent, Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), but subject to any restrictions on transfer of the Senior Notes contained in the Collateralized Note Indenture, each Secured Party may assign or otherwise transfer any Senior Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon the payment in full of the Secured Obligations, the cancellation or expiration of all Letters of Credit and the cancellation or termination of all commitments to issue Letters of Credit, Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                 SECTION 15. COLLATERAL AGENT. Collateral Agent has been appointed as Collateral Agent hereunder pursuant to the Intercreditor Agreement by the Secured Parties, and shall be entitled to the benefits of the Intercreditor Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral) solely in accordance with this Agreement and the Intercreditor Agreement. Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as a Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement and shall deliver any Pledged Collateral in its possession to the successor Collateral Agent. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

                 SECTION 16. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. UNLESS OTHERWISE DEFINED HEREIN OR IN THE INTERCREDITOR AGREEMENT, TERMS DEFINED IN ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE IN THE STATE OF NEW YORK ARE USED HEREIN AS THEREIN DEFINED.


                   [Remainder of page intentionally omitted.]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                 HUNTWAY MANAGING PARTNER, L.P.

                                 By:      Reprise Holdings, Inc.,
                                          its General Partner

                                          By:     The Huntway Division of
                                                  Reprise Holdings, Inc.


                                          By:________________________

                                          Title:_____________________
                                          Notice Address:

                                          25129 The Old Road
                                          Suite 322
                                          Newhall, California  91381
                                          Attn:  Mr. Warren Nelson

                                          UNITED STATES TRUST COMPANY
                                          OF NEW YORK, as Collateral Agent


                                          By:________________________

                                          Title:_____________________


                                          Notice Address:
                                          114 West 47th Street
                                          New York, New York
                                          Attention:  Corporate Trust Department

                                   SCHEDULE A


                 The general partnership interests of Huntway owned by the Huntway Managing General Partner.

                                                                   EXHIBIT D-6


              AMENDED AND RESTATED HUNTWAY SPECIAL GENERAL PARTNER
                         PLEDGE AND SECURITY AGREEMENT


                 This AMENDED AND RESTATED HUNTWAY SPECIAL GENERAL PARTNER PLEDGE AND SECURITY AGREEMENT (this "Agreement") is dated as of December 12, 1996 and is made by and between the HUNTWAY HOLDINGS, L.P., a Delaware limited partnership (the "Pledgor"), and UNITED STATES TRUST COMPANY OF NEW YORK, as Collateral Agent for and representative of ("Collateral Agent") the Secured Parties (as defined in the Intercreditor Agreement referred to below).


                                R E C I T A L S

                 WHEREAS, Pledgor and Bankers Trust Company ("Bankers") entered into that certain Huntway Special General Partner Pledge and Security Agreement (the "Original Security Agreement") dated as of May 31, 1989, pursuant to which Pledgor granted a security interest in certain of its assets to secure certain obligations owed to Bankers;

                 WHEREAS, the Original Security Agreement was amended pursuant to that certain Modification of Huntway Special General Partner Pledge and Security Agreement dated as of June 22, 1993 by and among Pledgor, Bankers and Collateral Agent, pursuant to which Bankers assigned the security interest created by the Original Security Agreement to the Collateral Agent and substituted Collateral Agent for Bankers as the secured party thereunder (the Original Security Agreement, as so modified and assigned, being the "Existing Security Agreement");

                 WHEREAS, Huntway Partners, L.P., a Delaware limited partnership ("Huntway") is a debtor and debtor in possession under chapter 11 of Title 11 of the United States Code, having commenced a bankruptcy case on November 12, 1996;

                 WHEREAS, on November 12, 1996, Huntway submitted to the United States Bankruptcy Court for the District of Delaware (the "Court") a Plan of Reorganization dated November 12, 1996 (the "Plan"), and on December 12, 1996, the Court confirmed the Plan;

                 WHEREAS, pursuant to the Plan, Huntway will, among other things, (i) enter into the Collateralized Note Indenture and issue Senior Notes (Other) in an original aggregate principal amount of $14,400,000.00 and a Senior Note (Sunbelt IDB) in the original aggregate principal amount of $9,100,000.00 pursuant to the Collateralized Note Indenture, (ii) amend the Existing Letter of Credit Agreement pursuant to the First Amendment to Letter of Credit Agreement dated as of December 12, 1996 (said letter of credit agreement, as so amended and as it may hereafter be further amended, supplemented, restated, or otherwise modified from time to time being the "Letter of Credit Agreement") and (iii) amend and restate the Existing Security Agreement pursuant to this Agreement;

                 WHEREAS, Pledgor has entered into that certain Huntway Special General Partner Guaranty Agreement dated as of May 31, 1989 (the "Original Guaranty Agreement");

                 WHEREAS, the Original Guaranty Agreement was amended pursuant to that certain Modification of Huntway Special General Partner Guaranty Agreement dated as of June 22, 1993 by and between Pledgor and Bankers pursuant to which Bankers assigned its rights under the Original Guaranty Agreement to certain creditors and certain terms of the Original Guaranty Agreement were modified (the Original Guaranty Agreement, as so modified and assigned, being the "Existing Guaranty Agreement");

                 WHEREAS, Pledgor and Collateral Agent have agreed to amend and restate the Existing Guaranty Agreement pursuant to that certain Amended and Restated Huntway Special General Partner Guaranty Agreement dated as of the date hereof (said agreement, as so amended and restated and as it may hereafter be further amended, supplemented, restated or otherwise modified from time to time, being the "Guaranty") in order to provide that it shall guaranty the payment and performance of all Secured Obligations (as such term is defined in the Intercreditor Agreement) including, without limitation, all obligations in respect of the Collateralized Note Indenture, the Senior Notes and the Letter of Credit Agreement;

                 WHEREAS, Pledgor and the Collateral Agent desire to amend and restate the Existing Security Agreement in order to provide that it shall secure the payment and performance of all obligations under the Guaranty;

                 WHEREAS, pursuant to the Plan, the holders of the Senior Notes, Bankers, as letter of credit bank under the Letter of Credit Agreement and Collateral Agent have entered into that certain Amended and Restated Intercreditor and Collateral Trust Agreement dated as of December 12, 1996 (said agreement, as it may hereafter be amended, supplemented, restated, or otherwise modified from time to time being the "Intercreditor Agreement"; capitalized terms used herein without definition have the meanings assigned thereto in the Intercreditor Agreement) pursuant to which the parties thereto have set forth their agreement regarding the decision making process with respect to exercise of remedies under this Agreement and the other Collateral Documents;

                 WHEREAS, it is a condition precedent to the effectiveness of the Plan that the parties hereto shall have entered into this Agreement;

                 SECTION 1. PLEDGE. Pledgor hereby pledges to Collateral Agent for its benefit and the ratable benefit of the Secured Parties, and grants to Collateral Agent for its benefit and the ratable benefit of the Secured Parties a security interest in, the following and the proceeds thereof (the "Pledged Collateral"):

                          All of the general partnership interests of Huntway in which Pledgor has any legal, equitable or beneficial interest (the "Pledged Huntway Special General Partner General Partnership Interests"), including, without limitation all of the general partnership interests of Huntway identified on Schedule A hereto, and the blank assignment representing the Pledged Huntway Special General Partner General Partnership Interests, and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Huntway Special General Partner General Partnership Interests.

                 SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations of Pledgor under the Guaranty, whether now existing or hereafter arising, whether for principal, interest (including, without limitation, interest, that but for the filing of a petition in bankruptcy with respect to Huntway or Sunbelt Refining Company, L.P., a Delaware limited partnership ("Sunbelt"), would accrue on such obligations), fees, expenses or otherwise and all obligations of Pledgor now or hereafter existing under this Agreement (all such obligations are referred to herein as the "Secured Obligations").

                 SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent. Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, without notice to Pledgor, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a). In addition, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                 SECTION 4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

                          (a)     The Pledged Collateral has been duly
authorized and validly issued. The Pledged Collateral and the Pledged Huntway Managing General Partner Partnership Interests represent all of the outstanding general partnership interests of Huntway.

                          (b)     At the time of delivery of the Pledged
Collateral to Collateral Agent pursuant to Section 3 of this Agreement, Pledgor will be the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or enhance except for the security interest created by this Agreement.

                          (c)     The pledge of the Pledged Collateral pursuant
to this Agreement and delivery of the certificates representing the Pledged Collateral creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations.

                          (d)     No authorization, approval, or other action
by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

                 SECTION 5. FURTHER ASSURANCES. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Pledgor further agrees that it will not permit any amendment or alteration to Huntway's limited partnership agreement that would result in a breach or violation of the Collateralized Note Indenture, without the express prior written consent of Collateral Agent.

                 SECTION 6. VOTING RIGHTS; DIVIDENDS; ETC. (a) So long as no Event of Default shall have occurred and be continuing:

                 (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Collateralized Note Indenture; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if, in Collateral Agent's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

                 (ii) Pledgor shall be entitled to receive and retain any and all distributions and interest paid in respect of the Pledged Collateral; provided, however, that any and all

                          (A) distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                          (B) distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                          (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,

         shall be, and shall be forthwith delivered to Collateral Agent to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                 (iii) Collateral Agent shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

         Any cash so held shall, pursuant to the written instructions of Pledgor, be invested by Collateral Agent in accordance with the terms of the Intercreditor Agreement.

                 (b) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
Section 6(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in Collateral Agent, so long as an Event of Default shall continue, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments. Collateral Agent shall execute and deliver such instruments evidencing Pledgor's right to exercise such voting rights as Pledgor may reasonably request.

                 SECTION 7. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Upon the occurrence and during the continuance of an Event of Default Pledgor hereby appoints Collateral Agent as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Collateral Agent's discretion to take any action and to execute any instrument which Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

                 SECTION 8. COLLATERAL AGENT MAY PERFORM. If Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from Collateral Agent, Collateral Agent may itself act reasonably to perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 11.

                 SECTION 9. REASONABLE CARE. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which Collateral Agent accords its own property consisting of negotiable securities, it being understood that Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral unless so reasonably requested by Pledgor.

                 SECTION 10. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing:

                 (a) Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and Collateral Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such prices or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 (b) Any cash held by Collateral Agent as Pledged Collateral and all cash proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall, as soon as reasonably practicable, be applied (after payment of any amounts payable to Collateral Agent pursuant to Section 11) in whole or in part by Collateral Agent against all or any part of the Secured Obligations in accordance with the Intercreditor Agreement. Any surplus of such cash or cash proceeds held by Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

                 SECTION 11. EXPENSES. Pledgor will, upon demand, pay to Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder or
(iv) the failure by Pledgor to perform or observe any of the provisions hereof.

                 SECTION 12. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

                 SECTION 13. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed or telegraphed or delivered to Pledgor and Collateral Agent at their respective addresses specified in the Intercreditor Agreement at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telecopied or telegraphed, respectively, be effective when deposited in the mails, the telecopy is received, or delivered to the telegraph company, respectively, addressed as aforesaid.

                 SECTION 14. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Secured Obligations, the cancellation or expiration of all Letters of Credit and the cancellation or termination of all commitments to issue Letters of Credit, (ii) be binding upon Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of Collateral Agent and Secured Parties hereunder, to the benefit of Collateral Agent, Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii) but subject to any restrictions on transfer of Senior Notes contained in the Collateralized Note Indenture, each Secured Party may assign or otherwise transfer any Senior Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon the payment in full of the Secured Obligations, the cancellation or expiration of all Letters of Credit and the cancellation or termination of all commitments to issue Letters of Credit, Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                 SECTION 15. COLLATERAL AGENT. Collateral Agent has been appointed as Collateral Agent hereunder pursuant to the Intercreditor Agreement by the Secured Parties, and shall be entitled to the benefits of the Intercreditor Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral) solely in accordance with this Agreement and the Intercreditor Agreement. Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as a Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement and shall deliver any Pledged Collateral in its possession to the successor Collateral Agent. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

                 SECTION 16. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. UNLESS OTHERWISE DEFINED HEREIN OR IN THE INTERCREDITOR AGREEMENT, TERMS DEFINED IN ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE IN THE STATE OF NEW YORK ARE USED HEREIN AS THEREIN DEFINED.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.



                                HUNTWAY HOLDINGS, L.P.

                                By:      Reprise Holdings, Inc.,
                                         its General Partner

                                         By:     The Huntway Division of
                                                 Reprise Holdings, Inc.


                                         By:     _______________________

                                         Title: _________________________


                                         Notice Address:

                                         25129 The Old Road
                                         Suite 322
                                         Newhall, California 91381
                                         Attention:  Mr. Warren Nelson


                                         UNITED STATES TRUST COMPANY
                                         OF NEW YORK, as Collateral Agent


                                         By:______________________

                                         Title:___________________

                                         Notice Address:

                                         114 West 47th Street
                                         New York, New York
                                         Attention:  Corporate Trust Department

                                   SCHEDULE A


                 The general partnership interests of Huntway owned by the Huntway Special General Partner from time to time in accordance with the Collateralized Note Indenture.

                                                                   EXHIBIT D-7


RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:
F. Thomas Muller
O'Melveny & Myers LLP
400 South Hope Street
Los Angeles, CA  90071-2899

________________________________________________________________________________
________________________________________________________________________________



                      AMENDED, RESTATED, AND CONSOLIDATED

                                 DEED OF TRUST

                                      WITH

                                 FIXTURE FILING


                                       BY

                             HUNTWAY PARTNERS, L.P.



                         Dated as of December 12, 1996


________________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

         1.      GRANT IN TRUST . . . . . . . . . . . . . . . . . . . . .   3
                 --------------

         2.      OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . .   4
                 -----------

         3.      SECURITY AGREEMENT AND FIXTURE FILING  . . . . . . . . .   5
                 -------------------------------------

         4.      ASSIGNMENT OF LEASES AND RENTS . . . . . . . . . . . . .   5
                 ------------------------------

         5.      COVENANTS OF THE TRUSTOR . . . . . . . . . . . . . . . .   6
                 ------------------------

         6.      CONDEMNATION PROCEEDS  . . . . . . . . . . . . . . . . .   9
                 ---------------------

         7.      ACCEPTANCE NOT WAIVER  . . . . . . . . . . . . . . . . .  10
                 ---------------------

         8.      CONVEYANCE, EASEMENTS, SUBORDINATION, RELEASES . . . . .  10
                 ----------------------------------------------

         9.      RIGHT OF ENTRY FOR INSPECTION  . . . . . . . . . . . . .  10
                 -----------------------------

         10.     ENTRY, POSSESSION, OPERATION OF PROPERTY . . . . . . . .  10
                 ----------------------------------------

         11.     SATISFACTION AND RECONVEYANCE  . . . . . . . . . . . . .  11
                 -----------------------------

         12.     DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . .  12
                 -------

         13.     REMEDIES . . . . . . . . . . . . . . . . . . . . . . . .  12
                 --------

         14.     APPLICATIONS OF PROCEEDS . . . . . . . . . . . . . . . .  15
                 ------------------------

         15.     ADDITIONAL SECURITY  . . . . . . . . . . . . . . . . . .  15
                 -------------------

         16.     TRANSFER OF PERMITS  . . . . . . . . . . . . . . . . . .  16
                 -------------------

         17.     NOTICES OF ACTIONS . . . . . . . . . . . . . . . . . . .  16
                 ------------------

         18.     CHARGE FOR PROVISION OF STATEMENT  . . . . . . . . . . .  16
                 ---------------------------------

         19.     WAIVER OF STATUTE OF LIMITATIONS . . . . . . . . . . . .  16
                 --------------------------------

         20.     IRREVOCABLE BY THE TRUSTOR . . . . . . . . . . . . . . .  16
                 --------------------------

         21.     SUBSTITUTION OF TRUSTEE  . . . . . . . . . . . . . . . .  16
                 -----------------------

                                                                           Page
                                                                           ----


         22.     NOTICES  . . . . . . . . . . . . . . . . . . . . . . . .   17
                 -------

         23.     SUCCESSORS BOUND . . . . . . . . . . . . . . . . . . . .   17
                 ----------------

         24.     SEVERABILITY OF INVALID PROVISIONS . . . . . . . . . . .   17
                 ----------------------------------

         25.     AMENDMENTS; RELEASES OR RECONVEYANCES  . . . . . . . . .   17
                 -------------------------------------

         26.     HEADINGS AND REFERENCES  . . . . . . . . . . . . . . . .   18
                 -----------------------

         27.     GOVERNING LAW; VENUE . . . . . . . . . . . . . . . . . .   18
                 --------------------

         28.     ATTORNEYS' FEES  . . . . . . . . . . . . . . . . . . . .   18
                 ---------------

EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

EXHIBIT B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                       AMENDED, RESTATED AND CONSOLIDATED
                       DEED OF TRUST WITH FIXTURE FILING


                 THIS AMENDED, RESTATED AND CONSOLIDATED DEED OF TRUST WITH FIXTURE FILING (this "Deed of Trust") is made as of December 12, 1996, by and among HUNTWAY PARTNERS, L.P., a Delaware limited partnership and successor in interest to Huntway Refining Company, L.P. ("Trustor") to Chicago Title Insurance Company ("Trustee") and United States Trust Company of New York, as Collateral Agent for the Secured Parties (as defined in the Intercreditor Agreement referred to below) ("Beneficiary").


                                    RECITALS


                 WHEREAS, Trustor and certain Note Purchasers (the "Note Purchasers") executed those certain Note Purchase Agreements dated as of December 1, 1987, pursuant to those Trustor issued its Series 12.25% Notes due December 1, 1997 (the "Original Notes");

                 WHEREAS, the Original Notes were secured by an Indenture of Trust dated as of December 1, 1987 from the Trustor to Security Pacific National Bank ("Security Pacific");

                 WHEREAS, as security for the Original Notes, Trustor executed that certain Deed of Trust and Security Agreement dated as of December 1, 1987 to Chicago Title Insurance Company, as Deed of Trust Trustee, and Security Pacific National Bank, as Beneficiary, which Deed of Trust was recorded in the Recorder's Office of Solano County State of California, on December 21, 1987 as Instrument No. 86233 (the "Original Deed of Trust");

                 WHEREAS, pursuant to that certain General Restructuring Agreement dated as of June 22, 1993 by and among Huntway Partners, L.P., Sunbelt Refining Company, L.P., the financial institutions named therein (the "Existing Secured Parties"), First Capital Corporation of Chicago, Madison Dearborn Partners III, Huntway Managing Partner, L.P. and Huntway Holdings, L.P. (the "General Restructuring Agreement"), the obligations owed by the Trustor under the Original Notes and certain other agreements were restructured and became evidenced by notes (the "Existing Secured Notes") issued by the Trustor under a Collateralized Note Indenture dated as of June 23, 1993 (the "Existing Collateralized Note Indenture") and a Subordinated Debenture Indenture dated as of June 23, 1993 (the "Existing Subordinated Note Indenture");

                 WHEREAS, Bank of America National Trust and Savings Association ("BofA"), as successor in interest by merger to Security Pacific, assigned all of its right, title and interest in and to the Original Deed of Trust and the obligations secured thereby to Beneficiary as collateral agent for the Existing Secured Parties, pursuant to that certain Assignment of Notes and Deeds of Trust dated as of June 22, 1993 and recorded in the Official Records of the County of Solano, State of California, on July 27, 1993 as Instrument No. 1993-00067380;

                 WHEREAS, the Original Deed of Trust was amended pursuant to that certain Amendment to Deed of Trust and Security Agreement and Other Security Documents dated as of June 22, 1993 by and between Trustor and Beneficiary and recorded in the Official Records of the County of Solano State of California on July 27, 1993 as Instrument No. 1993-00067381 (the Original Deed of Trust, as so assigned and amended, being the "Existing Senior Deed of Trust");

                 WHEREAS, as further security for certain obligations of Trustor owed to Beneficiary as collateral agent for the Existing Secured Parties, Trustor executed a Short Form Deed of Trust and Assignment of Rents (Partnership) dated as of June 22, 1993 and recorded in the Official Records of the County of Solano State of California, on July 27, 1993 as Instrument No. 1993-00067382 (the "Existing Junior Deed of Trust");

                 WHEREAS, Trustor is a debtor and debtor in possession under chapter 11 of Title 11 of the United States Code, having commenced a bankruptcy case on November 12, 1996;

                 WHEREAS, on November 12, 1996, Trustor submitted to the United States Bankruptcy Court for the District of Delaware (the "Court") a Plan of Reorganization dated November 12, 1996 (the "Plan"), and on December 12, 1996, the Court confirmed the Plan;

                 WHEREAS, pursuant to the Plan, Trustor will, among other things, (i) amend and restate the Existing Collateralized Note Indenture pursuant to the Amended and Restated Collateralized Note Indenture with Fleet National Bank of Massachusetts, as indenture trustee, dated as of December 12, 1996 (said indenture, as it may be amended, supplemented, restated or otherwise modified from time to time, being the "Collateralized Note Indenture"), (ii) issue Senior Notes (Other) in an original aggregate principal amount of $14,400,000.00 and Senior Notes (Sunbelt IDB) in the original aggregate principal amount of $9,100,000.00 pursuant to the Collateralized Note Indenture, (iii) amend that certain Letter of Credit and Reimbursement Agreement dated as of June 22, 1993, by and among the Trust, or Sunbelt Refining Company, L.P., and Bankers Trust Company, as letter of credit bank, pursuant to the First Amendment to Letter of Credit Agreement dated as of December 12, 1996 (said letter of credit agreement, as so amended and as it may hereafter be further amended, supplemented, restated, or otherwise modified from time to time being the "Letter of Credit Agreement") and (iv) amend, restate and consolidate the Existing Senior Deed of Trust and the Existing Junior Deed of Trust pursuant to this Deed of Trust;

                 WHEREAS, the obligations evidenced by the Senior Notes (Other) and the Senior Notes (Sunbelt IDB) constitutes a continuation of obligations previously evidenced by the Existing Secured Notes;

                 WHEREAS, pursuant to the Plan, the holders of the Senior Notes, Bankers Trust Company, as letter of credit bank under the Letter of Credit Agreement and Beneficiary have entered into that certain Amended and Restated Intercreditor and Collateral Trust Agreement dated as of December 12, 1996 (said agreement, as it may hereafter be amended, supplemented, restated, or otherwise modified from time to time being the "Intercreditor Agreement";

capitalized terms used herein without definition have the meanings assigned thereto in the Intercreditor Agreement) pursuant to which the parties thereto have set forth their agreement regarding the decision making process with respect to exercise of remedies under this Deed of Trust and the other Collateral Documents;

                 WHEREAS, Trustor and Beneficiary desire to amend, restate and consolidate the Existing Senior Deed of Trust with the Existing Junior Deed of Trust in order to provide that it shall secure the payment and performance of all Obligations of Trustor, as amended, including, without limitation, all obligations in respect of the Collateralized Note Indenture, the Senior Notes and the Letter of Credit Agreement;

                 WHEREAS, it is a condition precedent to the effectiveness of the Plan that the Trustor shall have executed this Deed of Trust;

                 NOW, THEREFORE, in consideration of the foregoing, and the agreements, covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.      GRANT IN TRUST

                 The Trustor irrevocably grants, transfers and assigns to the Trustee, in trust, with power of sale and right of entry and possession, the entire right, title and interest of Trustor in and to that certain real property ("Land") situated in Solano County, State of California, and more particularly described in Exhibit A attached hereto and made a part hereof, all right, title and interest that the Trustor otherwise now has or may hereafter acquire in the Land, together with all right, title and interest that the Trustor now has or may hereafter acquire in:

                 (i) All buildings, structures, improvements, fixtures, equipment and appurtenances now and hereafter owned, constructed, located, erected, installed or affixed by or on behalf of the Trustor upon or appurtenant to the Land and all replacements and substitutions therefor ("Facilities");

                 (ii) All appurtenances, improvements, easements, pipes, transmission lines or wires and other rights used in connection with the Land or as a means of access thereto, whether now or hereafter owned or constructed or placed upon or in the Land or Facilities ("Appurtenances");

                 (iii) All machinery, equipment and other personal property of the Trustor if the same is now or hereafter located at or used in connection with the Facilities, and all replacements and substitutions therefor, excluding however, machinery, equipment and other personal property acquired with debt permitted under section 406(i) of the Collateralized Note Indenture until such time as such financing is paid in full ("Equipment");

                 (iv) All leases or subleases with respect to the Land, Facilities, Appurtenances and Equipment ("Leases");

                 (v) All rentals or other payments which may now or hereafter accrue or otherwise become payable under the Leases to or for the benefit of the Trustor together with all other income, rents, revenues, issues, profits, produced by the Land, Facilities, Appurtenances and Equipment (collectively the "Rents"); and

                 (vi) All earnings, accounts, products, inventory, damages, indemnifications, insurance proceeds and any other proceeds from any and all of such Land, Facilities, Appurtenances, Equipment, Leases and Rents including specifically, but without limitation, all deposits made with or other security given to utility companies and claims or demands relating to insurance or condemnation awards which the Trustor now has or may hereafter acquire, including all advance payments of insurance premiums made by the Trustor with respect thereto ("Proceeds");

                 All of the above referenced Land, Facilities, Appurtenances, Equipment, Leases, Rents and Proceeds as hereby conveyed to the Trustee or made subject to the security interest herein described are collectively referred to herein as the "Property."

                 The Trustor warrants and agrees that as of the date of recording of this Deed of Trust it has not entered into any sales agreement, option, assignment, sublease, pledge, mortgage, deed of trust, financing statement, security agreement or any other arrangement regarding the Property apart from the transactions referenced in or secured by this Deed of Trust and has not nor will execute any document or instrument referring to or covering the Property, or any part thereof, and no such documents or instruments are on file, recorded or in effect in any public office, other than Permitted Encumbrances and agrees that the Property is, and shall be, kept free from any lien, security interest, encumbrance or any other interest other than the Permitted Encumbrances.

                          FOR THE PURPOSE OF SECURING:
                          ----------------------------


         2.      OBLIGATIONS

                 This Deed of Trust secures the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code, 11 U.S.C.
Section 362(a)), of all Secured Obligations (as such term is defined in the Intercreditor Agreement) of Trustor including, without limitation, all obligations of Trustor under the Collateralized Note Indenture, the Senior Notes, the Letter of Credit Agreement, any Replacement Letter of Credit Agreement, and all reimbursement obligations in respect of letters of credit issued thereunder, whether for principal, interest (including, without limitation, interest, that but for the filing of a petition in bankruptcy with respect to Trustor or Sunbelt Refining Company, L.P., a Delaware limited partnership ("Sunbelt"), would accrue on such obligations), fees, expenses or otherwise and all obligations of Trustor now or hereafter existing under this Deed of Trust (all such obligations are referred to herein as the "Obligations").


         3.      SECURITY AGREEMENT AND FIXTURE FILING

                 This Deed of Trust shall also constitute a security agreement and the Trustor hereby grants to the Beneficiary a security interest in and to all of its personal property (the "Personal Property"), whether Trustor now or hereafter obtains an interest in such Personal Property and all the proceeds or products thereof, including but not limited to those items listed in Exhibit B attached hereto and made a part hereof. Upon any default of the Trustor hereunder, the Beneficiary shall be entitled to exercise with respect to all such collateral all of the rights and remedies set forth herein, in the Collateralized Note Indenture or otherwise afforded to a secured party in default under the terms of Article 9 of the California Uniform Commercial Code, any or all of which may be pursued and exercised concurrently, consecutively, alternatively or otherwise. The Trustor will execute one or more supplemental security agreements and financing statements as the Beneficiary may from time to time require, covering any property now or hereafter constituting a portion of the Property and otherwise the collateral securing the indebtedness secured hereunder and such financing statements and other and further assurances as the Beneficiary may request to perfect or evidence the security interest herein created (which shall cover all proceeds and products of collateral) and to particularize and identify the collateral.

                 The Trustor will pay all costs of filing any financing, continuation or termination statements with respect to the security interest created by this Deed of Trust; and the Beneficiary is hereby appointed the Trustor's attorney-in-fact to do, at the Beneficiary's option and at the Trustor's expense, all acts and things which the Beneficiary may deem necessary to perfect and continue perfected the security interest created by this Deed of Trust and to protect the Property. The Beneficiary may execute, sign, endorse, transfer or deliver, in the name of the Trustor, notes, checks, drafts or other instruments for the payment of money and receipts, certificates of origin, certificates of title, applications for certificates of title, or any other documents necessary to evidence, perfect or realize upon the security interests and secured indebtedness created or secured by this Deed of Trust. This authority shall be considered a power coupled with an interest and shall be irrevocable until all the indebtedness secured hereby shall have been paid in full.

                 This Deed of Trust shall also constitute a Uniform Commercial Code financing statement ("Fixture Filing") for all Personal Property including, but not limited to, those items listed in Exhibit B, now or hereafter so affixed by or on behalf of the Trustor to the Land so that such Personal Property becomes a fixture.

         4.      ASSIGNMENT OF LEASES AND RENTS

                 a. The Trustor hereby absolutely and irrevocably assigns to the Beneficiary the Leases and Rents. The Beneficiary authorizes the Trustor, prior to any default in the payment of any indebtedness secured hereby or in the performance of any covenant or obligation contained herein or otherwise secured hereby, to collect and use all such Rents as they become due and payable and to exercise all rights under the Leases if not otherwise restricted under the Collateralized Note Indenture. The foregoing assignment shall not impose upon the Beneficiary any duty to produce Rents from the Property or cause the Beneficiary to be a "mortgagee in possession" for any purpose.

                 b. The Trustor agrees that it will not amend, modify, change or waive, or consent to any amendment, modification, change or waiver of, any term or provision of the Leases without the prior written consent of the Beneficiary.

                 c. The Trustor agrees that it will take all steps and do all things necessary to keep and maintain the Leases in full force and effect and will enforce or cause to be enforced all and singular the provisions thereof, and bring and prosecute or cause to be prosecuted any and all suits, actions and proceedings necessary to enforce compliance with all of the terms, provisions and covenants thereof. If, in the reasonable opinion of the Beneficiary, the Trustor has failed, or is about to fail, to take suitable action to enforce the Leases or any guaranty thereof or to first preserve any rights or remedies thereunder, the Beneficiary, after giving five (5) days' written notice to the Trustor, may, but is not required to, take such action as it shall deem appropriate, in its own name or in the name of the Trustor for the use and benefit of the Beneficiary, to enforce the Leases and to preserve any rights or remedies thereunder, and all costs and expenses incurred by the Beneficiary in taking any such action shall be payable on demand and shall constitute part of the secured indebtedness hereunder.

         5.      COVENANTS OF THE TRUSTOR

                 For the purpose of protecting and preserving the security of this Deed of Trust, the Trustor promises and agrees to comply with each of the following covenants:

                 a.       Maintenance of Property.

                          (1)     The Trustor shall take all action necessary
to keep the Property at all times in good condition and repair.

                          (2)     The Trustor shall not remove, demolish or
substantially alter (except such alterations as may be required by laws, ordinances or regulations or permitted pursuant to the Loan Agreement) any of the Facilities; provided, however, that the Trustor may make such proper replacements, repairs, renewals, removals and alterations as it shall in good faith reasonably determine are necessary or advisable to maintain or enhance the efficiency and value of the security created hereby.

                          (3)     The Trustor shall complete promptly and in
good and businesslike manner any building or other improvements which may be constructed on the Land, to promptly restore in like manner (to the extent permitted by law) any Facilities which may be damaged or destroyed thereon, and to pay when due all claims for labor performed and materials furnished therefor, provided that the Trustor shall not be required to pay any such claim if it shall in good faith contest the validity thereof and, if so contested, shall provide for the payment thereof in a manner reasonably satisfactory to the Beneficiary;

                          (4)     The Trustor shall comply with all laws,
ordinances, regulations, conditions and restrictions now or hereafter affecting the Property or any part thereof or requiring any alterations or improvements to be made thereon.

                          (5)     The Trustor shall not to commit or permit any
waste, and not to permit any deterioration, of the Property.

                          (6)     The Trustor shall not commit, suffer or
permit any act to be done in or upon the Property in violation of any law or ordinance if such act might have consequences that would materially and adversely affect the financial condition, assets, properties or operation of the Trustor.

                 b. Insurance. Without limiting Trustor's obligations under Section 413 of the Collateralized Note Indenture, the Trustee will maintain with financially sound and reputable insurers, insurance with respect to its property subject to this Deed of Trust and business against such casualties and contingencies, of such types (including fire and extended coverage, business interruption, and general comprehensive public liability insurance) and in such amounts as is customary in the case of companies engaged in the same or a similar business and similarly situated. Without limiting the foregoing, the Trustee will:

                          (1)     keep the Property (a) fully insured against
all physical loss including by fire, windstorm, explosion, and with extended coverage in an amount not less than the full insurable value thereof (i.e., the actual replacement cost, without allowing for depreciation, excluding foundation and excavation costs and costs of underground flues, pipes, drains and other uninsurable items) as determined from time to time but not less often than once every three years by an architect, contractor, appraiser, appraisal company, one of the insurers or the Trustor's insurance broker, which policy or policies may have a deductible clause in an amount which is customary in the case of corporations of established reputations engaged in a same or similar business and similarly situated, but in no case to exceed $500,000; and (b) insured against physical loss by earthquake, which policy shall be in an amount not less than [$1,000,000]; and (c) insured against physical loss by flood which policy shall be in an amount not less than [$10,000,000]; provided that all such insurance excluding earthquake insurance and flood insurance shall in any event be in amounts sufficient to prevent the Trustor from being a co-insurer of any partial loss under the applicable policies. The policies of insurance shall provide that (i) the loss, if any, thereunder shall be payable to the Beneficiary under a standard mortgagee loss payable clause in form and substance satisfactory to the Beneficiary, and (ii) such policies shall not be cancelled without at least 30 days' prior written notice to the Beneficiary; and

                          (2)     maintain comprehensive general public
liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Property of the Trustor and liability insurance, covering the operations of the Trustor with single-limit coverage of not less than $1,000,000 and with umbrella coverage of not less than $10,000,000. Such policies of insurance may have a deductible clause in an amount which is customary in the case of corporations of established reputations engaged in a same or similar business and similarly situated, but in no case to exceed $250,000. Such policies of insurance shall provide that
(i) the Beneficiary shall be named as an additional insured party thereunder, and (ii) such policies shall not be cancelled without at least 30 days' prior written notice to the Beneficiary.

                          (3)     on or before the Plan Effective Date, furnish
the Beneficiary with certificates or other satisfactory evidence of maintenance of the insurance required hereunder and shall with respect to any renewal policy or policies, furnish certificates evidencing such renewal not less than ten days prior to the expiration date of the original policy or policies. Each such certificate or other evidence of insurance shall identify the insurance carrier, the type of insurance, the coverage limits and the policy term.

                 c. Defense of Lien. The Trustor shall appear in and defend any action or proceeding affecting or purporting to affect the security of this Deed of Trust, any additional or other security for any of the obligations secured hereby, or the interest, rights, powers, or duties of the Trustee or the Beneficiary hereunder, it being agreed, however, that in the case of an action or proceeding against the Trustee or the Beneficiary said Trustee or Beneficiary, at its option, may appear in and defend any such action or proceeding and, in addition, it being agreed that the Trustee or Beneficiary may commence any action or proceeding deemed necessary by it to perfect, maintain or protect such interest, rights, powers or duties, all in such manner and to such extent as it may determine in its sole discretion to be appropriate, and the Trustee or Beneficiary is authorized to pay, purchase or compromise on behalf of the Trustor any encumbrance or claim which in its judgment appears or purports to affect the security hereof or to be superior hereto; to pay all costs and expenses, including costs of evidence of title and attorney's fees in a reasonable sum, in any above described action or proceedings in which the Beneficiary or the Trustee may appear.

                 d.       Payment of Taxes, Liens, Etc.

                          (1)     The Trustor shall pay, and submit to the
Beneficiary, at least five (5) days before default or delinquency, a receipt or other evidence of payment, or certified copy thereof, evidencing payment of all taxes and assessments affecting the Property, and any accrued interest, cost or penalty thereon, provided that the Trustor shall not be required to pay any such tax or assessment if it shall in good faith contest the validity thereof and, if so contested, shall provide for the payment thereof in a manner reasonably satisfactory to the Beneficiary.

                          (2)     The Trustor shall pay when due all
encumbrances (including any debt secured by deed of trust), ground rents, liens or charges, with interest, on the Property or any part thereof which appear to be prior or superior hereto, and to pay immediately and in full all such encumbrances, rents, liens or charges, if any, which may now be due or payable; provided that the Trustor shall not be required to pay any such encumbrances, rent, lien or charge if it shall in good faith contest the validity thereof and, if so contested, shall provide for the payment thereof in manner satisfactory to the Beneficiary.

                          (3)     The Trustor shall pay when due all costs,
fees and expenses of these trusts, including costs of evidence of title and the Trustee's fees in connection with sale, whether completed or not, which amounts shall become due upon delivery to the Trustee of declaration of default and demand for sale, as hereinafter provided.

                          (4)     The Trustor shall pay immediately and without
demand all reasonable and necessary sums expended or expense incurred by the Trustee or by the Beneficiary to enforce the terms of the Trust, including attorneys' fees, under any of the terms of this Deed of Trust, with interest from date of expenditure at the rate of 12% per annum.

                 e. Environmental Covenants. The Trustor shall not conduct or allow to be conducted any activity on the Property or use the Property in any manner (i) which would cause such Property or any part thereof to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise place such Property in violation of, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section Section 6901 et seq., or any similar state law or local ordinance, as a result of the generation of non-de minimis amounts of hazardous waste, (ii) so as to cause a release or threat of release of any hazardous substance or hazardous waste from the Property within the meaning of, or otherwise violate the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section Section 9601-9657, or so as to violate any similar state law or local ordinance or other environmental law pertaining to a release or threat of release of any hazardous substance or hazardous waste from the Property, (iii) so as to cause a discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. Section Section 1251 et seq., or the Clean Air Act, 42 U.S.C. Section Section 741, et seq., or any similar state law or local ordinance, unless such a permit shall be in full force and effect and such discharge shall be in material compliance therewith, or (iv) which would cause a violation, other than those described in clauses
(i) and (ii) above of this Section 5(f) which is material in nature, of any of the follow laws, ordinances, rules or regulations: (A) Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); (B) Toxic Substances Control Act (15 U.S.C.
Section 2601, et seq.); (C) The Porter-Cologne Water Quality Control. Act (Water Code, Section 13000, et seq.); (D) California Hazardous Waste Control Law (Health & Saf. Code, Section 25100, et seq.); (E) Carpenter-Presley-Tanner Hazardous Substance Account Act (Health & Saf. Code, Section 25300); (F) Mulford-Carrell Air Resources Act (Health & Saf. Code, Section 39000, et seq.);
(G) Rules and Regulations of the Bay Area Air Quality Management District; (H) Rules and Regulations of the South Coast Air Quality Management District; or
(I) any other applicable law, ordinance, rule or regulation relating to environmental protection; provided further, that the Trustor agrees to indemnify and hold Trustee and Beneficiary harmless from and against any and all costs or liabilities, including reasonable attorneys' fees, resulting from the Trustor's violation of this Section 5(e).

         6.      CONDEMNATION PROCEEDS

                 Should any of the Property be taken by the exercise of the power of eminent domain, the Trustor may accept any award or consideration stated to be satisfactory to the Trustor in an Officers' Certificate delivered to the Beneficiary, and the Trustee shall release the property so taken upon being furnished with an opinion of counsel satisfactory to the Beneficiary to the effect that such property has been taken by the exercise of the power of eminent domain. In the event of such proceeding, the Beneficiary may be represented by counsel and the Beneficiary may or may not become a party thereto as the Beneficiary in its discretion may determine. All condemnation proceeds of the Property shall be deposited with the Beneficiary pursuant to the Intercreditor Agreement and are hereby assigned to the Beneficiary to be held and disbursed by the Beneficiary as provided in the Intercreditor Agreement.

         7.      ACCEPTANCE NOT WAIVER

                 By accepting payment of any sum secured hereby after its due date, neither the Trustee nor the Beneficiary shall be deemed to have waived its right either to require prompt payment when due of all other sums so secured or to declare default as herein provided for failure so to pay.

         8.      CONVEYANCE, EASEMENTS, SUBORDINATION, RELEASES

                 To the extent permitted under the Intercreditor Agreement, at any time, or from time to time, without liability therefor and without notice, upon written request by the Beneficiary or Trustor, upon presentation of this Deed of Trust, and without affecting the liability of any person for payment of the indebtedness secured hereby or the effect of this Deed of Trust upon the remainder of the Property, the Trustee shall reconvey any part of the Property, consent in writing to the making of any map or plat thereof, execute releases, join in granting any easement thereon, or join in any extension agreement or any agreement subordinating the lien or charge hereof. The Trustor, the Beneficiary and the Trustee shall execute and deliver any agreements subordinating the lien or charge hereof to the lien of any Permitted Encumbrance and any releases and waivers of the lien of this Deed of Trust as is necessary to accommodate the requirements of the holders of Permitted Encumbrances.

         9.      RIGHT OF ENTRY FOR INSPECTION

                 The Trustee and the Beneficiary are each authorized, by themselves or their agents or workers, in a reasonable manner such as not to interfere with the Trustor's business in a materially adverse manner and after giving notice to enter during reasonable business hours (or at any other time agreeable to the Trustor) upon any part of the Property for the purpose of inspecting the same.

         10.     ENTRY, POSSESSION, OPERATION OF PROPERTY

                 a. Should the Trustor fail or refuse to make any payment or to do any act which it is obligated hereunder to make or do, at the time and in the manner herein provided, then the Trustee or the Beneficiary, in its sole discretion, without notice to or demand upon the Trustor and without releasing the Trustor from any obligation hereof, is authorized to do and may do any of the following:

                          (1)     make any such payment or do any such act in
such manner and to such extent as it may deem necessary to protect the security hereof, the Trustee and the Beneficiary being authorized to enter upon the Property for such purposes;

                          (2)     pay, purchase, contest or compromise any
claim, debt, lien, charge or encumbrance which in the judgment of the Trustee or the Beneficiary may affect or appear to affect the security of this Deed of Trust, the interest of the Beneficiary or the rights, powers or duties of the Trustee or the Beneficiary hereunder; or

                          (3)     either by itself or by its agents appointed
by it for that purpose, enter into and upon and take and hold possession of any or all of the Property, exclude the Trustor and all other persons therefrom, and operate and manage the Property, and rent and lease the same and collect any and all rents, issues, income and profits therefrom, and from time to time apply the same or accumulate the same for application, in such order and manner as the Trustee or the Beneficiary in its sole discretion shall consider advisable, to the following: costs of collecting the same, including the Trustee's reasonable fees in so doing; the necessary and proper costs of upkeep, maintenance, repair, and operation of the Property; the repayment of any sums theretofore or thereafter advanced pursuant to the terms of this Deed of Trust; the interest and principal then due or next to become due upon any indebtedness secured hereby; and the taxes and assessments upon the Property then due or next to become due.

                 b. The collection or receipt of Rents from the Property by the Trustee or the Beneficiary after declaration of default and election to cause the Property to be sold under and pursuant to the terms of this Deed of Trust shall not affect or impair such default or declaration of default or election to cause the Property to be sold or any sale proceedings predicated thereon, but such proceedings may be conducted and sale effected notwithstanding the receipt or collection of any such Rents. Any such Rents in the possession of the Trustee or the Beneficiary at the time of sale and not theretofore applied as herein provided, shall be applied in the same manner and for the same purposes as the proceeds of the sale.

                 c. The Trustee and the Beneficiary shall not be under any obligation to make any of the payments or do any of the acts above mentioned, but, upon election so to do, employment of an attorney is authorized and payment of such attorney's fees and of all other necessary expenditures is hereby secured.

         11.     SATISFACTION AND RECONVEYANCE

                 Upon written request of the Beneficiary stating that all sums secured hereby have been paid, and upon surrender to the Trustee of this Deed of Trust and upon payment of its fees, the Trustee shall reconvey and release, without warranty, the Property, its being further agreed that the recitals in such reconveyance and release of any matters or facts shall be conclusive proof of the truthfulness thereof and that the grantee in any reconveyance may be described as "the person or persons legally entitled thereto."

         12.     DEFAULT

                 Any Event of Default (as defined in the Intercreditor Agreement), any Event of Default (as defined in the Collateralized Note Indenture or the Letter of Credit Agreement), or any breach by the Trustor of any of its covenants or agreements contained herein, shall constitute an Event of Default hereunder.

         13.     REMEDIES

                 When any Event of Default has occurred and is continuing, the Trustee may exercise any one or more or all, and in any order, of the remedies hereinafter set forth, it being expressly understood that no remedy herein or in the Collateralized Note Indenture conferred is intended to be exclusive of any other remedy or remedies; but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute:

                 a. The Beneficiary may declare all sums secured hereby to be immediately due and payable; and thereupon all such unpaid balance, together with all accrued interest thereon and premium, if any, shall be and become immediately due and payable.

                 b. The Beneficiary personally or by agents or attorneys may enter into and take possession of all or any part of the Property or the Personal Property (collectively, the "Collateral"), and may forthwith use, operate and manage the Collateral, collect the earnings and income therefrom, pay all principal charges including taxes and assessments levied thereon and operating and maintenance expenses and all disbursements and liabilities of the Collateral hereunder and apply the net proceeds arising from any such operation of the Collateral as provided in Section 14 hereof in respect of the proceeds of a sale of the Collateral.

                 c. The Trustee, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession and either before or after taking possession and without instituting any legal proceedings whatsoever and having first given notice of such sale by registered mail to the Trustor once at least 20 days prior to the date of such sale, and any other notice which may be required by law, sell and dispose of said Collateral or any part thereof at public auction or private sale to the highest bidder, which may be the Beneficiary or the holder of any of the notes or other obligations secured hereby, in one lot as an entirety or in separate lots (the Trustor for itself and for all who may claim by, through or under it hereby expressly waiving and releasing all rights to have the Collateral marshalled), and either for cash or on credit and on such terms as the Trustee may determine and at any place (whether or not it be the location of the Collateral or any part thereof) designated in the notice above referred to. Any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales or for any such adjourned sale or sales, without further published notice.

                 d. The Trustee may proceed to protect and enforce its rights by a suit or suits in equity or at law, or for the specific performance of any covenant or agreement contained herein or in the notes or other obligations secured hereby, or in aid of the execution of any power herein or therein granted, or for the foreclosure of this Deed of Trust, or for the enforcement of any other appropriate legal or equitable remedy. Upon the bringing of any suit to foreclose this Deed of Trust or to enforce any other remedy available hereunder, the plaintiff shall be entitled as a matter of right, without notice and without giving bond to the Trustor or anyone claiming under, by or through it, and without regard to the solvency or insolvency of the Trustor or the then value of the premises, to have a receiver appointed of all the Collateral and of the earnings, income, rents, issues, profits and proceeds thereof, with such power as the court making such appointment shall confer, and the Trustor does hereby irrevocably consent to such appointment.

                 e. In case of any sale of the Collateral, or of any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Deed of Trust, the Obligations, if not previously due, and premium, if any, and the interest accrued thereon, shall at once become and be immediately due and payable; also in the case of any such sale, the Beneficiary may bid and become the beneficiary, and the beneficiary or Beneficiary, for the purpose of making settlement for or payment of the purchase price, shall be entitled to turn in and use the Senior Notes and other obligations secured hereby, and any claims for interest and premium matured and unpaid thereon, in order that there may be credited as paid on the purchase price the sum apportionable and applicable to the Senior Notes and other obligations secured hereby, including principal and interest and premium thereof, out of the net proceeds of such sale after allowing for the proportion of the total purchase price required to be paid in actual cash. If at any foreclosure proceeding the Collateral shall be sold for a sum less than the total amount of indebtedness for which judgment is therein given, the Trustee shall be entitled to the entry of a deficiency decree against the Trustor and against the property of the Trustor for the amount of such deficiency.

                 f. The Beneficiary may employ an engineer to enter upon and inspect the Collateral, and to prepare a report with respect to the compliance of the Collateral with local, state and federal environmental laws, rules and regulations. The Beneficiary shall have a reasonable period of time, but in no event less than 90 days, in which to obtain such environmental report, to furnish the results of such environmental report to the Secured Parties. The failure of the Beneficiary to exercise any of the remedies provided under this Deed of Trust during the time period provided in the previous sentence shall not be deemed a waiver of any of the remedies provided in this Deed of Trust. The Trustor agrees to cooperate with the Beneficiary and its agents and employees for the purposes of preparing such environmental report, which cooperation shall include, but not be limited to, allowing the engineer hired by the Beneficiary to enter upon the Collateral for the purposes of making inspections, conducting tests and taking samples, and making available such books, records, reports and allowing interviews with such agents, officers and employees of the Trustor as the Beneficiary may deem reasonably necessary.

                 g. The Beneficiary shall have any and all rights and remedies (including, without limitation, extra-judicial power of sale) provided to a secured party by the Uniform Commercial Code with respect to any and all parts of the Collateral which are and which are deemed to be governed by the Uniform Commercial Code. Without limiting the generality of the foregoing, the Beneficiary shall, with respect to any part of the Collateral constituting property of the type in respect of which realization on a lien or security interest granted therein is governed by the Uniform Commercial Code, have all the rights, options and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to the possession of any such property, or any part thereof, and the right to enter without legal process any premises where any such property may be found. Any requirement of said Code for reasonable notification shall be met by mailing written notice to the Trustor in accordance with Section 22 at least 10 days prior to the sale or other event for which such notice is required. The proceeds of any sale or realization upon any such property shall be applied to the payment of the indebtedness hereby secured, after first deducting therefrom any expenses for retaking, selling and otherwise disposing of said property, including reasonable attorneys' fees and legal expenses incurred by the Beneficiary in connection therewith.

                 It is understood and agreed that all rights, remedies and powers provided by this Section 13 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the State of California and all provisions of this Section 13 are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Deed of Trust invalid or unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law, including without limitation Sections 564, 580a and 726 of the California Code of Civil Procedure and Sections 2924, 2924b and 2924c of the California Civil Code.

                 Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Trustor in and to the property sold and shall be a perpetual bar, both at law and in equity, against the Trustor, its successors and assigns, and against any and all persons claiming the property sold or any part thereof under, by or through the Trustor, its successors or assigns.

         14.     APPLICATIONS OF PROCEEDS

                 All proceeds except for insurance proceeds received by Beneficiary in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Beneficiary be held by Beneficiary as collateral for, and/or then or at any time thereafter applied in whole or in part by Beneficiary against the Obligations in the following order of priority:

                 FIRST: To the payment of the costs and expenses of such sale, collection or other realization, and all expenses, liabilities and advances made or incurred by Beneficiary in connection therewith, in accordance with this Section 14;

                 SECOND: After payment in full of the amounts specified in the preceding subparagraph, to the payment of all of the Obligations in accordance with the terms of the Intercreditor Agreement; and

                 THIRD: After payment in full of the amounts specified in the preceding subparagraphs, to the payment to or upon the order of Trustor, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         15.     ADDITIONAL SECURITY

                 The Trustee shall be entitled to enforce payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Deed of Trust or under any other agreement or any laws now or hereafter in force, notwithstanding that some or all of the indebtedness and obligations secured hereby are now or shall hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise; and neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect the Trustee's or the Beneficiary's right to realize upon or enforce any other security now or hereafter held by the Trustee or the Beneficiary, it being agreed either that the Trustee or the Beneficiary shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by the Beneficiary or the Trustee in such order and manner as it may in its uncontrolled discretion determine.

         16.     TRANSFER OF PERMITS

                 The Trustor covenants that, upon the occurrence of an Event of Default and the acceleration of the Obligations, it will do, execute and deliver all and every further act, deed, conveyance and transfer necessary or proper in order to transfer to the Trustees or their successors in interest all and every environmental license and permit allowed to be transferred under the provisions of California law, including but not limited to permits for the operation of equipment allowed to be transferred under Cal. Health & Safety Code Section 42310.5 (West), 1987 Cal. Legis. Serv. AB 329 (West).

         17.     NOTICES OF ACTIONS

                 a. The Trustor requests that a copy of any notice of default and a copy of the Notice of Sale of any sale commenced by the Trustee hereunder (as required by Section 2924 of the California Civil Code) shall be mailed to it an accordance with the Section 22.

                 b. The Trustee shall be under no obligation to notify any party hereto of any action or proceeding of any kind in which the Trustor, the Beneficiary or the Trustee shall be a party, unless brought by the Trustee, or of any pending sale under any other deed of trust.

         18.     CHARGE FOR PROVISION OF STATEMENT

                 For any statement regarding the obligations secured hereby, a charge, which the Trustor agrees to pay, may be made in an amount not exceeding the maximum allowed by law at the time any such statement is requested.

         19.     WAIVER OF STATUTE OF LIMITATIONS

                 The right to plead any and all statutes of limitations as a defense to any demand secured by this Deed of Trust is hereby waived.

         20.     IRREVOCABLE BY THE TRUSTOR

                 The trust created hereby is irrevocable by the Trustor.

         21.     SUBSTITUTION OF TRUSTEE

                 The Beneficiary may substitute a successor Trustee from time to time by recording at the places required by law an instrument stating the election by the Beneficiary to make such substitution and identifying this Deed of Trust.

         22.     NOTICES

                 All notices, requests and demands to be made hereunder to the parties hereto shall made in writing and shall be delivered by personal service (including, without limitation, hand courier and express service) or sent by registered or certified mail, return receipt requested, through the United States postal service to the addresses shown below or such other addresses which the parties may provide to one another in accordance herewith. Unless otherwise provided herein, such notices, requests and demands shall be effective in accordance with the terms of the Intercreditor Agreement; provided, however, that any notice or other communication to the Beneficiary shall not be effective until actually received by a Responsible Officer of the Beneficiary.

                 To:      Beneficiary:     United States National Trust Company
                                           of New York
                                           114 West 47th Street
                                           New York, New York  10036

                 To:      Trustor:         Huntway Partners, L.P.
                                           25129 The Old Road, Suite 322
                                           Newhall, California 91381
                                           Attention:  Chief Executive Officer


         23.     SUCCESSORS BOUND

                 This Deed of Trust shall bind, and the benefits shall inure to, the respective parties hereto, the Beneficiary, their legal representatives, successors in office or interest, and assigns.

         24.     SEVERABILITY OF INVALID PROVISIONS

                 If any provision of this Deed of Trust should be held unenforceable or void, in whole or in part, then such unenforceable or void provision or part shall be deemed separable from the remaining provisions and shall in no way affect the validity of the remainder of this Deed of Trust.

         25.     AMENDMENTS; RELEASES OR RECONVEYANCES

                 Without affecting the liability of any other person liable for the payment of any obligation herein mentioned, and without affecting the lien or charge of this Deed of Trust upon any property not then or theretofore released as security for the full amount of all unpaid obligations, the Trustee may, in accordance with the Intercreditor Agreement, from time to time, and without notice to the Trustor, release any person other than the Trustor so liable, extend the maturity or alter any of the terms of any such obligation, or grant other indulgences, release or reconvey, or cause to be released or reconveyed, any portion or all of the Collateral, release any other or additional security for any obligation herein mentioned, or make compositions or other arrangements with debtors in relation thereto; and if the Trustee at any time holds any additional security for any obligations secured hereby, it may enforce the sale thereof or otherwise realize upon the same at its option, either before or concurrently herewith or after a sale is made hereunder.

         26.     HEADINGS AND REFERENCES

                 The headings or titles of the several sections, subsections and subdivisions hereof shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Deed of Trust. All references herein to "sections," "subsections" and other subdivisions are to the corresponding sections, subsections or subdivisions of this Deed of Trust. The words "herein," "hereof," "hereby," "hereunder" and other words of similar import refer to this Deed of Trust as a whole and not to any particular section, subsection or subdivision hereof. Words of the masculine gender shall mean and include words of the feminine and neuter genders.

         27.     GOVERNING LAW; VENUE

                 The laws of the State of California shall govern this Deed of Trust, the interpretation thereof and any right or liability arising hereunder.

         28.     ATTORNEYS' FEES

                 In the event of any action at law or in equity between the parties hereto to interpret or enforce any of the provisions of this Deed of Trust, the non-prevailing party or parties to such litigation shall pay to the prevailing party or parties all costs and expenses, including actual attorneys' fees, incurred therein by such prevailing party or parties; and if such prevailing party or parties shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees may be included in and as part of such judgment. The prevailing party shall be the party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment. A party not entitled to recover its costs of suit shall not recover attorneys' fees.

         29.     ACCEPTANCE OF TRUST


                 The Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. The Trustee shall not be obligated to notify any party hereto of any pending sale under any other deed of trust or of any action or proceeding in which the Trustor, the Beneficiary or the Trustee shall be a party, unless brought by the Trustee.

                   [Remainder of page intentionally omitted.]

                 IN WITNESS WHEREOF, the parties hereto have caused this Deed of Trust to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.



                                        TRUSTOR:
                                        ----------------------------------



                                        By
                                        ----------------------------------
                                                     President


                                        BENEFICIARY:
                                        UNITED STATES TRUST COMPANY OF NEW YORK

                                        BY:
                                           -------------------------------
                                        TITLE:
                                              ----------------------------

STATE OF CALIFORNIA               )
                                  )  ss.
COUNTY OF                         )



                 On __________ __, 1996, before me, __________________,
personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                 WITNESS my hand and official seal.



Signature ________________________        (Seal)

STATE OF NEW YORK                 )
                                  )  ss.
COUNTY OF                         )




                 On __________ __, 1996 before me, ____________________,
personally appeared _____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                 WITNESS my hand and official seal.



Signature ________________________        (Seal)

                                   EXHIBIT A

                       Legal Description of Real Property

                                   EXHIBIT B

                            Other Personal Property

                 All of Trustor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Trustor now has or hereafter acquires an interest and wherever the same may be located:

                 1. all equipment in all of its forms, all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all parts thereof, accessions thereto and products thereof including, but not limited to the following:

         Thirteen (13) crude oil and refined product storage tanks with tank walkways, product distribution and transportation pipelines, pipe racks and chases, meters, pumps, hot oil loading equipment, railroad and truck loading and unloading racks, and related machinery, equipment and apparatus;

         Oil asphalt refining and fractionating process equipment and modules, steam coils, pipes and valves, vapor recovery systems, pig launchers, one vacuum tower, one fractionating tower, one flash tower, desalter unit, fractionator, furnaces, hydrogen sulfide removal equipment, heat exchanger units, mixing units, naptha hydro treaters, crude units, naptha reformers, liquid propane gas units, boilers, pressure vessels and compressors, related miscellaneous process modules, one merox unit, alarm systems, heat and pressure monitoring system, fire prevention equipment, and related machinery, equipment and apparatus;

         All waste water treatment machinery, equipment and apparatus;

All inventory and production process laboratory testing equipment and apparatus; and

         All spare parts for the above machinery, equipment and apparatus.

         All office furniture, furnishings and equipment, personal computers, radio equipment, desks, conference tables, credenzas, shelving, storage cabinets and chairs.

                 2. all accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, general intangibles or other obligations;

                 3. to the extent not included in any other paragraph of this description of collateral, all other general intangibles (including without limitation tax refunds, rights to payment or performance, chooses in action and judgments taken on any rights or claims included in the Collateral);

                 4. all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

                 5. all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Beneficiary is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                                                                     EXHIBIT D-8


RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:
F. Thomas Muller
O'Melveny & Myers LLP
400 South Hope Street
Los Angeles, CA  90071-2899

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                      AMENDED, RESTATED, AND CONSOLIDATED

                                 DEED OF TRUST

                                      WITH

                                 FIXTURE FILING


                                       BY

                             HUNTWAY PARTNERS, L.P.



                         Dated as of December 12, 1996


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
                               TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
        1.      GRANT IN TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                --------------

        2.      OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                -----------

        3.      SECURITY AGREEMENT AND FIXTURE FILING  . . . . . . . . . . . . . . . . . . .    5
                -------------------------------------

        4.      ASSIGNMENT OF LEASES AND RENTS . . . . . . . . . . . . . . . . . . . . . . .    6
                ------------------------------

        5.      COVENANTS OF THE TRUSTOR . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                ------------------------

        6.      CONDEMNATION PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                ---------------------

        7.      ACCEPTANCE NOT WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                ---------------------

        8.      CONVEYANCE, EASEMENTS, SUBORDINATION, RELEASES . . . . . . . . . . . . . . .   11
                ----------------------------------------------

        9.      RIGHT OF ENTRY FOR INSPECTION  . . . . . . . . . . . . . . . . . . . . . . .   11
                -----------------------------

        10.     ENTRY, POSSESSION, OPERATION OF PROPERTY . . . . . . . . . . . . . . . . . .   11
                ----------------------------------------

        11.     SATISFACTION AND RECONVEYANCE  . . . . . . . . . . . . . . . . . . . . . . .   12
                -----------------------------

        12.     DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                -------

        13.     REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                --------

        14.     APPLICATIONS OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                ------------------------

        15.     ADDITIONAL SECURITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                -------------------

        16.     TRANSFER OF PERMITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                -------------------

        17.     NOTICES OF ACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                ------------------

        18.     CHARGE FOR PROVISION OF STATEMENT  . . . . . . . . . . . . . . . . . . . . .   17
                ---------------------------------

        19.     WAIVER OF STATUTE OF LIMITATIONS . . . . . . . . . . . . . . . . . . . . . .   17
                --------------------------------

        20.     IRREVOCABLE BY THE TRUSTOR . . . . . . . . . . . . . . . . . . . . . . . . .   17
                --------------------------

        21.     SUBSTITUTION OF TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                -----------------------

                                                                                                 Page
                                                                                                 ----
         22.     NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 -------

         23.     SUCCESSORS BOUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 ----------------

         24.     SEVERABILITY OF INVALID PROVISIONS . . . . . . . . . . . . . . . . . . . . . .   18
                 ----------------------------------

         25.     AMENDMENTS; RELEASES OR RECONVEYANCES  . . . . . . . . . . . . . . . . . . . .   18
                 -------------------------------------

         26.     HEADINGS AND REFERENCES  . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 -----------------------

         27.     GOVERNING LAW; VENUE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 --------------------

         28.     ATTORNEYS' FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 ---------------

EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

EXHIBIT B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                       AMENDED, RESTATED AND CONSOLIDATED
                       DEED OF TRUST WITH FIXTURE FILING


                 THIS AMENDED, RESTATED AND CONSOLIDATED DEED OF TRUST WITH FIXTURE FILING (this "DEED OF TRUST") is made as of December 12, 1996, by and among HUNTWAY PARTNERS, L.P., a Delaware limited partnership and successor in interest to Huntway Refining Company, L.P. ("Trustor") to Chicago Title Insurance Company ("Trustee") and United States Trust Company of New York, as Collateral Agent for the Secured Parties (as defined in the Intercreditor Agreement referred to below) ("Beneficiary").


                                    RECITALS


                 WHEREAS, Trustor and certain Note Purchasers (the "Note Purchasers") executed those certain Note Purchase Agreements dated as of December 1, 1987, pursuant to which Trustor issued those its Series 12.25% Notes due December 1, 1997 (the "Original Notes");

                 WHEREAS, the Original Notes were secured by an Indenture of Trust dated as of December 1, 1987 from the Trustor to Security Pacific National Bank ("Security Pacific");

                 WHEREAS, partial as security for the Original Notes, Trustor executed that certain Deed of Trust and Security Agreement dated as of December 1, 1987 to Chicago Title Insurance Company, as Deed of Trust Trustee, and Security Pacific National Bank, as Beneficiary, which Deed of Trust was recorded in the Official Records of the County of Los Angeles, State of California, on January 11, 1988, as Instrument No. 88-0034446 (the "Original Deed of Trust");

                 WHEREAS, pursuant to that certain General Restructuring Agreement dated as of June 22, 1993 by and among Huntway Partners, L.P., Sunbelt Refining Company, L.P., the financial institutions named therein (the "Existing Secured Parties"), First Capital Corporation of Chicago, Madison Dearborn Partners III, Huntway Managing Partner, L.P. and Huntway Holdings, L.P. (the "General Restructuring Agreement"), the obligations owed by the Trustor under the Original Notes and certain other agreements were restructured and became evidenced by notes (the "Existing Secured Notes") issued by the Trustor under a Collateralized Note Indenture dated as of June 23, 1993 (the "Existing Collateralized Note Indenture") and a Subordinated Debenture Indenture dated as of June 23, 1993 (the "Existing Subordinated Note Indenture");

                 WHEREAS, Bank of America National Trust and Savings Association ("BofA"), as successor in interest by merger to Security Pacific, assigned all of its right, title and interest in and to the Original Deed of Trust and the obligations secured thereby to Beneficiary as collateral agent for the Existing Secured Parties, pursuant to that certain Assignment of Notes and Deeds of Trust dated as of June 22, 1993 and recorded in the Official Records of the County of Los Angeles, State of California, on July 28, 1993 as Instrument No. 93-1454086;

                 WHEREAS, the Original Deed of Trust was amended pursuant to that certain Amendment to Deed of Trust and Security Agreement and Other Security Documents dated as of June 22, 1993 by and between Trustor and Beneficiary and recorded in the Official Records of the County of Los Angeles, State of California on July 28, 1993 as Instrument No. 93-1454087 (the Original Deed of Trust, as so assigned and amended, being the "Existing Senior Deed of Trust");

                 WHEREAS, as further security for certain obligations of Trustor owed to Beneficiary as collateral agent for the Existing Secured Parties, Trustor executed a Short Form Deed of Trust and Assignment of Rents (Partnership) dated as of June 22, 1993 and recorded in the Official Records of the County of Los Angeles, State of California, on July 28, 1993 as Instrument No. 93-1454088 (the "Existing Junior Deed of Trust");

                 WHEREAS, Trustor is a debtor and debtor in possession under chapter 11 of Title 11 of the United States Code, having commenced a bankruptcy case on November 12, 1996;

                 WHEREAS, on November 12, 1996, Trustor submitted to the United States Bankruptcy Court for the District of Delaware (the "Court") a Plan of Reorganization dated November 12, 1996 (the "Plan"), and on December 12, 1996, the Court confirmed the Plan;

                 WHEREAS, pursuant to the Plan, Trustor will, among other things, (i) amend and restate the Existing Collateralized Note Indenture pursuant to the Amended and Restated Collateralized Note Indenture with Fleet National Bank of Massachusetts, as indenture trustee, dated as of December 12, 1996 (said indenture, as it may be amended, supplemented, restated or otherwise modified from time to time, being the "Collateralized Note Indenture"), (ii) issue Senior Notes (Other) in an original aggregate principal amount of $14,400,000.00 and Senior Notes (Sunbelt IDB) in the original aggregate principal amount of $9,100,000.00 pursuant to the Collateralized Note Indenture, (iii) amend that certain Letter of Credit and Reimbursement Agreement dated as of June 22, 1993, by and among the Trustor, Sunbelt Refining Company, L.P., and Bankers Trust Company, as letter of credit bank, pursuant to the First Amendment to Letter of Credit Agreement dated as of December 12, 1996 (said letter of credit agreement, as so amended and as it may hereafter be further amended, supplemented, restated, or otherwise modified from time to time being the "Letter of Credit Agreement") and (iv) amend, restate and consolidate the Existing Senior Deed of Trust and the Existing Junior Deed of Trust pursuant to this Deed of Trust;

                 WHEREAS, the obligations evidenced by the Senior Notes (Other) and the Senior Notes (Sunbelt IDB) constitute a continuation of obligations previously evidenced by the Existing Secured Notes;

                 WHEREAS, pursuant to the Plan, the holders of the Senior Notes, Bankers Trust Company, as letter of credit bank under the Letter of Credit Agreement and Beneficiary have entered into that certain Amended and Restated Intercreditor and Collateral Trust Agreement dated as of December 12, 1996 (said agreement, as it may hereafter be amended, supplemented, restated, or otherwise modified from time to time being the "Intercreditor Agreement"; capitalized terms used herein without definition have the meanings assigned thereto in the Intercreditor Agreement) pursuant to which the parties thereto have set forth their agreement regarding the decision making process with respect to exercise of remedies under this Deed of Trust and the other Collateral Documents;

                 WHEREAS, Trustor and Beneficiary desire to amend, restate and consolidate the Existing Senior Deed of Trust with the Existing Junior Deed of Trust in order to provide that it shall secure the payment and performance of all Secured Obligations of Trustor (as "Secured Obligations" is defined in the Intercreditor Agreement) including, without limitation, all obligations in respect of the Collateralized Note Indenture, the Senior Notes and the Letter of Credit Agreement, and all obligations of Trustor hereunder;

                 WHEREAS, it is a condition precedent to the effectiveness of the Plan that the Trustor shall have executed this Deed of Trust;

                 NOW, THEREFORE, in consideration of the foregoing, and the agreements, covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.      GRANT IN TRUST

                 The Trustor irrevocably grants, transfers and assigns to the Trustee, in trust, with power of sale and right of entry and possession, the entire right, title and interest of Trustor in and to that certain real property ("Land") situated in Los Angeles County, State of California, and more particularly described in Exhibit A attached hereto and made a part hereof, all right, title and interest that the Trustor otherwise now has or may hereafter acquire in the Land, together with all right, title and interest that the Trustor now has or may hereafter acquire in:

                 (i) All buildings, structures, improvements, fixtures, equipment and appurtenances now and hereafter owned, constructed, located, erected, installed or affixed by or on behalf of the Trustor upon or appurtenant to the Land and all replacements and substitutions therefor ("Facilities");

                 (ii) All appurtenances, improvements, easements, pipes, transmission lines or wires and other rights used in connection with the Land or as a means of access thereto, whether now or hereafter owned or constructed or placed upon or in the Land or Facilities ("Appurtenances");

                 (iii) All machinery, equipment and other personal property of the Trustor if the same is now or hereafter located at or used in connection with the Facilities, and all replacements and substitutions therefor, excluding however, machinery, equipment and other personal property acquired with debt permitted under section 406(i) of the Collateralized Note Indenture until such time as such financing is paid in full ("Equipment");

                 (iv) All leases or subleases with respect to the Land, Facilities, Appurtenances and Equipment ("Leases");

                 (v) All rentals or other payments which may now or hereafter accrue or otherwise become payable under the Leases to or for the benefit of the Trustor together with all other income, rents, revenues, issues, profits, produced by the Land, Facilities, Appurtenances and Equipment (collectively the "Rents"); and

                 (vi) All earnings, accounts, products, inventory, damages, indemnifications, insurance proceeds and any other proceeds from any and all of such Land, Facilities, Appurtenances, Equipment, Leases and Rents including specifically, but without limitation, all deposits made with or other security given to utility companies and claims or demands relating to insurance or condemnation awards which the Trustor now has or may hereafter acquire, including all advance payments of insurance premiums made by the Trustor with respect thereto ("Proceeds");

                 All of the above referenced Land, Facilities, Appurtenances, Equipment, Leases, Rents and Proceeds as hereby conveyed to the Trustee or made subject to the security interest herein described are collectively referred to herein as the "Property."

                 The Trustor warrants and agrees that as of the date of recording of this Deed of Trust it has not entered into any sales agreement, option, assignment, sublease, pledge, mortgage, deed of trust, financing statement, security agreement or any other arrangement regarding the Property apart from the transactions referenced in or secured by this Deed of Trust and has not nor will execute any document or instrument referring to or covering the Property, or any part thereof, and no such documents or instruments are on file, recorded or in effect in any public office, other than Permitted Encumbrances and agrees that the Property is, and shall be, kept free from any lien, security interest, encumbrance or any other interest other than the Permitted Encumbrances.

                          FOR THE PURPOSE OF SECURING:

         2.      OBLIGATIONS

                 This Deed of Trust secures the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code, 11 U.S.C.
Section 362(a)), of all Secured Obligations (as such term is defined in the Intercreditor Agreement) of Trustor including, without limitation, all obligations of Trustor under the Collateralized Note Indenture, the Senior Notes, the Letter of Credit Agreement, any Replacement Letter of Credit Agreement, and all reimbursement obligations in respect of letters of credit issued thereunder, whether for principal, interest (including, without limitation, interest, that but for the filing of a petition in bankruptcy with respect to Trustor or Sunbelt Refining Company, L.P., a Delaware limited partnership ("Sunbelt"), would accrue on such obligations), fees, expenses or otherwise and all obligations of Trustor now or hereafter existing under this Deed of Trust (all such obligations are referred to herein as the "Obligations").

         3.      SECURITY AGREEMENT AND FIXTURE FILING

                 This Deed of Trust shall also constitute a security agreement and the Trustor hereby grants to the Beneficiary a security interest in and to all of its personal property (the "Personal Property"), whether Trustor now or hereafter obtains an interest in such Personal Property and all the proceeds or products thereof, including but not limited to those items listed in Exhibit B attached hereto and made a part hereof. Upon any default of the Trustor hereunder, the Beneficiary shall be entitled to exercise with respect to all such collateral all of the rights and remedies set forth herein, in the Collateralized Note Indenture or otherwise afforded to a secured party in default under the terms of Article 9 of the California Uniform Commercial Code, any or all of which may be pursued and exercised concurrently, consecutively, alternatively or otherwise. The Trustor will execute one or more supplemental security agreements and financing statements as the Beneficiary may from time to time require, covering any property now or hereafter constituting a portion of the Property and otherwise the collateral securing the indebtedness secured hereunder and such financing statements and other and further assurances as the Beneficiary may request to perfect or evidence the security interest herein created (which shall cover all proceeds and products of collateral) and to particularize and identify the collateral.

                 The Trustor will pay all costs of filing any financing, continuation or termination statements with respect to the security interest created by this Deed of Trust; and the Beneficiary is hereby appointed the Trustor's attorney-in-fact to do, at the Beneficiary's option and at the Trustor's expense, all acts and things which the Beneficiary may deem necessary to perfect and continue perfected the security interest created by this Deed of Trust and to protect the Property. The Beneficiary may execute, sign, endorse, transfer or deliver, in the name of the Trustor, notes, checks, drafts or other instruments for the payment of money and receipts, certificates of origin, certificates of title, applications for certificates of title, or any other documents necessary to evidence, perfect or realize upon the security interests and secured indebtedness created or secured by this Deed of Trust. This authority shall be considered a power coupled with an interest and shall be irrevocable until all the indebtedness secured hereby shall have been paid in full.

                 This Deed of Trust shall also constitute a Uniform Commercial Code financing statement ("Fixture Filing") for all Personal Property including, but not limited to, those items listed in Exhibit B, now or hereafter so affixed by or on behalf of the Trustor to the Land so that such Personal Property becomes a fixture.

         4.      ASSIGNMENT OF LEASES AND RENTS

                 a. The Trustor hereby absolutely and irrevocably assigns to the Beneficiary the Leases and Rents. The Beneficiary authorizes the Trustor, prior to any default in the payment of any indebtedness secured hereby or in the performance of any covenant or obligation contained herein or otherwise secured hereby, to collect and use all such Rents as they become due and payable and to exercise all rights under the Leases if not otherwise restricted under the Collateralized Note Indenture. The foregoing assignment shall not impose upon the Beneficiary any duty to produce Rents from the Property or cause the Beneficiary to be a "mortgagee in possession" for any purpose.

                 b. The Trustor agrees that it will not amend, modify, change or waive, or consent to any amendment, modification, change or waiver of, any term or provision of the Leases without the prior written consent of the Beneficiary.

                 c. The Trustor agrees that it will take all steps and do all things necessary to keep and maintain the Leases in full force and effect and will enforce or cause to be enforced all and singular the provisions thereof, and bring and prosecute or cause to be prosecuted any and all suits, actions and proceedings necessary to enforce compliance with all of the terms, provisions and covenants thereof. If, in the reasonable opinion of the Beneficiary, the Trustor has failed, or is about to fail, to take suitable action to enforce the Leases or any guaranty thereof or to first preserve any rights or remedies thereunder, the Beneficiary, after giving five (5) days' written notice to the Trustor, may, but is not required to, take such action as it shall deem appropriate, in its own name or in the name of the Trustor for the use and benefit of the Beneficiary, to enforce the Leases and to preserve any rights or remedies thereunder, and all costs and expenses incurred by the Beneficiary in taking any such action shall be payable on demand and shall constitute part of the secured indebtedness hereunder.

         5.      COVENANTS OF THE TRUSTOR

                 For the purpose of protecting and preserving the security of this Deed of Trust, the Trustor promises and agrees to comply with each of the following covenants:

                 a.       Maintenance of Property.

                          (1)     The Trustor shall take all action necessary to
keep the Property at all times in good condition and repair.

                          (2)     The Trustor shall not remove, demolish or
substantially alter (except such alterations as may be required by laws, ordinances or regulations or permitted pursuant to the Loan Agreement) any of the Facilities; provided, however, that the Trustor may make such proper replacements, repairs, renewals, removals and alterations as it shall in good faith reasonably determine are necessary or advisable to maintain or enhance the efficiency and value of the security created hereby.

                          (3)     The Trustor shall complete promptly and in
good and businesslike manner any building or other improvements which may be constructed on the Land, to promptly restore in like manner (to the extent permitted by law) any Facilities which may be damaged or destroyed thereon, and to pay when due all claims for labor performed and materials furnished therefor, provided that the Trustor shall not be required to pay any such claim if it shall in good faith contest the validity thereof and, if so contested, shall provide for the payment thereof in a manner reasonably satisfactory to the Beneficiary;

                          (4)     The Trustor shall comply with all laws,
ordinances, regulations, conditions and restrictions now or hereafter affecting the Property or any part thereof or requiring any alterations or improvements to be made thereon.

                          (5)     The Trustor shall not to commit or permit any
waste, and not to permit any deterioration, of the Property.

                          (6)     The Trustor shall not commit, suffer or
permit any act to be done in or upon the Property in violation of any law or ordinance if such act might have consequences that would materially and adversely affect the financial condition, assets, properties or operation of the Trustor.

                 b. Insurance. Without limiting Trustor's obligations under Section 413 of the Collateralized Note Indenture, the Trustee will maintain with financially sound and reputable insurers, insurance with respect to its property subject to this Deed of Trust and business against such casualties and contingencies, of such types (including fire and extended coverage, business interruption, and general comprehensive public liability insurance) and in such amounts as is customary in the case of companies engaged in the same or a similar business and similarly situated. Without limiting the foregoing, the Trustee will:

                          (1)     keep the Property (a) fully insured against
all physical loss including by fire, windstorm, explosion, and with extended coverage in an amount not less than the full insurable value thereof (i.e., the actual replacement cost, without allowing for depreciation, excluding foundation and excavation costs and costs of underground flues, pipes, drains and other uninsurable items) as determined from time to time but not less often than once every three years by an architect, contractor, appraiser, appraisal company, one of the insurers or the Trustor's insurance broker, which policy or policies may have a deductible clause in an amount which is customary in the case of corporations of established reputations engaged in a same or similar business and similarly situated, but in no case to exceed $500,000; and (b) insured against physical loss by earthquake, which policy shall be in an amount not less than $1,000,000; and (c) insured against physical loss by flood which policy shall be in an amount not less than $5,000,000; provided that all such insurance excluding earthquake insurance and flood insurance shall in any event be in amounts sufficient to prevent the Trustor from being a co-insurer of any partial loss under the applicable policies. The policies of insurance shall provide that (i) the loss, if any, thereunder shall be payable to the Beneficiary under a standard mortgagee loss payable clause in form and substance satisfactory to the Beneficiary, and (ii) such policies shall not be cancelled without at least 30 days' prior written notice to the Beneficiary; and

                          (2)     maintain comprehensive general public
liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Property of the Trustor and liability insurance, covering the operations of the Trustor with single-limit coverage of not less than $1,000,000 and with umbrella coverage of not less than $10,000,000. Such policies of insurance may have a deductible clause in an amount which is customary in the case of corporations of established reputations engaged in a same or similar business and similarly situated, but in no case to exceed $250,000. Such policies of insurance shall provide that (i) the Beneficiary shall be named as an additional insured party thereunder, and (ii) such policies shall not be cancelled without at least 30 days' prior written notice to the Beneficiary.

                          (3)     on or before the Plan Effective Date, furnish
the Beneficiary with certificates or other satisfactory evidence of maintenance of the insurance required hereunder and shall with respect to any renewal policy or policies, furnish certificates evidencing such renewal not less than ten days prior to the expiration date of the original policy or policies. Each such certificate or other evidence of insurance shall identify the insurance carrier, the type of insurance, the coverage limits and the policy term.

                 c. Defense of Lien. The Trustor shall appear in and defend any action or proceeding affecting or purporting to affect the security of this Deed of Trust, any additional or other security for any of the obligations secured hereby, or the interest, rights, powers, or duties of the Trustee or the Beneficiary hereunder, it being agreed, however, that in the case of an action or proceeding against the Trustee or the Beneficiary said Trustee or Beneficiary, at its option, may appear in and defend any such action or proceeding and, in addition, it being agreed that the Trustee or Beneficiary may commence any action or proceeding deemed necessary by it to perfect, maintain or protect such interest, rights, powers or duties, all in such manner and to such extent as it may determine in its sole discretion to be appropriate, and the Trustee or Beneficiary is authorized to pay, purchase or compromise on behalf of the Trustor any encumbrance or claim which in its judgment appears or purports to affect the security hereof or to be superior hereto; to pay all costs and expenses, including costs of evidence of title and attorney's fees in a reasonable sum, in any above described action or proceedings in which the Beneficiary or the Trustee may appear.

                 d.       Payment of Taxes, Liens, Etc.

                          (1)     The Trustor shall pay, and submit to the
Beneficiary, at least five (5) days before default or delinquency, a receipt or other evidence of payment, or certified copy thereof, evidencing payment of all taxes and assessments affecting the Property, and any accrued interest, cost or penalty thereon, provided that the Trustor shall not be required to pay any such tax or assessment if it shall in good faith contest the validity thereof and, if so contested, shall provide for the payment thereof in a manner reasonably satisfactory to the Beneficiary.

                          (2)     The Trustor shall pay when due all
encumbrances (including any debt secured by deed of trust), ground rents, liens or charges, with interest, on the Property or any part thereof which appear to be prior or superior hereto, and to pay immediately and in full all such encumbrances, rents, liens or charges, if any, which may now be due or payable; provided that the Trustor shall not be required to pay any such encumbrances, rent, lien or charge if it shall in good faith contest the validity thereof and, if so contested, shall provide for the payment thereof in manner satisfactory to the Beneficiary.

                          (3)     The Trustor shall pay when due all costs,
fees and expenses of these trusts, including costs of evidence of title and the Trustee's fees in connection with sale, whether completed or not, which amounts shall become due upon delivery to the Trustee of declaration of default and demand for sale, as hereinafter provided.

                          (4)     The Trustor shall pay immediately and without
demand all reasonable and necessary sums expended or expense incurred by the Trustee or by the Beneficiary to enforce the terms of the Trust, including attorneys' fees, under any of the terms of this Deed of Trust, with interest from date of expenditure at the rate of 12% per annum.

                 e.       Ground Lease.

                          (1)     The Trustor will not without the written
consent of the Beneficiary terminate, modify, amend or accept a surrender of, or offer or agree to any termination, modification, amendment or surrender of the Ground Lease (as such term is defined on Exhibit A hereto), or by affirmative act consent to the creation or existence of any lien (other than the security interest and lien of this Deed of Trust) to secure the payment of indebtedness upon the Trustor's right, title and interest under and to such Ground Lease.

                          (2)     The Trustor will at all times promptly and
faithfully keep and perform or cause to be kept and performed, all of the covenants and conditions contained in the Ground Lease by the tenant therein to be kept and performed and in all respects conform to and comply with the terms and conditions of the Ground Lease and not do or permit anything to be done, the doing of which, or refrain from doing anything, the omission of which, will be grounds for declaring a forfeiture of the Ground Lease.

                          (3)     The Trustor will furnish the Beneficiary with
(i) prompt written notice of any default under the Ground Lease, (ii) any notice of default from the Landlord under the Ground Lease within five days of the Company's receipt of such notice, and (iii) a copy of any other notice, communication, plan, specification or other instrument or document received or given by it in any way relating to or affecting the Ground Lease which may concern or affect the estate of the landlord or tenant in or under the Ground Lease or in the property thereby demised, within five days of the Company's receiving or sending such notice, communication, plan, specification or other instrument or document.

                          (4)     The Trustor will not, without the written
consent of the Beneficiary, exercise any option to purchase all or any part of the real property under the Option Agreement described in Exhibit A hereto, or any land contiguous thereto.

                 f. Environmental Covenants. The Trustor shall not conduct or allow to be conducted any activity on the Property or use the Property in any manner (i) which would cause such Property or any part thereof to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise place such Property in violation of, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section Section 6901 et seq., or any similar state law or local ordinance, as a result of the generation of non-de minimis amounts of hazardous waste, (ii) so as to cause a release or threat of release of any hazardous substance or hazardous waste from the Property within the meaning of, or otherwise violate the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section Section 9601-9657, or so as to violate any similar state law or local ordinance or other environmental law pertaining to a release or threat of release of any hazardous substance or hazardous waste from the Property, (iii) so as to cause a discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. Section Section 1251 et seq., or the Clean Air Act, 42 U.S.C. Section Section 741, et seq., or any similar state law or local ordinance, unless such a permit shall be in full force and effect and such discharge shall be in material compliance therewith, or (iv) which would cause a violation, other than those described in clauses
(i) and (ii) above of this Section 5(f) which is material in nature, of any of the follow laws, ordinances, rules or regulations: (A) Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); (B) Toxic Substances Control Act (15 U.S.C.
Section 2601, et seq.); (C) The Porter-Cologne Water Quality Control. Act (Water Code, Section 13000, et seq.); (D) California Hazardous Waste Control Law (Health & Saf. Code, Section 25100, et seq.); (E) Carpenter-Presley-Tanner Hazardous Substance Account Act (Health & Saf. Code, Section 25300); (F) Mulford-Carrell Air Resources Act (Health & Saf. Code, Section 39000, et seq.);
(G) Rules and Regulations of the Bay Area Air Quality Management District; (H) Rules and Regulations of the South Coast Air Quality Management District; or
(I) any other applicable law, ordinance, rule or regulation relating to environmental protection; provided further, that the Trustor agrees to indemnify and hold Trustee and Beneficiary harmless from and against any and all costs or liabilities, including reasonable attorneys' fees, resulting from the Trustor's violation of this Section 5(f).

         6.      CONDEMNATION PROCEEDS

                 Should any of the Property be taken by the exercise of the power of eminent domain, the Trustor may accept any award or consideration stated to be satisfactory to the Trustor in an Officers' Certificate delivered to the Beneficiary, and the Trustee shall release the property so taken upon being furnished with an opinion of counsel satisfactory to the Beneficiary to the effect that such property has been taken by the exercise of the power of eminent domain. In the event of such proceeding, the Beneficiary may be represented by counsel and the Beneficiary may or may not become a party thereto as the Beneficiary in its discretion may determine. All condemnation proceeds of the Property shall be deposited with the Beneficiary pursuant to the Intercreditor Agreement and are hereby assigned to the Beneficiary to be held and disbursed by the Beneficiary as provided in the Intercreditor Agreement.

         7.      ACCEPTANCE NOT WAIVER

                 By accepting payment of any sum secured hereby after its due date, neither the Trustee nor the Beneficiary shall be deemed to have waived its right either to require prompt payment when due of all other sums so secured or to declare default as herein provided for failure so to pay.

         8.      CONVEYANCE, EASEMENTS, SUBORDINATION, RELEASES

                 To the extent permitted under the Intercreditor Agreement, at any time, or from time to time, without liability therefor and without notice, upon written request by the Beneficiary or Trustor, upon presentation of this Deed of Trust, and without affecting the liability of any person for payment of the indebtedness secured hereby or the effect of this Deed of Trust upon the remainder of the Property, the Trustee shall reconvey any part of the Property, consent in writing to the making of any map or plat thereof, execute releases, join in granting any easement thereon, or join in any extension agreement or any agreement subordinating the lien or charge hereof. The Trustor, the Beneficiary and the Trustee shall execute and deliver any agreements subordinating the lien or charge hereof to the lien of any Permitted Encumbrance and any releases and waivers of the lien of this Deed of Trust as is necessary to accommodate the requirements of the holders of Permitted Encumbrances.

         9.      RIGHT OF ENTRY FOR INSPECTION

                 The Trustee and the Beneficiary are each authorized, by themselves or their agents or workers, in a reasonable manner such as not to interfere with the Trustor's business in a materially adverse manner and after giving notice to enter during reasonable business hours (or at any other time agreeable to the Trustor) upon any part of the Property for the purpose of inspecting the same.

         10.     ENTRY, POSSESSION, OPERATION OF PROPERTY

                 a. Should the Trustor fail or refuse to make any payment or to do any act which it is obligated hereunder to make or do, at the time and in the manner herein provided, then the Trustee or the Beneficiary, in its sole discretion, without notice to or demand upon the Trustor and without releasing the Trustor from any obligation hereof, is authorized to do and may do any of the following:

                          (1)     make any such payment or do any such act in
such manner and to such extent as it may deem necessary to protect the security hereof, the Trustee and the Beneficiary being authorized to enter upon the Property for such purposes;

                          (2)     pay, purchase, contest or compromise any
claim, debt, lien, charge or encumbrance which in the judgment of the Trustee or the Beneficiary may affect or appear to affect the security of this Deed of Trust, the interest of the Beneficiary or the rights, powers or duties of the Trustee or the Beneficiary hereunder; or

                          (3)     either by itself or by its agents appointed
by it for that purpose, enter into and upon and take and hold possession of any or all of the Property, exclude the Trustor and all other persons therefrom, and operate and manage the Property, and rent and lease the same and collect any and all rents, issues, income and profits therefrom, and from time to time apply the same or accumulate the same for application, in such order and manner as the Trustee or the Beneficiary in its sole discretion shall consider advisable, to the following: costs of collecting the same, including the Trustee's reasonable fees in so doing; the necessary and proper costs of upkeep, maintenance, repair, and operation of the Property; the repayment of any sums theretofore or thereafter advanced pursuant to the terms of this Deed of Trust; the interest and principal then due or next to become due upon any indebtedness secured hereby; and the taxes and assessments upon the Property then due or next to become due.

                 b. The collection or receipt of Rents from the Property by the Trustee or the Beneficiary after declaration of default and election to cause the Property to be sold under and pursuant to the terms of this Deed of Trust shall not affect or impair such default or declaration of default or election to cause the Property to be sold or any sale proceedings predicated thereon, but such proceedings may be conducted and sale effected notwithstanding the receipt or collection of any such Rents. Any such Rents in the possession of the Trustee or the Beneficiary at the time of sale and not theretofore applied as herein provided, shall be applied in the same manner and for the same purposes as the proceeds of the sale.

                 c. The Trustee and the Beneficiary shall not be under any obligation to make any of the payments or do any of the acts above mentioned, but, upon election so to do, employment of an attorney is authorized and payment of such attorney's fees and of all other necessary expenditures is hereby secured.

         11.     SATISFACTION AND RECONVEYANCE

                 Upon written request of the Beneficiary stating that all sums secured hereby have been paid, and upon surrender to the Trustee of this Deed of Trust and upon payment of its fees, the Trustee shall reconvey and release, without warranty, the Property, its being further agreed that the recitals in such reconveyance and release of any matters or facts shall be conclusive proof of the truthfulness thereof and that the grantee in any reconveyance may be described as "the person or persons legally entitled thereto."

         12.     DEFAULT

                 Any Event of Default (as defined in the Intercreditor Agreement), any Event of Default (as defined in the Collateralized Note Indenture or the Letter of Credit Agreement), or any breach by the Trustor of any of its covenants or agreements contained herein, shall constitute an Event of Default hereunder.

         13.     REMEDIES

                 When any Event of Default has occurred and is continuing, the Trustee may exercise any one or more or all, and in any order, of the remedies hereinafter set forth, it being expressly understood that no remedy herein or in the Collateralized Note Indenture conferred is intended to be exclusive of any other remedy or remedies; but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute:

                 a. The Beneficiary may declare all sums secured hereby to be immediately due and payable; and thereupon all such unpaid balance, together with all accrued interest thereon and premium, if any, shall be and become immediately due and payable.

                 b. The Beneficiary personally or by agents or attorneys may enter into and take possession of all or any part of the Property or the Personal Property (collectively, the "Collateral"), and may forthwith use, operate and manage the Collateral, collect the earnings and income therefrom, pay all principal charges including taxes and assessments levied thereon and operating and maintenance expenses and all disbursements and liabilities of the Collateral hereunder and apply the net proceeds arising from any such operation of the Collateral as provided in Section 14 hereof in respect of the proceeds of a sale of the Collateral.

                 c. The Trustee, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession and either before or after taking possession and without instituting any legal proceedings whatsoever and having first given notice of such sale by registered mail to the Trustor once at least 20 days prior to the date of such sale, and any other notice which may be required by law, sell and dispose of said Collateral or any part thereof at public auction or private sale to the highest bidder, which may be the Beneficiary or the holder of any of the notes or other obligations secured hereby, in one lot as an entirety or in separate lots (the Trustor for itself and for all who may claim by, through or under it hereby expressly waiving and releasing all rights to have the Collateral marshalled), and either for cash or on credit and on such terms as the Trustee may determine and at any place (whether or not it be the location of the Collateral or any part thereof) designated in the notice above referred to. Any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales or for any such adjourned sale or sales, without further published notice.

                 d. The Trustee may proceed to protect and enforce its rights by a suit or suits in equity or at law, or for the specific performance of any covenant or agreement contained herein or in the notes or other obligations secured hereby, or in aid of the execution of any power herein or therein granted, or for the foreclosure of this Deed of

         Trust, or for the enforcement of any other appropriate legal or equitable remedy. Upon the bringing of any suit to foreclose this Deed of Trust or to enforce any other remedy available hereunder, the plaintiff shall be entitled as a matter of right, without notice and without giving bond to the Trustor or anyone claiming under, by or through it, and without regard to the solvency or insolvency of the Trustor or the then value of the premises, to have a receiver appointed of all the Collateral and of the earnings, income, rents, issues, profits and proceeds thereof, with such power as the court making such appointment shall confer, and the Trustor does hereby irrevocably consent to such appointment.

                 e. In case of any sale of the Collateral, or of any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Deed of Trust, the Obligations, if not previously due, and premium, if any, and the interest accrued thereon, shall at once become and be immediately due and payable; also in the case of any such sale, the Beneficiary may bid and become the beneficiary, and the beneficiary or Beneficiary, for the purpose of making settlement for or payment of the purchase price, shall be entitled to turn in and use the Senior Notes and other obligations secured hereby, and any claims for interest and premium matured and unpaid thereon, in order that there may be credited as paid on the purchase price the sum apportionable and applicable to the Senior Notes and other obligations secured hereby, including principal and interest and premium thereof, out of the net proceeds of such sale after allowing for the proportion of the total purchase price required to be paid in actual cash. If at any foreclosure proceeding the Collateral shall be sold for a sum less than the total amount of indebtedness for which judgment is therein given, the Trustee shall be entitled to the entry of a deficiency decree against the Trustor and against the property of the Trustor for the amount of such deficiency.

                 f. The Beneficiary may employ an engineer to enter upon and inspect the Collateral, and to prepare a report with respect to the compliance of the Collateral with local, state and federal environmental laws, rules and regulations. The Beneficiary shall have a reasonable period of time, but in no event less than 90 days, in which to obtain such environmental report, to furnish the results of such environmental report to the Secured Parties. The failure of the Beneficiary to exercise any of the remedies provided under this Deed of Trust during the time period provided in the previous sentence shall not be deemed a waiver of any of the remedies provided in this Deed of Trust. The Trustor agrees to cooperate with the Beneficiary and its agents and employees for the purposes of preparing such environmental report, which cooperation shall include, but not be limited to, allowing the engineer hired by the Beneficiary to enter upon the Collateral for the purposes of making inspections, conducting tests and taking samples, and making available such books, records, reports and allowing interviews with such agents, officers and employees of the Trustor as the Beneficiary may deem reasonably necessary.

                 g. The Beneficiary shall have any and all rights and remedies (including, without limitation, extra-judicial power of sale) provided to a secured party by the

         Uniform Commercial Code with respect to any and all parts of the Collateral which are and which are deemed to be governed by the Uniform Commercial Code. Without limiting the generality of the foregoing, the Beneficiary shall, with respect to any part of the Collateral constituting property of the type in respect of which realization on a lien or security interest granted therein is governed by the Uniform Commercial Code, have all the rights, options and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to the possession of any such property, or any part thereof, and the right to enter without legal process any premises where any such property may be found. Any requirement of said Code for reasonable notification shall be met by mailing written notice to the Trustor in accordance with Section 22 at least 10 days prior to the sale or other event for which such notice is required. The proceeds of any sale or realization upon any such property shall be applied to the payment of the indebtedness hereby secured, after first deducting therefrom any expenses for retaking, selling and otherwise disposing of said property, including reasonable attorneys' fees and legal expenses incurred by the Beneficiary in connection therewith.

                 It is understood and agreed that all rights, remedies and powers provided by this Section 13 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the State of California and all provisions of this Section 13 are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Deed of Trust invalid or unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law, including without limitation Sections 564, 580a and 726 of the California Code of Civil Procedure and Sections 2924, 2924b and 2924c of the California Civil Code.

                 Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Trustor in and to the property sold and shall be a perpetual bar, both at law and in equity, against the Trustor, its successors and assigns, and against any and all persons claiming the property sold or any part thereof under, by or through the Trustor, its successors or assigns.

         14.     APPLICATIONS OF PROCEEDS

                 All proceeds except for insurance proceeds received by Beneficiary in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Beneficiary be held by Beneficiary as collateral for, and/or then or at any time thereafter applied in whole or in part by Beneficiary against the Obligations in the following order of priority:

                 FIRST: To the payment of the costs and expenses of such sale, collection or other realization, and all expenses, liabilities and advances made or incurred by Beneficiary in connection therewith, in accordance with this Section 14;

                 SECOND: After payment in full of the amounts specified in the preceding subparagraph, to the payment of all of the Obligations in accordance with the terms of the Intercreditor Agreement; and

                 THIRD: After payment in full of the amounts specified in the preceding subparagraphs, to the payment to or upon the order of Trustor, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         15.     ADDITIONAL SECURITY

                 The Trustee shall be entitled to enforce payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Deed of Trust or under any other agreement or any laws now or hereafter in force, notwithstanding that some or all of the indebtedness and obligations secured hereby are now or shall hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise; and neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect the Trustee's or the Beneficiary's right to realize upon or enforce any other security now or hereafter held by the Trustee or the Beneficiary, it being agreed either that the Trustee or the Beneficiary shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by the Beneficiary or the Trustee in such order and manner as it may in its uncontrolled discretion determine.

         16.     TRANSFER OF PERMITS

                 The Trustor covenants that, upon the occurrence of an Event of Default and the acceleration of the Obligations, it will do, execute and deliver all and every further act, deed, conveyance and transfer necessary or proper in order to transfer to the Trustees or their successors in interest all and every environmental license and permit allowed to be transferred under the provisions of California law, including but not limited to permits for the operation of equipment allowed to be transferred under Cal. Health & Safety Code Section 42310.5 (West), 1987 Cal. Legis. Serv. AB 329 (West).

         17.     NOTICES OF ACTIONS

                 a. The Trustor requests that a copy of any notice of default and a copy of the Notice of Sale of any sale commenced by the Trustee hereunder (as required by Section 2924 of the California Civil Code) shall be mailed to it an accordance with the Section 22.

                 b. The Trustee shall be under no obligation to notify any party hereto of any action or proceeding of any kind in which the Trustor, the Beneficiary or the Trustee shall be a party, unless brought by the Trustee, or of any pending sale under any other deed of trust.

         18.     CHARGE FOR PROVISION OF STATEMENT

                 For any statement regarding the obligations secured hereby, a charge, which the Trustor agrees to pay, may be made in an amount not exceeding the maximum allowed by law at the time any such statement is requested.

         19.     WAIVER OF STATUTE OF LIMITATIONS

                 The right to plead any and all statutes of limitations as a defense to any demand secured by this Deed of Trust is hereby waived.

         20.     IRREVOCABLE BY THE TRUSTOR

                 The trust created hereby is irrevocable by the Trustor.

         21.     SUBSTITUTION OF TRUSTEE

                 The Beneficiary may substitute a successor Trustee from time to time by recording at the places required by law an instrument stating the election by the Beneficiary to make such substitution and identifying this Deed of Trust.

         22. NOTICES All notices, requests and demands to be made hereunder to the parties hereto shall made in writing and shall be delivered by personal service (including, without limitation, hand courier and express service) or sent by registered or certified mail, return receipt requested, through the United States postal service to the addresses shown below or such other addresses which the parties may provide to one another in accordance herewith. Unless otherwise provided herein, such notices, requests and demands shall be effective in accordance with the terms of the Intercreditor Agreement; provided, however, that any notice or other communication to the Beneficiary shall not be effective until actually received by a Responsible Officer of the Beneficiary.

                 To:      Beneficiary:     United States National Trust Company
                                           of New York, 114 West 47th Street
                                           New York, New York 10036

                 To:      Trustor:         Huntway Partners, L.P.
                                           25129 The Old Road, Suite 322
                                           Newhall, California 91381
                                           Attention:  Chief Financial Officer
         23.     SUCCESSORS BOUND

                 This Deed of Trust shall bind, and the benefits shall inure to, the respective parties hereto, the Beneficiary, their legal representatives, successors in office or interest, and assigns.

         24.     SEVERABILITY OF INVALID PROVISIONS

                 If any provision of this Deed of Trust should be held unenforceable or void, in whole or in part, then such unenforceable or void provision or part shall be deemed separable from the remaining provisions and shall in no way affect the validity of the remainder of this Deed of Trust.

         25.     AMENDMENTS; RELEASES OR RECONVEYANCES

                 Without affecting the liability of any other person liable for the payment of any obligation herein mentioned, and without affecting the lien or charge of this Deed of Trust upon any property not then or theretofore released as security for the full amount of all unpaid obligations, the Trustee may, in accordance with the Intercreditor Agreement, from time to time, and without notice to the Trustor, release any person other than the Trustor so liable, extend the maturity or alter any of the terms of any such obligation, or grant other indulgences, release or reconvey, or cause to be released or reconveyed, any portion or all of the Collateral, release any other or additional security for any obligation herein mentioned, or make compositions or other arrangements with debtors in relation thereto; and if the Trustee at any time holds any additional security for any obligations secured hereby, it may enforce the sale thereof or otherwise realize upon the same at its option, either before or concurrently herewith or after a sale is made hereunder.

         26.     HEADINGS AND REFERENCES

                 The headings or titles of the several sections, subsections and subdivisions hereof shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Deed of Trust. All references herein to "sections," "subsections" and other subdivisions are to the corresponding sections, subsections or subdivisions of this Deed of Trust. The words "herein," "hereof," "hereby," "hereunder" and other words of similar import refer to this Deed of Trust as a whole and not to any particular section, subsection or subdivision hereof. Words of the masculine gender shall mean and include words of the feminine and neuter genders.

         27.     GOVERNING LAW; VENUE

                 The laws of the State of California shall govern this Deed of Trust, the interpretation thereof and any right or liability arising hereunder.

         28.     ATTORNEYS' FEES

                 In the event of any action at law or in equity between the parties hereto to interpret or enforce any of the provisions of this Deed of Trust, the non-prevailing party or parties to such litigation shall pay to the prevailing party or parties all costs and expenses, including actual attorneys' fees, incurred therein by such prevailing party or parties; and if such prevailing party or parties shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees may be included in and as part of such judgment. The prevailing party shall be the party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment. A party not entitled to recover its costs of suit shall not recover attorneys' fees.

         29.     ACCEPTANCE OF TRUST

                 The Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. The Trustee shall not be obligated to notify any party hereto of any pending sale under any other deed of trust or of any action or proceeding in which the Trustor, the Beneficiary or the Trustee shall be a party, unless brought by the Trustee.


                   [Remainder of page intentionally omitted.]

[Page S-1 to Amended, Restated and Consolidated Deed of Trust]



                 IN WITNESS WHEREOF, the parties hereto have caused this Deed of Trust to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.



                                       TRUSTOR:



                                       By_______________________________________
                                                       President


                                       BENEFICIARY:

                                       UNITED STATES TRUST COMPANY OF NEW YORK

                                       By:______________________________________
                                       Title:___________________________________

STATE OF CALIFORNIA               )
                                  )  ss.
COUNTY OF                         )



                 On __________ __, 1996, before me, __________________,
personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                 WITNESS my hand and official seal.



Signature ________________________        (Seal)

STATE OF NEW YORK                 )
                                  )  ss.
COUNTY OF                         )




                 On __________ __, 1996 before me, ____________________,
personally appeared _____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                 WITNESS my hand and official seal.



Signature ________________________        (Seal)

                                   EXHIBIT A

                       Legal Description of Real Property

                                   EXHIBIT B

                            Other Personal Property

                 All of Trustor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Trustor now has or hereafter acquires an interest and wherever the same may be located:

                 1. all equipment in all of its forms, all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all parts thereof, accessions thereto and products thereof including, but not limited to the following:

         Thirteen (13) crude oil and refined product storage tanks with tank walkways, product distribution and transportation pipelines, pipe racks and chases, meters, pumps, hot oil loading equipment, railroad and truck loading and unloading racks, and related machinery, equipment and apparatus;

         Oil asphalt refining and fractionating process equipment and modules, steam coils, pipes and valves, vapor recovery systems, pig launchers, one vacuum tower, one fractionating tower, one flash tower, desalter unit, fractionator, furnaces, hydrogen sulfide removal equipment, heat exchanger units, mixing units, naptha hydro treaters, crude units, naptha reformers, liquid propane gas units, boilers, pressure vessels and compressors, related miscellaneous process modules, one merox unit, alarm systems, heat and pressure monitoring system, fire prevention equipment, and related machinery, equipment and apparatus;

         All waste water treatment machinery, equipment and apparatus;

         All inventory and production process laboratory testing equipment and apparatus; and

         All spare parts for the above machinery, equipment and apparatus.

         All office furniture, furnishings and equipment, personal computers, radio equipment, desks, conference tables, credenzas, shelving, storage cabinets and chairs.

                 2. all accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, general intangibles or other obligations;

                 3. to the extent not included in any other paragraph of this description of collateral, all other general intangibles (including without limitation tax refunds, rights to payment or performance, chooses in action and judgments taken on any rights or claims included in the Collateral);

                 4. all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

                 5. all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Beneficiary is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                                                                     EXHIBIT D-9

          AMENDED AND RESTATED COLLATERAL ACCOUNTS SECURITY AGREEMENT

                 This AMENDED AND RESTATED COLLATERAL ACCOUNTS SECURITY AGREEMENT (this "AGREEMENT") is dated as of December 12, 1996 and entered into by and between HUNTWAY PARTNERS, L.P., a Delaware limited partnership ("HUNTWAY"), SUNBELT REFINING COMPANY, L.P., a Delaware limited partnership ("SUNBELT"; Huntway and Sunbelt together are referred to herein as "PLEDGORS"), UNITED STATES TRUST COMPANY OF NEW YORK, as collateral agent for and representative of (in such capacity herein called "COLLATERAL AGENT") the Secured Parties named in the Intercreditor Agreement (as defined below) and BANKERS TRUST COMPANY as an agent of the Collateral Agent maintaining certain accounts for Pledgors ("Bankers").


                             PRELIMINARY STATEMENTS

                 A. Huntway is a debtor and debtor in possession under chapter 11 of Title 11 of the United States Code, having commenced a bankruptcy case on November 12, 1996.

                 B. On November 12, 1996, Huntway submitted to the United States Bankruptcy Court for the District of Delaware (the "Court") a Plan of Reorganization dated November 12, 1996 (the "Plan"; capitalized terms used herein without definition have the meanings assigned thereto in the Plan), and on December 12, 1996, the Court confirmed the Plan.

                 C. Pursuant to the Plan, Huntway will, among other things, (i) enter into the Collateralized Note Indenture and issue Senior Notes (Other) in an original aggregate principal amount of $14,400,000.00 and a Senior Note (Sunbelt IDB) in the original aggregate principal amount of $9,100,000.00 pursuant to the Collateralized Note Indenture and (ii) amend the Existing Letter of Credit Agreement pursuant to that certain First Amendment to Letter of Credit Agreement dated as of December 12, 1996 (said letter of credit agreement, as so amended and as it may hereafter be further amended, supplemented, restated, or otherwise modified from time to time being the "Letter of Credit Agreement").

                 D. Bankers Trust Company, as issuing bank under the Letter of Credit Agreement, certain financial institutions, as holders of all of the obligations of Huntway under the Collateralized Note Indenture, and Collateral Agent (all of such parties being referred to herein as "SECURED PARTIES") have entered into an Amended and Restated Intercreditor Agreement dated of even date herewith (said Intercreditor Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "INTERCREDITOR AGREEMENT"), pursuant to which United States Trust Company of New York has been appointed Collateral Agent and setting forth their respective rights with regard to their claims against the assets of Pledgors.

                 E. Bankers has agreed to maintain certain bank accounts described herein as agent for the Collateral Agent as secured party under the Collateral Documents. All references to Bankers in this Agreement with respect to such accounts are to Bankers acting as such agent for the Collateral Agent.

                 F. Pledgors, Bankers and Collateral Agent have heretofore entered into that certain Collateral Accounts Security Agreement dated as of June 22, 1993, pursuant to which Pledgors agreed to establish and maintain certain bank accounts with Bankers and other commercial banks and to pledge those accounts to Collateral Agent for the benefit of Secured Parties (the "Existing Collateral Account Agreement").

                 G. It is a condition precedent to the effectiveness of the Plan that Pledgors shall amend and restate the Existing Collateral Account Agreement pursuant to this Agreement and shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

                 NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgors, Bankers and Collateral Agent hereby amend and restate the Existing Collateral Account Agreement as follows:

                 SECTION 1. DEFINITIONS. The following terms used in this Agreement shall have the following meanings:

                 "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within thirty (30) days from such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within thirty (30) days from such date and, at the time of acquisition thereof, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than thirty (30) days from such date and, at the time of acquisition thereof, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; and (iv) certificates of deposit (whether or not Eurodollar in nature) bankers' acceptances, repurchase agreements, reverse repurchase agreements, Eurodollar time deposits maturing within one year or similar investments maturing within 12 months from the date of acquisition thereof issued by Bankers prior to the occurrence of a Sharing Event and issued by the Collateral Agent after the occurrence of a Sharing Event; provided that in order to provide Collateral Agent, for the benefit of itself and the other Secured Parties, with a perfected security interest therein, each Cash Equivalent described in clauses (i), (ii), or (iv) above shall be either:

                 (a) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of Collateral Agent, its nominee, its custodian or the nominee of its custodian, which (together with any appropriate instruments of transfer) are delivered to, and held by, Collateral Agent (or its nominee, its custodian or its custodian's nominee) or any agent thereof (which shall not be Huntway or any of its Affiliates) in the State of New York; or

                 (b) in book-entry form and issued by the United States and subject to pledge under applicable state law and Treasury regulations and as to which (in the opinion of counsel to Bankers prior to the occurrence of a Sharing Event or counsel to the Collateral Agent after the occurrence of a Sharing Event) appropriate measures shall have been taken for perfection of such security interests.

                 "CDSA ACCOUNT" shall have the meaning assigned to that term in Section 5(a) of this Agreement.

                 "COLLATERAL" means (i) the Collateral Accounts and all amounts from time to time on deposit therein, (ii) all Investments, including all certificates and instruments from time to time representing or evidencing such Investments and any account or accounts in which such Investments may be held by, or in the name of, Collateral Agent for or on behalf of Pledgor, (iii) all notes, certificates of deposit, checks and other instruments and all deposits and uncertificated securities from time to time hereafter transferred to or otherwise possessed by, or held in the name of, Collateral Agent (or any agent of the Collateral Agent) for or on behalf of Pledgor in substitution for or in addition to any or all of the Collateral, (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (v) to the extent not covered by clauses (i) through (iv) above, all proceeds of any or all of the foregoing Collateral.

                 "COLLATERAL ACCOUNTS" means each of the Disbursing Accounts, the Receiving Accounts, the CDSA Account, the Lock Box Accounts, and the Distribution Account.

                 "COLLATERAL AGENT" means United States Trust Company of New York, in its capacity as collateral trustee for, collateral agent for, and representative of, the other Secured Parties as so appointed in the Intercreditor Agreement.

                 "COLLATERAL DOCUMENTS" shall have the meaning assigned to that term in the Intercreditor Agreement.

                 "DEPOSIT ACCOUNT" means a demand, time, savings, passbook, NOW, money market or like account with a bank, savings and loan association, credit union or like organization other than an account evidenced by a negotiable certificate of deposit.

                 "DEPOSITORY BANK" shall have the meaning assigned to that term in Section 2(a) of this Agreement.

                 "DISBURSING ACCOUNTS" shall have the meaning assigned to that term in Section 2(a) of this Agreement.

                 "DISTRIBUTION ACCOUNT" shall have the meaning assigned to that term in Section 6(a) of this Agreement.

                 "EVENT OF DEFAULT" shall have the meaning assigned to such term in each of the Letter of Credit Agreement and the Collateralized Note Indenture.

                 "EXTRAORDINARY PROCEEDS" shall have the meaning assigned to that term in the Intercreditor Agreement.

                 "INTERCREDITOR AGREEMENT" shall have the meaning assigned to that term in the Preliminary Statements to this Agreement.

                 "INVESTMENTS" means those investments, if any, made by Collateral Agent or any agent thereof pursuant to Section 10.

                 "LOC BANK" means the financial institution issuing letters of credit under the Letter of Credit Agreement and any Replacement Letter of Credit Agreement.

                 "LOCK BOX ACCOUNTS" shall have the meaning assigned to that term in Section 2(a) of this Agreement.

                 "PERMITTED ENCUMBRANCES" shall have the meaning assigned to such term in the Collateralized Note Indenture.

                 "POTENTIAL EVENT OF DEFAULT" shall have the meaning assigned to such term in each of the Letter of Credit Agreement and the Collateralized
Note Indenture.

                 "RECEIVING ACCOUNT AND LOCK BOX AGREEMENT" shall mean an agreement, substantially in the form of Exhibit A attached hereto, among Huntway and/or Sunbelt, a Depository Bank, Bankers and Collateral Agent.

                 "RECEIVING ACCOUNTS" shall have the meaning assigned to that term in Section 2(a) of this Agreement.

                 "REPLACEMENT LETTER OF CREDIT AGREEMENT" has the meaning assigned thereto in the Collateralized Note Indenture.

                 "SECURED OBLIGATIONS" means all obligations and liabilities of every nature of Pledgors owing to Secured Parties now or hereafter existing under or arising out of or in connection with the Letter of Credit Agreement, the Collateralized Note Indenture, the Senior Notes, the Intercreditor Agreement and each of the Collateral Documents and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Pledgors, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, commissions, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Collateral Agent as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgors now or hereafter existing under this Agreement.

                 "SECURED PARTIES" means the Collateral Agent and the holders from time to time of the Secured Obligations.

                 "SENIOR NOTES" shall have the meaning assigned to that term in the Preliminary Statements to this Agreement.

                 "SHARING EVENT" shall have the meaning set forth in the Intercreditor Agreement.

                 SECTION 2.  DISBURSING, RECEIVING AND LOCK BOX ACCOUNTS.

                 (a) Each Pledgor has established two disbursing accounts with Bankers, as agent for the Collateral Agent, each of which is described on
Schedule I attached hereto (the "Disbursing Accounts"). Pledgors have also established certain receiving accounts with Bankers, each of which is described on Schedule I attached hereto (the "Receiving Accounts") and certain lock box accounts with certain commercial banks (each of which such bank is referred to herein as a "Depository Bank"), each of which is described on Schedule I attached hereto (the "Lock Box Accounts").

                 (b) In order to establish the applicable Pledgor's, Collateral Agent's, Bankers' and Depository Bank's rights and obligations with respect to each Receiving Account, the applicable Pledgor has entered into a Receiving Account Agreement pursuant to the Existing Collateral Account Agreement, substantially in the form of Exhibit A attached hereto, with the applicable Depository Bank. In the event that a Pledgor, a Depository Bank and Bankers are currently party to a Collection Account Agreement which is substantially similar to a Receiving Account and Lock Box Agreement, Pledgor shall enter into an amendment to such Collection Account Agreement whereby (i) the Depository Bank acknowledges that United States Trust Company of New York is thereafter acting as Collateral Agent on behalf of itself and the other Secured Parties and Bankers Trust Company is acting as agent for the Collateral Agent and (ii) other modifications are made in order to conform such Collection Account Agreement to the Receiving Account and Lock Box Agreement in all substantive respects.

                 (c) Each Pledgor shall notify all of its customers and account debtors in writing to make any and all payments owing to such Pledgor by direct deposit to one of its

Lock Box Accounts; provided that in lieu of having such payments made into a Lock Box Account, each Pledgor may in good faith collect, to maximize and expedite cash receipts, payment directly from an account debtor and immediately transfer the amount collected to the Receiving Account. Notwithstanding the foregoing, in the event that Pledgors or any Depository Bank shall otherwise receive any amounts due or other proceeds with respect to any accounts of Pledgors, Pledgors or such Depository Bank shall hold such amounts in trust for Collateral Agent and immediately transfer such amounts to the applicable Receiving Account.

                 (d) Except as otherwise provided herein, Bankers shall transfer from such Receiving Account to the applicable Disbursing Account all amounts received from a Depository Bank pursuant to any Receiving Account and Lock Box Agreement.

                 (e) Upon the occurrence of a Sharing Event, Bankers shall transfer the balances in the Receiving Accounts and Disbursing Accounts to Collateral Agent for deposit into the Distribution Account by wire transfer in accordance with the instructions set forth herein.

                 SECTION 3.  [intentionally omitted]

                 SECTION 4.  [intentionally omitted]

                 SECTION 5.  CDSA ACCOUNT.

                 (a) Pursuant to Section 307(d) of the Collateralized Note Indenture, Huntway has established and will maintain with Bankers a CDSA Account which is described on Schedule I attached hereto (the "CDSA Account").

                 (b) Huntway shall deposit or shall cause to be deposited amounts in the CDSA Account as required by Section 307(d) of the Collateralized
Note Indenture, and Huntway shall only make or cause to be made withdrawals from the CDSA Account only prior to the occurrence of a Sharing Event and to the extent permitted herein and by such Section. Bankers is hereby authorized to transfer funds from the CDSA Account to (i) a Huntway Disbursing Account to the extent a refund is required under such Section and (ii) the accounts of the holders of the Senior Notes in accordance with the terms of the Collateralized
Note Indenture.

                 (c) Upon the occurrence of a Sharing Event, Bankers shall transfer the balance in the CDSA Account to the Collateral Agent for deposit into the Distribution Account by wire transfer in accordance with the instructions set forth herein.


                 SECTION 6.  DISTRIBUTION ACCOUNT.

                 (a) Pursuant to Section 3.2 of the Intercreditor Agreement, Collateral Agent has established and will maintain a Huntway Distribution Account which is described on Schedule I attached hereto (the "Distribution Account").

                 (b) Upon the receipt by Collateral Agent of any amount delivered to it pursuant to Section 2.1B of the Intercreditor Agreement, Collateral Agent shall deposit all such amounts in the Distribution Account.

                 (c) The LOC Bank shall deposit or shall cause to be deposited any amounts received by it pursuant to Section 6.02(a)(ii) or 6.02(b)(ii) of the Letter of Credit Agreement (or the corresponding provisions of any Replacement Letter of Credit Agreement) into the Distribution Account.

                 (d) Collateral Agent shall administer and distribute all amounts held in the Distribution Account in accordance with Section 3.2 of the Intercreditor Agreement.

                 SECTION 7. NO OTHER ACCOUNTS. Except for the Collateral Accounts, Pledgors shall not establish or maintain any Deposit Account.

                 SECTION 8. PLEDGE OF SECURITY FOR SECURED OBLIGATIONS. Pledgors hereby pledge to Collateral Agent, and hereby grant to Collateral Agent a security interest in, all of their respective right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all Secured Obligations. The rights of the Secured Parties arising from or relating to the pledge and security interest hereby granted by Pledgors in the Collateral is subject to the terms and provisions of the Intercreditor Agreement.

                 SECTION 9. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by or on behalf of Bankers as agent for the Collateral Agent or Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the applicable Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Bankers or Collateral Agent. In the event any Collateral is not evidenced by a certificate, a notation reflecting title in the name of Collateral Agent or the security interest of Collateral Agent shall be made in the records of the issuer of such Collateral or in such other appropriate records as Collateral Agent may require, all in form and substance satisfactory to Collateral Agent. Collateral Agent and Bankers shall have the right, at any time in its discretion and without notice to Pledgors, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Collateral. In addition, Collateral Agent and Bankers shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

                 SECTION 10. INVESTMENT OF AMOUNTS IN THE COLLATERAL ACCOUNT. Cash held by Bankers or Collateral Agent in any Collateral Account shall not be invested or reinvested except as provided in this Section 10.

                 (a) Except as otherwise provided in Section 18, any funds on deposit in any Collateral Account shall be invested by Bankers prior to the occurrence of a Sharing Event (i) in call deposits of Bankers that shall be available in the London interbank market or (ii) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, and upon receipt from time to time by Bankers or Collateral Agent from Huntway or Sunbelt, as the case may be, of appropriate written or tested telex instructions, in Cash Equivalents. Following the occurrence of a Sharing Event, the Collateral Agent shall invest funds on deposit in the Disbursing Account pursuant to the terms of the Intercreditor Agreement.

                 (b) Bankers or Collateral Agent is hereby authorized to sell, and shall sell, all or any designated part of the securities constituting part of the Collateral (i) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, upon receipt of appropriate written or tested telex instructions from Huntway or Sunbelt, as the case may be, or (ii) in any event if such sale is necessary to permit Bankers or Collateral Agent to perform its respective duties hereunder. Neither Bankers nor Collateral Agent shall have any responsibility for any loss resulting from a fluctuation in interest rates, penalty for liquidating investments prior to maturity or otherwise. Any interest received in respect of securities constituting part of the Collateral and the net proceeds of the sale or payment of any such securities shall be held in the Collateral Account from which such interest and proceeds are derived by Bankers or Collateral Agent pending investment thereof pursuant to Section 10(a).

                 (c) Each Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

                 SECTION 11. REPRESENTATIONS AND WARRANTIES. Each Pledgor severally represents and warrants as follows:

                 (a) Ownership of Collateral. Each Pledgor is (or at the time of transfer to Bankers or Collateral Agent thereof will be) the legal and beneficial owner of the Collateral applicable to it from time to time transferred by such Pledgor to Collateral Agent or Bankers, free and clear of any Lien except for the security interest created by this Agreement and the Collateral Documents and Permitted Encumbrances.

                 (b) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Pledgors of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Pledgors or (ii) the perfection of or the exercise by Bankers or Collateral Agent of its respective rights and remedies hereunder (except as may have been taken by or at the direction of Pledgors).

                 (c) Perfection. The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

                 (d) Deposit Accounts. No Deposit Accounts are maintained by either Pledgor, other than the Collateral Accounts.

                 (e) Other Information. All information heretofore, herein or hereafter supplied to Bankers or Collateral Agent by or on behalf of each Pledgor with respect to the Collateral is accurate and complete in all respects.

                 SECTION 12. FURTHER ASSURANCES. Each Pledgor agrees that from time to time, at the expense of such Pledgor, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Bankers or Collateral Agent upon advice of counsel may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Bankers or Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Collateral Agent upon advice of counsel may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Collateral Agent's request upon advice of counsel, appear in and defend any action or proceeding that may affect such Pledgor's title to or Collateral Agent's security interest in all or any part of the Collateral.

                 SECTION 13. TRANSFERS AND OTHER LIENS. Each Pledgor agrees that it will not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest under this Agreement or the Collateral Documents and Permitted Encumbrances.

                 SECTION 14.  COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.
Each Pledgor hereby irrevocably appoints Collateral Agent and, for purposes of clause (b) below, Bankers as its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, Collateral Agent or otherwise, from time to time as directed pursuant to the Intercreditor Agreement to take any action and to execute any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of such Pledgor and (b) to receive, endorse and collect any instruments made payable to such Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                 SECTION 15. COLLATERAL AGENT MAY PERFORM. If either Pledgor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Pledgors under Section 19.

                 SECTION 16. STANDARD OF CARE. The powers conferred on Bankers and Collateral Agent hereunder are solely to protect its respective interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, neither Bankers nor Collateral Agent shall have any duty as to any Collateral, it being understood that neither Bankers nor Collateral Agent shall have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Collateral Agent or Bankers has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral, (d) initiating any action to protect the Collateral against the possibility of a decline in market value, (e) any loss resulting from Investments made pursuant to Section 10, except for a loss resulting from Bankers' or Collateral Agent's gross negligence or willful misconduct in complying with Section 10, or (f) determining (i) the correctness of any statement or calculation made by either Pledgor in any written certification, facsimile transmission (confirmed by telephone with the original sent by guaranteed overnight courier) or telex (tested or otherwise) instructions or (ii) whether any deposit in the Collateral Account is proper. Bankers and Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Bankers and Collateral Agent, respectively, accords its own property consisting of negotiable securities.

                 SECTION 17.  REMEDIES.

                 (a) Subject to the provisions of the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of either Pledgor, and each Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, each Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency.

                 (b) Prior to the occurrence of a Sharing Event, anything contained herein to the contrary notwithstanding, any of the Collateral consisting of investments in call deposits of Bankers shall be subject to Bankers' rights of set-off under subsection 7.04 of the Letter of Credit Agreement.

                 SECTION 18. APPLICATION OF PROCEEDS. If any Event of Default shall have occurred and be continuing, all cash held by Collateral Agent as Collateral and all proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral will be held by Collateral Agent as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by Collateral Agent against, the Secured Obligations in the following order of priority:

                 FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent or Bankers is entitled to indemnification hereunder and all advances made by Collateral Agent hereunder for the account of Pledgor, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder, all in accordance with Section 19;

                 SECOND: To the payment of all other Secured Obligations in the order provided in Section 2.1B of the Intercreditor Agreement; and

                 THIRD: To the payment to or upon the order of the applicable Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                 SECTION 19.  INDEMNITY AND EXPENSES.

                 (a) Each Pledgor agrees to indemnify Collateral Agent and Bankers solely in its capacity as agent for the Collateral Agent, their respective agents and counsel from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement including but not limited to any and all Environmental Claims (as such term is defined in the Intercreditor Agreement) and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind or nature whatsoever in connection therewith), except to the extent such claims, losses or liabilities result solely from Bankers' (solely in its capacity as agent for the Collateral Agent) or Collateral Agent's respective gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                 (b) Each Pledgor agrees to pay to Bankers solely in its capacity as agent for the Collateral Agent and Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Bankers solely in its capacity as agent for the Collateral Agent or Collateral Agent may incur in connection with (i) the administration of this Agreement (including, without limitation, enforcement of this Agreement including but not limited to any and all Environmental Claims (as such term is defined in the Intercreditor Agreement) and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind or nature whatsoever in connection therewith), (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Bankers solely in its capacity as agent for the Collateral Agent or Collateral Agent hereunder, or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof. The indemnity obligations under this
Section 19 shall survive any termination, satisfaction or discharge of this Agreement, including the payment in full of the Secured Obligations. To the extent that the Collateral Agent renders any services hereunder following commencement of a voluntary or involuntary bankruptcy of any of the Pledgors, the parties hereto agree that these services are intended to constitute expenses of administration in any such bankruptcy proceeding.

                 (c) By its execution of this Agreement, Huntway acknowledges and agrees to pay compensation to the Collateral Agent as set forth in Section
3.17 of the Intercreditor Agreement.

                 SECTION 20. CONTINUING SECURITY INTEREST; TRANSFER OF OBLIGATIONS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until written confirmation from the Secured Parties of the indefeasible payment in full of the Secured Obligations (other than any indemnification obligations for which any Secured Party has not made a claim; provided, however that the termination of such security interest will not release the Pledgors from their indemnification obligations which shall survive such termination), the cancellation or termination of the Commitment (as defined in the Letter of Credit Agreement) and the cancellation or expiration of all outstanding

Letters of Credit and the IDB Letter of Credit (as defined in the Letter of Credit Agreement) , (b) be binding upon each Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Bankers and Collateral Agent hereunder, to the benefit of Bankers and Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer any Secured Obligations owing to it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Collateral Agent herein or otherwise. Upon the indefeasible payment in full of all Secured Obligations, the cancellation or termination of the Commitment and the cancellation or expiration of all outstanding Letters of Credit and the IDB Letter of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Pledgor. Upon any such termination Bankers and Collateral Agent will, at the applicable Pledgor's expense, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination and such Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Bankers or Collateral Agent, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                 SECTION 21.  COLLATERAL AGENT AS AGENT.

                 (a) Collateral Agent has been appointed to act as Collateral Agent hereunder by Secured Parties under Section 3.1 of the Intercreditor Agreement and Bankers has been authorized by the Secured Parties to act as the agent of the Collateral Agent pursuant to Section 2.7 of the Intercreditor Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Intercreditor Agreement.

                 (b) Collateral Agent shall at all times be the same Person that is Collateral Agent under the Intercreditor Agreement. Written notice of resignation by Collateral Agent pursuant to Section 3.19 of the Intercreditor Agreement shall also constitute notice of resignation as Collateral Agent under this Agreement; removal of Collateral Agent pursuant to
Section 3.19 of the Intercreditor Agreement shall also constitute removal as Collateral Agent under this Agreement; and appointment of a successor Collateral Agent pursuant to Section 3.20 of the Intercreditor Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement. Upon the acceptance of any appointment as Collateral Agent under
Section 3.20 of the Intercreditor Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder (which shall be deposited in a new Collateral Account established and maintained by such successor Collateral Agent), together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

                 SECTION 22. AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement, or consent to any departure by Pledgors herefrom, shall in any event be effective unless the same shall be in writing and signed by Bankers and Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                 SECTION 23. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

                 SECTION 24. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Collateral Agent or Bankers in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                 SECTION 25. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 SECTION 26. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                 SECTION 27. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW

YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
Unless otherwise defined herein, terms used in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

                 SECTION 28. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST EITHER PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Collateral Agent to bring proceedings against such Pledgor in the courts of any other jurisdiction.

                 SECTION 29. WAIVER OF JURY TRIAL. EACH PLEDGOR, BANKERS AND COLLATERAL AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all- encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Pledgor, Bankers and Collateral Agent each acknowledge that this waiver is a material inducement for such Pledgor, Bankers and Collateral Agent to enter into a business relationship, that such Pledgor, Bankers and Collateral Agent have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Pledgor, Bankers and Collateral Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                 SECTION 30. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                 IN WITNESS WHEREOF, each Pledgor, Bankers and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                 PLEDGORS:

                                 HUNTWAY PARTNERS, L.P.

                                 By:  HUNTWAY MANAGING PARTNER, L.P.,
                                      its Managing General Partner

                                      By: The Huntway Division of
                                          Reprise Holdings, Inc.,
                                          its sole General Partner



                                 By: _______________________________
                                     Title:

                                 Notice Address:  25129 The Old Road
                                                  Suite 322
                                                  Newhall, California  91381
                                                  Attention:  Mr. Warren Nelson


                                 SUNBELT REFINING COMPANY, L.P.

                                 By:  HUNTWAY PARTNERS, L.P., its sole
                                      General Partner

                                      By:  HUNTWAY MANAGING PARTNER, L.P.,
                                           its Managing General Partner

                                      By:  The Huntway Division of Reprise
                                           Holdings, Inc., its sole
                                           General Partner



                                 By: ________________________________
                                     Title:

                                 Notice Address:  25129 The Old Road
                                                  Suite 322
                                                  Newhall, California  91381
                                                  Attention:  Mr. Warren Nelson


                                 COLLATERAL AGENT:

                                 UNITED STATES TRUST COMPANY
                                 OF NEW YORK



                                 By: _______________________________
                                     Title:

                                 Notice Address:
                                 114 West 47th Street
                                 New York, New York  10036
                                 Attention:  Corporate Trust Department


                                 BANKERS:

                                 BANKERS TRUST COMPANY



                                 By: ________________________________
                                     Title:

                                 Notice Address: One Bankers Trust Plaza,
                                                 Mail Stop 2283
                                                 130 Liberty Street, 28th Flr.
                                                 New York, New York 10006
                                                 Attention:  Carl Roark

                                   SCHEDULE I

                                       TO

          AMENDED AND RESTATED COLLATERAL ACCOUNTS SECURITY AGREEMENT



DISBURSING ACCOUNTS

                          Huntway          50 196 136
                          Sunbelt          50 199 847

RECEIVING ACCOUNTS

                          Huntway          50 206 533
                          Sunbelt          50 206 568

LOCK BOX ACCOUNTS

                          Wells Fargo Bank, N.A.
                          Account No. 4159325075

DISTRIBUTION ACCOUNT

                          United States Trust Company of New York
                          094-51100
                          "Huntway Distribution Account"
                          Attention Cynthia Chaney

CDSA ACCOUNT

                          Bankers Trust Company
                          Account No. 223909





                                     Schedule I-1

                                   EXHIBIT A
                                       TO
          AMENDED AND RESTATED COLLATERAL ACCOUNTS SECURITY AGREEMENT


                 RECEIVING ACCOUNT AND LOCK BOX AGREEMENT, dated as of [date], among [NAME OF DEPOSITORY BANK] ("DEPOSITORY BANK"), BANKERS TRUST COMPANY ("BANKERS"), UNITED STATES TRUST COMPANY OF NEW YORK, as collateral agent for and representative of (in such capacity herein called "COLLATERAL AGENT") the holders of certain securities described in the Restructuring Agreement (as defined below) and [HUNTWAY PARTNERS, L.P.] [SUNBELT REFINING COMPANY, L.P.], a Delaware limited partnership ("PLEDGOR").


                             W I T N E S S E T H :

                 WHEREAS, Pledgor presently maintains, or has established concurrently herewith, at the Depository Bank the accounts described on
Schedule I hereto (individually, a "LOCK BOX ACCOUNT" and, collectively, the "LOCK BOX ACCOUNTS"); and

                 WHEREAS, Pledgor, [Huntway Partners, L.P.] [Sunbelt Refining Company, L.P.], a Delaware limited partnership, Bankers and United States Trust Company of New York, as Collateral Agent have entered into that certain Amended and Restated Collateral Accounts Security Agreement dated as of December 12, 1996 (said agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "COLLATERAL ACCOUNTS AGREEMENT"; unless otherwise noted, capitalized terms used herein and not defined herein are used herein as defined in the Collateral Accounts Agreement), pursuant to which Pledgor has granted to Collateral Agent a security interest in all of Pledgor's right, title and interest in and to the Lock Box Accounts and all amounts from time to time on deposit therein; and

                 WHEREAS, Pledgor, [Huntway Partners, L.P.] [Sunbelt Refining Company, L.P.], and Bankers have entered into that certain Amended and Restated Letter of Credit Agreement dated as of December 12, 1996 (said letter of credit agreement, as so amended and as it may hereafter be further amended, supplemented, restated, or otherwise modified from time to time being the "Letter of Credit Agreement");

                 WHEREAS, it is a requirement of the Letter of Credit Agreement that the parties hereto execute and deliver this Receiving Account and Lock Box Agreement;

                 NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Pledgor agrees that all payments, whether in cash, by check or other instrument, or otherwise, received by Pledgor from its customers shall be deposited by Pledgor in its Lock Box Accounts; provided, however, that payments made by wire transfer shall be made directly to the relevant Receiving Account at Bankers. Pledgor shall furnish to Bankers each day a collection report setting forth, in such reasonable detail as Bankers may request, the deposits made during each day in its Lock Box Accounts, together with a copy of each deposit slip issued in connection with such deposits.

         2. Prior to notification of the occurrence of a Sharing Event, each of Pledgor and Depository Bank irrevocably authorizes and directs Bankers to initiate wire transfer instructions with respect to transferring the available balance (as determined by Depository Bank) in Pledgor's Lock Box Accounts on each Business Day to Pledgor's Receiving Account at Bankers. The parties agree that Pledgor shall not have any authority to withdraw any amount from, to draw upon, or to otherwise exercise any powers as a depositor or owner with respect to the Lock Box Accounts and the funds deposited therein. Following receipt of notification of the occurrence of a Sharing Event, all monies shall be wire transferred to the Collateral Agent as set forth in paragraph 9 hereof.

         3. The parties agree that all funds deposited in the Lock Box Accounts from time to time shall, as between Pledgor and Collateral Agent, be subject to the security interests in favor of Collateral Agent, be held by Depository Bank subject to the security interest of Collateral Agent and may be withdrawn at any time or from time to time at the direction of Collateral Agent by check, draft, wire transfer or otherwise as Collateral Agent shall determine. Prior to notification of the occurrence of a Sharing Event, each Depository Bank hereby agrees that, upon receipt of wire transfer instructions from Bankers as described in paragraph 1 above, it shall forward daily all of the prior days' available funds (as determined by Depository Bank) deposited in the Lock Box Accounts by wire transfer to the Receiving Account at Bankers. Depository Bank hereby agrees that it will provide Collateral Agent and Bankers with written notice on or before the date which it terminates any of the Lock Box Accounts. Following receipt of notification and the occurrence of a Sharing Event, all monies shall be wire transferred to the Collateral Agent as set forth in paragraph 9 hereof

         4. Depository Bank's charges for the services to be performed pursuant to this Agreement shall be as separately agreed to between Depository Bank and Pledgor from time to time. To the extent that Depository Bank's charges are not paid when due, Collateral Agent, Bankers and Pledgor agree that Depository Bank shall have a lien and right of offset against the funds in the applicable Lock Box Account.

         5. Depository Bank agrees that it shall furnish to Collateral Agent and Bankers a copy of the original of all bank statements with respect to and all daily debit advices of, the Lock Box Accounts, and promptly upon the issuance or receipt thereof, copies of all notices and other communications with respect to the Lock Box Accounts issued or received by Depository Bank.

         6. This Agreement, and the covenants, agreements, authorizations and directions contained herein, are irrevocable and cannot be changed or modified without the prior written consent of Collateral Agent and Bankers.

         7. All checks, money orders and other evidences of payment received by Depository Bank and all proceeds thereof are at all times to be considered subject to the security interests granted by the Collateral Documents and this Agreement and are further subject to the requirement that, in accordance with the terms hereof, such amounts shall be duly transferred to Bankers, and neither Pledgor nor Depository Bank shall have any rights or claims to, or interest in, such property or any funds in the Lock Box Accounts, including any right to offset except as provided in Section 4 hereof. Except as otherwise required by law, any notice of legal process of any kind relating to Pledgor which Depository Bank may receive shall have no effect whatsoever on such property or the Lock Box Accounts or on Depository Bank's responsibility under this Agreement unless and until Depository Bank receives written instructions from Collateral Agent to the contrary; upon receipt of any legal process relating to Pledgor, Depository Bank shall promptly give notice thereof to Pledgor, Bankers and Collateral Agent.

         8. Notwithstanding anything in this Agreement to the contrary, Collateral Agent and Bankers shall exercise, or shall refrain from exercising their powers and obligations hereunder or otherwise herewith in accordance with instructions of Directing Parties (as defined in the Intercreditor Agreement), and to the extent of matters affecting Collateral under any Collateral Documents, in accordance with the instructions of Directing Parties, and Secured Parties shall be bound by such instructions; and the sole rights of Secured Parties under this Agreement shall be to be secured by the Collateral and to receive the payments provided for with respect thereto under the applicable Collateral Document.

         9. All notices, requests or other communications given to Pledgor, Bankers, Collateral Agent or the Depository Bank shall be given in writing (including facsimile transmission or similar writing) at the address or telecopy number specified below:

                 Collateral Agent:         United States Trust Company
                                                   of New York
                                                   114 West 47th Street
                                                   New York, New York 10036
                                                   Attention: ____________
                                                   Telecopy: (___) _______


                 Bankers:                          Bankers Trust Company
                                                   _______________________
                                                   Attention: ____________
                                                   Telecopy: (____) ______

                 Depository Bank:              [address]
                                               [contact person]
                                               [fax]


                 Pledgor:                      [Huntway Partners, L.P.]
                                               [Sunbelt Refining Company, L.P.]

                                               _______________________
                                               _______________________
                                               Attention: ____________
                                               Telecopy:  (___) ______


Any party may change its address or telecopy number for notices hereunder by notice to each other party hereunder. Each notice, request or other communication shall be effective (a) if given by mail, 48 hours after such communication is deposited in the mails with registered first class postage prepaid, addressed as aforesaid, or (b) if given by any other means, when delivered at the address specified in this Section 9.

         10. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         11. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective as of the date first set forth above upon the execution of a counterpart hereof by Pledgor, Bankers, the Depository Bank and Collateral Agent and receipt by Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.

         12. Pledgor and the Depository Bank shall execute and deliver to Bankers and Collateral Agent, all statements, documents, agreements and reports it may from time to time reasonably request in order to implement this Agreement or assure the proper deposit of funds to, and transfer of funds from, the Lock Box Accounts.

         13. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OBLIGATION HEREUNDER MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID

COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, OR SUCH OBLIGATION. PLEDGOR DESIGNATES AND APPOINTS [CT CORPORATION SYSTEM WITH AN OFFICE AT 1633 BROADWAY, NEW YORK, NEW YORK 10019], AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY PLEDGOR IRREVOCABLY AGREEING IN WRITING TO SO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY PLEDGOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO PLEDGOR AND EACH SUBSIDIARY AT ITS ADDRESS PROVIDED IN THIS AGREEMENT, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY PLEDGOR REFUSES TO ACCEPT SERVICE, PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF COLLATERAL AGENT, DEPOSITORY BANK OR ANY SECURED PARTY TO BRING PROCEEDINGS AGAINST PLEDGOR OR ANY SUBSIDIARY IN THE COURTS OF ANY OTHER JURISDICTION.

         14. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         15. EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE IN WHICH THE DEPOSITORY BANK IS LOCATED GOVERN THE LOCK BOX ACCOUNTS, THIS AGREEMENT SHALL BE GOVERNED BY, AND, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

                                       [DEPOSITORY BANK]


                                       By ________________________________
                                          Title:


                                       UNITED STATES TRUST COMPANY
                                       OF NEW YORK,
                                       as Collateral Agent


                                       By ________________________________
                                          Title:


                                       [HUNTWAY PARTNERS, L.P.]
                                       [SUNBELT REFINING COMPANY, L.P.

                                       By  HUNTWAY PARTNERS, L.P., its sole
                                           General Partner]


                                       By  HUNTWAY MANAGING PARTNER, L.P.,
                                           its Managing General Partner

                                           By  The Huntway Division of Reprise
                                               Holdings, Inc.
                                               its sole General Partner


                                               By ________________________
                                                  Title:


                                           BANKERS TRUST COMPANY


                                           By ____________________________

                                           Title _________________________

                                   SCHEDULE I

                                       TO

                    RECEIVING ACCOUNT AND LOCK BOX AGREEMENT




LOCK BOX ACCOUNTS

                                   EXHIBIT E

                               SECURITY DOCUMENTS

                                                                     EXHIBIT E-1

                AMENDED AND RESTATED HUNTWAY GUARANTY AGREEMENT


                 This AMENDED AND RESTATED HUNTWAY GUARANTY AGREEMENT (this "Guaranty") is dated as of December 12, 1996 and is made by HUNTWAY PARTNERS, L.P., a Delaware limited partnership ("Guarantor") in favor of and for the benefit of the Secured Parties (as defined in the Intercreditor Agreement referred to below).

                                    RECITALS

                 WHEREAS, Guarantor entered into that certain Huntway Guaranty Agreement (the "Original Guaranty Agreement") dated as of May 31, 1989, pursuant to which Guarantor guaranteed certain obligations of Sunbelt Refining Company, L.P., a Delaware limited partnership ("Sunbelt") owed to Bankers Trust Company ("Bankers");

                 WHEREAS, the Original Guaranty Agreement was amended pursuant to that certain Modification of Huntway Guaranty Agreement dated as of June 22, 1993 by and between Guarantor and Bankers, pursuant to which Bankers assigned its rights under the Original Guaranty Agreement to the Huntway Creditors (as defined in the Original Guaranty Agreement) and modified the obligations guarantied therein (the Original Guaranty Agreement, as so modified and assigned, being the "Existing Guaranty Agreement");

                 WHEREAS, Guarantor is a debtor and debtor in possession under chapter 11 of Title 11 of the United States Code, having commenced a bankruptcy case on November 12, 1996;

                 WHEREAS, on November 12, 1996, Guarantor submitted to the United States Bankruptcy Court for the District of Delaware (the "Court") a Plan of Reorganization dated November 12, 1996 (the "Plan"), and on December 12, 1996, the Court confirmed the Plan;

                 WHEREAS, pursuant to the Plan, Guarantor will, among other things, (i) enter into the Collateralized Note Indenture and issue a Senior Note (Other) in an original aggregate principal amount of $14,400,000.00 and Senior Notes (Sunbelt IDB) in the original aggregate principal amount of $9,100,000.00 pursuant to the Collateralized Note Indenture, (ii) amend the Existing Letter of Credit Agreement pursuant to the First Amendment to Letter of Credit Agreement (said letter of credit agreement, as so amended and as it may hereafter be further amended, supplemented, restated, or otherwise modified from time to time being the "Letter of Credit Agreement") and (iii) amend and restate the Existing Guaranty Agreement pursuant to this Guaranty;

                 WHEREAS, Guarantor desires to amend and restate the Existing Guaranty Agreement in order to provide that it shall guaranty the payment and performance of all

Secured Obligations of Sunbelt, including, without limitation, all obligations in respect of the Collateralized Note Indenture, the Senior Notes, the Letter of Credit Agreement and the other Financing Agreements;

                 WHEREAS, pursuant to the Plan, the holders of the Senior Notes, Bankers, as letter of credit bank under the Letter of Credit Agreement and United States Trust Company of New York, as Collateral Agent ("Collateral Agent") have entered into that certain Amended and Restated Intercreditor and Collateral Trust Agreement dated as of December 12, 1996 (said agreement, as it may hereafter be amended, supplemented, restated, or otherwise modified from time to time being the "Intercreditor Agreement"; capitalized terms used herein have the meanings assigned thereto in the Intercreditor Agreement) pursuant to which the parties thereto have set forth their agreement regarding the decision making process with respect to exercise of remedies under this Guaranty and the other Collateral Documents;

                 WHEREAS, it is a condition precedent to the effectiveness of the Plan that the parties hereto shall have entered into this Guaranty;

                 NOW, THEREFORE, in consideration of the foregoing, and the agreements, covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

                 SECTION 1.  DEFINITIONS

                 1.1      DEFINITIONAL PROVISIONS

                 References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

                 SECTION 2.  THE GUARANTY

                 2.1      GUARANTY OF THE INDEBTEDNESS

                 Subject to the provisions of subsection 2.2(i), Guarantor hereby irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Indebtedness when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)). The term "Indebtedness" is used herein in its most comprehensive sense and includes:

                 a. any and all obligations of Sunbelt in respect of notes, advances, borrowings, loans debts, letters of credit, interest, fees, costs, expenses (including, without limitation, legal fees and expenses of counsel and allocated costs of internal counsel), indemnities and liabilities of whatsoever nature now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated,whether due or not due, and however arising under successive borrowing transactions under or in connection with the Letter of Credit Agreement which shall either continue such obligations of Sunbelt or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to Sunbelt, would have accrued on any Indebtedness, whether or not a claim is allowed against Sunbelt for such interest in the related bankruptcy proceeding; and

                 b.       those expenses set forth in subsection 2.7 hereof.

                 2.2      LIABILITY OF GUARANTOR

                 Guarantor shall be liable as follows:

                          (i) This is a continuing guaranty relating to the Indebtedness arising under successive borrowing transactions by Sunbelt under the Letter of Credit Agreement which shall either continue the Indebtedness or from time to time renew it after it has been satisfied. This Guaranty shall not apply to any Indebtedness created after actual receipt by Collateral Agent of written notice of its revocation as to future transactions; provided, however, that any such revocation shall not affect Guarantor's liability for the Indebtedness outstanding at the time of receipt of such notice of any extension thereof or any other modification of the time or manner of payment thereof following any such revocation.

                          (ii) The foregoing maximum liabilities have no application or effect on liability under any other guaranties executed by Guarantor.

                          (iii) The obligations hereunder are independent of the obligations of Sunbelt and the obligations of any other guarantor of the obligations of Sunbelt under the Letter of Credit Agreement, and a separate action or actions may be brought and prosecuted against Guarantor whether any action is brought against Sunbelt or any of such other guarantors or whether Sunbelt be joined in any such action or actions; and Guarantor waives all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty, and any legal or equitable discharge of its obligations hereunder and the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

                          (iv) Guarantor authorizes the Secured Parties, either before or after receipt of notice of Guarantors' revocation of this Guaranty, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, accelerate or otherwise change the time for payment of the Indebtedness, or release, discharge, or accept or refuse any offer of performance with respect to, or substitutions for, or otherwise change the terms of the Indebtedness or any part thereof, or any agreement relating thereto; (b) take and hold security for the payment of this Guaranty or the Indebtedness, and enforce any such security consistent with the Intercreditor Agreement and any applicable security agreement or release, surrender, compromise, settle, waive, subordinate or modify, with or without consideration, any of such security, any other guaranties with respect to the Indebtedness, or any other obligation of any other Person with respect to the Indebtedness or elect to foreclose on any security held by or for the benefit of the Secured Parties by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Secured Parties may have against Sunbelt or any security without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Indebtedness has been paid, even though any such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Sunbelt or any security for the Indebtedness, and apply such security and direct the order or manner of sale thereof as the Secured Parties in their discretion may determine consistent with the Intercreditor Agreement and any applicable security agreement; and (c) release or substitute any one or more of the endorsers or guarantors.

                          (v) This Guaranty shall be valid and enforceable and shall not be impaired or affected by the occurrence of any of the following, all whether or not Guarantor shall have had notice or knowledge of any of them: (a) any failure or omission to enforce or agreement not to enforce, or the stay or enjoining by order of court, by operation of law, or otherwise, of the exercise of any right, power or remedy with respect to the Indebtedness or any agreement relating thereto at any time, or with respect to any security for the payment of the Indebtedness; (b) any waiver at any time of any right, power or remedy or of any default with respect to the Indebtedness or any agreement relating thereto or with respect to any security for the Indebtedness; (c) the Indebtedness, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (d) the application of payments received from any source, other than payments received pursuant to the Letter of Credit Agreement or from the proceeds of security for the Indebtedness, to the payment of indebtedness other than the Indebtedness, even though the Secured Parties might lawfully have elected to apply such payments to any part or all of the Indebtedness; (e) the Secured Parties' acceptance of new or additional documents, instruments or agreements relative to the Indebtedness; (f) the Secured Parties' consent to the change, reorganization or termination of the partnership structure or existence of Sunbelt or any of its Subsidiaries and to any corresponding restructuring of the Indebtedness; and (g) acceptance by the Secured Parties of partial payments on the Indebtedness.

                 2.3      WAIVER BY GUARANTOR

                 Guarantor hereby waives any right to require any Secured Party to (a) proceed against Sunbelt, any other guarantor of the obligations of Sunbelt under the Letter of Credit

Agreement or any other Person, (b) proceed against or exhaust any security held from Sunbelt, any other guarantor of the obligations of Sunbelt under the Letter of Credit Agreement or any other Person, or (c) pursue any other remedy in any Secured Party's power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense of Sunbelt including, without limitation, any defense based on or arising out of the enforceability of the Indebtedness of Sunbelt to any Secured Party or by reason of the cessation from any cause whatsoever of the liability of Sunbelt other than payment in full of the Indebtedness. Until the Indebtedness of Sunbelt to the Secured Parties shall have been paid in full, Guarantor shall withhold exercise of (i) any right of subrogation, (ii) any right to enforce any remedy which the Secured Parties now have or may hereafter have against Sunbelt or (iii) any benefit of, and any right to participate in, any security now or hereafter held by the Secured Parties. Guarantor waives all (w) set-offs, counterclaims, presentments, (x) protests, notices of protests, notices of dishonor and notices of any action or non-action, including acceptance of this Guaranty, notices of default under the Letter of Credit Agreement or any agreement related thereto and notice of any other extension of credit to Sunbelt, (y) any right to deferral or modification of Guarantor's obligations hereunder by reason of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding and (z) to the fullest extent permitted by law and to the extent applicable, any defense or benefit that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, including, without limitation, California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849 and 2850.

                 2.4      SUBORDINATION OF OTHER INDEBTEDNESS

                 Any indebtedness of Sunbelt for borrowed money now or hereafter held by Guarantor is hereby subordinated in right of payment to the Indebtedness, and in the event Sunbelt shall default in the payment of the Indebtedness, any indebtedness of Sunbelt to Guarantor collected or received by Guarantor shall be held in trust for the Secured Parties and shall be paid over to the Secured Parties for the account of the Secured Parties for distribution in accordance with the terms of the Intercreditor Agreement. Guarantor agrees that amounts paid over to such Secured Party for the account of the Secured Parties pursuant to the subordination provisions of this subsection 2.4 shall be separate and apart from, and shall not be credited to, the liability of Guarantor pursuant to subsection 2.2.

                 2.5      RIGHT OF SUBROGATION

                 If any payment or distribution is required to be made by Guarantor pursuant to this Guaranty, then upon payment in full of all Indebtedness due to the Secured Parties, Guarantor shall be subrogated to any rights of the Secured Parties against Sunbelt and all other Guarantors.

                 2.6      AUTHORITY OF GUARANTOR OF SUNBELT

                 It is not necessary for any Secured Party to inquire into the powers of Guarantor or Sunbelt or the officers, directors or agents acting or purporting to act on behalf of either of them.

                 2.7      EXPENSES

                 Guarantor agrees to pay on demand to the Secured Parties for the account of the Secured Parties, all reasonable fees, costs and expenses (including reasonable attorneys' fees and reasonable time charges of attorneys who may be employees of the Secured Parties) which may be incurred by the Secured Parties in the enforcement of this Guaranty.

                 2.8      TERMINATION OF THE GUARANTY

                 This Guaranty shall remain in effect unless and until all of the Indebtedness shall have been paid in full, the Letters of Credit have expired or been terminated, and the Commitment has been terminated. At such time, subject to subsection 2.11, this Guaranty shall automatically terminate without any action on the part of any party hereto.

               2.9      FINANCIAL CONDITION OF SUNBELT HAS NO EFFECT ON GUARANTY

                 Loans may be granted to Sunbelt or continued from time to time without notice to or authorization from Guarantor regardless of the financial or other condition of Sunbelt at the time of any such grant or continuation.
No Secured Party shall have any obligation to disclose or discuss with Guarantor its assessment of the financial condition of Sunbelt.

                 2.10     RIGHTS CUMULATIVE

                 The rights, powers and remedies given to the Secured Parties by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Secured Parties by virtue of any statute or rule of law or in the Letter of Credit Agreement or any agreement between Guarantor and any Secured Party or between Sunbelt and any Secured Party.

                 2.11     REAL PROPERTY SECURITY

                 Guarantor agrees that the Secured Parties, in their sole discretion, without notice or demand and without affecting the liability of Guarantor under this Guaranty, may foreclose pursuant to the terms of the Intercreditor Agreement or otherwise on the deeds of trust and mortgages securing the Indebtedness and the interests in real property secured thereby by nonjudicial sale. Guarantor understands that the exercise by the Secured Parties of certain rights and remedies contained in the Intercreditor Agreement and any such deed of trust or mortgage may affect or eliminate Guarantor's right of subrogation against Sunbelt and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers the Secured Parties to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Without limiting the generality of the foregoing, Guarantor waives all rights and defenses arising out of an election of remedies by the Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Indebtedness, has destroyed the Guarantor's rights of subrogation and reimbursement against Sunbelt by the operation of Section 580d of the Code of Civil Procedure, or otherwise. Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of any deed of trust or security agreement with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty including its obligation to pay any deficiency under a nonjudicial foreclosure.

                 2.12     BANKRUPTCY

                 So long as any Indebtedness shall be owing to any Secured Party, Guarantor shall not, without the prior consent of the Secured Parties, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Sunbelt or any of the subsidiaries of Sunbelt. The obligations of Guarantor under this guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Sunbelt or by any defense which Sunbelt may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. The Secured Parties shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to take. Guarantor acknowledges and agrees that any interest on the Indebtedness which accrues after the commencement of any such proceeding (or, if interest on any portion of the Indebtedness ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Indebtedness if said proceedings had not been commenced) shall be included in the Indebtedness because it is the intention of the parties that the Indebtedness which is guaranteed by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Sunbelt of any portion of such indebtedness. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Secured Parties, or allow the claims of the Secured Parties in respect of, any such interest accruing after the date on which such proceeding is commenced.
In the event that all or any portion of the Indebtedness is paid or performed by Sunbelt, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from the Secured Parties as a performance, fraudulent transfer or otherwise in such proceeding.

                 2.13     SET OFF

                 In addition to any other rights each Secured Party may have under law or in equity, if any amount shall at any time be due and owing by Guarantor to any Secured Party under this Guaranty, any indebtedness from any Secured Party to Guarantor and any other property of Guarantor held by any Secured Party may be offset and applied toward the payment of the amount so due and owing to such Secured Party, subject to the provisions of the Intercreditor Agreement.

                 SECTION 3.  REPRESENTATIONS AND WARRANTIES

                 In order to induce each Secured Party to accept this Guaranty, Guarantor hereby represents and warrants to such Secured Party that the following statements are true and correct as relating to Guarantor:

                 3.1      GENERAL PARTNER

                 Guarantor is the Sunbelt Managing General Partner and will remain the Sunbelt Managing General Partner unless and until the Secured Parties consent to an alteration of Guarantor's status as the Sunbelt Managing General Partner in accordance with the terms of the Letter of Credit Agreement.

                 3.2      PARTNERSHIP EXISTENCE

                 Guarantor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, has all requisite partnership power and authority to own its assets and to transact the business in which it is now engaged and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of Guarantor and its Subsidiaries, taken as a whole.

              3.3      PARTNERSHIP POWER; AUTHORIZATION, ENFORCEABLE OBLIGATIONS

                 Guarantor has the partnership power, authority and legal right to execute, deliver and perform this Guaranty and all obligations required hereunder and has taken all necessary partnership action to authorize its Guaranty hereunder on the terms and conditions hereof and its execution, delivery and performance of this Guaranty and all obligations required hereunder. No consent of any other Person including, without limitation, partners and creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder.
This Guaranty has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of Huntway Managing Partner, L.P., the general partner of Guarantor, and this Guaranty constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

                 3.4      NO LEGAL BAR TO THIS GUARANTY

                 The execution, delivery and performance of this Guaranty and the documents or instruments required hereunder, and the use of the proceeds of the extensions of credit to Sunbelt under the Letter of Credit Agreement, will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or the certificate of incorporation or by-laws of, or any securities issued by Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of Guarantor and its Subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

                 SECTION 4.  MISCELLANEOUS

                 4.1      SURVIVAL OF WARRANTIES

                 All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the execution and delivery of the Letter of Credit Agreement.

                 4.2      FAILURE OR DELAY NOT A WAIVER

                 No failure or delay on the part of the Secured Parties to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or acquiescence therein nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                 4.3      NOTICES

                 All notices or other communications provided for hereunder shall be given in the manner, be delivered at the addresses and shall become effective as provided for in the notices provision contained in the Intercreditor Agreement.

                 4.4      SEVERABILITY

                 The illegality or unenforceability of any provision of the Letter of Credit Agreement or this Guaranty or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement required hereunder.

                 4.5      AMENDMENTS AND WAIVERS

                 No amendment, modification, termination or waiver of any provision of this Guaranty, or consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of the Secured Parties. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                 4.6      HEADINGS

                 Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

                 4.7      APPLICABLE LAW

                 THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND THE SECURED PARTIES AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. REFERENCES TO CERTAIN PROVISIONS OF CALIFORNIA LAW CONTAINED HEREIN ARE MADE ONLY TO THE EXTENT ANY SUCH PROVISIONS ARE MANDATORILY APPLICABLE DESPITE THIS EXPRESSED INTENTION OF THE PARTIES THAT NEW YORK LAW GOVERN THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND THE SECURED PARTIES.

                 4.8      SUBSEQUENT HOLDERS

                 The terms and provisions of this Guaranty shall inure to the benefit of any assignee or transferee of any Indebtedness, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the assignor shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

                 4.9      SUCCESSORS AND ASSIGNS

                 This Guaranty shall be binding upon Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of the Secured Parties and their respective successors and assigns. Guarantor shall not assign this Guaranty or any of the rights or obligations of Guarantor hereunder without the prior written consent of the Secured Parties. Each Secured Party may, without notice, assign its rights under this Guaranty in whole or in part, but only to the extent that such Secured Party is validly assigning or has validly assigned its interests in the Indebtedness.


                   [Remainder of page intentionally omitted.]

                 IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                HUNTWAY PARTNERS, L.P.

                                BY:  HUNTWAY MANAGING
                                       PARTNER, L.P.,
                                       its Managing General Partner

                                       By:  Reprise Holdings, Inc.,
                                            its General Partner

                                            By:  The Huntway Division of
                                                 Reprise Holdings, Inc.


                                                 By: _______________________

                                                 Title: ____________________


                                                 Notice Address:

                                                 Huntway Refining Company
                                                 215129 The Old Road, Suite 322
                                                 Newhall, California 81381



ACCEPTED ON BEHALF OF
SECURED PARTIES:

UNITED STATES TRUST COMPANY OF NEW YORK, as Collateral Agent


By:_________________________________

Title:______________________________

                                                                     EXHIBIT E-2

                      AMENDED AND RESTATED HUNTWAY SPECIAL
                       GENERAL PARTNER GUARANTY AGREEMENT

                 This AMENDED AND RESTATED HUNTWAY SPECIAL GENERAL PARTNER GUARANTY AGREEMENT (this "Guaranty") is dated as of December 12, 1996 and is made by HUNTWAY HOLDINGS, L.P., a Delaware limited partnership ("Guarantor") in favor of and for the benefit of the Secured Parties (as defined in the Intercreditor Agreement referred to below).

                                    RECITALS

                 WHEREAS, Guarantor entered into that certain Huntway Special General Partner Guaranty Agreement (the "Original Guaranty Agreement") dated as of May 31, 1989, pursuant to which Guarantor guarantied certain obligations of Huntway Partners, L.P., a Delaware limited partnership ("Huntway") owed to Bankers Trust Company ("Bankers");

                 WHEREAS, the Original Guaranty Agreement was amended pursuant to that certain Modification of Huntway Special General Partner Guaranty Agreement dated as of June 22, 1993 by and between Guarantor and Bankers, pursuant to which Bankers assigned its rights under the Original Guaranty Agreement to the Huntway Creditors (as defined in the Original Guaranty Agreement) and modified the obligations guarantied therein (the Original Guaranty Agreement, as so modified and assigned, being the "Existing Guaranty Agreement");

                 WHEREAS, Huntway is a debtor and debtor in possession under chapter 11 of Title 11 of the United States Code, having commenced a bankruptcy case on November 12, 1996;

                 WHEREAS, on November 12, 1996, Huntway submitted to the United States Bankruptcy Court for the District of Delaware (the "Court") a Plan of Reorganization dated November 12, 1996 (the "Plan"), and on December 12, 1996, the Court confirmed the Plan;

                 WHEREAS, pursuant to the Plan, Huntway will, among other things, (i) enter into the Collateralized Note Indenture and issue Senior Notes (Other) in an original aggregate principal amount of $14,400,000.00 and a Senior Note (Sunbelt IDB) in the original principal amount of $9,100,000.00 pursuant to the Collateralized Note Indenture, (ii) amend the Existing Letter of Credit Agreement pursuant to the First Amendment to Letter of Credit Agreement dated as of December 12, 1996 (said letter of credit agreement, as so amended and as it may hereafter be further amended, supplemented, restated, or otherwise modified from time to time being the "Letter of Credit Agreement") and (iii) amend and restate the Existing Guaranty Agreement pursuant to this Guaranty;

                 WHEREAS, Guarantor desires to amend and restate the Existing Guaranty Agreement in order to provide that it shall guaranty the payment and performance of all Secured Obligations (as such term is defined in the Intercreditor Agreement) of Huntway, including, without limitation, all obligations in respect of the Collateralized Note Indenture, the Senior Notes, the Letter of Credit Agreement and the other Financing Agreements;

                 WHEREAS, pursuant to the Plan, the holders of the Senior Notes, Bankers, as letter of credit bank under the Letter of Credit Agreement and United States Trust Company of New York, as Collateral Agent ("Collateral Agent") have entered into that certain Amended and Restated Intercreditor and Collateral Trust Agreement dated as of December 12, 1996 (said agreement, as it may hereafter be amended, supplemented, restated, or otherwise modified from time to time being the "Intercreditor Agreement"; capitalized terms used herein have the meanings assigned thereto in the Intercreditor Agreement) pursuant to which the parties thereto have set forth their agreement regarding the decision making process with respect to exercise of remedies under this Guaranty and the other Collateral Documents;

                 WHEREAS, it is a condition precedent to the effectiveness of the Plan that the parties hereto shall have entered into this Guaranty;

                 NOW, THEREFORE, in consideration of the foregoing, and the agreements, covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                 SECTION 1.  DEFINITIONS

                 1.1      DEFINITIONAL PROVISIONS

                 References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

                 SECTION 2.  THE GUARANTY

                 2.1      GUARANTY OF THE INDEBTEDNESS

                 Subject to the provisions of subsections 2.2(i) and 2.2(ii), Guarantor hereby irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Indebtedness when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)). The term "Indebtedness" is used herein in its most comprehensive sense and includes:

                 a. any and all obligations of Huntway in respect of notes, advances, borrowings, loans debts, letters of credit, interest, fees, costs, expenses (including, without limitation, legal fees and expenses of counsel and allocated costs of internal counsel), indemnities and liabilities of whatsoever nature now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Collateralized Note Indenture, the Senior Notes, the Letter of Credit Agreement and the other Financing Agreements, including those arising under successive borrowing transactions under the Letter of Credit Agreement which shall either continue such obligations of Huntway or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to Huntway, would have accrued on any Indebtedness, whether or not a claim is allowed against Huntway for such interest in the related bankruptcy proceeding; and

                 b.       those expenses set forth in subsection 2.7 hereof.

                 2.2      LIABILITY OF GUARANTOR

                 Guarantor shall be liable as follows:

                          (i) The liability of the Guarantor under this Guaranty shall be limited to the maximum aggregate amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law.

                          (ii) The obligation of the Guarantor under this Guaranty shall be satisfied solely from collateral and proceeds thereof pledged by the Guarantor to secure its obligations hereunder, and the Guarantor shall not otherwise be liable therefor;

                          (iii) This is a continuing guaranty relating to the Indebtedness, including that arising under successive borrowing transactions by Huntway under the Letter of Credit Agreement which shall either continue that Indebtedness or from time to time renew it after it has been satisfied. This Guaranty shall not apply to any Indebtedness created after actual receipt by Collateral Agent of written notice of its revocation as to future transactions; provided, however that any such revocation shall not affect Guarantor's liability for the Indebtedness outstanding at the time of receipt of such notice of any extension thereof or any other modification of the time or manner of payment thereof following any such revocation.

                          (iv) The foregoing maximum liabilities have no application or effect on liability under any other guaranties executed by Guarantor.

                          (v) The obligations hereunder are independent of the obligations of Huntway and the obligations of any other guarantor of the obligations of Huntway under the Financing Agreements, and a separate action or actions may be brought and prosecuted against Guarantor whether any action is brought against Huntway or any of such other guarantors or whether Huntway be joined in any such action or actions; and Guarantor waives all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty, and any legal or equitable discharge of its obligations hereunder and the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

                          (vi) Guarantor authorizes the Secured Parties, either before or after receipt of notice of Guarantor's revocation of this Guaranty, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, accelerate or otherwise change the time for payment of the Indebtedness, or release, discharge, or accept or refuse any offer of performance with respect to, or substitutions for, or otherwise change the terms of the Indebtedness or any part thereof, or any agreement relating thereto; (b) take and hold security for the payment of this Guaranty or the Indebtedness, and enforce any such security consistent with the Intercreditor Agreement and any applicable security agreement or release, surrender, compromise, settle, waive, subordinate or modify, with or without consideration, any of such security, any other guaranties with respect to the Indebtedness, or any other obligation of any other Person with respect to the Indebtedness or elect to foreclose on any security held by or for the benefit of the Secured Parties by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Secured Parties may have against Huntway or any security without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Indebtedness has been paid, even though any such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Huntway or any security for the Indebtedness, and apply such security and direct the order or manner of sale thereof as the Secured Parties in their discretion may determine consistent with the Intercreditor Agreement and any applicable security agreements and (c) release or substitute any one or more of the endorsers or guarantors.

                          (vii) This Guaranty shall be valid and enforceable and shall not be impaired or affected by the occurrence of any of the following, all whether or not Guarantor shall have had notice or knowledge of any of them: (a) any failure or omission to enforce or agreement not to enforce, or the stay or enjoining by order of court, by operation of law, or otherwise, of the exercise of any right, power or remedy with respect to the Indebtedness or any agreement relating thereto at any time, or with respect to any security for the payment of the Indebtedness; (b) any waiver at any time of any right, power or remedy or of any default with respect to the Indebtedness or any agreement relating thereto or with respect to any security for the Indebtedness; (c) the Indebtedness, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (d) the application of payments received from any source, other than payments received pursuant to the Financing Agreements or from the proceeds of security for the Indebtedness, to the payment of indebtedness other than the Indebtedness, even though the Secured Parties might lawfully have elected to apply such payments to any part or all of the Indebtedness; (e) the Secured Parties' acceptance of new or additional documents, instruments or agreements relative to the Indebtedness; (f) the Secured Parties' consent to the change, reorganization or termination of the partnership structure or existence of Huntway or any of its Subsidiaries and to any corresponding restructuring of the Indebtedness; and (g) acceptance by the Secured Parties of partial payments on the Indebtedness.

                 2.3      WAIVER BY GUARANTOR

                 Guarantor hereby waives any right to require any Secured Party to (a) proceed against Huntway, any other guarantor of the obligations of Huntway under the Financing Agreements or any other Person, (b) proceed against or exhaust any security held from Huntway, any other guarantor of the obligations of Huntway under the Financing Agreements or any other Person, or
(c) pursue any other remedy in any Secured Party's power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense of Huntway including, without limitation, any defense based on or arising out of the enforceability of the Indebtedness of Huntway to any Secured Party or by reason of the cessation from any cause whatsoever of the liability of Huntway other than payment in full of the Indebtedness. Until the Indebtedness of Huntway to the Secured Parties shall have been paid in full, Guarantor shall withhold exercise of (i) any right of subrogation, (ii) any right to enforce any remedy which the Secured Parties now have or may hereafter have against Huntway or (iii) any benefit of, and any right to participate in, any security now or hereafter held by the Secured Parties. Guarantor waives all (w) set-offs, counterclaims, presentments, (x) protests, notices of protests, notices of dishonor and notices of any action or non-action, including acceptance of this Guaranty, notices of default under the Financing Agreements or any agreement related thereto and notice of any other extension of credit to Huntway, (y) any right to deferral or modification of Guarantor's obligations hereunder by reason of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding and (z) to the fullest extent permitted by law and to the extent applicable, any defense or benefit that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, including, without limitation, California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849 and 2850.

                 2.4      SUBORDINATION OF OTHER INDEBTEDNESS

                 Any indebtedness of Huntway for borrowed money now or hereafter held by Guarantor is hereby subordinated in right of payment to the Indebtedness, and in the event Huntway shall default in the payment of the Indebtedness, any indebtedness of Huntway to Guarantor collected or received by Guarantor shall be held in trust for the Secured Parties and shall be paid over to Collateral Agent for the account of the Secured Parties for distribution in accordance with the terms of the Intercreditor Agreement. Guarantor agrees that amounts paid over to Collateral Agent for the account of such Secured Party pursuant to the subordination provisions of this subsection 2.4 shall be separate and apart from, and shall not be credited to, the liability of Guarantor pursuant to subsection 2.2.

                 2.5      RIGHT OF SUBROGATION

                 If any payment or distribution is required to be made by Guarantor pursuant to this Guaranty, then upon payment in full of all Indebtedness due to the Secured Parties, Guarantor shall be subrogated to any rights of the Secured Parties against Huntway and all other Guarantors.

                 2.6      AUTHORITY OF GUARANTOR OF HUNTWAY

                 It is not necessary for any Secured Party to inquire into the powers of Guarantor or Huntway or the officers, directors or agents acting or purporting to act on behalf of either of them.

                 2.7      EXPENSES

                 Guarantor agrees to pay on demand to Collateral Agent for the account of Collateral Agent, all reasonable fees, costs and expenses (including reasonable attorneys' fees and reasonable time charges of attorneys who may be employees of Collateral Agent) which may be incurred by Collateral Agent in the enforcement of this Guaranty.

                 2.8      TERMINATION OF THE GUARANTY

                 This Guaranty shall remain in effect unless and until all of the Indebtedness shall have been paid in full, the Letters of Credit have expired or been terminated, and the Commitment has been terminated. At such time, subject to subsection 2.11, this Guaranty shall automatically terminate without any action on the part of any party hereto.

               2.9      FINANCIAL CONDITION OF HUNTWAY HAS NO EFFECT ON GUARANTY

                 Loans may be granted to Huntway or continued from time to time without notice to or authorization from Guarantor regardless of the financial or other condition of Huntway at the time of any such grant or continuation.
No Secured Party shall have any
obligation to disclose or discuss with Guarantor its assessment of the financial condition of such Secured Party.

                 2.10     RIGHTS CUMULATIVE

                 The rights, powers and remedies given to the Secured Parties by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Secured Parties by virtue of any statute or rule of law or in the Financing Agreements or any agreement between Guarantor and any Secured Party or between Huntway and any Secured Party.

                 2.11     REAL PROPERTY SECURITY

                 Guarantor agrees that the Secured Parties, in their sole discretion, without notice or demand and without affecting the liability of Guarantor under this Guaranty, may foreclose pursuant to the terms of the Intercreditor Agreement or otherwise on the deeds of trust and mortgages securing the Indebtedness and the interests in real property secured thereby by nonjudicial sale. Guarantor understands that the exercise by the Secured Parties of certain rights and remedies contained in the Intercreditor Agreement and any such deed of trust or mortgage may affect or eliminate Guarantor's right of subrogation against Huntway and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers Collateral Agent to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Without limiting the generality of the foregoing, Guarantor waives all rights and defenses arising out of an election of remedies by the Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Indebtedness, has destroyed the Guarantor's rights of subrogation and reimbursement against Huntway by the operation of Section 580d of the Code of Civil Procedure, or otherwise. Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of any deed of trust or security agreement with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty including its obligation to pay any deficiency under a nonjudicial foreclosure.

                 2.12     BANKRUPTCY

                 So long as any Indebtedness shall be owing to any Secured Party, Guarantor shall not, without the prior consent of Collateral Agent, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Huntway or its subsidiaries of Huntway. The obligations of Guarantor under this guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Huntway or by any defense which Huntway may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. The Secured Parties shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to take. Guarantor acknowledges and agrees that any interest on the Indebtedness which accrues after the commencement of any such proceeding (or, if interest on any portion of the Indebtedness ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Indebtedness if said proceedings had not been commenced) shall be included in the Indebtedness because it is the intention of the parties that the Indebtedness which is guaranteed by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Huntway of any portion of such indebtedness. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Secured Parties, or allow the claims of the Secured Parties in respect of, any such interest accruing after the date on which such proceeding is commenced. In the event that all or any portion of the Indebtedness is paid or performed by Huntway, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from the Secured Parties as a performance, fraudulent transfer or otherwise in such proceeding.

                 2.13     SET OFF

                 In addition to any other rights each Secured Party may have under law or in equity, if any amount shall at any time be due and owing by Guarantor to any Secured Party under this Guaranty, any indebtedness from any Secured Party to Guarantor and any other property of Guarantor held by any Secured Party may be offset and applied toward the payment of the amount so due and owing to such Secured Party, subject to the provisions of the Intercreditor Agreement.

                 SECTION 3.  REPRESENTATIONS AND WARRANTIES

                 In order to induce each Secured Party to accept this Guaranty, Guarantor hereby represents and warrants to such Secured Party that the following statements are true and correct as relating to Guarantor:

                 3.1      GENERAL PARTNER

                 Guarantor is the Huntway Special General Partner and will remain the Huntway Managing Special Partner unless and until the Secured Parties consent to an alteration of Guarantor's status as the Huntway Managing Special Partner in accordance with the terms of the Collateralized Note Indenture.

                 3.2      PARTNERSHIP EXISTENCE

                 Guarantor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, has the partnership power and authority to own its assets and to transact the business in which it is now engaged and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of Guarantor and its Subsidiaries, taken as a whole.

              3.3      PARTNERSHIP POWER; AUTHORIZATION, ENFORCEABLE OBLIGATIONS

                 Guarantor has the partnership power, authority and legal right to execute, deliver and perform this Guaranty and all obligations required hereunder and has taken all necessary partnership action to authorize its Guaranty hereunder on the terms and conditions hereof and its execution, delivery and performance of this Guaranty and all obligations required hereunder. No consent of any other Person including, without limitation, partners and creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder.
This Guaranty has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Huntway Division of Reprise Holdings, Inc., the sole general partner of Guarantor, and this Guaranty constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

                 3.4      NO LEGAL BAR TO THIS GUARANTY

                 The execution, delivery and performance of this Guaranty and the documents or instruments required hereunder, and the use of the proceeds of the borrowings by Huntway under the Financing Agreements, will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or the certificate of incorporation or by-laws of, or any securities issued by Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of Guarantor and its Subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

                 SECTION 4.  MISCELLANEOUS

                 4.1      SURVIVAL OF WARRANTIES

                 All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty, the making of the Loans under the Financing Agreements.

                 4.2      FAILURE OR DELAY NOT A WAIVER

                 No failure or delay on the part of the Secured Parties to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or acquiescence therein nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                 4.3      NOTICES

                 All notices or other communications provided for hereunder shall be given in the manner, be delivered at the addresses and shall become effective as provided for in the notices provision contained in the Intercreditor Agreement.

                 4.4      SEVERABILITY

                 The illegality or unenforceability of any provision of the Financing Agreements or this Guaranty or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement required hereunder.

                 4.5      AMENDMENTS AND WAIVERS

                 No amendment, modification, termination or waiver of any provision of this Guaranty, or consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Collateral Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                 4.6      HEADINGS

                 Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

                 4.7      APPLICABLE LAW

                 THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND THE SECURED PARTIES AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. REFERENCES TO CERTAIN PROVISIONS OF CALIFORNIA LAW CONTAINED HEREBY ARE MADE ONLY TO THE EXTENT ANY SUCH PROVISIONS ARE MANDATORILY APPLICABLE DESPITE THIS EXPRESSED INTENTION OF THE PARTIES THAT NEW YORK LAW GOVERN THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND COLLATERAL AGENT.

                 4.8      SUBSEQUENT HOLDERS

                 The terms and provisions of this Guaranty shall inure to the benefit of any assignee or transferee of the any Senior Note or other Indebtedness, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the assignor shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

                 4.9      SUCCESSORS AND ASSIGNS

                 This Guaranty shall be binding upon Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of the Secured Parties and their respective successors and assigns. Guarantor shall not assign this Guaranty or any of the rights or obligations of Guarantor hereunder without the prior written consent of Collateral Agent. Each Secured Party may, without notice, assign it rights under this Guaranty in whole or in part, but only to the extent that such Secured Party is validly assigning or has validly assigned its interests in the Indebtedness.


                   [Remainder of page intentionally omitted.]

                 IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                        HUNTWAY HOLDINGS, L.P.

                                        By:  Reprise Holdings, Inc.,
                                             its General Partner

                                             By:  The Huntway Division of
                                                  Reprise Holdings, Inc.


                                             By: ________________________

                                             Title: _____________________

                                             Notice Address:

                                             25129 The Old Road
                                             Suite 322
                                             Newhall, California  91381
                                             Attention:  Mr. Warren Nelson

ACCEPTED ON BEHALF OF
SECURED PARTIES:

UNITED STATES TRUST COMPANY OF NEW YORK, as Collateral Agent


By:_________________________________

Title:______________________________

                                                                     EXHIBIT E-3


                     AMENDED AND RESTATED HUNTWAY MANAGING
                           PARTNER GUARANTY AGREEMENT



                 This AMENDED AND RESTATED HUNTWAY MANAGING PARTNER GUARANTY AGREEMENT (this "Guaranty") is dated as of December 12, 1996 and is made by HUNTWAY MANAGING PARTNER, L.P., a Delaware limited partnership ("Guarantor") in favor of and for the benefit of the Secured Parties (as defined in the Intercreditor Agreement referred to below).


                                    RECITALS

                 WHEREAS, Guarantor entered into that certain Huntway Managing General Partner Guaranty Agreement (the "Original Guaranty Agreement") dated as of May 31, 1989, pursuant to which Guarantor guarantied certain obligations of Huntway Partners, L.P., a Delaware limited partnership ("Huntway") owed to Bankers Trust Company ("Bankers");

                 WHEREAS, the Original Guaranty Agreement was amended pursuant to that certain Modification of Huntway Managing General Partner Guaranty Agreement dated as of June 22, 1993 by and between Guarantor and Bankers, pursuant to which Bankers assigned its rights under the Original Guaranty Agreement to the Huntway Creditors (as defined in the Original Guaranty Agreement) and modified the obligations guarantied therein (the Original Guaranty Agreement, as so modified and assigned, being the "Existing Guaranty Agreement");

                 WHEREAS, Huntway is a debtor and debtor in possession under chapter 11 of Title 11 of the United States Code, having commenced a bankruptcy case on November 12, 1996;

                 WHEREAS, on November 8, 1996, Huntway submitted to the United States Bankruptcy Court for the District of Delaware (the "Court") a Plan of Reorganization dated November 12, 1996 (the "Plan") and on December 12, 1996, the Court confirmed the Plan;

                 WHEREAS, pursuant to the Plan, Huntway will, among other things, (i) enter into the Collateralized Note Indenture and issue Senior Notes (Other) in an original aggregate principal amount of $14,400,000.00 and a Senior Note (Sunbelt IDB) in the original aggregate principal amount of $9,100,000.00 pursuant to the Collateralized Note Indenture, (ii) amend the Existing Letter of Credit Agreement pursuant to the First Amendment to Letter of Credit Agreement (said letter of credit agreement, as so amended and as it may hereafter be further amended, supplemented, restated, or otherwise modified from time to time being the "Letter of Credit Agreement") and (iii) amend and restate the Existing Guaranty Agreement pursuant to this Guaranty;

                 WHEREAS, Guarantor desires to amend and restate the Existing Guaranty Agreement in order to provide that it shall guaranty the payment and performance of all Secured Obligations of Huntway, including, without limitation, all obligations in respect of the Collateralized Note Indenture, the Senior Notes, the Letter of Credit Agreement and the other Financing Agreements;

                 WHEREAS, pursuant to the Plan, the holders of the Senior Notes, Bankers, as letter of credit bank under the Letter of Credit Agreement and United States Trust Company of New York, as Collateral Agent ("Collateral Agent") have entered into that certain Amended and Restated Intercreditor and Collateral Trust Agreement dated as of December 12, 1996 (said agreement, as it may hereafter be amended, supplemented, restated, or otherwise modified from time to time being the "Intercreditor Agreement"; capitalized terms used herein have the meanings assigned thereto in the Intercreditor Agreement) pursuant to which the parties thereto have set forth their agreement regarding the decision making process with respect to exercise of remedies under this Guaranty and the other Collateral Documents;

                 WHEREAS, it is a condition precedent to the effectiveness of the Plan that the parties hereto shall have entered into this Guaranty;

                 NOW, THEREFORE, in consideration of the foregoing, and the agreements, covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

                 SECTION 1.  DEFINITIONS

                 1.1      DEFINITIONAL PROVISIONS

                 References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

                 SECTION 2.  THE GUARANTY

                 2.1      GUARANTY OF THE INDEBTEDNESS

                 Subject to the provisions of subsections 2.2(i) and 2.2(ii), Guarantor hereby irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Indebtedness when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)). The term "Indebtedness" is used herein in its most comprehensive sense and includes:

                 a. any and all obligations of Huntway in respect of notes, advances, borrowings, loans debts, letters of credit, interest, fees, costs, expenses (including, without limitation, legal fees and expenses of counsel and allocated costs of internal counsel), indemnities and liabilities of whatsoever nature now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated,whether due or not due, and however arising under or in connection with the Collateralized Note Indenture, the Senior Notes, the Letter of Credit Agreement and the other Financing Agreements, including those arising under successive borrowing transactions under the Letter of Credit Agreement which shall either continue such obligations of Huntway or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to Huntway, would have accrued on any Indebtedness, whether or not a claim is allowed against Huntway for such interest in the related bankruptcy proceeding; and

                 b.       those expenses set forth in subsection 2.7 hereof.

                 2.2      LIABILITY OF GUARANTOR

                 Guarantor shall be liable as follows:

                          (i) The liability of the Guarantor under this Guaranty shall be limited to the maximum aggregate amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law.

                          (ii) This is a continuing guaranty relating to the Indebtedness, including that arising under successive borrowing transactions by Huntway under the Letter of Credit Agreement which shall either continue the Indebtedness or from time to time renew it after it has been satisfied. This Guaranty shall not apply to any Indebtedness created after actual receipt by Collateral Agent of written notice of its revocation as to future transactions; provided, however, that any such revocation shall not affect Guarantor's liability for the Indebtedness outstanding at the time of receipt of such notice of any extension thereof or any other modification of the time or manner of payment thereof following any such revocation.

                          (iii) The obligation of the Guarantor hereunder shall be satisfied solely from collateral and proceeds thereof pledged by the Guarantor to secure its obligations hereunder and the Guarantor shall not otherwise be liable therefor;

                          (iv) The foregoing maximum liabilities have no application or effect on liability under any other guaranties executed by Guarantor.

                          (v) The obligations hereunder are independent of the obligations of Huntway and the obligations of any other guarantor of the obligations of Huntway under the Financing Agreements, and a separate action or actions may be brought and prosecuted against Guarantor whether any action is brought against Huntway or any of such other guarantors or whether Huntway be joined in any such action or actions; and Guarantor waives all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty, and any legal or equitable discharge of its obligations hereunder and the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

                          (vi) Guarantor authorizes the Secured Parties, either before or after receipt of notice of Guarantor's revocation of this Guaranty, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, accelerate or otherwise change the time for payment of the Indebtedness, or release, discharge, or accept or refuse any offer of performance with respect to, or substitutions for, or otherwise change the terms of the Indebtedness or any part thereof, or any agreement relating thereto; (b) take and hold security for the payment of this Guaranty or the Indebtedness, and enforce any such security consistent with the Intercreditor Agreement and any applicable security agreement or release, surrender, compromise, settle, waive, subordinate or modify, with or without consideration, any of such security, any other guaranties with respect to the Indebtedness, or any other obligation of any other Person with respect to the Indebtedness or elect to foreclose on any security held by or for the benefit of the Secured Parties by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Secured Parties may have against Huntway or any security without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Indebtedness has been paid, even though any such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Huntway or any security for the Indebtedness, and apply such security and direct the order or manner of sale thereof as the Secured Parties in their discretion may determine consistent with the Intercreditor Agreement and any applicable security agreement; and (c) release or substitute any one or more of the endorsers or guarantors.

                          (vii) This Guaranty shall be valid and enforceable and shall not be impaired or affected by the occurrence of any of the following, all whether or not Guarantor shall have had notice or knowledge of any of them: (a) any failure or omission to enforce or agreement not to enforce, or the stay or enjoining by order of court, by operation of law, or otherwise, of the exercise of any right, power or remedy with respect to the Indebtedness or any agreement relating thereto at any time, or with respect to any security for the payment of the Indebtedness; (b) any waiver at any time of any right, power or remedy or of any default with respect to the Indebtedness or any agreement relating thereto or with respect to any security for the Indebtedness; (c) the Indebtedness, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (d) the application of payments received from any source, other than payments received pursuant to the Financing Agreements or from the proceeds of security for the Indebtedness, to the payment of indebtedness other than the Indebtedness, even though the Secured Parties might lawfully have elected to apply such payments to any part or all of the Indebtedness; (e) the Secured Parties' acceptance of new or additional documents, instruments or agreements relative to the Indebtedness; (f) the Secured Parties' consent to the change, reorganization or termination of the partnership structure or existence of Huntway or any of its Subsidiaries and to any corresponding restructuring of the Indebtedness; and (g) acceptance by the Secured Parties of partial payments on the Indebtedness.

                 2.3      WAIVER BY GUARANTOR

                 Guarantor hereby waives any right to require any Secured Party to (a) proceed against Huntway, any other guarantor of the obligations of Huntway under the Financing Agreements or any other Person, (b) proceed against or exhaust any security held from Huntway, any other guarantor of the obligations of Huntway under the Financing Agreements or any other Person, or
(c) pursue any other remedy in any Secured Party's power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense of Huntway including, without limitation, any defense based on or arising out of the enforceability of the Indebtedness of Huntway to any Secured Party or by reason of the cessation from any cause whatsoever of the liability of Huntway other than payment in full of the Indebtedness. Until the Indebtedness of Huntway to the Secured Parties shall have been paid in full, Guarantor shall withhold exercise of (i) any right of subrogation, (ii) any right to enforce any remedy which the Secured Parties now have or may hereafter have against Huntway or (iii) any benefit of, and any right to participate in, any security now or hereafter held by the Secured Parties. Guarantor waives all (w) set-offs, counterclaims, presentments, (x) protests, notices of protests, notices of dishonor and notices of any action or non-action, including acceptance of this Guaranty, notices of default under the Financing Agreements or any agreement related thereto and notice of any other extension of credit to Huntway, (y) any right to deferral or modification of Guarantor's obligations hereunder by reason of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding and (z) to the fullest extent permitted by law and to the extent applicable, any defense or benefit that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, including, without limitation, California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849 and 2850.

                 2.4      SUBORDINATION OF OTHER INDEBTEDNESS

                 Any indebtedness of Huntway for borrowed money now or hereafter held by Guarantor is hereby subordinated in right of payment to the Indebtedness, and in the event

Huntway shall default in the payment of the Indebtedness, any indebtedness of Huntway to Guarantor collected or received by Guarantor shall be held in trust for the Secured Parties and shall be paid over to Collateral Agent for the account of the Secured Parties for distribution in accordance with the terms of the Intercreditor Agreement. Guarantor agrees that amounts paid over to Collateral Agent for the account of such Secured Party pursuant to the subordination provisions of this subsection 2.4 shall be separate and apart from, and shall not be credited to, the liability of Guarantor pursuant to subsection 2.2.

                 2.5      RIGHT OF SUBROGATION

                 If any payment or distribution is required to be made by Guarantor pursuant to this Guaranty, then upon payment in full of all Indebtedness due to the Secured Parties, Guarantor shall be subrogated to any rights of the Secured Parties against Huntway and all other Guarantors.

                 2.6      AUTHORITY OF GUARANTOR OF HUNTWAY

                 It is not necessary for any Secured Party to inquire into the powers of Guarantor or Huntway or the officers, directors or agents acting or purporting to act on behalf of either of them.

                 2.7      EXPENSES

                 Guarantor agrees to pay on demand to Collateral Agent for the account of Collateral Agent, all reasonable fees, costs and expenses (including reasonable attorneys' fees and reasonable time charges of attorneys who may be employees of Collateral Agent) which may be incurred by Collateral Agent in the enforcement of this Guaranty.

                 2.8      TERMINATION OF THE GUARANTY

                 This Guaranty shall remain in effect unless and until all of the Indebtedness shall have been paid in full, the Letters of Credit have expired or been terminated, and the Commitment has been terminated. At such time, subject to subsection 2.11, this Guaranty shall automatically terminate without any action on the part of any party hereto.

               2.9      FINANCIAL CONDITION OF HUNTWAY HAS NO EFFECT ON GUARANTY

                 Loans may be granted to Huntway or continued from time to time without notice to or authorization from Guarantor regardless of the financial or other condition of Huntway at the time of any such grant or continuation.
No Secured Party shall have any obligation to disclose or discuss with Guarantor its assessment of the financial condition of Huntway.

                 2.10     RIGHTS CUMULATIVE

                 The rights, powers and remedies given to the Secured Parties by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Secured Parties by virtue of any statute or rule of law or in the Financing Agreements or any agreement between Guarantor and any Secured Party or between Huntway and any Secured Party.

                 2.11     REAL PROPERTY SECURITY

                 Guarantor agrees that the Secured Parties, in their sole discretion, without notice or demand and without affecting the liability of Guarantor under this Guaranty, may foreclose pursuant to the terms of the Intercreditor Agreement or otherwise on the deeds of trust and mortgages securing the Indebtedness and the interests in real property secured thereby by nonjudicial sale. Guarantor understands that the exercise by the Secured Parties of certain rights and remedies contained in the Intercreditor Agreement and any such deed of trust or mortgage may affect or eliminate Guarantor's right of subrogation against Huntway and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers Collateral Agent to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Without limiting the generality of the foregoing, Guarantor waives all rights and defenses arising out of an election of remedies by the Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Indebtedness, has destroyed the Guarantor's rights of subrogation and reimbursement against Huntway by the operation of Section 580d of the Code of Civil Procedure, or otherwise. Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of any deed of trust or security agreement with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty including its obligation to pay any deficiency under a nonjudicial foreclosure.

                 2.12     BANKRUPTCY

                 So long as any Indebtedness shall be owing to any Secured Party, Guarantor shall not, without the prior consent of Collateral Agent, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Huntway or its subsidiaries of Huntway. The obligations of Guarantor under this guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Huntway or by any defense which Huntway may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. The Secured Parties shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to take. Guarantor acknowledges and agrees that any interest on the Indebtedness which accrues after the commencement of any such proceeding (or, if interest on any portion of the Indebtedness ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Indebtedness if said proceedings had not been commenced) shall be included in the Indebtedness because it is the intention of the parties that the Indebtedness which is guaranteed by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Huntway of any portion of such indebtedness. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Secured Parties, or allow the claims of the Secured Parties in respect of, any such interest accruing after the date on which such proceeding is commenced.
In the event that all or any portion of the Indebtedness is paid or performed by Huntway, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from the Secured Parties as a performance, fraudulent transfer or otherwise in such proceeding.

                 2.13     SET OFF

                 In addition to any other rights each Secured Party may have under law or in equity, if any amount shall at any time be due and owing by Guarantor to any Secured Party under this Guaranty, any indebtedness from any Secured Party to Guarantor and any other property of Guarantor held by any Secured Party may be offset and applied toward the payment of the amount so due and owing to such Secured Party, subject to the provisions of the Intercreditor Agreement.

                 SECTION 3.  REPRESENTATIONS AND WARRANTIES

                 In order to induce each Secured Party to accept this Guaranty, Guarantor hereby represents and warrants to such Secured Party that the following statements are true and correct as relating to Guarantor:

                 3.1      GENERAL PARTNER

                 Guarantor is the Huntway Managing General Partner and will remain the Huntway Managing General Partner unless and until the Secured Parties consent to an alteration of Guarantor's status as the Huntway Managing General Partner in accordance with the terms of the Collateralized Note Indenture.

                 3.2      PARTNERSHIP EXISTENCE

                 Guarantor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, has all requisite partnership power and authority to own its assets and to transact the business in which it is now engaged and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of Guarantor and its Subsidiaries, taken as a whole.

              3.3      PARTNERSHIP POWER; AUTHORIZATION, ENFORCEABLE OBLIGATIONS

                 Guarantor has the partnership power, authority and legal right to execute, deliver and perform this Guaranty and all obligations required hereunder and has taken all necessary partnership action to authorize its Guaranty hereunder on the terms and conditions hereof and its execution, delivery and performance of this Guaranty and all obligations required hereunder. No consent of any other Person including, without limitation, partners and creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder.
This Guaranty has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Huntway Division of Reprise Holdings, Inc., the sole general partner of Guarantor, and this Guaranty constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

                 3.4      NO LEGAL BAR TO THIS GUARANTY

                 The execution, delivery and performance of this Guaranty and the documents or instruments required hereunder, and the use of the proceeds of the borrowings by Huntway under the Financing Agreements, will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or the certificate of incorporation or by-laws of, or any securities issued by Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of Guarantor and its Subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

                 SECTION 4.  MISCELLANEOUS

                 4.1      SURVIVAL OF WARRANTIES

                 All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the execution and delivery of the Financing Agreements.

                 4.2      FAILURE OR DELAY NOT A WAIVER

                 No failure or delay on the part of the Secured Parties to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or acquiescence therein nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                 4.3      NOTICES

                 All notices or other communications provided for hereunder shall be given in the manner, be delivered at the addresses and shall become effective as provided for in the notices provision contained in the Intercreditor Agreement.

                 4.4      SEVERABILITY

                 The illegality or unenforceability of any provision of the Financing Agreements or this Guaranty or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement required hereunder.

                 4.5      AMENDMENTS AND WAIVER

                 No amendment, modification, termination or waiver of any provision of this Guaranty, or consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Collateral Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                 4.6      HEADINGS

                 Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

                 4.7      APPLICABLE LAW

                 THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND THE SECURED PARTIES AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. REFERENCES TO CERTAIN PROVISIONS OF CALIFORNIA LAW CONTAINED HEREIN ARE MADE ONLY TO THE EXTENT ANY SUCH PROVISIONS ARE MANDATORILY APPLICABLE DESPITE THIS EXPRESSED INTENTION OF THE PARTIES THAT NEW YORK LAW GOVERN THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND COLLATERAL AGENT.

                 4.8      SUBSEQUENT HOLDERS

                 The terms and provisions of this Guaranty shall inure to the benefit of any assignee or transferee of any Senior Note or other Indebtedness, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the assignor shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

                 4.9      SUCCESSORS AND ASSIGNS

                 This Guaranty shall be binding upon Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of the Secured Parties and their respective successors and assigns. Guarantor shall not assign this Guaranty or any of the rights or obligations of Guarantor hereunder without the prior written consent of Collateral Agent. Each Secured Party may, without notice, assign its rights under this Guaranty in whole or in part, but only to the extent that such Secured Party is validly assigning or has validly assigned its interests in the Indebtedness.


                   [Remainder of page intentionally omitted.]

                 IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                       HUNTWAY MANAGING PARTNER, L.P.

                                       By:  Reprise Holdings, Inc.,
                                            its General Partner

                                            By:  The Huntway Division of Reprise
                                                 Holdings, Inc.


                                                 By: ________________________

                                                 Title: _____________________


                                                 Notice Address:

                                                 Huntway Refining Company
                                                 25129 The Old Road, Suite 322
                                                 Newhall, California 91381


ACCEPTED ON BEHALF OF
SECURED PARTIES:

UNITED STATES TRUST COMPANY OF NEW YORK, as Collateral Agent

By:_________________________________

Title:______________________________

                                                                     EXHIBIT E-4


                AMENDED AND RESTATED SUNBELT GUARANTY AGREEMENT



                 This AMENDED AND RESTATED SUNBELT GUARANTY AGREEMENT (this "Guaranty") is dated as of December 12, 1996 and is made by SUNBELT REFINING COMPANY, L.P., a Delaware limited partnership ("Guarantor") in favor of and for the benefit of the Secured Parties (as defined in the Intercreditor Agreement referred to below).

                                    RECITALS

                 WHEREAS, Guarantor and Bankers Trust Company ("Bankers") entered into that certain Sunbelt Guaranty Agreement (the "Original Guaranty Agreement") dated as of December 22, 1989, pursuant to which Guarantor guarantied certain obligations of Huntway Partners, L.P., a Delaware limited partnership ("Huntway") owed to Bankers Trust Company ("Bankers");

                 WHEREAS, the Original Guaranty Agreement was amended pursuant to that certain Modification of Sunbelt Guaranty Agreement dated as of June 22, 1993 by and between Guarantor and Bankers, pursuant to which Bankers assigned its rights under the Original Guaranty Agreement to the Huntway Creditors (as defined in the Original Guaranty Agreement) and modified the obligations guarantied therein (the Original Guaranty Agreement, as so modified and assigned, being the "Existing Guaranty Agreement");

                 WHEREAS, Huntway is a debtor and debtor in possession under chapter 11 of Title 11 of the United States Code, having commenced a bankruptcy case on November 12, 1996;

                 WHEREAS, on November 12, 1996, Huntway submitted to the United States Bankruptcy Court for the District of Delaware (the "Court") a Plan of Reorganization dated November 12, 1996 (the "Plan"), and on December 12, 1996, the Court confirmed the Plan;

                 WHEREAS, pursuant to the Plan, Huntway will, among other things, (i) enter into the Collateralized Note Indenture and issue Senior Notes (Other) in an original aggregate principal amount of $14,400,000.00 and a Senior Note (Sunbelt IDB) in the original aggregate principal amount of $9,100,000.00 pursuant to the Collateralized Note Indenture, (ii) amend the Existing Letter of Credit Agreement pursuant to the First Amendment to Letter of Credit Agreement dated as of December 12, 1996 (said letter of credit agreement, as so amended and as it may hereafter be further amended, supplemented, restated, or otherwise modified from time to time being the "Letter of Credit Agreement") and (iii) amend and restate the Existing Guaranty Agreement pursuant to this Guaranty;

                 WHEREAS, Guarantor desires to amend and restate the Existing Guaranty Agreement in order to provide that it shall guaranty the payment and performance of all Secured Obligations of Huntway, including, without limitation, all obligations in respect of the Collateralized Note Indenture, the Senior Notes, the Letter of Credit Agreement and the other Financing Agreements;

                 WHEREAS, pursuant to the Plan, the holders of the Senior Notes, Bankers, as letter of credit bank under the Letter of Credit Agreement and United States Trust Company of New York, as Collateral Agent ("Collateral Agent") have entered into that certain Amended and Restated Intercreditor and Collateral Trust Agreement dated as of December 12, 1996 (said agreement, as it may hereafter be amended, supplemented, restated, or otherwise modified from time to time being the "Intercreditor Agreement"; capitalized terms used herein have the meanings assigned thereto in the Intercreditor Agreement) pursuant to which the parties thereto have set forth their agreement regarding the decision making process with respect to exercise of remedies under the this Guaranty and the other Collateral Documents;

                 WHEREAS, it is a condition precedent to the effectiveness of the Plan that the parties hereto shall have entered into this Guaranty;

                 NOW, THEREFORE, in consideration of the foregoing, and the agreements, covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

                 SECTION 1.  DEFINITIONS

                 1.1  DEFINITIONAL PROVISIONS

                 References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

                 SECTION 2.  THE GUARANTY

                 2.1  GUARANTY OF THE INDEBTEDNESS

                 Subject to the provisions of subsection 2.2(i), Guarantor hereby irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Indebtedness when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under





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Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section  362(a)).  The term
"Indebtedness" is used herein in its most comprehensive sense and includes:

                 a. any and all obligations of Huntway in respect of notes, advances, borrowings, loans debts, letters of credit, interest, fees, costs, expenses (including, without limitation, legal fees and expenses of counsel and allocated costs of internal counsel), indemnities and liabilities of whatsoever nature now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated,whether due or not due, and however arising under or in connection with the Collateralized Note Indenture, the Senior Notes, the Letter of Credit Agreement, and the other Financing Agreements, including those arising under successive borrowing transactions under the Letter of Credit Agreement which shall either continue such obligations of Huntway or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to Huntway, would have accrued on any Indebtedness, whether or not a claim is allowed against Huntway for such interest in the related bankruptcy proceeding; and

                 b.       those expenses set forth in subsection 2.7 hereof.

                 2.2  LIABILITY OF GUARANTOR

                 Guarantor shall be liable as follows:

                 (i) The liability of the Guarantor under this Guaranty shall be limited to the maximum aggregate amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law.

                 (ii) This is a continuing guaranty relating to the Indebtedness, including that arising under successive borrowing transactions by Huntway under the Letter of Credit Agreement which shall either continue the Indebtedness or from time to time renew it after it has been satisfied. This Guaranty shall not apply to any Indebtedness created after actual receipt by Collateral Agent of written notice of its revocation as to future transactions; provided, however, that any such revocation shall not affect Guarantor's liability for the Indebtedness outstanding at the time of receipt of such notice of any extension thereof or any other modification of the time or manner of payment thereof following any such revocation.

                 (iii) The foregoing maximum liabilities have no application or effect on liability under any other guaranties executed by Guarantor.

                 (iv) The obligations hereunder are independent of the obligations of Huntway and the obligations of any other guarantor of the obligations of Huntway under the Financing Agreements, and a separate action or actions may be brought and prosecuted against Guarantor whether any action is brought against Huntway or any of such other





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guarantors or whether Huntway be joined in any such action or actions; and
Guarantor waives all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty, and any legal or equitable discharge of its obligations hereunder and the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

                 (v) Guarantor authorizes the Secured Parties, either before or after receipt of notice of Guarantors' revocation of this Guaranty, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, accelerate or otherwise change the time for payment of the Indebtedness, or release, discharge, or accept or refuse any offer of performance with respect to, or substitutions for, or otherwise change the terms of the Indebtedness or any part thereof, or any agreement relating thereto; (b) take and hold security for the payment of this Guaranty or the Indebtedness, and enforce any such security consistent with the Intercreditor Agreement and any applicable security agreement or release, surrender, compromise, settle, waive, subordinate or modify, with or without consideration, any of such security, any other guaranties with respect to the Indebtedness, or any other obligation of any other Person with respect to the Indebtedness or elect to foreclose on any security held by or for the benefit of the Secured Parties by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Secured Parties may have against Huntway or any security without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Indebtedness has been paid, even though any such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Huntway or any security for the Indebtedness, and apply such security and direct the order or manner of sale thereof as the Secured Parties in their discretion may determine consistent with the Intercreditor Agreement and any applicable security agreement; and (c) release or substitute any one or more of the endorsers or guarantors.

                 (vi) This Guaranty shall be valid and enforceable and shall not be impaired or affected by the occurrence of any of the following, all whether or not Guarantor shall have had notice or knowledge of any of them:
(a) any failure or omission to enforce or agreement not to enforce, or the stay or enjoining by order of court, by operation of law, or otherwise, of the exercise of any right, power or remedy with respect to the Indebtedness or any agreement relating thereto at any time, or with respect to any security for the payment of the Indebtedness; (b) any waiver at any time of any right, power or remedy or of any default with respect to the Indebtedness or any agreement relating thereto or with respect to any security for the Indebtedness; (c) the Indebtedness, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (d) the application of payments received from any source, other than payments received pursuant to the Financing Agreements or from the proceeds of security for the Indebtedness, to the payment of indebtedness other than the Indebtedness, even though the Secured Parties might lawfully have elected to apply such payments to any part or all of the Indebtedness; (e) the Secured Parties' acceptance of new or additional documents, instruments or agreements relative to the Indebtedness;
(f) the Secured Parties' consent to the change, reorganization or termination of the partnership structure or existence of Huntway or any of its Subsidiaries and to any





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corresponding restructuring of the Indebtedness; and (g) acceptance by the
Secured Parties of partial payment on the Indebtedness.

                 2.3  WAIVER BY GUARANTOR

                 Guarantor hereby waives any right to require any Secured Party to (a) proceed against Huntway, any other guarantor of the obligations of Huntway under the Financing Agreements or any other Person, (b) proceed against or exhaust any security held from Huntway, any other guarantor of the obligations of Huntway under the Financing Agreements or any other Person, or
(c) pursue any other remedy in any Secured Party's power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense of Huntway including, without limitation, any defense based on or arising out of the enforceability of the Indebtedness of Huntway to any Secured Party or by reason of the cessation from any cause whatsoever of the liability of Huntway other than payment in full of the Indebtedness. Until the Indebtedness of Huntway to the Secured Parties shall have been paid in full, Guarantor shall withhold exercise of (i) any right of subrogation, (ii) any right to enforce any remedy which the Secured Parties now have or may hereafter have against Huntway or (iii) any benefit of, and any right to participate in, any security now or hereafter held by the Secured Parties. Guarantor waives all (w) set-offs, counterclaims, presentments, (x) protests, notices of protests, notices of dishonor and notices of any action or non-action, including acceptance of this Guaranty, notices of default under the Financing Agreements or any agreement related thereto and notice of any other extension of credit to Huntway, (y) any right to deferral or modification of Guarantor's obligations hereunder by reason of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding and (z) to the fullest extent permitted by law and to the extent applicable, any defense or benefit that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, including, without limitation, California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849 and 2850.

                 2.4  SUBORDINATION OF OTHER INDEBTEDNESS

                 Any indebtedness of Huntway for borrowed money now or hereafter held by Guarantor is hereby subordinated in right of payment to the Indebtedness, and in the event Huntway shall default in the payment of the Indebtedness, any indebtedness of Huntway to Guarantor collected or received by Guarantor shall be held in trust for the Secured Parties and shall be paid over to Collateral Agent for the account of the Secured Parties for distribution in accordance with the terms of the Intercreditor Agreement. Guarantor agrees that amounts paid over to Collateral Agent for the account of such Secured Party pursuant to the subordination provisions of this subsection 2.4 shall be separate and apart from, and shall not be credited to, the liability of Guarantor pursuant to subsection 2.2.

                 2.5  RIGHT OF SUBROGATION

                 If any payment or distribution is required to be made by Guarantor pursuant to this Guaranty, then upon payment in full of all Indebtedness due to the Secured Parties,





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Guarantor shall be subrogated to any rights of the Secured Parties against
Huntway and all other Guarantors.

                 2.6  AUTHORITY OF GUARANTOR OF HUNTWAY

                 It is not necessary for any Secured Party to inquire into the powers of Guarantor or Huntway or the officers, directors or agents acting or purporting to act on behalf of any of them.

                 2.7  EXPENSES

                 Guarantor agrees to pay on demand to Collateral Agent for the account of Collateral Agent, all reasonable fees, costs and expenses (including reasonable attorneys' fees and reasonable time charges of attorneys who may be employees of Collateral Agent) which may be incurred by Collateral Agent in the enforcement of this Guaranty.

                 2.8  TERMINATION OF THE GUARANTY

                 This Guaranty shall remain in effect unless and, until all of the Indebtedness shall have been paid in full, the Letters of Credit have expired or been terminated, and the Commitment has been terminated. At such time, subject to subsection 2.11, this Guaranty shall automatically terminate without any action on the part of any party hereto.

                 2.9  FINANCIAL CONDITION OF HUNTWAY HAS NO EFFECT
                          ON GUARANTY

                 Loans may be granted to Huntway or continued from time to time without notice to or authorization from Guarantor regardless of the financial or other condition of Huntway at the time of any such grant or continuation.
No Secured Party shall have any obligation to disclose or discuss with Guarantor its assessment of the financial condition of such Secured Party.

                 2.10  RIGHTS CUMULATIVE

                 The rights, powers and remedies given to the Secured Parties by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Secured Parties by virtue of any statute or rule of law or in the Financing Agreements or any agreement between Guarantor and any Secured Party or between Huntway and any Secured Party.

                 2.11  REAL PROPERTY SECURITY

                 Guarantor agrees that the Secured Parties, in their sole discretion, without notice or demand and without affecting the liability of Guarantor under this Guaranty, may foreclose pursuant to the terms of the Intercreditor Agreement or otherwise on the deeds of





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

trust and mortgages securing the Indebtedness and the interests in real property secured thereby by nonjudicial sale. Guarantor understands that the exercise by the Secured Parties of certain rights and remedies contained in the Intercreditor Agreement and any such deed of trust or mortgage may affect or eliminate Guarantor's right of subrogation against Huntway and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers the Secured Parties to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Without limiting the generality of the foregoing, Guarantor waives all rights and defenses arising out of an election of remedies by the Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Indebtedness, has destroyed the Guarantor's rights of subrogation and reimbursement against Huntway by the operation of Section 580d of the Code of Civil Procedure, or otherwise. Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of any deed of trust or security agreement with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty including its obligation to pay any deficiency under a nonjudicial foreclosure.

                 2.12 BANKRUPTCY

                 So long as any Indebtedness shall be owing to any Secured Party, Guarantor shall not, without the prior consent of Collateral Agent, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Huntway or any of the Subsidiaries of Huntway. The obligations of Guarantor under this guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Huntway or by any defense which Huntway may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. The Secured Parties shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to take. Guarantor acknowledges and agrees that any interest on the Indebtedness which accrues after the commencement of any such proceeding (or, if interest on any portion of the Indebtedness ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Indebtedness if said proceedings had not been commenced) shall be included in the Indebtedness because it is the intention of the parties that the Indebtedness which is guaranteed by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Huntway of any portion of such indebtedness. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Secured Parties, or allow the claims of the Secured Parties in respect of, any such interest accruing after the date on which such proceeding is commenced.
In the event that all or any portion of the Indebtedness is paid or performed by Huntway, the





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obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from the Secured Parties as a performance, fraudulent transfer or otherwise in such proceeding

                 2.13  SET OFF

                 In addition to any other rights each Secured Party may have under law or in equity, if any amount shall at any time be due and owing by Guarantor to any Secured Party under this Guaranty, any indebtedness from any Secured Party to Guarantor and any other property of Guarantor held by any Secured Party may be offset and applied toward the payment of the amount so due and owing to such Secured Party, subject to the provisions of the Intercreditor Agreement.

                 SECTION 3.  REPRESENTATIONS AND WARRANTIES

                 In order to induce each Secured Party to accept this Guaranty, Guarantor hereby represents and warrants to such Secured Party that the following statements are true and correct as relating to Guarantor:

                 3.1  PARTNERSHIP EXISTENCE

                 Guarantor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, has all requisite partnership power and authority to own its assets and to transact the business in which it is now engaged and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of Guarantor and its Subsidiaries, taken as a whole.

                 3.2  PARTNERSHIP POWER; AUTHORIZATION,
                          ENFORCEABLE OBLIGATIONS

                 Guarantor has the partnership power, authority and legal right to execute, deliver and perform this Guaranty and all obligations required hereunder and has taken all necessary partnership action to authorize its Guaranty hereunder on the terms and conditions hereof and its execution, delivery and performance of this Guaranty and all obligations required hereunder. No consent of any other Person including, without limitation, partners and creditors or Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, deliver, performance, validity or enforceability of this Guaranty and all obligations required hereunder.
This Guaranty has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of Huntway, the sole general





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

partner of Guarantor, and this Guaranty constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

                 3.3  NO LEGAL BAR TO THIS GUARANTY

                 The execution, delivery and performance of this Guaranty and the documents or instruments required hereunder, and the use of the proceeds of the borrowings by Huntway under the Financing Agreements, will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or the certificate of incorporation or by-laws of, or any securities issued by Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of Guarantor and its Subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

                 SECTION 4.  MISCELLANEOUS

                 4.1  SURVIVAL OF WARRANTIES

                 All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the execution and delivery of the Financing Agreements.

                 4.2  FAILURE OR DELAY NOT A WAIVER

                 No failure or delay on the part of the Secured Parties to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or acquiescence therein nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                 4.3  NOTICES

                 All notices or other communications provided for hereunder shall be given in the manner, be delivered at the addresses and shall become effective as provided for in the notices provision contained in the Intercreditor Agreement.





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                 4.4  SEVERABILITY

                 The illegality or unenforceability of any provision of the Financing Agreements or this Guaranty or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement required hereunder.

                 4.5  AMENDMENTS AND WAIVERS

                 No amendment, modification, termination or waiver of any provision of this Guaranty, or consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Collateral Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                 4.6  HEADINGS

                 Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

                 4.7  APPLICABLE LAW

                 THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND THE SECURED PARTIES AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. REFERENCES TO CERTAIN PROVISIONS OF CALIFORNIA LAW CONTAINED HEREIN ARE MADE ONLY TO THE EXTENT ANY SUCH PROVISIONS ARE MANDATORILY APPLICABLE DESPITE THIS EXPRESSED INTENTION OF THE PARTIES THAT NEW YORK LAW GOVERN THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND COLLATERAL AGENT.

                 4.8  SUBSEQUENT HOLDERS

                 The terms and provisions of this Guaranty shall inure to the benefit of any assignee or transferee of any Senior Note or other Indebtedness, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the assignor shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

                 4.9  SUCCESSORS AND ASSIGNS

                 This Guaranty shall be binding upon Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of the Secured Parties and their respective successors





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

and assigns. Guarantor shall not assign this Guaranty or any of the rights or obligations of Guarantor hereunder without the prior written consent of the Collateral Agent. Each Secured Party may, without notice, assign it rights under this Guaranty in whole or in part, but only to the extent that such Secured Party is validly assigning or has validly assigned its interests in the Indebtedness.


                   [Remainder of page intentionally omitted.]

                 IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                SUNBELT REFINING COMPANY, L.P.

                                BY:  HUNTWAY PARTNERS, L.P.,
                                     its sole General Partner

                                     BY:  HUNTWAY MANAGING
                                          PARTNER, L.P.,
                                          its Managing General Partner

                                          By:  Reprise Holdings, Inc.,
                                               its General Partner

                                          By:  The Huntway Division of
                                               Reprise Holdings, Inc.


                                          By: ___________________________

                                          Title: ________________________

                                          Notice Address:

                                          25129 The Old Road
                                          Suite 322
                                          Newhall, California 91381
                                          Attention:  Mr. Warren Nelson


ACCEPTED ON BEHALF OF
SECURED PARTIES:

UNITED STATES TRUST COMPANY OF NEW YORK, as Collateral Agent


By:_________________________________

Title:______________________________





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